UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________

SCHEDULE 14A

_________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

(Check the appropriate box):

☐	Preliminary Proxy Statement
☐	Confidential, For Use Of The Commission Only (As Permitted By Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Newmark Group, Inc.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

September 6, 2024

Dear Stockholder:

It is my pleasure to inform you that our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be conducted online on Thursday, October 17, 2024, commencing at 11:00 a.m. ET.

Our Board of Directors will once again conduct the Annual Meeting as a virtual meeting because it believes that a virtual meeting will enable increased stockholder accessibility, while improving meeting efficiency and reducing costs. Stockholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity. Information on how to participate in the Annual Meeting can be found on page 3 of the Proxy Statement.

This year, we are once again taking advantage of the Securities and Exchange Commission rule that allows companies to provide their stockholders with access to proxy materials on the Internet. On or about September 6, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders informing them that our Proxy Statement, Annual Report for the fiscal year ended December 31, 2023 and voting instructions are available online. As more fully described in that Notice, all stockholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner.

During the Annual Meeting, you will be asked to make your voice heard through (i) a vote on the election of four directors; (ii) a vote on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (iii) an advisory vote on executive compensation; (iv) a vote on the approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation to provide for officer exculpation to the extent permitted under Delaware law; (v) a vote on the approval of the amendment and restatement of our Long Term Incentive Plan; and (vi) such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Whether or not you are able to participate in the Annual Meeting, it is important that your shares be represented. Please vote your shares using the Internet or the designated toll-free telephone number, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy or voting instruction card you will receive in response to your request. Please refer to the section entitled “Voting Via the Internet, by Telephone, or by Mail” on page 2 of the Proxy Statement for a description of these voting methods.

Sincerely,

Howard W. Lutnick
Chairman of the Board of Directors

Newmark Group, Inc.

125 Park Avenue
New York, New York 10017

Notice of 2024 Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that our 2024 Annual Meeting of Stockholders will be held on Thursday, October 17, 2024, commencing at 11:00 a.m. (Eastern Time), for the following purposes:

(1)    To elect four directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

(2)    To hold a vote on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

(3)    To hold an advisory vote on executive compensation;

(4)    To hold a vote on the approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation to provide for officer exculpation to the extent permitted under Delaware law;

(5)    To hold a vote on the approval of the amendment and restatement of our Long Term Incentive Plan; and

(6)    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only holders of record of our Class A common stock or our Class B common stock at the close of business on August 20, 2024 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. If you plan to participate in the Annual Meeting, please see the instructions under “Participating in the Annual Meeting” beginning on page 3 of the accompanying Proxy Statement. Stockholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. Please see the instructions for voting under “Voting Via the Internet, by Telephone, or by Mail” beginning on page 2 of the accompanying Proxy Statement. There will be no physical location for stockholders to attend. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/NMRK2024.

By Order of the Board of Directors,

CAROLINE A. KOSTER
Corporate Secretary
September 6, 2024

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER OR BY REQUESTING A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY OR VOTING INSTRUCTION CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.

Page
PROXY STATEMENT	1
INFORMATION ABOUT VOTING	1
PROPOSAL 1 — ELECTION OF DIRECTORS	5
Information About Our Directors	5
Independence of Directors	7
Meetings and Committees of Our Board of Directors	8
Nominating Process	9
Corporate Governance Guidelines	10
Annual Meetings	11
Communications with Our Board of Directors	11
The Board’s Role in Risk Oversight	11
Succession Planning	12
ENVIRONMENTAL, SOCIAL AND GOVERNANCE POLICIES AND PRACTICES (ESG/SUSTAINABILITY)	13
STOCKHOLDER ENGAGEMENT	23
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	24
EXECUTIVE COMPENSATION INFORMATION	25
COMPENSATION DISCUSSION AND ANALYSIS	27
EXECUTIVE COMPENSATION INFORMATION	50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	67
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	71
AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES	71
REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS	72
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	74
PROPOSAL 3 — APPROVAL OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	75
PROPOSAL 4 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION TO THE EXTENT PERMITTED UNDER DELAWARE LAW	77
PROPOSAL 5 — APPROVAL OF THE AMENDED AND RESTATED NEWMARK GROUP, INC. LONG TERM INCENTIVE PLAN	79
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	86
EXPENSES OF SOLICITATION	115
2025 STOCKHOLDER PROPOSALS	115
CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS	116
DELINQUENT SECTION 16(a) REPORTS	116
CODE OF ETHICS AND WHISTLEBLOWER POLICY	116
MISCELLANEOUS	117
APPENDIX A — PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NEWMARK GROUP, INC.	A-1
APPENDIX B — PROPOSED AMENDED AND RESTATED NEWMARK GROUP, INC. LONG TERM INCENTIVE PLAN	B-1

i

Newmark Group, Inc.

125 Park Avenue
New York, New York 10017

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Newmark Group, Inc. (the “Company,” “Newmark,” “we,” “us,” or “our”), to be held on October 17, 2024, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of 2024 Annual Meeting of Stockholders. There will be no physical location for stockholders to attend. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/NMRK2024. Our Annual Report for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) accompanies this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 17, 2024:

On or about September 6, 2024, we will begin mailing a notice, called the Notice of Internet Availability of Proxy Materials (the “Notice”), to our stockholders advising them that this Proxy Statement, the 2023 Annual Report and voting instructions can be accessed over the Internet at www.proxyvote.com. You may then access these proxy materials over the Internet, or you may request that a printed copy of the proxy materials be sent to you. If you want to receive a paper or e-mail copy of these proxy materials, you must request one over the Internet at www.proxyvote.com, by calling toll free 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com. There is no charge to you for requesting a copy. Please make your request for a copy on or before September 20, 2024 to facilitate timely delivery. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

If you have not done so already, please help us protect the environment by signing up for electronic delivery for all future proxies and related materials. It takes just five easy steps:

1.      Go to www.proxyvote.com.

2.      Type in the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials and click “Submit.”

3.      On the right side, click “Sign up for E-delivery” under “Go Paperless.”

4.      Fill out your email address, create a PIN, and click “Next.”

5.      Review the Description of Service and click “Enroll in E-Delivery.”

INFORMATION ABOUT VOTING

Who Can Vote

August 20, 2024 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof (the “Record Date”). Only holders of record as of the close of business on that date of shares of our Class A common stock, $0.01 par value per share (the “Class A common stock”), or of our Class B common stock, $0.01 par value per share (the “Class B common stock”), are entitled to notice of and to vote at the Annual Meeting. Our Class A common stock and our Class B common stock will vote together as a single class on all matters to come before the Annual Meeting and are sometimes collectively referred to herein as our “Common Equity.”

Each share of our Class A common stock entitles the holder thereof to one vote per share on each matter presented to stockholders for approval at the Annual Meeting. Each share of our Class B common stock entitles the holder thereof to 10 votes per share on each matter presented to stockholders for approval at the Annual Meeting. The collective voting power represented by the shares of our Class A common stock and our Class B common stock issued and outstanding on the Record Date is referred to as the “Total Voting Power.” On the Record Date, there were

148,647,065 shares of our Class A common stock and 21,285,533 shares of our Class B common stock, for a total of 169,932,598 Class A and Class B shares of our Common Equity, outstanding and entitled to vote, with a Total Voting Power of 361,502,395 votes.

Voting Via the Internet, by Telephone, or by Mail

Stockholders of Record

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered the “stockholder of record” of those shares, and the Notice of Internet Availability of Proxy Materials is being sent directly to you by the Company. If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or online during the Annual Meeting. If you choose to vote by proxy, you may do so by using the Internet (please visit www.proxyvote.com and follow the instructions), by calling the designated toll-free number (1-800-690-6903), or by requesting a printed copy of our proxy materials and completing and returning by mail the proxy or voting instruction card you will receive in response to your request. Whichever method you use, each valid proxy received in time will be voted during the Annual Meeting in accordance with your instructions.

Beneficial Owners of Shares Held in Street Name

If your shares are held in a securities brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. You may also vote using the Internet. Please visit www.proxyvote.com and follow the instructions, or, if you request printed proxy materials, you will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Revocation of Proxies

A stockholder’s voting on the Internet or by telephone or by completing and returning a proxy or voting instruction card will not affect such stockholder’s right to participate in the Annual Meeting and to vote during such time. Any stockholder who votes on the Internet or by telephone or submits an executed proxy or voting instruction card has a right to revoke the proxy at any time before it is voted by taking any of the following actions:

•        advising Caroline A. Koster, our Corporate Secretary, in writing of such revocation;

•        changing the stockholder’s vote on the Internet or by telephone;

•        executing a later-dated proxy or voting instruction card which is delivered prior to the Annual Meeting; or

•        participating in the Annual Meeting online and voting during such time.

Participation in the Annual Meeting will not in and of itself constitute revocation of a proxy.

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the Total Voting Power entitled to vote at the meeting, which shares must be present in person or represented by proxy during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

Broker Non-Votes

If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority. This is called a “broker non-vote.”

Required Vote

With respect to Proposal 1, directors are elected by a plurality of the Total Voting Power present in person or represented by proxy and entitled to vote. With respect to Proposals 2, 3, 4 and 5, the affirmative vote of the majority of the Total Voting Power voted by stockholders entitled to vote on each of those Proposals is required. Withheld votes will have no effect on the vote on Proposal 1, and abstentions will have no effect on the votes on Proposals 2, 3, 4 and 5. Broker non-votes will have no effect on the votes on Proposals 1, 3, 4 and 5. Additionally, there will not be broker non-votes with regard to Proposal 2 as it is a routine matter pursuant to which brokers may exercise discretionary voting authority. Thus, your broker or nominee may vote on your behalf with regard to Proposal 2 whether or not you provide voting instructions. Shares not voted in the discretion of your broker or nominee will have no effect on the vote on this proposal.

Participating in the Annual Meeting

You are entitled to participate in the Annual Meeting only if you were a Newmark stockholder of record or a beneficial owner of shares of our Class A common stock or our Class B common stock as of the close of business on the Record Date, August 20, 2024, or you hold a valid proxy for the Annual Meeting. Our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted only via live webcast.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NMRK2024 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the voting instruction card that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. (Eastern Time) on October 17, 2024. The meeting is scheduled to begin promptly at 11:00 a.m. (Eastern Time) on October 17, 2024.

The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of the applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/NMRK2024, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters may be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, individual transactions, product or service issues, or other matters not relevant to investors generally, are not pertinent to meeting matters and therefore will not be answered.

Voting Procedures for Newmark 401(k) Plan Participants

Pursuant to the trust agreement governing the Newmark 401(k) Plan (the “401(k) Plan”), the trustee of our 401(k) Plan will not, except as otherwise required by law, vote shares of our Class A common stock held in the trust as to which the trustee has not received voting instructions from 401(k) Plan participants.

Other Information

Unless specified otherwise, the proxies will be voted FOR the election of all the nominees to serve as our directors, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, FOR the approval, on an advisory basis, of the resolution on executive compensation, FOR the approval of the amendment and restatement to the Company’s Amended and Restated Certificate of Incorporation to provide for officer exculpation to the extent permitted under Delaware law, and FOR approval of the amendment and restatement of the Company’s Long Term Incentive Plan. In the discretion of the proxy holders, the proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

Our principal executive offices are located at 125 Park Avenue, New York, New York 10017, and our telephone number is (212) 372-2000.

This Proxy Statement is accompanied by the 2023 Annual Report, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”), that we have previously filed with the Securities and Exchange Commission (the “SEC”) and that includes our audited financial statements. We file reports, proxy statements and other information with the SEC. These filings are available to the public on the SEC website at www.sec.gov. In addition, our website at ir.nmrk.com provides ongoing information about the Company, including documents filed by us with the SEC. To obtain documents from us, please direct requests in writing to Newmark Group, Inc., 125 Park Avenue, New York, New York 10017, Attention: Corporate Secretary, or call (212) 372-2000. We will send you the requested documents without charge; however, a reasonable fee will be charged for exhibits that you request. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Proxy Statement.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors (the “Board” or the “Board of Directors”) is currently composed of four members. Our Board, upon recommendation of our independent directors, has nominated four persons for election as directors at the Annual Meeting. All of the nominees are currently members of our Board. Information with respect to the four nominees for election as directors is set forth below. All of the nominees are to be elected at the Annual Meeting and to serve until their successors are duly elected and qualified. All of the nominees listed below are expected to serve as directors if they are elected. If any nominee should decline or be unable to accept such nomination or to serve as a director (an event which our Board does not now expect), our Board reserves the right to nominate another person or to vote to reduce the size of our Board. In the event another person is nominated, the proxy holders intend to vote the shares to which the proxy relates for the election of the person nominated by our Board. There is no cumulative voting for directors.

Information About Our Directors

Name	Age	Director Since	Biographies
Howard W. Lutnick	63	2017

Mr. Lutnick is our Executive Chairman and has served as our principal executive officer since 2016. Mr. Lutnick also serves as the Chairman of our Board of Directors. Mr. Lutnick is the Chairman of the board of directors and Chief Executive Officer of BGC Group, Inc., a leading global brokerage and financial technology company, positions in which he has served BGC Group, Inc. or its predecessor BGC Partners, Inc. since 1999. Mr. Lutnick joined Cantor Fitzgerald, L.P. (“Cantor”) in 1983 and has served as President and Chief Executive Officer of Cantor since 1992 and Chairman since 1996. Mr. Lutnick also served as President of Cantor from 1991 until 2017. In addition, Mr. Lutnick holds offices at and provides services to various other affiliates of Cantor and provides services to our and BGC Group, Inc.’s operating partnerships and subsidiaries, including BGC Partners, L.P. (“BGC U.S. OpCo”), BGC Global Holdings, L.P. (“BGC Global OpCo”), and Newmark Partners, L.P. (“Newmark OpCo”). In addition, Mr. Lutnick is the Chief Executive Officer, President, sole shareholder and a director of CF Group Management, Inc. (“CFGM”), the managing general partner of Cantor. Mr. Lutnick is a member of the board of directors of the Horace Mann School, the board of directors of the National September 11 Memorial & Museum, and the board of directors of the Partnership for New York City.

In addition, Mr. Lutnick also served as the Chairman and Chief Executive Officer of CF Finance Acquisition Corp., a special purpose acquisition company (“SPAC”), from October 2015 until consummation of its business combination with GCM Grosvenor, Inc. (“GCM Grosvenor”) in November 2020; as the Chairman and Chief Executive Officer of CF Finance Acquisition Corp. II, a SPAC, from September 2019 until consummation of its business combination with View, Inc. in March 2021; as the Chairman and Chief Executive Officer of CF Finance Acquisition Corp. III, a SPAC, from March 2016 until consummation of its business combination with AEye, Inc. in August 2021; as the Chairman and Chief Executive Officer of CF Acquisition Corp. V, a SPAC, from April 2020 until consummation of its business combination with Satellogic, Inc., the only non-affiliate of ours for which Mr. Lutnick serves as a director, in January 2022; as the Chairman and Chief Executive Officer of CF Acquisition Corp. VI, a SPAC, from April 2020 until consummation of its business combination with Rumble Inc. in September 2022; and as the Chairman and Chief Executive Officer of CF Acquisition Corp. VIII, a SPAC, from July 2020 until consummation of its business combination with XBP Europe, Inc. in November 2023. Mr. Lutnick has served as the Chairman and Chief Executive Officer of CF Acquisition Corp. VII,

Name	Age	Director Since	Biographies

a SPAC, since July 2020, and Cantor Equity Partners, Inc., a SPAC, since November 2020. Additionally, Mr. Lutnick has served as Chairman and Chief Executive Officer of Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.), which is a non-traded real estate investment trust, or REIT, since February 2017. Mr. Lutnick received an undergraduate degree from Haverford College.

Virginia S. Bauer	68	2018

Ms. Bauer has been a director of our Company since June 2018. From 2010 to 2022, Ms. Bauer served as Chief Executive Officer of GTBM, Inc., a security technology company that develops and markets proprietary software solutions, where she currently serves as an advisor. Prior thereto, Ms. Bauer served as Senior Vice President of Covenant House International from 2009 to 2010, as the Secretary of Commerce for the State of New Jersey from 2004 to 2008, and as Director of the New Jersey Lottery Commission from 2003 to 2004. In addition, Ms. Bauer has served on the board of directors of the New Jersey Economic Development Authority since January 2020, on the Foundation Board of Monmouth Medical Center since 2009 and on the board of directors of the National September 11 Memorial & Museum since 2008. She previously served on the Board of Commissioners of The Port Authority of New York and New Jersey from 2008 to 2012 and on the Advisory Board of the Lower Manhattan Development Corporation from 2001 to 2004.

Jay Itzkowitz	64	2022

Mr. Itzkowitz has been a director of our Company since August 2022. Mr. Itzkowitz is an experienced real estate and mergers and acquisitions attorney. Since 2016, Mr. Itzkowitz has been the Executive Vice President and General Counsel of S.D. Malkin Properties, a Connecticut-based real estate investment firm. Mr. Itzkowitz holds senior positions in affiliates of S.D. Malkin Properties, including Value Retail PLC, the London-based owner and operator of large-scale premium shopping villages in Europe and China, and NY Hockey Holdings, the holding company of the New York Islanders and UBS Arena. From 2013 to 2016, Mr. Itzkowitz served as Senior Vice President and General Counsel for Los Angeles-based Anuvu Operations LLC (formerly Global Eagle Entertainment Inc.). From 2004 to 2014, Mr. Itzkowitz served as a Senior Managing Director of Cantor and affiliated entities. Prior to joining Cantor, Mr. Itzkowitz practiced law at Hogan Lovells (formerly Hogan & Hartson L.L.P.) and was Head of Mergers & Acquisitions for Vivendi Universal S.A. in New York and Paris. From 1992 to 2002, Mr. Itzkowitz held senior legal positions at The News Corporation Limited and its affiliate Fox Entertainment Group in Los Angeles, London, and New York. Prior to joining News Corporation, Mr. Itzkowitz practiced law at the firm of Paul, Weiss, Rifkind, Wharton & Garrison, LLP. In addition, Mr. Itzkowitz currently serves on the Board of Pininfarina S.p.A., a Milan Stock Exchange-listed automotive design firm. Mr. Itzkowitz graduated from Rutgers University School of Law and Harvard College.

Name	Age	Director Since	Biographies
Kenneth A. McIntyre	63	2020

Mr. McIntyre has been a director of our Company since January 2020. Mr. McIntyre has over 25 years of experience in the commercial real estate industry. Since February 2020, Mr. McIntyre has been the Chief Executive Officer of the Real Estate Executive Council (“REEC”), having served as a founding member of the board of directors of the organization since 2003. REEC is a preeminent trade association in the U.S. for minority commercial real estate professionals. Since 2012, Mr. McIntyre has been the Founder and Managing Principal of PassPort Real Estate, LLC, a New York-based consulting firm focused on advising developers and institutions on commercial real estate deals and platform structuring. His clients have included the Real Estate Associate Program (Project REAP), a non-profit that is focused on increasing the diversity of talent in the commercial real estate industry, where he served as the Executive Director, and The Port Authority of New York and New Jersey, where he served as Executive Advisor to the Office of Diversity & Inclusion. Mr. McIntyre was a Senior Vice President and Head of Commercial Real Estate at Hudson City Savings Bank from May 2014 to May 2016. Prior to joining Hudson City Savings Bank, Mr. McIntyre was a Managing Director in MetLife’s Real Estate Investments Group with various responsibilities across both the debt and equity portfolios, including Head of Equity Acquisitions; Head of Strategic Initiatives; Head of Real Estate Capital Markets; and Head of Commercial Mortgage Production and Pricing. Prior to joining MetLife, Mr. McIntyre held senior origination and relationship management roles at KeyBank, GE Capital Real Estate, UBS and Chase. Since March 2021, Mr. McIntyre has served on the Board of Trustees of Acadia Realty Trust. In addition, he is a member of The Real Estate Roundtable, where he serves on the Equity, Diversity and Inclusion Committee. Mr. McIntyre is also a Member of the Board of Governors for the Real Estate Board of New York and serves on the boards of directors of the National Jazz Museum of Harlem and the Yorkville Youth Athletic Association.

VOTE REQUIRED FOR APPROVAL

The four nominees receiving a plurality of the Total Voting Power present in person or represented by proxy and entitled to vote on the election of directors will be elected as directors. Withheld votes and broker non-votes will have no effect on the election of directors.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE
“FOR” THE ELECTION OF EACH OF THE FOUR NOMINEES FOR DIRECTOR.

Independence of Directors

Our Board has determined that each of Ms. Bauer and Messrs. McIntyre and Itzkowitz qualifies as an “independent director” in accordance with the published listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”). The Nasdaq independence definition consists of a series of objective tests, including that the director is not an officer or employee of ours and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, our Board has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment by each such director in carrying out the responsibilities of a director. In making these determinations, our Board has reviewed and discussed information provided by the individual directors and us with regard to each director’s business and personal activities as they may relate to us and our management, including participation on any boards of other organizations in which other members of our Board are members. In evaluating

Ms. Bauer’s independence, the Board took into consideration her service on the board of directors of the National September 11 Memorial & Museum since 2008, an organization where Mr. Lutnick also is a member of the board of directors, as well as the fact that Ms. Bauer’s husband was employed by an affiliate of Cantor and, subsequent to his death on September 11, 2001, her family received the payments and health care coverage distributed to all affected victims from The Cantor Fitzgerald Relief Fund. In evaluating Mr. McIntyre’s independence, the Board took into consideration his service as an independent director at a public company for which the Company provides an immaterial amount of ordinary course real estate services. In evaluating Mr. Itzkowitz’s independence, the Board took into consideration his prior employment by a Cantor affiliate and his prior partnership interest in Cantor, which ended in 2014.

Meetings and Committees of Our Board of Directors

Our Board held 14 meetings during the year ended December 31, 2023. In addition to meetings, our Board and its committees reviewed and acted upon matters by unanimous written consent from time to time. During 2023, each independent director attended 100% of the total number of meetings of the Board and the committees of which he or she was a member.

Audit Committee

Our Audit Committee consists of Ms. Bauer and Messrs. McIntyre and Itzkowitz, with Mr. McIntyre serving as Chair of the Audit Committee. Each member of the Committee qualifies as “independent” in accordance with the published listing requirements of Nasdaq and under special standards established by the SEC for members of audit committees, and each member of the Committee has been determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. The Committee operates pursuant to an Audit Committee Charter, which is available at www.nmrk.com/esg/governance under the heading “Audit Committee Charter” or upon written request from us free of charge.

Our Audit Committee selects our independent registered public accounting firm, consults with our auditors and with management with regard to the adequacy of our financial reporting, internal control over financial reporting and the audit process and considers any permitted non-audit services to be performed by our auditors. The Committee also approves all related party transactions, oversees the management of our enterprise risk management program, oversees compliance with our Code of Business Conduct and Ethics (the “Code of Ethics”) and administers our Whistleblower Complaint and Investigation Policy, including the establishment of procedures with respect to the receipt, retention and treatment of complaints received by us regarding accounting, internal controls and auditing matters, and the anonymous submission by employees of complaints involving questionable accounting or auditing matters (collectively, the “Whistleblower Policy”). The Committee pre-approves all audit services, audit-related services and permitted non-audit services to be performed for us by our auditors, subject to certain minimum exceptions set forth in our Audit Committee Charter. The Committee held 17 meetings during the year ended December 31, 2023.

During 2024, our Audit Committee approved the appointment of Ernst & Young LLP (“Ernst & Young”) as our auditors for the year ending December 31, 2024. Ernst & Young was also approved to perform reviews of each of our quarterly financial reports for the year ending December 31, 2024, and certain other audit-related services such as accounting consultations. Pursuant to our Audit Committee Charter, the Audit Committee will pre-approve audit services, internal control-related services and permitted non-audit services to be performed for us by Ernst & Young, as set forth in the Audit Committee Charter. We are submitting such engagement to our stockholders for ratification at the Annual Meeting in Proposal 2.

Compensation Committee

Our Board of Directors has a Compensation Committee. The Committee consists of Ms. Bauer and Messrs. Itzkowitz and McIntyre, with Ms. Bauer serving as Chair of the Committee. Each member of the Committee qualifies as “independent” in accordance with the published listing requirements of Nasdaq. The Committee is responsible for reviewing and approving all compensation arrangements for our executive officers and for administering the Newmark Holdings, L.P. Participation Plan, which we refer to as the “Participation Plan,” our Long Term Incentive Plan, which we refer to as the “Equity Plan,” and our Incentive Bonus Compensation Plan, which we refer to as our “Incentive Plan” (together with the Equity Plan and the Participation Plan, the “Newmark

Compensation Plans”). The Committee operates pursuant to a Compensation Committee Charter, which is available at www.nmrk.com/esg/governance under the heading “Compensation Committee Charter,” or upon written request from us free of charge. The Committee held 14 meetings during the year ended December 31, 2023.

ESG Committee

Our Board of Directors also has an environmental, social and governance (“ESG”) Committee. The members of the ESG Committee are currently Ms. Bauer and Mr. McIntyre, both of whom are independent directors. Mr. McIntyre is the Chair of the ESG Committee. Each member of the ESG Committee qualifies as “independent” in accordance with the published listing requirements of Nasdaq. The ESG Committee is responsible for working with management to review ESG initiatives and procedures appropriate to the Company, to provide periodic review of ESG practices and policies, to review management’s current ESG strategy to ensure the Company engages in appropriate practices and technologies and to otherwise make recommendations on these matters to the full Board. The ESG Committee operates pursuant to an ESG Committee Charter, which is available at www.nmrk.com/esg/governance under the heading “Environmental, Social and Governance Committee Charter,” or upon written request from us free of charge. The Committee held six meetings during the year ended December 31, 2023.

Nominating Process

All directors participate in the consideration of director nominees recommended for selection by a majority of the independent directors as defined by the published listing requirements of Nasdaq. Accordingly, our Board does not have a separate nominating committee or committee performing similar functions and does not have a nominating committee charter. The Board believes that such participation of all directors is appropriate given the size of our Board and the level of participation of all of our independent directors in the nomination process. The Board will also consider qualified director candidates identified by a member of senior management or by a stockholder. However, it is our general policy to re-nominate qualified incumbent directors and, absent special circumstances, the Board will not consider other candidates when a qualified incumbent consents to stand for re-election. A stockholder wishing to submit a recommendation for a director candidate should follow the instructions set forth herein under the section below entitled “Communications with Our Board of Directors.”

Qualification Criteria and Diversity

Our Board considers the following minimum criteria when reviewing a director nominee: director candidates must (1) have the highest character and integrity, (2) be free of any conflict of interest which would violate applicable laws or regulations or interfere with the proper performance of the responsibilities of a director, (3) possess substantial and significant experience which would be of particular importance in the performance of the duties of a director, (4) have sufficient time available to devote to our affairs in order to carry out the responsibilities of a director and (5) have the capacity and desire to represent the best interests of our stockholders. In addition, the Board considers as one factor among many the diversity of Board candidates, which may include diversity of gender, age and ethnicity. See “— Environmental, Social and Governance Policies and Practices (ESG/Sustainability) — Board Diversity Matrix.” The Board also considers diversity of skills and experience as well as geographic background. Our Board screens candidates, does reference checks and conducts interviews, as appropriate. Our Board does not evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder.

With respect to qualifications of the members of the Board, the Board generally values the broad business experience and independent business judgment in the financial, real estate or other fields of each member. Specifically, Ms. Bauer is qualified based on her depth of experience in both the technology and government sectors, Mr. Itzkowitz is qualified based on his experience as a mergers and acquisitions attorney in the real estate and media industries and his general business experience, and Mr. McIntyre is qualified based on his extensive experience in the commercial real estate industry and general business experience. Each of Ms. Bauer and Messrs. McIntyre and Itzkowitz is additionally qualified as a result of his or her status as an “audit committee financial expert.”

The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business and industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular type of knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular type of knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Skills and Experience	Bauer	Itzkowitz	Lutnick	McIntyre
Business Operations	X	X	X
Finance/Accounting	X	X	X	X
Risk Management		X	X	X
Global Business		X	X
Human Capital Management	X		X
M&A		X	X
Other Public Company Board Service and Governance	X	X	X	X
Environmental			X
Real Estate Industry Experience		X	X	X
Global Financial Markets		X	X
Brokerage	X	X	X
Regulatory		X	X
Innovation and Strategy	X		X	X
Ethics and Integrity		X	X
Senior Leadership/CEO	X		X	X
Technology/Information Security	X		X

Chairman of the Board

The Board has determined that, in light of Mr. Lutnick’s control of the stockholder vote of the Company through his control of Cantor, having a separate Chairman of the Board and principal executive officer is not efficient or appropriate for us. Additionally, our Board does not have a lead independent director for the same reason.

We believe that we and our stockholders are best served by having Mr. Lutnick serve as Chairman of the Board and as our Executive Chairman and principal executive officer. Mr. Lutnick’s role as Executive Chairman, which combines his roles of Chairman of the Board and principal executive officer, promotes unified leadership and direction for our Board of Directors and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans. Mr. Lutnick may be referred to as “Chairman” or “Executive Chairman” interchangeably. Barry Gosin, who serves as our Chief Executive Officer and who is not a director, has industry-leading experience in our markets and provides strong leadership in strategic initiatives, acquisitions, and the recruitment of industry-leading professionals and key business leaders, as well as oversees the day-to-day management of the business. Our strong and independent Board members effectively oversee our management and provide vigorous oversight of our business and affairs and any proposed related party transactions. Our Board is composed of active and effective directors, a majority of whom are independent. Three of our four directors meet the independence qualifications in accordance with the published listing requirements of Nasdaq and the SEC and our Board’s standards for determining director independence. Mr. Lutnick is the only member of executive management who is also a director. We believe that requiring that the Chairman of the Board be an independent director is not necessary to ensure that our Board provides independent and effective oversight of our business and affairs. Such oversight is maintained through the composition of our Board, the strong leadership of our independent directors and Board committees and our highly effective corporate governance structures and processes.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that provide the framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, the composition and structure of the Board, including membership criteria, independence standards and limits on other directorships, duties and responsibilities of directors, meeting procedures, committees of the Board, executive officer leadership development and stockholder engagement, including with respect to ESG matters. The Board reviews these principles and other aspects of governance annually. The Corporate Governance Guidelines are available at www.nmrk.com/esg/governance under the heading “Corporate Governance Policies and Practices” or upon written request from the Company free of charge.

Executive Sessions

In order to comply with Nasdaq rules, the Board has resolved that it will continue to schedule and/or provide opportunities during at least two meetings per year in which the independent directors will meet without the presence of Mr. Lutnick.

Annual Meetings

The Corporate Governance Guidelines provide that each member of the Board is expected to attend Annual Meetings of Stockholders of the Company. At the 2023 annual meeting of stockholders, held on October 5, 2023, all of the Company’s directors were in attendance.

Communications with Our Board of Directors

Stockholders may contact any member of our Board, including to recommend a candidate for director, by addressing their correspondence to the director, c/o Newmark Group, Inc., 125 Park Avenue, New York, New York 10017, Attention: Corporate Secretary. Our Corporate Secretary will forward all such correspondence to the named director. If you wish to submit any proposal to be considered at our 2025 annual meeting of stockholders, please follow the instructions set forth in the section below entitled “2025 Stockholder Proposals.”

The Board’s Role in Risk Oversight

Risk oversight is an integral part of Board and Committee deliberations throughout the year. The Audit Committee oversees the management of our enterprise risk management program, and it annually reviews an assessment prepared by management of the critical risks facing us, their relative magnitude and management’s actions to monitor and mitigate these risks.

Our management implemented an enterprise risk management program to enhance our existing processes through an integrated effort to identify, evaluate and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The activities of the enterprise risk management program entail the identification, prioritization and assessment of a broad range of risks (e.g., strategic, operational, cybersecurity and information security, financial, legal/regulatory, reputational and market) and the formulation of plans to mitigate their effects.

Our Board and the Audit Committee receive periodic reports regarding the Company’s cybersecurity and information security risks from the Chief Information Security Officer (“CISO”) and the Chief Information Officer (“CIO”). Material events and updates related to such risks are reported to the full Board and Audit Committee annually and on an ad hoc basis where warranted, including based on the level of materiality of any cybersecurity incidents as determined by the incident reporting and escalation process led by our CISO and CIO. Our processes are regularly evaluated by internal and external experts, and the results of those reviews are reported to senior management and, where appropriate, the Board and Audit Committee.

Similarly, in designing and implementing our executive compensation program, the Compensation Committee takes into consideration our operating and financial objectives, including our risk profile, and considers executive compensation decisions based in part on incentivizing our executive officers to take appropriate business risk consistent with our overall goals and risk tolerance.

Non-executive brokers, managers and other professionals are generally compensated based upon production or commissions, which may involve committing to certain transactions in certain of our businesses. These transactions may expose the Company to risks taken by individual employees who are motivated to increase production. While we have in place management oversight and risk-management policies, there is an inevitable conflict of interest between our compensation structure and certain brokerage, transactional, or similar risks to various portions of our businesses.

Succession Planning

From time to time, the Board discusses succession planning, including our consideration of succession strategy, the impact of any potential absence due to illness or leave of certain key executive officers or employees, as well as competing demands on the time of certain of our executive officers who also provide services to Cantor, BGC (which term refers to BGC Partners, Inc. (“BGC Partners”) and its consolidated subsidiaries prior to July 1, 2023, and to BGC Group, Inc. (“BGC Group”) and its consolidated subsidiaries from July 1, 2023), and various other ventures and investments sponsored by Cantor. Our Board also discusses from time to time, as part of its succession planning, engagement and encouragement of future business leaders and the process of introducing directors to leaders in our business lines. The Board may also discuss short-term succession in the event that certain of the senior executive officers should, on an interim or unexpected basis, become temporarily unable to fulfill their duties. The Board also considers hiring, promotion and retention of leaders required for the changing business landscape and to lead future business lines and may also encourage current leaders to develop expertise in additional areas or business lines. At the business and departmental levels, managers discuss and identify potential talent, opportunities for employee growth, successors, and future leaders.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE POLICIES AND PRACTICES (ESG/SUSTAINABILITY)

We believe that our ESG policies and practices will create sustainable long-term value for Newmark, our stockholders and other stakeholders, our clients and our employees while also helping us mitigate risks, reduce costs, protect brand value, and identify market opportunities. As Newmark continues to expand globally, we expect that our ESG initiatives will add value for our clients and positively impact the communities in which our clients and we operate.

Our Board-level ESG Committee provides oversight with respect to our ESG policies and practices. The ESG Committee charter may be found on our website at www.nmrk.com/esg/governance under the heading “Environmental, Social and Governance Committee Charter.” With the Board’s and the ESG Committee’s oversight, we are embedding social and human capital, employment, environmental, sustainability, charitable and corporate governance policies and practices into our corporate strategy, compensation, disclosure, and goals to maintain and advance long-term value for our investors.

Newmark supports sustainable business practices and is focused on taking the steps necessary to continue developing our sustainability program internally and further develop the sustainability-related services we offer our clients. In 2023, we retained a nationally certified women-owned firm to assist our leadership in this endeavor. We also established an ESG Executive Committee, comprised of key Company executives and other senior leaders, to provide direction for Newmark’s ESG and sustainability progress and initiatives. Their results include:

•        The publication of our first Corporate Responsibility Report in 2023;

•        Prioritization of industry-relevant ESG topics to guide our actions, informed by management, market, employee and investor interests and ESG standards;

•        Engagement on ESG topics to meet business and client objectives; and

•        Recognition as a Green Lease Leader from the Department of Energy and Institute for Market Transformation for sustainability and green lease guidance used internally and shared with clients.

For more information about these topics, new and evolving initiatives and specific examples of policies and practices, see our website at www.nmrk.com/esg and “— Additional ESG/Sustainability Information” below. Unless the context indicates otherwise, references in this ESG and sustainability section to our “employees” include our professionals who are independent contractors.

Our Fundamental Values

Newmark is an organization built on strong values, employee engagement and ownership. At our core we are committed to our employees by providing them with an opportunity to participate in our success. We believe that by cultivating a dynamic mix of people and ideas, we enrich the performance of our businesses, the experiences of our increasingly diverse employee base, and the level of engagement in the communities in which we operate. We value hard work, innovation, superior client service, strong ethics and governance and equal opportunities. Further, philanthropy is woven into our corporate culture. We believe these values foster sustainable, profitable growth. We strive to be exemplary corporate citizens and honor high ethical principles in our interactions with other businesses, our employees and the communities in which we live and work. We take corporate social responsibility and sustainability seriously: we want to contribute to the common good.

Set forth below is a discussion of many of our ESG and sustainability policies and practices. These are our values in action.

Human Capital and Social Policies and Practices

We are committed to our people, our stockholders and the community as a whole. We have a variety of programs to incentivize and support our employees, from employee ownership to comprehensive benefits and training. We are also committed to equal opportunity, diversity and other policies and practices designed to fulfill our commitment to social and human capital development.

Attracting and Retaining the Best Talent

Our success depends on our ability to attract and retain talented, productive and skilled employees to transact with our clients in a challenging and regulated environment that is experiencing ever-increasing competition for talent. We are investing in creating a diverse, inclusive and incentivized work environment where our people can deliver their best work every day. In 2021 and in 2024, we were named by GlobeSt.com as one of commercial real estate’s “Best Places to Work.” Newmark was ranked #1 on LinkedIn’s 2022 “Top Companies in Real Estate” list, which ranks the top 25 companies at which to grow a career in the industry.

Flexible, Safe and Empowering Work Environment

We recognize that the health and well-being of our employees is fundamentally linked to the success of our organization. Our employees receive safety awareness training via Newmark’s online safety training platform, providing access to over 1,000 courses across three safety catalogs. We are committed to a culture that is built around the evolving needs of our talented workforce and promotes flexibility, empowerment, and most importantly, safety. As part of this commitment, we proudly offer a comprehensive benefits package crafted to enhance our culture and support the success of our employees, both at work and home. To facilitate the retention of our employees, we provide additional benefits, including a 401(k) match.

Performance-Based and Highly Retentive Compensation Structure

Virtually all our key executives and producers have equity or partnership stakes in the Company and/or its subsidiaries. Generally, they receive deferred equity, limited partnership units or restricted stock units (“RSUs”) as part of their compensation. As of June 30, 2024, our employees and independent contractors, partners, executive officers and directors owned approximately 28% of our equity. See the organizational chart under Part I, Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Organizational Structure” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 8, 2024, for more information. We issue limited partnership units and other forms of equity-based compensation, such as RSUs, which:

•        Provide liquidity to our partners and employees over time;

•        Align the interests of our partners and employees and management with those of common stockholders;

•        Help motivate and retain key partners and employees; and

•        Encourage a collaborative culture that drives cross-selling and growth.

The non-exchangeable partnership units held by our partners are subject to forfeiture (such as if the non-compete, confidentiality or non-solicit provisions of the Newmark Holdings, L.P. (“Newmark Holdings”) limited partnership agreement are violated), and unvested RSUs are subject to service conditions that must be met in order for them to vest into shares of Newmark common stock. In addition, any partnership amounts paid following termination of service generally are paid over a number of years to ensure compliance with post-termination partner obligations. This compensation structure has proven to be highly retentive, and since 2015 we have retained 94% of our top-performing producers.

We also enter into various agreements with certain of our employees and partners. Many of these individuals receive loans that may be either wholly or in part repaid from the distribution earnings that the individual receives on some or all of their limited partnership units or from the proceeds of the sales of their Newmark Class A common stock, or that may be forgiven over a period of time. These loans provide incentives and promote entrepreneurship, retention and long-term engagement.

Compensation Recovery/Clawback Policy

The Company has adopted a compensation recovery policy (“Clawback Policy”) for its executive officers effective as of December 1, 2023, with retroactive applicability to October 2, 2023. The Clawback Policy applies to compensation received by the Company’s executive officers that results from the attainment of a financial reporting measure based on or derived from financial information (“Incentive-Based Compensation”). The Clawback Policy provides for recovery of Incentive-Based Compensation received by a covered person in the event of an accounting restatement due to material noncompliance with financial reporting requirements that is in excess of the Incentive-Based Compensation that such person would have received based upon the restated financial reporting measure. The Clawback Policy applies to Incentive-Based Compensation and not to compensation that is purely discretionary or based on subjective goals or goals unrelated to financial reporting measures.

Employee Diversity, Inclusion and Equal Opportunity

We are committed to equal opportunity, diversity and other policies and practices that seek to further our development of a diverse and inclusive workplace. We consider all qualified applicants for job openings and promotions without regard to race, color, religion, gender, sexual orientation, gender identity, national origin or ancestry, age, disability, service in the armed forces, or any other characteristic that has no bearing on the ability of employees to do their jobs well. We continue to develop initiatives to support these values and include qualified, diverse candidates in the interview process for leadership roles.

We are dedicated to our efforts to achieve pay equity. Our promotion and compensation processes are designed to enable us to treat employees fairly, and our compensation decisions are differentiated based on performance.

Newmark participates in the Corporate Equality Index, a national benchmarking tool measuring policies, practices and benefits pertinent to lesbian, gay, bisexual, transgender and queer (“LGBTQ+”) employees and was named to GlobeSt.’s 2021 Women of Influence “Diversity Champion” list.

Talent remains at the core of who we are as a company, and we remain committed to having a culture built around inclusion, equality and developing a diverse workforce. We are helping to shape future leaders from a wide variety of backgrounds. We actively participate in various initiatives, including the following:

•        The Network of Women, which supports the recruitment, development, and retention of women across our organization and offers tools to help our members make new professional contacts, find mentors and develop their careers, with the goal of advancing our businesses and reputation;

•        Sponsorship of the Summer Enrichment and Analyst Development Programs run by Artemis Real Estate Partners, a female-owned financial firm with a strong track record in fostering diversity;

•        The Pace Bridge Program, which provides training in commercial real estate fundamentals and related skills through a Newmark leadership speaker series and is administered by Project Destined, an education platform with deep experience in training underserved youth;

•        The National Minority Supplier Diversity Council, to incorporate the organization’s 15,000 certified minority suppliers into our supplier bid process;

•        Girl Scouts’ Gender Parity Initiative: Fair Play, Equal Pay®; and

•        Other programs that aim to create educational and career opportunities for under-served groups, including, but not limited to:

•        National Association for Industrial and Office Parks Young Professionals Group (SoCal chapter)

•        TEAK Fellowship

•        Professional Women in Construction

•        Apex for Youth

•        USC McMorrow Neighborhood Academic Initiative

•        HFS Chicago Scholars

We further participate in job fairs and job boards that are focused on reaching a diverse applicant pool.

Employee Engagement, Communication, Management and Leadership Training and Development

We invest in our employees’ long-term development and engagement by delivering training and development programs and a culture where our people can thrive and maximize their potential. This includes “Newmark Next Generation,” a program designed to recruit and develop junior sales professionals in our brokerage business. We require mandatory annual training in workplace respect and inclusion, anti-money laundering, and anti-crime, global sanctions, ethics, cybersecurity and harassment among other topics. We also provide or support periodic job-specific and other developmental training and support for our employees so they can maximize their potential, as well as tuition reimbursement programs to eligible employees.

We provide virtual and in-person leadership training to managers on topics, including management effectiveness, communication skills, interview skills, writing and delivering effective performance evaluations, managing diverse teams and other topics. This training is supplemented by a comprehensive library of on-line training courses that managers and employees may access. Finally, our individual business lines offer ongoing learning and development opportunities tied to deepening the subject matter expertise of their professionals.

Our success depends on employees understanding how their work and engagement contribute to our strategy, culture, values and regulatory environment. We use various channels to facilitate open and direct communication, including internal calls and meetings with employees, training and policy updates, and our social outings and events.

Our Environmental Focus, Workplace Strategies and Sustainable Business Practices

We are focused on the environment and recognize the importance of treating our natural resources with the greatest respect so that they are available to future generations. Building operations have a significant impact on the environment, and as technology continues to place greater demands on building systems for power and cooling, energy consumption is expected to continue to rise at an unsustainable rate. As one of the largest global commercial real estate service providers, we believe it is our responsibility to improve energy efficiency and reduce energy consumption to protect the environment through continuous improvement of building practices. We understand that sustainable buildings provide a better work environment, increase building efficiency, and reduce the environmental impact of building operations, and recognize that this requires continuous improvement in our own spaces and increasingly sophisticated support for our clients.

As a responsible business, we are acutely aware of climate change and other major issues affecting the environment. We also understand the impact commercial real estate can have on the health of the environment. That is why we encourage sustainable building practices and, in our global corporate services business and property management assignments, recommend strategies to clients to maximize energy efficiency, recycle materials and limit waste. These goals apply to Newmark’s offices as well as to the work we do for our clients, whether in selecting a location, building out space or managing an asset. Newmark’s property, facilities and energy/sustainability management teams work internally and with clients to reduce energy demand and carbon emissions. Newmark is increasingly collecting and measuring environmental data and this data is used to build client strategies around energy efficiency and renewable energy supply initiatives.

We are taking steps to minimize the environmental impact and carbon footprint of our corporate offices. We have updated our site selection guidelines to prioritize more energy efficient and sustainably managed spaces. We also updated our energy efficiency policy, our interior fit-out standards and our waste reduction policy. We continue to explore strategies for reducing our greenhouse gas emissions, increasing use of renewable energy, conserving water, and reducing waste. Newmark is working with the owners and property management teams that oversee the buildings we occupy to collect accurate and actionable energy data. As this data becomes more available, Newmark plans to implement energy efficiency initiatives where possible that will help lower our overall carbon footprint. We are also investigating the purchase of renewable energy supply where possible in deregulated energy markets. For all newly leased space for Newmark, we generally consider green lease options and strive to build and operate a sustainable workplace. Newmark occupies over a dozen buildings that are Leadership in Energy and Environmental Design (“LEED”) certified and over 30 that are Energy Star certified. For example, our New York City headquarters at 125 Park Avenue is in a building that has received U.S. Green Building Council LEED Gold certification and is also Energy Star certified.

Environmental Policy and Energy and Sustainable Service Reference Guide

We have a policy with respect to the responsible environmental management of our operations. We are creating a baseline to understand and minimize the impact that our business has on the environment and are actively searching for ways to reduce our footprint. We are pursuing traditional, as well as new and innovative, methods to achieve our goals.

Further information on our policy can be found on our website at www.nmrk.com/esg/environmental under the heading “Environmental Policy.”

Energy and sustainability are growing areas of focus for our clients and client services. Since 2017, Newmark’s Energy and Sustainability Services team has led energy management initiatives for Newmark clients. The team partners with clients to help identify, develop and manage green building investments, pursue Energy Star certifications, manage their greenhouse gas emissions inventory, and establish long-term energy conservation measures to help meet their corporate decarbonization and net zero emissions goals. The team utilizes a cloud-based Energy Intelligence Platform that empowers clients with access to their utility data, offers facility utility bill payment services and manages third-party procurement contracts, which it integrates with Energy Star reporting. To support our services, we have also developed an Energy and Sustainability Services Reference Guide, available at www.nmrk.com/storage-nmrk/uploads/documents/Newmark-Energy-and-Sustainability-Services-Guide_2023.pdf, which assists clients and property teams in reducing the environmental impact of property operations, maintenance and construction associated with real estate assets.

For more information about our policies and these initiatives and services provided to clients and within our own facilities as they evolve, please refer to our website at www.nmrk.com/esg and www.nmrk.com/industry/energy.

Business Continuity and Resiliency

We have begun implementing sustainability policies and practices to protect the continuity of our business and operations to maintain and advance value for stockholders and other stakeholders. These policies and practices include disaster recovery and crisis management protocols to minimize the impact of health emergencies and natural or other disasters on our operations. We maintain concurrent data centers in the United States and internationally to provide backup of our computer systems and capacity for our employees to work remotely during crises. These policies and practices enabled our employees to maintain a high level of performance while working in offices or remotely during the COVID-19 pandemic and other global events in compliance with relevant rules and regulations in applicable jurisdictions, and in preservation of the health, safety and welfare of our workforce.

Charitable Policies and Practices

Never has our commitment to our people and others been so evident as in our corporate giving and charitable work. Honoring the events of September 11, 2001, the Company currently matches 100% of individual employee donations to The Cantor Fitzgerald Relief Fund made in September of each year, up to $5,000 per employee. Employees have the option of designating a bona-fide charity as the beneficiary of the donation and the match. In 2023, Newmark announced that it would match 100% of employee, broker and client donations up to $1 million to The Cantor Fitzgerald Relief Fund to support direct relief efforts in Israel. Additional charitable initiatives are in effect from time to time.

We are a leading sponsor of the Homeless Assistance Fund, a collective public-private initiative launched in 2022, led by the Partnership for New York City, to provide services and mental health resources to unsheltered New Yorkers. The Homeless Assistance Fund partners with Breaking Ground, a homeless outreach and housing nonprofit, to accelerate the connect-to-care process, getting individuals with mental illness into the treatment programs and housing they need. Taking our commitment a step further, Newmark provided office space, 24 hours a day, at its New York City headquarters for the Breaking Ground outreach teams working in the Grand Central/Midtown East area.

Newmark actively encourages our producers, managers and other employees to support the communities in which we live and operate through volunteerism and philanthropy. In 2023, we supported hospitals, universities, food banks and community-based organizations focused on childhood development and education and programs for the disabled, families and the financially disadvantaged. Some of the charities include: American Heart Association, Big Brothers, Big Sisters, Catholic Schools Foundation, Child Mind Institute, Children’s Hospital Boston, Diabetes Research Foundation, Fountain House, Habitat for Humanity, Jewish Community Relations Council, Lincoln Center, Met Museum, Municipal Arts Society, New York Foundation for the Arts, No Kid Hungry, Pace University, Urban Land Institute, WaterAid America, World Central Kitchen, YMCA, and the Youth Renewal Fund.

We actively encourage volunteerism from our people, and we proudly support our clients in their charitable efforts. To encourage our professionals to engage in civic and charitable efforts, we have a matching program for charities that fit within Newmark’s overall charitable mission.

As part of these values in action, we offer a Volunteer Time Off program to support individual employee volunteerism in the communities in which they work and live. All full- and part-time regular employees are eligible to utilize one paid workday (whole day or two half-days) each calendar year to volunteer with bona fide charitable organizations of their choice. Participation is growing, and as office life normalizes and pandemic measures continue to recede, we will encourage broader use of this benefit and participation by employees in charitable and community service activities within all our office communities.

We also support victims of disasters, and sometimes our volunteers travel to those in need. In January 2019, a group of more than 200 volunteers drawn from The Cantor Fitzgerald Relief Fund, employee volunteers from Newmark and its affiliates and many friends from the New York community and clients from Banco Santander and Scotiabank traveled to Puerto Rico to aid in its recovery from hurricanes Irma and Maria. This operation distributed $4 million in $1,000 prepaid cards to thousands of families still suffering from the devastation.

Additional information about our charitable efforts is available at www.nmrk.com/esg/social.

Corporate Governance Policies and Practices

Our commitment to good corporate governance policies and practices is demonstrated by our Corporate Governance Guidelines, our rigorous Code of Ethics, the charters of the Audit, Compensation and ESG Committees of our Board, our Policy Statement on Hedging (“Hedging Policy”), our pre-clearance procedures, our Clawback Policy and our other corporate governance policies and practices. Some highlights of our corporate governance policies and practices include the following:

•        Independence of a substantial majority of the members of the Board;

•        Only independent directors serve on each standing, Board-level committee;

•        Board-level ESG Committee;

•        Annual independence review of independent outside directors;

•        Diverse array of personal characteristics and professional experience of the Board, consisting of 25% women and 25% persons of color;

•        Audit Committee is chaired by an independent director who is a person of color, and Compensation Committee is chaired by a woman independent director;

•        Annual election of each member of the Board — we do not have a classified (“staggered”) Board;

•        The ability of our Board to require the resignation of a director who fails to obtain a majority vote for election;

•        No stockholder rights plan or other “poison pill” or similar anti-takeover device;

•        A prohibition on personal loans to directors and executive officers;

•        Requirement for directors to inform the Board of changes in their principal job responsibilities;

•        Limits on the service of directors and executive officers on other public company boards;

•        Director orientation and continuing education;

•        Annual self-assessments of the performance of our Board and its committees and individual directors;

•        Prohibitions against trading while in possession of material, non-public information;

•        Prohibitions against hedging;

•        Clawback Policy for Incentive-Based Compensation;

•        Strict procedures and enforcement of our ethical standards and our conflict of interest policies, including our robust Whistleblower Policy — completely confidential and with a whistleblower hotline available 24/7;

•        Annual evaluation of the performance of both our Executive Chairman and Chief Executive Officer;

•        Procedures for establishing and disseminating agendas and materials for meetings of the Board and its committees in advance;

•        Periodic executive sessions of independent directors;

•        Consideration of factors including diversity of gender, age, ethnicity, skills, experience and geographic background in considering director candidates;

•        Strict ethical and other criteria for membership on the Board;

•        Detailed processes and review of all related party transactions and required approval by independent directors;

•        Access of the Board and its committees to management and to outside independent advisors;

•        Diversified mix of cash and short- and long-term equity awards designed to be highly retentive and risk-appropriate, and to align the interests of our executive officers with those of our stockholders;

•        Executive officers holding much of their personal net worth in our and our affiliates’ equity;

•        Robust annual review and oversight of Code of Ethics responses;

•        Succession planning and management development of executive officers and potential senior managers having significant responsibility for business areas;

•        Annual stockholder say-on-pay votes;

•        Annual ratification of the appointment of our independent registered public accounting firm; and

•        Annual review of our corporate governance policies and practices

Board Diversity Matrix

The table below provides certain highlights of the composition of our Board members as of September 6, 2024. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Size:
Total Number of Directors	4
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	3	1	—	—
Number of directors who identify in any of the categories below
African American or Black	1	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Undisclosed	—

Whistleblower Complaint and Investigation Policy

We have a policy regarding reporting of complaints about accounting, internal controls, employment and labor practices, auditing matters, or questionable financial practices. The policy is designed to provide a channel of communication for employees and others who have concerns about our conduct or any of our directors or employees. Complaints are treated seriously and handled expeditiously. Any person may submit a complaint to our independent outside law firm via a dedicated hotline and email account available 24 hours a day, 7 days a week. Complaints that are accounting or financial in nature (“Accounting Complaints”) will be handled by the Chair of our Audit Committee and by our Chief Legal Officer, Corporate Secretary or designee.

Employees submitting an Accounting Complaint need not provide their names or other personal information and reasonable efforts will be used to conduct the investigation that follows from an Accounting Complaint from an employee in a manner that protects the confidentiality and anonymity of the employee submitting the Accounting Complaint.

Employees are reminded of the Whistleblower Policy at least annually and information is provided in local languages. We honor a culture of investigation, confidentiality and non-retaliation. Persons submitting complaints in good faith will not be subject to retaliation and the policy does not prohibit other actions protected under applicable law. Our Whistleblower Policy is publicly available on our website at www.nmrk.com/esg/governance under the heading “Whistleblower Complaint and Investigation Policy.”

Code of Business Conduct and Ethics

Our corporate values and strong policies and procedures regarding ethics, conflicts of interests, related party transactions and similar matters are contained in our Code of Ethics. This commitment applies to members of our Board, executive officers, other officers and our other covered employees globally. The Code of Ethics and its training modules are circulated in local languages and training and certifications are conducted annually for all employees. Annual written certifications are required. Potential violations and disclosures globally are reviewed annually by executive management and escalated to the Audit Committee. Director and executive officer disclosures are reviewed by the Audit Committee on an annual basis. The Code of Ethics is available on our website at www.nmrk.com/esg/governance under the heading “Code of Business Conduct and Ethics.”

Compliance and Anti-Financial Crime Program Policy Statement

We are committed globally to our policy regarding anti-money laundering and anti-financial crime, including anti-bribery and corruption, counter-terrorism financing, anti-fraud and anti-market abuse. We are committed to compliance and training regarding all relevant laws, rules, and regulations designed to combat bribery and corruption, including, but not limited to, the UK Bribery Act of 2010 and the U.S. Foreign Corrupt Practices Act of 1977, as amended. Further information on this policy can be found on our website at www.nmrk.com/esg/governance under the heading “Compliance and Anti-Financial Crime Program Policy Statement.”

In addition, our Code of Ethics provides that we will not enter into a business relationship or engage in an activity if we know or have reasonable grounds to suspect that a business relationship or activity is connected with or facilitates bribery or corruption. It is the responsibility of each person covered under the Code of Ethics to comply with applicable anti-bribery and corruption laws. Persons covered under the Code of Ethics are required to report any suspicions of bribery or corruption to the Compliance Officer or, as appropriate, to the Audit Committee or the Board, or in accordance with our Whistleblower Policy. For more information on our Code of Ethics and Whistleblower Policy, see the section entitled “Code of Ethics and Whistleblower Policy.”

Global Anti-Bribery and Corruption Policy Statement

We have a specific global policy to combat bribery and corruption through a clear set of policies and procedures outlining anti-bribery and corruption standards, procedures and annual employee training. The policy specifically defines “bribery” and “corruption” and provides for management and Board oversight. Further information on this policy can be found on our website at www.nmrk.com/esg/governance under the heading “Global Anti-Bribery and Corruption Policy Statement.”

Annual Risk Evaluation and Board-Level Risk Oversight

Our Board of Directors meets at least annually with our senior risk officer to review and evaluate our enterprise risk framework, risk management policies and practices, credit and risk mitigation policies and practices, and other related issues.

Focus on Our Internal Control Environment

As described more fully in its charter, the primary function of the Audit Committee is to assist our Board of Directors in its general oversight of the Company’s financial reporting, internal control over financial reporting and audit process. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal control over financial reporting; disclosure controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

Our overall control environment is a focal point for our management, the Audit Committee and the Board. With this focus and with the oversight of the Audit Committee and the Board, management regularly enhances our overall control environment.

Cybersecurity Program Policy Statement

We are committed to combating the global threat of cyberattacks and to securing our business through our information security programs to operate with confidence, through a deep understanding of cybersecurity risks, vulnerabilities, mitigations, and threats. These processes are managed by our cybersecurity team headed by our CISO and supported by our business continuity teams. We conduct periodic internal and external vulnerability audits and assessments and penetration testing and provide periodic cybersecurity training to employees. Further information on these processes can be found on our website at www.nmrk.com/esg/governance under the heading “Cybersecurity Program Policy Statement.” Further information on our cybersecurity risk-management strategy and the role of our Board and management in cybersecurity matters can be found in “Corporate Governance — The Board’s Role in Risk Oversight” in this Proxy Statement, and Part I, Item 1C, Cybersecurity, of the 2023 10-K.

Data Privacy Program Policy Statement

We have a global data privacy policy statement applicable to all subsidiaries and business lines. We are committed to conducting our business in line with the right to privacy set forth in the Universal Declaration of Human Rights (Article 12). As such, we are committed to handling personal data responsibly and recognize the privacy rights of persons involved in our business dealings. Our policy provides a mechanism for data subjects to raise concerns about personal data and privacy as well as the right of access to personal information, the right to correct or amend such information and the right to request deletion of such personal information. Further information on this program can be found on our website at www.nmrk.com/esg/governance under the heading “Data Privacy Program Policy Statement.”

Hedging and Pre-Clearance Procedures

We have a Hedging Policy with respect to equity securities issued by Newmark (collectively, “Company Equity Securities”). In this regard, we prohibit our directors, officers, and employees, including leased employees, brokers and independent contractors, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Company Equity Securities held by such persons, except with the explicit approval of our Audit Committee or its designees. For avoidance of doubt, Cantor and its affiliated entities or any securities issued by such entities other than the Company are not covered under the Hedging Policy. Further information on this program can be found on our website at www.nmrk.com/esg/governance under the heading “Policy Statement on Hedging.”

Additionally, we have a pre-clearance policy and process for trades in Company Equity Securities that all our directors, executive officers, and other designated insiders and employees, including leased employees, brokers and independent contractors, must follow. Under this policy, such persons’ trades are subject to pre-clearance through our legal and compliance department. Directors and executive officers are also required to advise management in advance of entering into any SEC Rule 10b5-1 trading plans or similar plans in accordance with applicable law.

Additional ESG/Sustainability Information

To learn more about our policies and practices and our continuing efforts related to human capital management, ESG and sustainability matters, please refer to the ESG/sustainability section of our website at www.nmrk.com/esg, our 2022 Corporate Responsibility Report and to our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for further information. You may also find our Corporate Governance Guidelines, Code of Ethics, the charters of the committees of our Board of Directors, Hedging Policy, Environmental Policy, information about our charitable initiatives and other sustainability and ESG policies and practices on our website. The information contained on, or that may be accessed through, our website, is not part of, and not incorporated into, this Proxy Statement.

STOCKHOLDER ENGAGEMENT

Our Board of Directors and management value the opportunity to engage with our stockholders and gain insight year-round on their views on a broad range of topics, including our strategy, financial performance, executive compensation, corporate governance, human capital management, including diversity and inclusion, and environmental and social goals. Our Board of Directors receives reporting on feedback from investors and stockholder voting results. In addition, our management routinely engages with investors at conferences and other forums. We also speak with proxy advisors to discuss, and receive feedback on, our governance practices and executive compensation programs. Feedback from investors informs the Board’s ongoing review of governance and compensation matters.

In recent years, we have also enhanced our engagement strategy through:

•        Information available on our website, including SEC alerts, more detailed financial and operational disclosures in our investor presentations and supplemental Excel tables;

•        Commercial real estate-focused market reports, white papers, and thought leadership; and

•        Investor meetings, analyst and investor days, and conferences, including nearly 140 investment community interactions in 2022 with equity and fixed income investors, over 170 such interactions in 2023, and nearly 160 such interactions in the first six months of 2024. This was in addition to the several hundred people who listened to one or more of our quarterly financial results conference calls.

In each of the above periods, we reached out to institutions who collectively represented the majority of Newmark shares held by active professional investors. Of those who engaged with us, our interactions with them covered topics including industry trends, business trends and strategy, capital allocation, geographic and business line expansion, our recruitment and retention policies, key drivers of our growth, ESG, corporate governance matters, board composition and diversity, our executive compensation program, and ways to enhance our disclosures. We also periodically engage a third-party research firm to conduct anonymous surveys of our top institutional owners and the broader investment community to solicit candid feedback on these and other issues.

We look forward to further expanding our communication with stockholders and will continue to consider their views and perspectives, as appropriate, in making governance decisions and establishing strategic direction for the Company going forward.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are appointed annually by and serve at the discretion of our Board. In addition to Mr. Lutnick, who serves as Chairman of our Board and our principal executive officer, our executive officers, their respective ages and positions, and certain other information with respect to each of them are as follows:

Barry M. Gosin, 73, has served as our Chief Executive Officer since 1979 and a principal since 1978. Mr. Gosin guides our national and global expansion initiatives and oversees all facets of our day-to-day operations. Mr. Gosin spearheaded our merger with BGC and has since led our acquisition and hiring efforts and increased our annual revenues by over 10 times. An active industry and community leader, Mr. Gosin serves as a member of the board of directors of the Partnership for New York City, Trustee of the Citizens Budget Commission, and Trustee of Pace University.

Michael J. Rispoli, 52, has served as our Chief Financial Officer since 2012. As head of the finance and accounting departments, Mr. Rispoli steers our financial activities, with a focus on managing risk and monitoring cash flow. His responsibilities include financial planning and forecasting, accounting, financial reporting, financial due diligence, investor relations, and analysis and integration of acquisitions. Mr. Rispoli also provides services to our operating partnership and subsidiaries. Prior to joining Newmark, Mr. Rispoli was the Chief Financial Officer of Grubb & Ellis from August 2010 to April 2012 and had served in various capacities with such firm since May 2007. Mr. Rispoli served as executive director and corporate controller at Conexant Systems, Inc. from 2000 to 2007. Mr. Rispoli began his career at PricewaterhouseCoopers as manager of business assurance. Mr. Rispoli is a licensed CPA in the State of New Jersey (inactive).

Stephen M. Merkel, 66, has been our Executive Vice President, Chief Legal Officer and Assistant Corporate Secretary since January 2019 and was our Corporate Secretary from December 2017 to January 2019. Mr. Merkel has been Executive Vice Chairman of Cantor since August 2024, Executive Managing Director, General Counsel and Secretary of Cantor since December 2000 and was Senior Vice President, General Counsel and Secretary of Cantor from May 1993 to December 2000. He joined Cantor in 1993 and oversees all legal and compliance functions. Mr. Merkel has been Executive Vice President and General Counsel of BGC since September 2001 and was its Senior Vice President, General Counsel and Secretary from June 1999 to September 2001. Mr. Merkel was BGC’s Secretary from June 1999 to January 2019. Mr. Merkel also holds offices at and provides services to various operating partnerships and subsidiaries of Newmark and affiliates of Cantor and provides services to our operating partnerships and subsidiaries, including BGC U.S. OpCo, BGC Global OpCo and Newmark OpCo. Mr. Merkel also served as the Executive Vice President, General Counsel and Secretary of CF Finance Acquisition Corp., from October 2015 until consummation of its business combination with GCM Grosvenor in November 2020. Prior to joining Cantor, Mr. Merkel was Vice President and Assistant General Counsel at Goldman Sachs & Co. from February 1990 to May 1993. From September 1985 to January 1990, Mr. Merkel was an associate with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Merkel is a founding member of the board of directors of the Wholesale Markets Brokers’ Association, Americas. Mr. Merkel graduated with a B.A. magna cum laude from the University of Pennsylvania and received his law degree from the University of Michigan School of Law.

EXECUTIVE COMPENSATION INFORMATION

Historical Information Regarding Newmark IPO, Separation Transaction and Spin-Off and Their Effect on Our Compensation

Separation and Spin-Off of the Company

On December 19, 2017, the Company, which had been a wholly owned subsidiary of BGC Partners, completed its initial public offering (the “IPO”). Through the following series of transactions prior to and following the completion of the Separation (as defined below) and the IPO, Newmark became a separate publicly traded company. Prior to the closing of the IPO, on December 13, 2017, BGC Partners, BGC Holdings, L.P. (“BGC Holdings”), BGC U.S. OpCo, the Company, Newmark Holdings, Newmark OpCo and, solely for the provisions listed therein, Cantor and BGC Global OpCo, entered into the separation and distribution agreement (as amended on November 8, 2018 and amended and restated on November 23, 2018, the “Separation and Distribution Agreement”). Pursuant to the Separation and Distribution Agreement, BGC Partners, BGC Holdings and BGC U.S. OpCo and their respective subsidiaries (other than the Newmark group, as defined below, the “BGC group”) transferred to the Company, Newmark Holdings and Newmark OpCo and their respective subsidiaries (the “Newmark group”) the assets and liabilities of the BGC group relating to BGC Partners’ Real Estate Services business (such series of transactions that resulted in the transfer are herein referred to as the “Separation”). For more information on our IPO and transactions and agreements related to the Separation and the IPO, see “Certain Relationships and Related Transactions, and Director Independence — Separation, Initial Public Offering, and Spin-Off.”

On November 30, 2018, BGC Partners completed its previously announced pro-rata distribution (the “Spin-Off”) to its stockholders of all of the shares of our common stock owned by BGC Partners as of immediately prior to the effective time of the Spin-Off. In addition, BGC Partners caused its subsidiary, BGC Holdings, to distribute pro rata (the “BGC Holdings distribution”) all of the exchangeable limited partnership units of Newmark Holdings held by BGC Holdings immediately prior to the effective time of the BGC Holdings distribution to its limited partners entitled to receive distributions on their BGC Holdings units. Following the Spin-Off and the BGC Holdings distribution, BGC Partners ceased to be our controlling stockholder, and BGC Partners and its subsidiaries no longer held any shares of our common stock or other equity interests in us or our subsidiaries. For more information on the Spin-Off, see “Certain Relationships and Related Transactions, and Director Independence — Separation, Initial Public Offering, and Spin-Off — The Spin-Off.”

In connection with our IPO in December 2017, we established the Equity Plan and the Incentive Plan, under which the Compensation Committee may pay compensation in the form of cash, shares of our common stock or other equity awards, to our directors, executive officers or other officers or employees. We also maintain the Participation Plan, under which the Committee may award Newmark Holdings units to our directors, executive officers or other officers or employees.

Effect of the Separation and Spin-Off on Executive Compensation

In connection with the Separation, interests in Newmark Holdings were distributed to holders of interests in BGC Holdings in proportion to such interests of BGC Holdings held by such holders immediately prior to the Separation. Due to such distribution, any BGC Holdings — related interest that existed as of December 13, 2017 also included 0.454545 of a Newmark Holdings — related interest, and any redemption or exchange of a BGC Holdings — related interest prior to the Spin-Off must also have included the redemption or exchange of the associated ratable portion of a Newmark Holdings — related interest. This 0.454545 figure was based on what the distribution ratio would have been had the Spin-Off occurred immediately following the IPO.

As a result of the Separation, and due to the fact that certain BGC Partners awards granted pursuant to the BGC Partners compensation plans prior to the Separation became, upon the Separation, awards of interests in both BGC Holdings and Newmark Holdings, when we refer generally to partnership units that may be or have been awarded as part of compensation (i.e., NPSUs, PSUs, PPSUs, LPUs and PLPUs), we are referring to such units as may be awarded under the Newmark Compensation Plans, and, prior to BGC’s completion of its Corporate Conversion (as defined below) on July 1, 2023, BGC Partners’ compensation plans. When we refer to specific awards, we are referring to awards under the Newmark Compensation Plans, unless otherwise indicated.

In connection with the Spin-Off, holders of BGC Partners restricted stock awards participated in the distribution as if such holders held unrestricted shares of BGC Partners common stock, and following the Spin-Off, any shares of Newmark common stock issued in respect of restricted BGC Partners common stock remained subject to any vesting, lapse or forfeiture restrictions applicable to the restricted BGC Partners shares prior to the Spin-Off. RSU awards outstanding at the time under the Seventh Amended and Restated BGC Partners, Inc. Long Term Incentive Plan (the “BGC Equity Plan”), which was in effect at the time of the Spin-Off, were adjusted so that each holder of a BGC Partners RSU award continued to hold a BGC RSU award covering BGC Partners Class A common shares, but also received a Newmark RSU award covering Newmark Class A common shares on an “as distributed basis” in order to reflect the impact of the Spin-Off on the pre-Spin-Off BGC Partners RSU awards. Such RSUs generally have the same terms, including vesting terms, as the pre-Spin-Off BGC Partners RSU awards, subject to any adjustments made by the compensation committee of the board of directors of BGC.

Effect of BGC’s July 1, 2023 Corporate Conversion on Executive Compensation

On July 1, 2023, BGC Group, BGC Partners, and BGC Holdings, along with certain other entities, completed a series of mergers and related transactions in which BGC Partners converted from an “Up-C” to a “Full C-Corporation” in order to reorganize and simplify the organizational structure of the BGC entities (the “Corporate Conversion”). Upon the closing of the Corporate Conversion, BGC Group became the public holding company for BGC Partners, and BGC Holdings’ successor became a wholly owned subsidiary of BGC Group; accordingly, there are no longer any BGC Holdings units outstanding held by Newmark employees.

As a result of a series of transactions prior to and in anticipation of the Corporate Conversion, all BGC Holdings units held by Newmark employees were redeemed or exchanged, in each case, for shares of BGC Partners Class A common stock or cash.

COMPENSATION DISCUSSION AND ANALYSIS

Background

The following Compensation Discussion and Analysis describes the material elements of our executive compensation program for 2023, including aspects of our executive compensation program which were designed and implemented by the Compensation Committee in March 2024, at which time 2023 year-end compensation decisions with respect to each of our executive officers were reviewed and approved.

Our principal executive officer for 2023 was our Executive Chairman, Howard W. Lutnick, and our principal financial officer for 2023 was our Chief Financial Officer, Michael J. Rispoli. Our other two executive officers for 2023 were Barry M. Gosin and Stephen M. Merkel.

For 2021, 2022 and 2023, the compensation determined and approved by our Compensation Committee for Newmark matters for Messrs. Lutnick, Gosin, Merkel and Rispoli is reflected in full below. In each case compensation includes salary, other cash compensation and non-cash compensation.

Compensation Philosophy

Our executive compensation program, which is under the direction and control of our Compensation Committee, is designed to integrate compensation with the achievement of our short- and long-term business objectives and to assist it in attracting, motivating and retaining the highest quality executive officers and rewarding them for superior performance. Different components of our executive compensation program are geared to short- and longer-term performance, with the goal of increasing stockholder value over the long term.

In determining the compensation of our executive officers, our Compensation Committee considers a variety of factors, both qualitative and quantitative, consistent with our overall goals. Our objectives include a program that reflects the retentive effect of the payment of appropriate compensation for each executive officer, the pay practices of the Company’s peer group and other companies, the Company’s financial performance as a whole and the performance of various business lines, including as compared to peer data, and the Company’s and the executives’ success in meeting corporate objectives including attracting and retaining qualified brokers and other professionals, market position, revenue and profitability and other financial criteria, strategic growth and business positioning and objectives for long-term competitive advantage. While many of our brokers and other professionals are paid commissions, the compensation received by our executive officers is not typically specifically tied to mathematical formula-based performance targets except for certain legacy commission-based arrangements relating to Mr. Gosin. Unless compensation is specifically set forth in an applicable employment agreement, the compensation of our most senior control officers under our program is determined based on a holistic review of all relevant compensation factors by the Compensation Committee with no particular weighting toward any specific metric or other factor. Such compensation factors may also include the ability to respond to extraordinary events and manage the business under changing financial, global, health, environmental and other circumstances. Further, although the vote is advisory and non-binding on the Board, the Compensation Committee considers the results of the “say-on-pay” vote.

We also believe that executive compensation should reflect achievement of individual managerial objectives established for specific executive officers at the beginning of the fiscal year as well as reflect specific achievements by such individuals over the course of the year, such as development of specific products or customer relationships or executing or integrating specific acquisitions, dispositions and other strategic arrangements. We further believe that specific significant events led by executives, including acquisitions, dispositions and other strategic arrangements, as well as management activities that create significant value and other significant transactions, should also be given significant weight. We believe that the performance of our executives in managing our Company, and in the provision of services to our operating partnerships and subsidiaries, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation.

In designing and implementing our executive compensation program, our Compensation Committee considers our operating and financial objectives, including our risk profile, and the effect that our executive compensation decisions will have on encouraging our executive officers to take an appropriate level of business, operational and market risk consistent with our overall goal of enhancing long-term stockholder value. In particular, the Committee considers those risks identified in our risk factors and the known trends and uncertainties identified in our management discussion and analysis in the 2023 10-K, and considers how our executive compensation program serves to achieve its operating, financial and other strategic objectives while at the same time mitigating any incentives for executive officers to engage in excessive risk-taking to achieve short-term results that may not be sustainable in the long term. Although reviewed by the Compensation Committee, our policy is generally that the compensation of our executive officers should not be based on the short-term performance of our Class A common stock, whether favorable or unfavorable, since we believe that the price of our Class A common stock will, in the long term, reflect our overall performance and, ultimately, our management by our executives. Long-term stock performance is reflected in executive compensation through the grant of various equity and partnership awards as described below.

Our Compensation Committee is aware that certain of our executive officers, including Messrs. Lutnick and Merkel, also receive compensation from our affiliates, including Cantor and BGC, for services rendered to each of them, but the Committee generally does not specifically review the nature or amount of such compensation. Messrs. Lutnick’s and Merkel’s overall compensation from BGC is reviewed and approved by the compensation committee of the board of directors of BGC and not by our Compensation Committee.

None of our executive officers has received any compensation for serving on our Board of Directors or on the board of directors of BGC.

Overview of Compensation and Processes

For 2023, executive compensation was composed of the following principal components: (i) a base salary, which is designed to retain talented executive officers and contribute to motivating, retaining and rewarding individual performance; (ii) an incentive bonus award that is intended to tie financial rewards to the achievement of the Company’s short- or longer-term performance objectives; and (iii) an incentive program that is designed to promote the achievement of short- and long-term performance goals and to align the long-term interests of executive officers with those of stockholders through the grant of awards. In all cases, performance objectives and goals relate to the performance of the Company and our executives at the Company and in the provision of services to our operating partnerships and subsidiaries.

From time to time, we may also restructure the existing partnership, equity and compensation arrangements of our executive officers. We may also adopt various policies related to or in addition to such restructurings, including with respect to the grant of exchange rights, other monetization of awards, and the acceleration of the lapse of restrictions on restricted stock. We may also issue potential extraordinary grants to executive officers which may or may not be based on prior results or other performance measures, including stock price increase or other measures to be specified.

From time to time, we have also used employment agreements, change of control agreements, retention agreements, and other arrangements, including some with specified target or guaranteed bonus components, and extraordinary bonuses to attract, motivate and retain talented executives. Any such arrangements with the executive officers currently in effect are summarized below.

Our Compensation Committee, with the assistance where appropriate of special project committees and advisors, approves, and recommends to our Board of Directors that it approve the salaries, bonuses and other compensation of our executive officers. In addition, the Committee approves grants to executive officers under and otherwise administers our Incentive Plan, our Equity Plan and our Participation Plan.

From time to time, the Compensation Committee has engaged a compensation consultant in connection with its compensation decisions. With respect to 2023, Korn Ferry (the “Compensation Advisor”) advised the Committee. The Committee retained the Compensation Advisor to provide surveys, information, and other assistance with respect to pay practices and compensation levels at the Company’s peer group and other companies, and the Committee discussed with the Compensation Advisor all compensation arrangements for 2023. For 2023, the Committee and the Compensation Advisor also reviewed additional pay for performance considerations and metrics and other measures including financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and non-GAAP financial results, development of strategic customer relationships, changes in margins, investment sales, mortgage origination and mortgage brokerage market shares, fees from management services, servicing, and other, catalyst transactions, acquisitions, and strategy and management responsibility, challenges and risk management, international expansion and other specific line items and measures in order to review financial performance and consider compensation awards. The Committee reviewed the Company’s total revenues as a key performance measure for 2023. The Committee and the Compensation Advisor reviewed additional performance metrics for 2024, including strategic hires or retention of key employees in competitive market conditions, the market penetration of the Company’s products and businesses in new geographies or markets, strategic acquisitions, joint ventures, and dispositions, and considered various discretionary factors. The Committee reviewed this data with no particular weighting toward any specific metric or other factor. While the Committee does take into consideration such peer data and percentiles, the Committee does not attempt to benchmark executive compensation against any level, range, or percentile of compensation paid at any other companies, does not apply any specific measures of internal or external pay equity in reaching its conclusions, and does not employ tally sheets, wealth accumulation, or similar tools in its analysis.

The Compensation Committee considered whether the Compensation Advisor had any conflicts of interest in advising the Committee. The Committee considered whether the Compensation Advisor had been providing services of any other nature to the Company; the amount of fees received from the Company by the Compensation Advisor; the policies and procedures adopted by the Compensation Advisor that have been designed to prevent conflicts of interest; whether any business or personal relationships existed between the consultants employed by the Compensation Advisor who worked on Company matters and any member of the Committee; whether any business or personal relationship existed between such consultants and any of our executive officers; and whether the Compensation Advisor or such consultants hold any of our Class A common stock. The Compensation Advisor also provides services to the compensation committee of the board of directors of BGC. Upon evaluating such considerations, the Committee found no conflicts of interest in the Compensation Advisor advising the Committee.

In attempting to strike an appropriate balance, our Compensation Committee seeks to provide executive officers with an appropriately diversified mix of fixed and variable cash and non-cash compensation opportunities, time-based and performance-based awards, and short- and long-term incentives. In particular, our performance-based bonuses under our Incentive Plan focus on a mix of Company-wide and product-specific operating and financial metrics, in some cases based upon our absolute performance and in other cases based upon our performance relative to our peer group or other companies. In addition, the Incentive Plan award opportunities provide for the exercise of considerable negative discretion by the Committee to reduce, but not increase, amounts granted to executive officers under the Incentive Plan, and to take individual as well as corporate performance into account in exercising that discretion. Further, the Committee retains the discretion to pay out any amounts finally awarded under the Incentive Plan in equity or partnership awards, rather than cash, and to include restrictions on vesting, resale and forfeiture in any such equity or partnership awards.

Our policy for allocating between currently paid short- and long-term compensation is designed to ensure adequate base compensation to attract and retain talented executive officers, while providing incentives to maximize long-term value for our Company and our stockholders. Cash compensation is provided in the form of base salary to meet competitive salary norms and reward superior performance on an annual basis, and in the form of bonuses and awards for achievement of specific short-term goals or in the discretion of the Compensation Committee. Equity and partnership awards reward superior performance with regards to specific objectives and long-term strategic goals and assist in retaining executive officers and aligning their interests with those of our Company and our stockholders. From time to time, we may provide additional equity or partnership awards on a periodic basis to reward superior performance, which awards may provide further long-term retention incentives.

Base salaries for the following year are generally set for our executive officers at year-end meetings of the Compensation Committee or in the early part of the applicable year. At these meetings, the Committee also approves incentive bonuses under the Incentive Plan for the prior year and any discretionary bonuses and grants of equity and partnership awards under our Equity Plan and the Participation Plan to our executive officers.

We provide long-term incentives to our executive officers through the grants of limited partnership units under the Participation Plan and exchange rights or cash settlement awards in connection with such partnership units and restricted stock and other equity grants under the Equity Plan. In addition, executive officers may receive a portion of their Incentive Plan bonuses in equity or partnership awards, rather than cash, with the number of awards determined by reference to the market price of a share of our Class A common stock on the date that the award is granted or such other date that awards to executive officers are made. Grants under our Equity Plan and our Participation Plan generally have vesting provisions that are time-based, rather than performance-based, although both plans are flexible enough to provide for performance-based awards.

At or around the year-end Compensation Committee meetings, our Executive Chairman, Mr. Lutnick, makes compensation recommendations to the Committee with respect to the other executive officers. Such executive officers are not present at the time of these deliberations. With respect to its determination of the Executive Chairman’s compensation, the Committee considers such information received from the Executive Chairman as it deems necessary or appropriate. The Committee deliberates separately in executive sessions with the Compensation Advisor as to all executive officers other than Mr. Lutnick in the presence of Mr. Lutnick, and separately in executive sessions with the Compensation Advisor as to all executive officers, including Mr. Lutnick, outside of the presence of Mr. Lutnick. The Committee may accept or adjust Mr. Lutnick’s recommendations and makes the sole determination of the compensation of all of our executive officers. In accordance with our Corporate Governance Guidelines, the Committee shall review and evaluate, at least annually, the performance and leadership of Mr. Lutnick as Executive Chairman and Mr. Gosin as Chief Executive Officer. Based upon the results of this evaluation and input from the Compensation Advisor, the Committee reviews and approves Mr. Lutnick’s and Mr. Gosin’s compensation.

During the first quarter of each fiscal year, the practice of our Compensation Committee is to establish annual incentive performance goals and guidelines for all executive officers under the Incentive Plan, with the Committee retaining negative discretion to reduce or withhold any bonuses earned at the end of the year. All executive officers in office at that time are eligible to participate in the Incentive Plan. In all cases, such performance goals relate to the performance of the Company and of our executive officers at the Company and in the provision of services to our operating partnership and subsidiaries.

Timing of Awards

Equity and partnership awards to executive officers that are in payment of the Incentive Plan or discretionary bonuses are typically granted annually in conjunction with the Compensation Committee’s review of Company performance and individual performance of executive officers, although interim grants may be considered and approved from time to time. The Committee’s annual review generally takes place at year-end meetings, which are generally held in the first quarter of each year, although the reviews may be held at any time and from time to time throughout the year. Grants to executive officers may be made on a mid-year or other basis in the event of business developments, changing compensation requirements or other factors, in the discretion of the Committee.

Our policy in recent years has generally been to award year-end grants to executive officer recipients by the end of the calendar year or in the quarter thereafter, with grants to non-executive employees occurring closer to the end of the first quarter of the following year. Grants, if any, to newly hired employees are effective on the first day of the quarter following the employee’s first day of employment. In addition, from time to time the Company may offer compensation enhancements or modifications to employees that it does not offer to its executive officers.

The exercise price of all exercisable equity-based compensation is set at the closing price of our Class A common stock on the Nasdaq Global Select Market on the date of grant. As discussed above, with respect to limited partnership units and other equity or partnership awards, grants may be made based on a dollar value, with the number of units or shares determined by reference to the market price of our Class A common stock on the date of grant or based on a specified number of awards.

Equity Plan and Participation Plan Awards

It is the Compensation Committee’s general policy to award restricted stock, exchange rights, awards that are repurchased for cash, which we refer to as “cash settlement awards,” and other equity or partnership awards to executive officers in order to align their interests with those of our long-term investors and to help attract and retain qualified individuals. Our Equity Plan permits the Committee to grant restricted stock, stock options, stock appreciation rights, deferred stock such as RSUs, bonus stock, performance awards, dividend equivalents and other stock-based awards, including to provide exchange rights for shares of our Class A common stock and cash settlement awards relating to Newmark Holdings limited partnership units.

Our Participation Plan provides for the grant or sale of Newmark Holdings limited partnership units. The total number of Newmark Holdings limited partnership units issuable under the Participation Plan will be determined from time to time by our Board of Directors, provided that exchange rights or cash settlement awards relating to units may only be granted pursuant to other stock-based awards granted under our Equity Plan. Partnership units in

Newmark Holdings (other than NPSUs) are entitled to participate in preferred or quarterly partnership distributions from Newmark Holdings and (other than Preferred Units (as defined below) and NPSUs) are eligible to be made exchangeable for shares of our Class A common stock. We view these incentives as an effective tool in motivating, rewarding and retaining our executive officers.

Our Compensation Committee retains the right to grant a combination of forms of such awards under our Equity Plan and our Participation Plan to executive officers as it considers appropriate or to differentiate among executive officers with respect to different types of awards. The Committee has also granted authority to Mr. Lutnick, our Executive Chairman, and certain other members of our management to grant awards to non-executive officer employees of the Company under the Equity Plan and Participation Plan and to establish sub-plans for such persons.

In addition, our executive officers and other employees may also be offered the opportunity to purchase limited partnership units. The Compensation Committee and Mr. Lutnick will have the discretion to determine the price of any purchase right for partnership units, which may be set at preferential or historical prices that are less than the prevailing market price of our Class A common stock.

Discretionary and Retentive Partnership Opportunities

To incentivize executive officers and hold them accountable to stockholders, our Compensation Committee uses a variety of highly retentive partnership units issued under the Participation Plan. These partnership awards are granted as a tax-efficient, strongly retentive, and risk-appropriate means to align the interests of the executive officers with those of our long-term stockholders. For executive officers, these grants may include NPSUs, PSUs, and PPSUs, each as described below. The Committee believes that the features of the units, coupled with the discretion of the Committee to grant the right to partnership distributions, exchangeability into shares of Class A common stock of Newmark, and various liquidity opportunities, create a best-in-class form of incentive award for our executives. Until such units are made exchangeable into shares of Class A common stock or exchanged for cash or, in some cases, made exchangeable into another partnership unit with a capital account such as an HDU, at the discretion of the Committee, these units are generally forfeitable for any reason, subject to certain exceptions.

We believe this incentivizes performance. These partnership units may be redeemed for zero by the Committee at its discretion while in non-exchangeable form. Traditionally, the Committee generally has not granted options and equity-based awards such as RSUs to executives and emphasized instead these flexible and retentive limited partnership units. The Committee has granted NPSUs, along with PSUs, and HDUs, provided as long-term incentives to executive officers, which awards may receive discretionary grants of exchange rights and be coupled with cash settlement awards. The Committee may consider RSUs and options, as well as partnership units and other forms of compensation, in future grants.

NPSUs have no value for accounting or other purposes at the time of grant, do not participate in quarterly partnership distributions, are not allocated any items of profit or loss and may not be made exchangeable into shares of Class A common stock. Grants of NPSU awards are highly discretionary and provide additional flexibility for the Compensation Committee to determine the timing and circumstances of replacing such units with units that earn partnership distributions and any rights to exchange such units for shares of Class A common stock or cash. NPSUs have generally been granted to our executives in the event of business developments, changing compensation requirements or other factors, or in connection with execution of long-term employment arrangements.

From time to time, our Compensation Committee may choose to replace an NPSU with a non-exchangeable PSU or HDU. NPSUs are subject to adjustment at the time of conversion into PSUs based on the then-applicable exchange ratio (as described herein). A non-exchangeable PSU may also be replaced with a non-exchangeable HDU. A non-exchangeable PSU that has been granted the right to convert into a non-exchangeable HDU is referred to as a “PSU-H,” and a non-exchangeable PPSU that has been granted the right to be converted into cash upon conversion of the underlying PSU-H into an HDU is referred to as a “PPSU-H.” PSUs participate in quarterly partnership distributions, but otherwise generally have no value for accounting purposes and are not exchangeable into shares of Class A common stock until such exchange rights are granted by the Committee. HDUs have a stated capital account and are valued based upon such capital account which is initially based on the closing trading price of Class A common stock at the time the HDU right is granted. HDUs participate in quarterly partnership distributions and are not exchangeable into shares of Class A common stock unless such exchange rights are granted by the Committee.

Executive officers may also receive PPSUs. These units are preferred limited partnership units that may be awarded to holders of, or contemporaneously with the grant of, PSUs. PPSUs are entitled to a preferred distribution of net profits of Newmark Holdings, but otherwise are not entitled to participate in quarterly distributions. PPSUs cannot be made exchangeable into shares of Class A common stock, and can only be exchanged for cash, at the determination price on the date of grant, in connection with an exchange of the related PSUs or HDUs, and therefore are not included in our fully diluted share count. The ratio of the grant of PPSUs to traditional units (e.g., PSUs) is expected to approximate the compensatory tax rate applicable in the relevant country jurisdiction of the partner recipient. The determination price used to exchange PPSUs for cash is determined by the Compensation Committee on the date of the grant of such unit and is based on a closing trading price of Class A common stock identified by the Committee on such date.

Over time, as compensation goals are met and our executives are awarded other incentives, the Compensation Committee may choose, in its sole discretion, to grant an exchange right with respect to a PSU, thereby creating a potential liquidity event for the executive and creating a value for accounting purposes. The life cycle of these units, as they may evolve from NPSUs to shares of Class A common stock, provides the Committee and the Board of Directors with superior opportunities to retain and incentivize executives and employees in a tax-efficient and discretionary manner.

Until non-exchangeable units are made exchangeable into a share of Class A common stock or exchanged for cash at the discretion of the Committee, they are generally forfeitable for any reason, subject to certain exceptions. We believe this incentivizes performance and helps align the interests of our executives with those of our investors.

Our executive officers have much of their personal net worth in a combination of deferred compensation, including non-exchangeable and exchangeable limited partnership units and RSUs. Messrs. Lutnick, Gosin, Merkel and Rispoli hold limited partnership units in Newmark Holdings. Mr. Rispoli also holds RSUs in Newmark. Mr. Lutnick holds additional partnership interests in Cantor, which, through its and CFGM’s ownership of shares of our Class B common stock, controls approximately 59.0% of the total voting power of the outstanding Newmark common stock as of August 23, 2024. Mr. Merkel also holds additional partnership interests in Cantor.

Tax and Accounting Treatment

Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”) eliminates a corporation’s tax deduction in a given year for payments to certain executive officers in excess of $1,000,000. We do not currently expect that decisions relating to compensation will be significantly impacted by the limitations of Section 162(m) on a going-forward basis.

Our management and our Compensation Committee recognize that we are subject to certain Financial Accounting Standards Board and SEC guidance on share-based awards and other accounting charges with respect to the compensation of the executive officers and other employees. However, management and the Committee do not believe that these accounting charges should necessarily determine the appropriate types and levels of compensation to be made available. Where material to the Committee’s decisions, these accounting charges will be described in our compensation discussion and analysis, compensation tables and related narratives.

Our Compensation Committee may grant equity and partnership awards to executive officers in a variety of ways under the Equity Plan and the Participation Plan, including restricted stock, RSUs, exchange rights, cash settlement awards and other equity grants under the Equity Plan and non-exchangeable limited partnership unit awards under the Participation Plan. Grants of such awards may have different accounting treatment and may be reported differently in the compensation tables and related narratives depending upon the type of award granted and how and when it is granted.

For GAAP purposes, a compensation charge is recorded on PSUs and similar limited partnership units if and when an exchange right is granted to such units to acquire shares of Class A common stock, and the charge is based on the market price of Class A common stock on the date on which the exchange right is granted, regardless of when such exchange occurs. Additionally, when the exchange actually occurs, a U.S. federal income tax deduction is generally allowed equal to the fair market value of a share of Class A common stock on the date of exchange.

For GAAP purposes, if shares of restricted stock granted are not subject to continued employment or service with us or any of our affiliates or subsidiaries, even if they are subject to compliance with our customary non-compete obligations, the grant-date fair value of the restricted stock is expensed on the date of grant.

Compensation Recovery/Clawback Policy and Forfeiture and Recoupment

Clawback Policy

The Company has adopted a Clawback Policy for its executive officers effective as of December 1, 2023, with retroactive applicability to October 2, 2023. The Clawback Policy applies to Incentive-Based Compensation. The Clawback Policy provides for recovery of Incentive-Based Compensation received by a covered person in the event of an accounting restatement due to material noncompliance with financial reporting requirements that is in excess of the Incentive-Based Compensation that such person would have received based upon the restated financial reporting measure. The Clawback Policy applies to Incentive-Based Compensation and not to compensation that is purely discretionary or based on subjective goals or goals unrelated to financial reporting measures.

Forfeiture and Recoupment

The partnership units issued to our executive officers, certain of which, such as PSUs or NPSUs, may be redeemed for zero at any time by the Compensation Committee, as well as partnership obligations under the Newmark Holdings limited partnership agreement, are retentive and provide broad discretion and significant clawback power to the Compensation Committee.

Further, our policy is to provide much of our compensation through highly retentive partnership units or other equity with strong vesting mechanisms. Accordingly, we do not require additional share ownership or hold-through-retirement thresholds.

2023 Compensation Actions Taken by the Compensation Committee

The compensation approved by our Compensation Committee and paid to our executive officers for 2023 is described in full in our Summary Compensation Table herein and the footnotes thereto. Below are descriptions of the various considerations and actions taken by our Compensation Committee for the determination of year-end compensation for our executive officers.

Consideration of Peer Data for 2023 and Other Factors

As part of its compensation process, in addition to qualitative and strategic factors, the Compensation Committee considered various peer, financial and market metrics by reviewing the latest public financial information available at the time compared with the disclosed growth rates for these same metrics at our full-service U.S. and U.K. listed peers. These peers were CBRE Group, Inc., Colliers International Group Inc., Jones Lang LaSalle Incorporated, Savills plc and Cushman & Wakefield plc. The metrics included total consolidated revenue, share price change, and other financial measures including financial results, changes in margins, and fees from management services, servicing and other. The Committee also reviewed our relative performance versus these peers in individual business lines including leasing, investment sales, and commercial mortgage origination, management services and servicing, as well as our market share in investment sales and mortgage origination. The Committee noted that leasing volumes, growth in leasing fees, growth in fees from management services, servicing and other, and U.S. investment sales outpaced industry peers and relevant industry volumes over the time periods presented.

Performance data, including both financial and market data, is often reviewed by the Committee as presented by management and by the Compensation Advisor. As part of its compensation process, the Committee reviewed this data broadly and as part of its mix of factors, with no particular weighting toward any specific metric or other factor. Further, as discussed under “Overview of Compensation and Processes,” while we use market data from peer companies as a reference point for evaluating our executive compensation program among other qualitative and quantitative factors, we do not benchmark against any specific compensation level or metric.

Base Salary

Our executive officers receive base salaries or similar cash payments intended to reflect their skills, expertise and responsibilities. Subject to any applicable employment or other agreements, such payments and subsequent adjustments, if any, are reviewed and approved by the Compensation Committee annually, based on a variety of factors, which may include, from time to time, a review of relevant salaries of executives at our peer group of companies and others, and each executive officer’s individual performance for the prior year, including such executive officer’s experience and responsibilities.

We generally establish base pay at levels comparable to our peer group and other companies which employ similarly skilled personnel, including CBRE Group, Inc., Colliers International Group, Inc., Compass, Inc., Cushman & Wakefield plc, FirstService Corporation, Jones Lang LaSalle Incorporated, Marcus & Millichap Inc., Opendoor Technologies Inc., RE/MAX Holdings, Inc., Savills plc, WeWork Inc., and Zillow Group, Inc. While we determine these levels by reviewing publicly available information with respect to our peer group of companies and others, we generally do not expect to engage in benchmarking.

For 2023, Mr. Lutnick spent approximately 33% of his time on our matters and Mr. Merkel spent approximately 25% of his time on our matters and they expect to spend approximately the same percentage of time on Newmark matters in 2024. These percentages may vary in 2024 depending on business developments at Newmark or Cantor, BGC or any of our or their respective affiliates. Messrs. Gosin and Rispoli spend all of their time on our matters, including on investments or ventures.

Base Salaries for 2023

Annual base salary rates for 2023 were established in March 2023 by our Compensation Committee with respect to each of our executive officers, based on their continuing qualifications, experience and responsibilities. The base salary rate for 2023 was continued at $1,000,000 for each of Messrs. Lutnick and Gosin. The base salary rate for Mr. Rispoli for 2023 was continued at $850,000, and the base salary rate for Mr. Merkel for 2023 was continued at $500,000.

Base Salaries for 2024

Annual base salary rates for 2024 were established in March 2024 by our Compensation Committee with respect to each of our executive officers, based on their continuing qualifications, experience and responsibilities. The base salary rate for 2024 was continued at $1,000,000 for each of Messrs. Lutnick and Gosin. The base salary rate for Mr. Rispoli for 2024 was continued at $850,000, and the base salary rate for Mr. Merkel for 2024 was continued at $500,000.

Incentive Plan Awards

We generally intend to award performance-based compensation in the form of bonuses to our executive officers, including pursuant to the Incentive Plan. The Compensation Committee believes that such performance-based compensation appropriately aligns the interests of our executive officers with the interests of our stockholders.

With respect to each performance period, our Compensation Committee specifies the applicable performance criteria and targets to be used under the Incentive Plan for that performance period. These performance criteria, which may vary from participant to participant, will be determined by the Committee and may be based upon one or more of the following financial performance measures and may be expressed on an absolute and/or relative basis and on a GAAP or non-GAAP basis:

•        pre-tax or after-tax net income;

•        pre-tax or after-tax operating income;

•        total or gross revenues or similar items;

•        profit, earnings or other margins;

•        stock price, dividends and/or total stockholder return;

•        EBITDA measures;

•        cash flow(s);

•        market share;

•        pre-tax or after-tax earnings per share;

•        pre-tax or after-tax operating earnings per share;

•        expenses;

•        return on investment or equity;

•        environmental, social, governance or similar criteria; or

•        strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, or geographic business expansion goals, cost targets, goals relating to acquisitions, strategic hires, dispositions or divestitures, or any combination thereof.

The actual Incentive Plan bonus paid to any given participant at the end of a performance period is based upon the extent to which the applicable performance goals for such performance period are achieved, subject to the exercise of negative discretion by the Compensation Committee, and may be paid in cash or in equity or partnership awards. These awards also serve as incentives for future performance and retention.

In addition, from time to time, our Compensation Committee may provide for target or guaranteed bonuses in employment or other agreements in order to attract and retain talented executives, or may grant ad hoc discretionary bonuses when an executive officer is not eligible to participate in the Incentive Plan award opportunities for that performance period or when it otherwise considers such bonuses to be appropriate. Such bonuses may also be paid in cash or in equity or partnership awards.

Incentive Plan Bonus Goals for 2023

In the first quarter of 2023, our Compensation Committee determined that Messrs. Lutnick, Gosin, Rispoli and Merkel, our executive officers for 2023, would be participating executives for 2023 in our Incentive Plan.

For 2023, the Compensation Committee used the same performance criteria for all executive officers and set a bonus for 2023 equal to the maximum value allowed for each individual pursuant to the terms of the Incentive Plan (i.e., $25 million), provided that (i) the Company achieved operating profits or Adjusted Earnings annually for 2023, as calculated on substantially the same basis in the Company’s 2022 year-end earnings release, or (ii) the Company achieved improvement or percentage growth in gross revenue or total transaction volumes for any product for 2023 as compared to 2022 over any of its peer group members or other industry measures, as reported in the Company’s 2023 earnings release, in each case calculated on substantially the same basis as in the Company’s financial results press release for 2022 and compared to the most recently available peer group information or industry measures, in each case subject to any appropriate corporate adjustment to reflect stock splits, reverse stock splits, mergers, spin offs or any other extraordinary corporate transactions in accordance with the Incentive Plan, the Equity Plan and the Participation Plan, as applicable, each of which we refer to as a “Performance Goal.”

The Compensation Committee determined that the payment of any such amount may be in the form of cash, shares of Class A common stock, limited partnership units, or other equity or partnership awards permitted under the Equity Plan, the Participation Plan or otherwise. The Compensation Committee, in its sole and absolute discretion, retained the right to reduce the amount of any Incentive Plan bonus payment based upon any factors it determines, including whether and the extent to which the Performance Goals or any other corporate, as well as individual, performance objectives have been achieved.

Incentive Plan Bonuses Awarded for 2023

On March 7, 2024, having determined that the Performance Goals established in the first quarter of 2023 had been met for 2023, our Compensation Committee made awards to the participating executive officers for 2023 under our Incentive Plan, with some adjustments by the Compensation Committee on March 26, 2024. The awards were granted using a stock price of $10.83 on March 7, 2024, as adjusted by the 0.9231 exchange ratio in effect as of such date, resulting in $10.00, and provided a combination of short- and long-term incentives that align the Company’s financial performance with its executive compensation. In addition to short-term cash compensation awarded to the participating executives, the Committee awarded significant portions of the 2023 Incentive Plan compensation to Messrs. Lutnick and Merkel in the form of long-term partnership units. These units are eligible for partnership distributions, if any, in the current period, which are tied to the Company’s current and future earnings and may rise and fall with the Company’s results and market conditions in a given period. The partnership unit awards, however, are issued as non-exchangeable, and the non-Preferred Unit awards may be made exchangeable into the Company’s Class A common stock at a future time, at the Committee’s discretion, thus incentivizing future performance by aligning it with the Company’s stock price. All of such 2023 partnership awards are forfeitable in the event that any such executive was to leave the Company and compete or otherwise violate applicable partnership obligations.

In making its bonus determinations for 2023, our Compensation Committee considered various qualitative and quantitative compensation factors, including the Performance Goals, the retentive effect of the payment of appropriate compensation for each executive officer, and the Company’s financial performance as a whole and the performance of various business lines, including as compared to peer data. The impact of any of these measures during 2023 or beyond may materially impact the value of current and previous partnership and equity awards, thus aligning the interests of the executive officers with those of our stockholders. The Compensation Committee also considered the pay practices of the Company’s peer group and other companies, including a compensation survey prepared by, and advice from, the Compensation Advisor. By choosing to pay a portion of Messrs. Lutnick’s and Merkel’s Incentive Plan awards in partnership units the Compensation Committee expects to incentivize those executive officers with respect to future performance and encourage ongoing contributions to management, our results and our existing and future businesses in a similar manner to how Messrs. Gosin and Rispoli are incentivized by the partnership unit and RSU awards, respectively, that they have received under their respective employment agreements. The specific Incentive Plan awards to our executive officers were as follows:

•        Mr. Lutnick’s aggregate bonus of $9,000,000 for 2023 was paid $4,000,000 in current cash compensation and $5,000,000 in a long-term partnership award represented by 500,000 non-exchangeable Newmark Holdings PSUs at $10.00 per unit. The aggregate value of the bonus for Mr. Lutnick remained the same as his bonus with respect to calendar year 2022. In exercising its discretion regarding the amount and form of this award, the Compensation Committee noted Mr. Lutnick’s leadership efforts and strategic guidance and emphasis on positioning the Company for expected future results and the results of various business metrics.

•        Mr. Rispoli’s bonus of $500,000 for 2023 was paid in current cash compensation. The bonus for Mr. Rispoli remained the same as his bonus with respect to calendar year 2022. In exercising its discretion regarding the amount and form of this award, the Compensation Committee noted Mr. Rispoli’s leadership and efforts in 2023 as well as his contribution to the Company’s acquisitions, treasury and other financial matters. In addition to his Incentive Plan award, Mr. Rispoli received a portion of his previously awarded RSU award which vested as provided for in his employment agreement. See “— Employment Agreement Awards” for more information.

•        Mr. Merkel’s aggregate bonus of $1,000,000 for 2023 was paid $500,000 in current cash compensation and $500,000 in a long-term partnership award represented by 25,000 non-exchangeable Newmark Holdings PSUs and 25,000 non-exchangeable Newmark Holdings PPSUs with a determination price of $10.00 per unit. The aggregate value of the bonus for Mr. Merkel remained the same as his bonus with respect to calendar year 2022. In exercising its discretion regarding the amount and form of this award, the Compensation Committee noted Mr. Merkel’s guidance on regulatory and other matters and overall leadership of business, legal and regulatory matters during the year.

•        Mr. Gosin received a $1,500,000 cash bonus award for 2023 pursuant to the terms of his employment agreement, as well as a discretionary $5,000,000 annual cash bonus, as provided for in his employment agreement, in lieu of an Incentive Plan Award for 2023. See “— Employment Agreement Awards” and “— 2023 Gosin Discretionary Bonus Award” for more information.

Incentive Plan Bonus Goals for 2024

In March 2024, the Compensation Committee determined that Messrs. Lutnick, Gosin, Merkel and Rispoli, our current executive officers, would be participating executives for 2024 in the Incentive Plan. For 2024, the Committee established performance criteria for all executive officers and set a bonus for 2024 equal to the maximum value allowed for each individual pursuant to the terms of the Incentive Plan (i.e., $25 million), provided that (i) the Company achieves operating profits or Adjusted Earnings annually for 2024, as calculated on substantially the same basis as in the Company’s earnings release for the fiscal year ended December 31, 2023, (ii) the Company achieves improvement or percentage growth in gross revenue or total or net transaction volumes for any product for 2024 as compared to 2023 over any of its peer group members or other industry measures, as reported in the Company’s earnings release for the fiscal year ended December 31, 2024, in each case calculated on substantially the same basis as in the Company’s 2023 earnings release and compared to the most recently available peer group information or industry measures, (iii) the Company increases its market penetration for any product or business into any new market or geography in 2024 as compared to 2023, (iv) the Company achieves the successful execution in 2024 of any material, significant, accretive, or strategic acquisition, entry into any joint venture, or disposition of any business or asset, (v) the Company achieves in 2024 the strategic hire or retention of key personnel in competitive market conditions, or (vi) the Company achieves in 2024 other strategic or significant performance as recognized by the Compensation Committee in its sole discretion (collectively, the “2024 Performance Goals”).

The 2024 Performance Goals, in each case, are expected to be reviewed by the Compensation Committee with no particular weighting toward any specific Performance Goal or other factor and are subject to any appropriate corporate adjustment to reflect stock splits, reverse stock splits, mergers, spin offs or any other extraordinary corporate transactions. As each of the Company’s executive officers also provides services to certain of our operating partnerships and subsidiaries, potential bonuses for 2024 are also on behalf of all such operating partnerships and subsidiaries, as may be applicable.

The Compensation Committee determined that the payment of any such amount may be in the form of cash, shares of Class A common stock, limited partnership units or other equity or partnership awards permitted under the Equity Plan, the Participation Plan or otherwise. To the extent determined to reflect the portion of an executive officer’s compensation related to services performed for a particular subsidiary, entity or affiliate as noted above, the cost of compensation awarded under any of the Newmark Compensation Plans shall be borne by such operating partnership or entity. The Committee, in its sole and absolute discretion, retains the right to reduce the amount of any Incentive Plan bonus payment based upon any factors it determines, including whether and the extent to which the 2024 Performance Goals or any other corporate, as well as individual, performance objectives have been achieved. The Committee further retains discretion to authorize bonuses and other awards to the participating executives regardless of whether or not such bonuses and awards are tax deductible under tax law in effect at the time of such bonuses and awards.

Employment Agreement Awards

2023 Employment Agreement Awards

Mr. Gosin received a $1,500,000 cash bonus award for 2023 pursuant to the terms of, as well as a discretionary $5,000,000 annual cash bonus, as provided by, his employment agreement. Messrs. Gosin’s and Rispoli’s respective employment agreements provided for awards issued at the signing of the employment agreements but attributed by the Compensation Committee to compensation for fiscal years through 2025 and 2026 respectively, but also allow the Compensation Committee to grant additional discretionary annual bonuses, including under the Incentive Plan.

Pursuant to the employment agreement that Mr. Gosin executed on February 10, 2023 (the “Gosin Employment Agreement”), Mr. Gosin’s 2023 bonus of $1,500,000 was paid in current cash compensation. Also pursuant to the Gosin Employment Agreement, Mr. Gosin received 4,581,902 non-exchangeable Newmark Holdings NPSUs on February 10, 2023, issued at $8.73 per unit (which was the closing price of Newmark’s Class A common stock on February 10, 2023), of which 1,145,475 non-exchangeable NPSUs, or $10,000,000 at $8.73 per unit, was attributed by the Compensation Committee to compensation for each of fiscal years 2022, 2023, 2024 and 2025. See “Executive Compensation — Employment Agreements — Gosin Employment Agreement” below for more information on the schedule and criteria for these non-exchangeable NPSUs to convert into non-exchangeable PSUs and receive exchangeability.

2022 Employment Agreement Awards

Pursuant to Mr. Rispoli’s employment agreement, dated September 29, 2022 (the “Rispoli Employment Agreement”), on October 1, 2022, Mr. Rispoli received an aggregate of 750,000 RSUs, which will vest over a seven-year schedule. Of these RSUs, the Compensation Committee attributed 100,000 RSUs to the signing of the Rispoli Employment Agreement, and 150,000 RSUs to compensation for each of fiscal years 2022, 2023, 2024, and 2025, and 50,000 RSUs to compensation for fiscal year 2026. See “Executive Compensation — Employment Agreements — Rispoli Employment Agreement” for more information on the vesting schedule of these RSUs.

2023 Gosin Discretionary Bonus Award

In addition to the annual cash bonus of $1,500,000 that Mr. Gosin received pursuant to the terms of the Gosin Employment Agreement for 2023, Mr. Gosin received a $5,000,000 discretionary cash bonus with respect to calendar year 2023 as approved by the Compensation Committee on December 12, 2023. In making this discretionary award, the Compensation Committee noted Mr. Gosin’s importance to the Company and extraordinary performance during the year. See “Executive Compensation — Employment Agreements — Gosin Employment Agreement” for more information.

2024 Amended and Restated Gosin Employment Agreement

On August 7, 2024 (the “2024 Gosin Employment Agreement Effective Date”), Mr. Gosin entered into a Second Amended and Restated Employment Agreement (the “2024 Gosin Employment Agreement”) with Newmark OpCo and Newmark Holdings, which superseded and replaced the Gosin Employment Agreement. The 2024 Gosin Employment Agreement and awards thereunder described below were approved by the Compensation Committee after careful consideration of Mr. Gosin’s contributions to the Company.

The 2024 Gosin Employment Agreement extends the initial term of Mr. Gosin’s employment under the Gosin Employment Agreement to run through December 31, 2026, and removes provisions in the Gosin Employment Agreement that related to Mr. Gosin’s right under the Gosin Employment Agreement to terminate the agreement on December 31, 2024 by providing at least six months’ prior notice. The terms and conditions of the 2024 Gosin Employment Agreement, including the cash bonuses contemplated by such agreement and the terms of the NPSUs that Mr. Gosin received in connection with the execution of the Gosin Employment Agreement, are substantially identical to the Gosin Employment Agreement other than the changes described below. See “Executive Compensation — Employment Agreements — Gosin Employment Agreement” for more information on the Gosin Employment Agreement.

In connection with the execution of the 2024 Gosin Employment Agreement and as consideration for his continued service, in addition to the awards previously provided for by the Gosin Employment Agreement, Mr. Gosin was granted (i) a one-time cash payment of $5,000,000; (ii) an award of 1,694,915 NPSUs, calculated by dividing the total NPSU award by the closing stock price on August 7, 2024 (the “2024 NPSU Grant”), of which $5,000,000 of NPSUs are attributable to calendar year 2025 and $15,000,000 of NPSUs are attributable to calendar year 2026; and (iii) a cash bonus in the gross amount of $1,500,000 with respect to calendar year 2026, payable in calendar year 2027 at such time as bonuses with respect to calendar year 2026 are generally distributed to other similarly situated employees of Newmark OpCo in connection with the year-end compensation review process. Mr. Gosin’s annual total contractual compensation would be $17,500,000 for each of calendar years 2024, 2025, and 2026 (comprised of $1,000,000 salary and $16,500,000 in combined NPSUs and cash awards attributed by the Company) and consistent with his total compensation for calendar year 2023 pursuant to the Gosin Employment Agreement.

Subject to the terms of the 2024 Gosin Employment Agreement and the grant documents under which the 2024 NPSU Grant was awarded, 25% of the 2024 NPSU Grant shall convert into PSUs on December 31, 2025, and 75% of the 2024 NPSU Grant shall convert into non-exchangeable PSUs on December 31, 2026, in each case as adjusted by the then current exchange ratio, subject to the requirement that, as of each applicable conversion date (i) the Company (including its affiliates) earns, in the aggregate, at least $10,000,000 in gross revenues in the calendar quarter in which the applicable conversion is to occur, and (ii) except as otherwise provided in the 2024 Gosin Employment Agreement, Mr. Gosin continues to perform substantial services exclusively for Newmark OpCo or any of its affiliates, remains a partner in Newmark Holdings, and complies with the terms of the 2024 Gosin Employment Agreement and any of his obligations to Newmark Holdings, Newmark OpCo or any affiliate. 25% of each of the 2025 and 2026 tranches in non-exchangeable PSUs received upon conversion of the 2024 NPSU Grant will receive exchange rights on December 31 of each year after such conversion, consistent with the schedule for the grant of exchange rights provided for the NPSUs Mr. Gosin received in connection with the Gosin Employment Agreement, which remains unchanged other than that 1,145,476 of Mr. Gosin’s NPSUs previously awarded under the Gosin Employment Agreement will be adjusted by the exchange ratio and converted into 1,238,620 non-exchangeable PSUs as soon as practicable after the 2024 Gosin Employment Agreement Effective Date, rather than on their previously scheduled conversion date of December 31, 2024. Such PSUs will continue to receive exchange rights as previously contemplated in the Gosin Employment Agreement.

The 2024 Gosin Employment Agreement also restates the circumstances under which Mr. Gosin may purchase or invest in real estate personally, or through a fund that is not owned or controlled by any of Newmark’s brokerage competitors, to provide that he may do so and may earn success-based payments in connection with such purchases or investments, provided that Mr. Gosin will inform the Company’s Executive Chairman before or after making such purchases or investments of all material terms of such opportunity and offer the Company or its designee the opportunity to partner up to 50% with Mr. Gosin in such investments or purchases on the same terms and conditions as Mr. Gosin.

Transactions with Executive Officers and Directors

From time to time, the Compensation Committee generally approves monetization of previously issued and outstanding units or the acceleration of the vesting of RSUs or other awards or other repurchase or monetization transactions in order to provide liquidity to the executives, taking into consideration the retentive impact of the remaining awards held by the executives.

Vesting, Replacement and Exchange Right Grants in 2023

Messrs. Lutnick and Merkel received no new standalone monetization with respect to 2023. See below under “— Standing Policy for Mr. Lutnick” for a description of the exchange rights and/or other monetization rights granted to him with respect to 2023.

On March 30, 2023, (a) 203,186 of Mr. Gosin’s non-exchangeable Newmark Holdings PSUs were redeemed and an aggregate of 189,024 shares of Class A common stock of Newmark were issued, as adjusted by the then applicable exchange ratio of 0.9303, and (b) $3,125,001 associated with Mr. Gosin’s non-exchangeable Newmark Holdings PPSUs was redeemed and used for tax purposes.

On April 1, 2023, 1,145,494 of Mr. Gosin’s Newmark Holdings NPSUs were converted into 1,237,644 Newmark Holdings PSUs as adjusted by the then applicable exchange ratio of 0.9252 pursuant to the Gosin Employment Agreement. On December 31, 2023, Mr. Gosin received exchange rights on 1/7th of the 1,237,644 Newmark Holdings PSUs converted on April 1, 2023, resulting in 176,804 exchangeable Newmark Holdings PSUs.

On December 31, 2023, 1,145,494 of Mr. Gosin’s Newmark Holdings NPSUs were converted into 1,240,901 Newmark Holdings PSUs as adjusted by the then applicable exchange ratio of 0.9231 pursuant to the Gosin Employment Agreement.

On October 1, 2023, Mr. Rispoli received exchangeability on 6,563 PSUs and 2,194 PPSUs, in accordance with the previously approved monetization schedule in connection with the signing of the Rispoli Employment Agreement, and 14,290 of Mr. Rispoli’s RSUs vested pursuant to the vesting schedule of the RSUs granted under the Rispoli Employment Agreement. For more detail regarding the monetization schedule for Mr. Rispoli’s PSUs and PPSUs entered into in connection with the signing of the Rispoli Employment Agreement, see “— Replacement and Exchange Right Grants in 2022.”

Replacement and Exchange Right Grants in 2022

Messrs. Lutnick, Gosin and Merkel received no standalone monetization with respect to 2022. See below under “— Standing Policy for Mr. Lutnick” for a description of the exchange rights and/or other monetization rights granted to him with respect to 2022. In connection with signing the Rispoli Employment Agreement on September 29, 2022, Mr. Rispoli received immediate exchangeability on 25% of his then currently held 88,079 non-exchangeable PSUs and 87,049 non-exchangeable PPSUs (such 25% totaled 23,560 PPSUs with a value of $283,527 and 20,221 PSUs), and will receive monetization rights on another 25% of such units held as of September 29, 2022, split pro-rata into one-fifth (1/5) increments, on or as soon as practicable after October 1 of each of 2023-2027, to the extent such units had not previously been given monetization rights, with each monetization contingent upon Mr. Rispoli performing substantial services exclusively for us or any affiliate, remaining a partner in Newmark Holdings, and complying with the terms of the Rispoli Employment Agreement and any of his obligations to Newmark Holdings, us or any affiliate through such dates.

Replacement and Exchange Right Grants in 2021

Mr. Lutnick

Mr. Lutnick received no standalone monetization with respect to 2021. See below under “— Standing Policy for Mr. Lutnick” for a description of the exchange rights and/or other monetization rights granted to him with respect to 2021, and under “— Replacement and Exchange Right Grants Related to the 2021 Equity Event” for a description of the exchange rights and/or other monetization rights granted to him with respect to this event.

Mr. Gosin

On March 16, 2021, the Compensation Committee granted Mr. Gosin exchange rights into shares of Class A common stock with respect to 526,828 previously awarded non-exchangeable Newmark Holdings PSUs and 30,871 non-exchangeable Newmark Holdings acquisition-related PSUs (“APSUs”) held by Mr. Gosin (which, based on the closing price of the Class A common stock of $11.09 per share on such date and using the then applicable exchange ratio of 0.9365, had a value of $5,792,139 in the aggregate). In addition, on March 16, 2021, the Compensation Committee approved removing the sale restrictions on Mr. Gosin’s remaining 178,232 restricted shares of Class A common stock in BGC (which were originally issued in 2013) and associated 82,680 remaining restricted shares of Newmark Class A common stock (issued as a result of the Spin-Off in November 2018).

On September 21, 2021, 2,114,546 non-exchangeable BGC Holdings PSUs held by Mr. Gosin were redeemed, and an aggregate of 1,176,745 net shares of Class A common stock of BGC Partners were issued at $4.86 (which was the closing price of BGC Partners Class A common stock on September 21, 2021). Effective as of April 14, 2022, Mr. Gosin’s 905,371 BGC Holdings HDUs were redeemed for a cash payment of $3,521,893 based upon a price of $3.89 per unit, which was the closing price of BGC Partners’ Class A common stock on April 14, 2022.

On December 21, 2021, the Compensation Committee approved: (i) the redemption of all of Mr. Gosin’s remaining 838,996 non-exchangeable Newmark PPSUs for $8,339,980 in cash and (ii) compensation of approximately $7,357,329 by way of the Company causing 478,328 of Mr. Gosin’s non-exchangeable Newmark PSUs to be redeemed for zero and issuing 446,711 shares of our Class A common stock, based upon the closing price of our Class A common stock on the date the Committee approved the transaction (which was $16.47) and the then applicable exchange ratio of 0.9339.

See below under “— Replacement and Exchange Right Grants Related to the 2021 Equity Event” for a description of the exchange rights and/or other monetization rights granted to him with respect to this event.

Mr. Merkel

On March 16, 2021, the Company redeemed 30,926 non-exchangeable Newmark Holdings PSUs held by Mr. Merkel for zero and in connection therewith issued 28,962 shares of our Class A common stock. On the same day, the Company repurchased these shares from Mr. Merkel at the closing price of our Class A common stock of $11.09 per share under our stock buyback program. The total payment delivered to Mr. Merkel was $321,189, less applicable taxes and withholdings.

On April 27, 2021, (a) 73,387 non-exchangeable Newmark Holdings PSUs held by Mr. Merkel were redeemed for zero and 68,727 shares of Class A common stock of Newmark, as adjusted by the then applicable exchange ratio of 0.9365, were issued to Mr. Merkel and repurchased by the Company for $10.67 per unit (the April 27, 2021 closing price of our Class A common stock), and (b) $82,560.50 associated with Mr. Merkel’s non-exchangeable Newmark Holdings PPSUs was redeemed and used for tax purposes. The total payment delivered to Mr. Merkel was $815,878, less applicable taxes and withholdings.

On June 28, 2021, (a) 51,124.28 non-exchangeable Newmark Holdings PSUs held by Mr. Merkel were redeemed and an aggregate of 48,072 shares of Class A common stock of Newmark were issued, as adjusted by the then applicable exchange ratio of 0.9403, and (b) $329,155 associated with Mr. Merkel’s non-exchangeable Newmark Holdings PPSUs was redeemed and used for tax purposes.

Mr. Rispoli

On March 16, 2021, the Compensation Committee granted Mr. Rispoli (i) exchange rights into shares of Class A common stock with respect to 6,043 previously awarded non-exchangeable Newmark Holdings PSUs held by Mr. Rispoli (which, based on the closing price of the Class A common stock of $11.09 per share on such date and using the then-applicable exchange ratio of 0.9365, had a value of $62,758); and (ii) exchange rights into cash with respect to 4,907 previously awarded non-exchangeable Newmark Holdings PPSUs held by Mr. Rispoli (which had an average determination price of $15.57 per unit, for a total of $76,407 in the aggregate to be used for taxes when (i) is exchanged).

See below under “Replacement and Exchange Right Grants Related to the 2021 Equity Event” for a description of the exchange rights and/or other monetization rights granted to him with respect to this event.

Mr. Lutnick’s 2019 Newmark NPSU Awards

In connection with the 2018 year-end compensation cycle, the Compensation Committee previously approved the issuance of 500,000 Newmark Holdings NPSUs and 500,000 Newmark Holdings NPPSUs with a determination price of $10.05 per unit to Mr. Lutnick, effective April 1, 2019. The terms of those awards provided that on or about each April 1 of 2020, 2021, 2022, and 2023, Newmark Holdings shall grant an aggregate award of 125,000 non-exchangeable Newmark Holdings PSUs and 125,000 non-exchangeable PPSUs in replacement of 125,000 Newmark Holdings NPSUs and 125,000 Newmark Holdings NPPSUs (which, upon replacement, shall be cancelled and no longer exist), provided that (i) Newmark, inclusive of its affiliates thereof, earns, in aggregate, at least $5 million in gross revenues in the calendar quarter in which the applicable award of Newmark Holdings PSUs or PPSUs is to be granted and (ii) except in the event of death prior to the applicable grant date, Mr. Lutnick remains an employee of Newmark or an affiliate thereof and has at all times remained in compliance with the Newmark Holdings partnership agreement. Pursuant to this grant, on April 1, 2023, the Company granted Mr. Lutnick an aggregate award of 125,000 non-exchangeable PSUs in replacement of the remaining 125,000 NPSUs.

Replacement and Exchange Right Grants Related to the 2021 Equity Event

On June 28, 2021, in connection with our accelerated receipt of common shares of Nasdaq, Inc. (“Nasdaq Shares”) (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Nasdaq Monetization Transaction” in the 2023 10-K), the Compensation Committee approved a plan to expedite the tax deductible exchange and redemption of a substantial number of limited partnership units held by partners of the Company (the “2021 Equity Event”). The 2021 Equity Event also accelerated certain compensation expenses, resulting in $428.6 million of compensation charges. These partnership units were settled using a $12.50 share price. In July 2021, the Compensation Committee approved increasing the price to $13.01 to settle certain units.

Some of the key components of the approved plan were as follows:

•        8.3 million and 8.0 million compensatory limited partnership units, respectively, of Newmark Holdings and BGC Holdings held by Newmark partners who are employees were redeemed or exchanged.

•        23.2 million and 17.4 million compensatory limited partnership units, respectively, of Newmark Holdings and BGC Holdings held by the Newmark Holdings’ partners who are independent contractors were redeemed or exchanged. Newmark also accelerated the payment of related withholding taxes to them with respect to their Newmark Holdings units. Independent contractors received one BGC Partners Class A common share for each redeemed non-preferred BGC Holdings unit or cash and are responsible for paying any related withholding taxes.

•        Partners with non-exchangeable non-preferred compensatory units exchanged or redeemed in connection with the 2021 Equity Event generally received restricted Class A common shares of Newmark and/or BGC to the extent tax deductible. A portion of the BGC Partners Class A common shares received by independent contractors were unrestricted to facilitate their payment of withholding taxes.

•        The issuance of Newmark Class A common stock related to the 2021 Equity Event reflected the June 28, 2021 exchange ratio of 0.9403.

•        Newmark Holdings and BGC Holdings limited partnership interests with rights to convert into HDUs for cash were also redeemed in connection with the 2021 Equity Event.

The specific transactions approved by the Compensation Committee, in connection with the 2021 Equity Event with respect to Newmark’s executive officers are set forth below. All of the transactions included in the 2021 Equity Event with respect to Messrs. Lutnick, Gosin and Rispoli, were based on (i) the price for Newmark Class A common stock of $12.50 per share, as approved by the Compensation Committee; (ii) the price of BGC Partners Class A common stock of $5.86; and (iii) the price of Nasdaq common stock of $177.11.

Mr. Lutnick

On June 28, 2021, in connection with the 2021 Equity Event, the Compensation Committee approved the following for Mr. Lutnick:

(i)     the exchange of 279,725 exchangeable Newmark Holdings PSUs into 263,025 shares of Class A common stock of Newmark based on the then applicable exchange ratio of 0.9403; and $1,465,874 associated with Mr. Lutnick’s non-exchangeable 193,530 Newmark Holdings PPSUs was redeemed and used for tax purposes;

(ii)    the conversion of 552,482.62 non-exchangeable Newmark Holdings PSUs with the right to exchange PSUs into HDUs (“H-Rights”) into 552,482.62 non-exchangeable Newmark Holdings HDUs and redemption of such HDUs for their capital account of $7,017,000, paid in the form of Nasdaq Shares issued at $177.11 per share (which was the Nasdaq, Inc. closing price as of June 28, 2021); and $7,983,000 associated with Mr. Lutnick’s non-exchangeable Newmark Holdings PPSUs with H-Rights were redeemed and used for tax purposes;

(iii)   the exchange of 520,380 exchangeable BGC Holdings PSUs into 520,380 shares of Class A common stock of BGC Partners, and $1,525,705 associated with Mr. Lutnick’s exchangeable BGC Holdings PPSUs was redeemed and used for tax purposes;

(iv)   the redemption of 88,636 non-exchangeable BGC Holdings PSUs pursuant to Mr. Lutnick’s rights under his existing standing policy, and the issuance of 88,636 shares of Class A common stock of BGC Partners;

(v)    the conversion of 1,131,774 non-exchangeable BGC Holdings PSUs with H-Rights into 1,131,774 non-exchangeable BGC Holdings HDUs and $7,983,000 associated with Mr. Lutnick’s BGC Holdings PPSUs with H-Rights was redeemed and used for tax purposes in connection with the exercise of the BGC Holdings HDUs; and

(vi)   the issuance of 29,059 shares of Class A common stock of Newmark.

In accordance with Mr. Lutnick’s right under his existing standing policy, and in connection with the 2021 Equity Event, upon the approval of the Compensation Committee: (i) 2,909,819 non-exchangeable Newmark Holdings PSUs, pursuant to Mr. Lutnick’s rights under his existing standing policy, were redeemed and 2,736,103 shares of Class A common stock of Newmark, based upon the then applicable exchange ratio of 0.9403, were granted to Mr. Lutnick; and (ii) $8,798,546 associated with Mr. Lutnick’s rights under his existing standing policy was redeemed and used for tax purposes.

Mr. Gosin

The Compensation Committee approved the following for Mr. Gosin:

(i)     the exchange of 1,531,061.84 exchangeable Newmark Holdings units (comprised of 1,438,597.37 exchangeable Newmark Holdings PSUs and 92,464.47 exchangeable Newmark Holdings APSUs) into 1,439,658 shares of Class A common stock of Newmark based upon the then applicable exchange ratio of 0.9403; and $834,508 associated with Mr. Gosin’s exchangeable Newmark Holdings PPSUs was redeemed and used for tax purposes;

(ii)    the conversion of 443,871.60 non-exchangeable Newmark Holdings PSUs with H-Rights into 443,871.60 non-exchangeable Newmark Holdings HDUs, and redemption of such HDUs, less any taxes and withholdings in excess of $5,362,452, paid in the form of Nasdaq Shares issued at $177.11 per share (which was the Nasdaq, Inc. closing price as of June 28, 2021); and $5,362,452 in connection with Mr. Gosin’s Newmark Holdings PPSUs with H-Rights was redeemed and used for tax purposes;

(iii)   the exchange of 3,348,706 exchangeable BGC Holdings units (comprised of 3,147,085 exchangeable BGC Holdings PSUs and 201,621 exchangeable BGC Holdings APSUs) into 3,348,706 shares of Class A common stock of BGC Partners; and $298,273 associated with Mr. Gosin’s exchangeable BGC Holdings PPSUs was redeemed and used for tax purposes;

(iv)   the conversion of 1,592,016 non-exchangeable BGC Holdings PSUs with H-Rights into 1,592,016 non-exchangeable BGC Holdings HDUs, and $1,129,499 associated with Mr. Gosin non-exchangeable BGC Holdings PPSUs was redeemed and used for tax purposes; and

(v)    the issuance of 12,500 shares of Class A common stock of Newmark.

Mr. Rispoli

On June 28, 2021, the Compensation Committee approved the following for Mr. Rispoli:

(i)     the exchange of 23,124 exchangeable Newmark Holdings PSUs into 21,744 shares of Class A common stock of Newmark based on the then applicable exchange ratio of 0.9403 and $208,407 associated with Mr. Rispoli’s exchangeable Newmark Holdings PPSUs was redeemed and used for tax purposes;

(ii)    6,000 non-exchangeable Newmark Holdings PSUs were redeemed and an aggregate of 5,642 restricted shares of Newmark were issued to Mr. Rispoli based upon the then applicable exchange ratio of 0.9403, and $52,309 associated with Mr. Rispoli’s non-exchangeable Newmark Holdings PPSUs was redeemed and used for tax purposes;

(iii)   the conversion of 5,846.07 non-exchangeable Newmark Holdings PSUs with H-Rights into 5,846 non-exchangeable Newmark Holdings HDUs and the redemption of such HDUs, less any taxes and withholdings in excess of $60,750, paid in the form of Nasdaq Shares issued at $177.11 per share (which was the Nasdaq, Inc. closing price as of June 28, 2021); and $60,750 associated with Mr. Rispoli’s PPSUs with H-Rights was redeemed and used for tax purposes;

(iv)   the exchange of 36,985 exchangeable BGC Holdings PSUs into 36,985 shares of Class A common stock of BGC Partners, and $134,573 associated with Mr. Rispoli’s exchangeable BGC Holdings PPSUs was redeemed and used for tax purposes; and

(v)    the issuance of 383 shares of Class A common stock of Newmark.

Gosin Commissions

Mr. Gosin did not receive any commissions in 2021. Mr. Gosin received commissions in 2022 in the amount of $646 payable in connection with brokerage transactions paid $65 in cash and $581 in the form of 73 non-exchangeable Newmark Holdings NPSUs. Mr. Gosin did not receive commissions in 2023.

2021 Lutnick Award

Introduction

On December 27, 2021, the Compensation Committee approved a one-time bonus award to Mr. Lutnick (the “Award”), which was evidenced by the execution and delivery of a Retention Bonus Agreement dated December 28, 2021 (the “Lutnick Award Effective Date”) and described below (the “Award Agreement”), in consideration of his success in managing certain aspects of the Company’s performance as its principal executive officer and Chairman. The Award rewarded Mr. Lutnick for his efforts in delivering superior financial results for the Company and its stockholders, including in particular his success in creating substantial value for the Company and its stockholders in connection with creating, structuring, hedging and monetizing the forward share contract to receive over time

Nasdaq Shares (the “Nasdaq Derivative”) held by the Company and the strong balance sheet and significant amount of income created from the Nasdaq Derivative. A principal reason for structuring the Award with a substantial portion to be paid out over three years was also to further incentivize Mr. Lutnick to continue to serve as both the Company’s principal executive officer and its Chairman for the benefit of the Company’s stockholders.

The Award Agreement provides for an aggregate cash payment of $50 million, payable as follows: $20 million within three days of the Lutnick Award Effective Date (which payment was made on December 31, 2021), and $10 million within 30 days following vesting on each of the first, second and third anniversaries of the Lutnick Award Effective Date. Any entitlement to future amounts not vested will be forfeited immediately if, prior to the applicable anniversary date, Mr. Lutnick ceases to serve as both the Company’s Chairman and its principal executive officer, unless Mr. Lutnick ceasing to serve in either such capacity occurs pursuant to a “Vesting Termination,” as that term is defined in the Award Agreement. Mr. Lutnick has purchased Newmark Class A common stock with the after-tax proceeds of the initial tranche of the Award. The Award Agreement describes a “Vesting Termination” as (i) a termination of Mr. Lutnick’s employment by the Company without “Cause” (as that term is defined in the Award Agreement) or (ii) an involuntary removal of the Executive from the position of Chairman of the Board on or after the occurrence of a Change in Control (as that term is defined in the Change in Control Agreement dated as of December 13, 2017 by and between Mr. Lutnick and the Company (the “Change of Control Agreement”)). In the event that Mr. Lutnick ceases to serve as both the Company’s Chairman and its principal executive officer pursuant to a Vesting Termination, any amounts not vested will immediately become fully vested. The Award Agreement provides that Mr. Lutnick ceasing to serve as the Company’s Chairman and principal executive officer pursuant to his death or disability does not constitute a Vesting Termination. The provisions of the Change of Control Agreement do not apply to the Award. A copy of the Award Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 29, 2021. See “Certain Relationships and Related Transactions, and Director Independence — Derivative Suits” for a discussion of certain challenges to the Award.

The Compensation Committee’s Consideration of the Award and Award Agreement

The Award and the Award Agreement were approved by the Compensation Committee on December 27, 2021 after careful consideration of Mr. Lutnick’s contributions to the Company’s financial growth and success, and Mr. Lutnick’s specific contributions to that success as the Company’s principal executive officer. The terms were determined and agreed by the Committee following an extensive process that included numerous meetings of the Committee dedicated to discussing the Award through the last four months of 2021, during which the Committee evaluated reports and analyses prepared by Aon Human Capital Solutions (“Aon”). In order to assist it with its deliberations, the Committee retained Aon to be its independent compensation consultant and Mayer Brown LLP to be its independent counsel, in each case for the sole purpose of assisting the Committee in its consideration of the Award. The Committee evaluated and discussed reports and analyses prepared by Aon throughout its deliberations. Mr. Lutnick did not participate in any meetings of the Committee where the Award was discussed.

The Nasdaq Share Transactions

Among the principal factors considered by the Compensation Committee in deciding to grant Mr. Lutnick the Award was Mr. Lutnick’s critical role in the value created for Newmark and its stockholders in connection with the Nasdaq Derivative transactions described in the Company’s periodic reports, including in Item 7 of the 2023 10-K under the heading “Nasdaq Monetization Transactions.” As detailed in that description of the Nasdaq Derivative, on September 28, 2017, the Company received the remaining rights to receive Nasdaq Shares that were first received by BGC Partners in June 2013, which at that time consisted of a total of 14,883,705 Nasdaq Shares to be paid ratably over 15 years (subject to an earn-out, acceleration and present value discount as described in detail in the above-referenced description) (the “Nasdaq Earn-out”), meaning that in 2017, the Company received the rights to receive approximately 10,900,000 Nasdaq Shares over the remaining 11 years of the contract provided the Nasdaq Earn-out terms were achieved. At that time, the Company considered the sale of the Nasdaq Derivative as recommended by certain of the Company’s advisors with proceeds in the range of $375-$425 million. Mr. Lutnick chose an alternative route for the Company. In choosing to purchase the long-dated Nasdaq Derivative from a highly rated bank and borrow the potential proceeds of the puts at the bank’s comparatively low cost of funds, Newmark was able to use a portion of the Nasdaq Derivative to repay debt, including debt related to the Berkeley Point Financial (“Berkeley Point”) acquisition without relinquishing the upside of the Nasdaq Earn-out, and while protecting the downside of a portion of the Nasdaq Derivative.

In 2021, the then-remaining tranches of Nasdaq Shares receivable by the Company pursuant to the Nasdaq Derivative were accelerated on a discounted basis under the terms of the Nasdaq Earn-out, resulting in the Company receiving approximately 6.2 million Nasdaq Shares worth approximately $1.093 billion as the final installment of the Nasdaq Earn-out. The total proceeds received by the Company were significantly in excess of the initial recommendation of value for the Nasdaq Derivative and totaled approximately $1.5 billion, after the cost of hedging and other transaction-related expenses.

In its consideration of the Award, the Compensation Committee carefully reviewed the history of the Company’s transactions in the Nasdaq Shares for the purpose of quantifying the benefit to the Company and its stockholders of the transactions in the Nasdaq Shares described above that were undertaken by Mr. Lutnick for the benefit of the Company and its stockholders, as distinguished from the fact of the Company having received rights to receive the Nasdaq Shares annually over time and the value attributed to the Nasdaq Derivative by the Company’s advisors at the time of the Company’s initial public offering. The Committee determined that Mr. Lutnick’s acumen in personally directing the Company’s transactions in the Nasdaq Shares, including those described above and in Item 7 of the 2023 10-K under the heading “Nasdaq Monetization Transactions,” played a significant role in maximizing the value of the Nasdaq Shares for the period from 2018 through 2021.

The Compensation Committee determined that the Company’s holdings of the Nasdaq Shares, including the transactions involving such shares as directed by Mr. Lutnick, have played a very significant role in the Company’s financial success, creating a strong balance sheet, producing considerable income and positioning the Company for strategic success. The Committee determined that as a direct result, the Company has:

•        been able to reduce its reliance on indebtedness to execute its strategic growth plan;

•        been able to continue to grow through the hiring of important new employees, and been able to better retain its existing employees, even as the COVID-19 pandemic has caused significant disruption in the commercial real estate industry;

•        maintained a strong credit rating during a period of significant disruption in the commercial real estate industry;

•        acquired and integrated the Berkeley Point Financial business in a manner that would have been much more difficult without its strong financial base, as well as acquired numerous other real estate services companies; and

•        generally continued to thrive throughout the course of the COVID-19 pandemic despite the extremely challenged market conditions created by the pandemic.

The Compensation Committee further believes that the Nasdaq Shares transactions directed by Mr. Lutnick have been a substantial part of positioning the Company for continued future success and will enable it to continue to execute its business plan at a level that would not be achievable in the absence of Mr. Lutnick’s strategic direction concerning its holdings of, and transactions in, the Nasdaq Shares.

The Retention of Mr. Lutnick as the Company’s Principal Executive Officer

The Compensation Committee believes that the Company and its stockholders benefit from having had, and continuing to have, a strong executive management team. The Committee’s deliberations regarding the Award included extensive discussions regarding the near-term and medium-term future of the executive management team, and determined that it was in the best interests of the Company and its stockholders that the Award be structured in order to incentivize Mr. Lutnick to remain a part of the executive management team and as the Company’s principal executive officer in addition to serving as the Company’s Chairman. As a result, the Committee determined that any one-time bonus for Mr. Lutnick would be structured with a considerable retentive element that was dependent on Mr. Lutnick continuing to serve as both the Company’s principal executive officer and its Chairman in order for future installments of the bonus to be payable. The Committee viewed this retentive element as being an essential component of the Award.

Form of Payment of the Award

The Compensation Committee conducted extensive deliberations relating to the form of payment of the Award. Among the options considered by the Committee, assisted by its independent compensation consultant and independent counsel, were to pay the Award in the form of (i) cash, (ii) newly issued Company stock, (iii) Nasdaq Shares, (iv) RSUs or (v) a combination thereof.

The Compensation Committee carefully determined that providing for the payment of the Award in cash was in the best interest of the Company and its stockholders, particularly in light of the Company’s ongoing stock repurchase program and the significant cash earnings of the Company including the additional $1,093,000,000 the Company received in respect of the Nasdaq Shares in June 2021. The Committee also considered Mr. Lutnick’s already-substantial holdings of the Company’s common stock and deepening alignment of his interests with those of the Company’s stockholders, the effect of the various forms of payment on the Company’s earnings and the Company’s strong cash position. The Company’s Chief Financial Officer and Aon were consulted in connection with the Committee’s deliberations as to the optimal form of payment from the perspective of the Company and its stockholders. Following the payment of the first installment of the Award, Mr. Lutnick purchased an aggregate of 503,500 shares of Class A common stock on the open market with his net after-tax proceeds with respect to this payment.

Standing Policy for Mr. Lutnick

In March 2018, our Compensation Committee and Audit Committee approved a standing policy that gives Mr. Lutnick the same right, subject to certain conditions, to accept or waive opportunities that have previously been offered, or that may be offered in the future, to other executive officers to (i) participate in any opportunity to monetize or otherwise provide liquidity with respect to some or all of their non-exchangeable limited partnership units; (ii) accelerate the lapse of or eliminate any restrictions on transferability with respect to shares of restricted stock; or (iii) participate in transactions that monetize and/or provide liquidity of equity or partnership awards granted to other executive officers, including the right to exchange non-distribution earning units such as NPSUs into distribution-earning units such as PSUs, or convert Preferred Units such as PPSUs into regular, non-Preferred Units, such as PSUs, based upon the highest percentage of distribution earning awards and in the same proportion of regular to Preferred Units held by another executive.

The policy provides generally that Mr. Lutnick shall be treated no less favorably than, and in proportion to, any other executive officer with respect to the change, right or modification of equity or partnership awards, which include, but are not limited to, opportunities (i) to have non-exchangeable units redeemed or replaced by other non-exchangeable units; (ii) to have non-exchangeable units received upon such replacement redeemed by Newmark Holdings for cash, or, with the concurrence of Cantor, granted exchange rights for shares of Newmark’s Class A common stock; (iii) to accelerate the lapse of or eliminate any restrictions on transferability with respect to restricted shares of Class A common stock; and (iv) to replace non-distributing units with distributing units and replace Preferred Units with non-Preferred Units. The policy may also include exchange of units into HDUs or other units with a capital account and the cancellation or redemption of non-exchangeable units and the issuance of new shares or units.

Under the policy, Mr. Lutnick shall have the right to accept or waive in advance some or all of the foregoing opportunities that we may offer to any other executive officer. In each case, Mr. Lutnick’s right to accept or waive any opportunity offered to him to participate in any such opportunity shall be cumulative (and, accordingly, Mr. Lutnick would again have the right to accept or waive the opportunity to participate with respect to such portion previously waived if and when any additional opportunity is offered to any executive officer) and shall be equal to the greatest proportion of outstanding units and the greatest percentage of shares of restricted stock with respect to which any other executive officer has been or is offered with respect to all of such opportunities. This policy may result in grants to him of exchange rights/cash settlement awards, grants of HDUs or other units with a capital account, the cancellation or redemption of non-exchangeable units and the issuance of new shares or units, or the acceleration of the lapse of restrictions on transferability of shares of restricted stock owned by him if a future triggering event under the policy occurs.

On March 16, 2021, pursuant to the Newmark standing policy for Mr. Lutnick, the Compensation Committee granted exchange rights and/or monetization rights with respect to rights available to Mr. Lutnick. Mr. Lutnick elected to waive such rights one-time with such future opportunities to be cumulative. The aggregate number of Mr. Lutnick’s units for which he waived exchange rights or other monetization rights was 4,015,168 non-exchangeable Newmark Holdings PSUs/NPSUs, inclusive of the PSUs receiving an HDU conversion right and 1,443,850 non-exchangeable Newmark Holdings PPSUs with an aggregate determination amount of $18,369,722 at that time, inclusive of the PPSUs receiving an HDU conversion right.

On April 27, 2021 and June 28, 2021, Mr. Lutnick received monetization rights under the standing policy in connection with the Compensation Committee’s approval of certain monetization rights for Mr. Merkel. The cumulative number of Mr. Lutnick’s units for which he waived exchangeability, with such future opportunities to be cumulative, was 4,658,804 non-exchangeable Newmark Holdings PSUs/PSU-Hs and 1,608,328 non-exchangeable Newmark Holdings PPSUs/PPSU-Hs with an aggregate determination amount of $20,009,722.

In connection with the 2021 Equity Event discussed above, Mr. Lutnick again received monetization rights under the Newmark standing policy. Pursuant to Mr. Lutnick’s acceptance and exercise of certain of his rights under the standing policy at that time, on June 28, 2021, (i) 2,909,819 of Mr. Lutnick’s non-exchangeable Newmark Holdings PSUs were redeemed for zero in connection with the issuance of 2,736,103 shares of our Class A common stock to Mr. Lutnick based upon the then applicable exchange ratio of 0.9403, and (ii) 689,183 of Mr. Lutnick’s non-exchangeable Newmark Holdings PPSUs were redeemed for a tax payment of $8,798,546. In addition, pursuant to Mr. Lutnick’s exercise of his HDU conversion rights on June 28, 2021, (i) his 552,482 Newmark Holdings PSU-Hs were converted into 552,482 Newmark Holdings HDUs, and (ii) his 602,462 non-exchangeable Newmark Holdings PPSU-Hs were redeemed for a tax payment of $7,983,000.

On December 21, 2021, Mr. Lutnick elected to redeem all of his 193,530 then exchangeable (for cash) Newmark Holdings PPSUs for a cash payment of $1,465,873. In addition, upon the Compensation Committee’s approval on December 21, 2021 of the monetization of Mr. Gosin’s remaining non-exchangeable Newmark Holdings PPSUs and a number of Mr. Gosin’s non-exchangeable Newmark Holdings PSUs, Mr. Lutnick (i) elected to redeem 188,883 non-exchangeable Newmark Holdings PPSUs for a cash payment of $1,954,728 and 127,799 non-exchangeable Newmark Holdings NPPSUs for a cash payment of $1,284,376, both of which he previously waived, but then accepted, his right under the Company’s standing policy for Mr. Lutnick; and (ii) received the right to monetize, and accepted the monetization of, his remaining 122,201 non-exchangeable Newmark Holdings NPPSUs for a cash payment of $1,228,124, under such standing policy. In connection with the foregoing, Mr. Lutnick accepted the right to monetize approximately $4,406,915 by way of the Company causing 286,511 of Mr. Lutnick’s non-exchangeable Newmark Holdings PSUs to be redeemed for zero and issuing 267,572 shares of Newmark Class A common stock, based upon the closing price of our Class A common stock on the date the Committee approved the transaction (which was $16.47) and the then applicable 0.9339 exchange ratio, under the Company’s standing policy applying to Mr. Lutnick, with such acceptance of rights granted in reference to Mr. Gosin’s December 2021 transactions to the extent necessary to effectuate the foregoing (and otherwise Mr. Lutnick waived all remaining rights one time, with all opportunities to be cumulative).

In connection with Mr. Rispoli’s grant of exchangeability on certain units on September 30, 2022, Mr. Lutnick received monetization rights under the standing policy. The number of Mr. Lutnick’s remaining Newmark Holdings units for which he waived monetization under the Newmark standing policy, with such future opportunities to be cumulative, included 1,106,095 non-exchangeable Newmark Holdings PSUs and 43,995 non-exchangeable Newmark Holdings PPSUs with a determination amount of $676,642.

On March 30, 2023, Mr. Lutnick received monetization rights under the standing policy in connection with the Compensation Committee’s approval of certain monetization rights for Mr. Gosin. The cumulative number of Mr. Lutnick’s units for which he waived exchangeability, with such future opportunities to be cumulative, was 1,113,291 non-exchangeable Newmark Holdings PSUs and 162,549 non-exchangeable Newmark Holdings PPSUs with an aggregate determination amount of $2,500,000.

In connection with Mr. Rispoli’s grant of exchangeability on certain units on October 13, 2023, Mr. Lutnick received monetization rights under the standing policy. The cumulative number of Mr. Lutnick’s units for which he waived exchangeability, with such future opportunities to be cumulative, was 1,206,760 non-exchangeable Newmark Holdings PSUs and 162,549 non-exchangeable Newmark Holdings PPSUs with an aggregate determination amount of $2,500,000.

On January 2, 2024, pursuant to the standing policy and in connection with the December 31, 2023 grants of exchangeability made to Mr. Gosin pursuant to the terms of the Gosin Employment Agreement, the Company granted exchange rights and/or monetization rights with respect to rights available to Mr. Lutnick, and Mr. Lutnick (i) elected to accept 617,262 exchange rights with respect to 617,262 previously awarded PSUs that were previously non-exchangeable; and (ii) received the right to monetize, and accepted such monetization right regarding, 81,275 previously awarded non-exchangeable PPSUs for a future cash payment of $1,250,000. Mr. Lutnick waived all remaining rights, which shall be cumulative. The aggregate number of Mr. Lutnick’s units remaining for which he waived exchange rights or other monetization rights is 617,262 non-exchangeable Newmark Holdings PSUs/NPSUs and 81,274 non-exchangeable Newmark Holdings PPSUs with an aggregate determination amount of $1,250,000 at that time.

Partnership Enhancement Programs

We have from time to time undertaken partnership redemption and compensation restructuring programs to enhance our employment arrangements by leveraging our unique partnership structure. Under these programs, participating partners generally may agree to extend the length of their employment or service agreements, to accept a larger portion of their compensation in partnership units and to other contractual modifications sought by us. As part of these programs, we may also redeem limited partnership interests for cash and/or other units and grant exchangeability to certain units.

Perquisites

From time to time, we may provide certain of our executive officers with perquisites and other personal benefits that we believe are reasonable. While we do not view perquisites as a significant element of our executive compensation program, we believe that they can be useful in attracting, motivating, and retaining the executive talent for which we compete. From time to time, these perquisites might include travel, transportation, and housing benefits. We believe that these additional benefits may assist our executive officers in performing their duties and provide time efficiencies for them in appropriate circumstances, and we may consider their use in the future. All present or future practices regarding executive officer perquisites will be subject to periodic review and approval by our Compensation Committee.

Mr. Gosin receives the use of a car and driver in connection with his duties as an executive officer. In 2023, such personal benefits had an aggregate incremental cost of approximately $238,735.

We offer medical, dental, life insurance and short- and long-term disability insurance and the opportunity to participate in our 401(k) Plan to all employees on a non-discriminatory basis. Medical insurance premiums are charged to employees at varying levels based on total cash compensation.

Post-Employment Compensation

Pension Benefits

We do not currently provide pension arrangements or post-retirement health coverage for our employees.

Retirement Benefits

Our executive officers are generally eligible to participate in the 401(k) Plan. Pursuant to the 401(k) Plan, all U.S. eligible employees, including our executive officers, are provided with a means of saving for their retirement. While we have a 401(k) match for some of our employees, we currently do not match any of our executive officers’ contributions to our 401(k) Plan.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation plans to our employees.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, which we refer to as the “CD&A,” set forth in this document with management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this document.

Dated: September 6, 2024

THE COMPENSATION COMMITTEE
Virginia S. Bauer, Chair
Jay Itzkowitz
Kenneth A. McIntyre

EXECUTIVE COMPENSATION

Summary Compensation Table

(a) Name and Principal Position	(b) Year	(c) Salary ($)		(d) Bonus ($)(1)	(e) Equity Awards ($)(2)(3)	(f) Option Awards ($)	(g) Non-Equity Incentive Plan Compensation ($)(4)	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(i) All Other Compensation ($)(5)		(j) Total ($)
Howard W. Lutnick,	2023	1,000,000		10,000,000	—	—	9,000,000	—	—		20,000,000
Executive Chairman	2022	1,000,000		10,000,000	—	—	9,000,000	—	—		20,000,000
	2021	1,000,000		20,000,000	5,025,000	—	9,000,000	—	—		35,025,000
Barry M. Gosin,	2023	1,000,000		6,500,000	40,000,000	—	—	—	238,735		47,738,735	(7)
Chief Executive Officer	2022	1,000,000		1,500,000	—	—	—	—	114,072	(6)	2,614,072	(7)
	2021	1,000,000		—	—	—	11,500,000	—	113,061		12,613,061
Michael J. Rispoli,	2023	850,000		—	—	—	500,000	—	—		1,350,000
Chief Financial Officer	2022	850,000		—	5,650,000	—	500,000	—	—		7,000,000
	2021	732,327	(8)	—	—	—	1,000,000	—	—		1,732,327
Stephen M. Merkel,	2023	500,000		—	—	—	1,000,000	—	—		1,500,000
Chief Legal Officer	2022	500,000		—	—	—	1,000,000	—	—		1,500,000
	2021	500,000		—	—	—	1,000,000	—	—		1,500,000

____________

(1)      Column (d) includes $10,000,000 paid to Mr. Lutnick in each of 2023 and 2022 and $20,000,000 paid to Mr. Lutnick in 2021 in connection with the 2021 one-time Award described above under the heading “2021 Lutnick Award.” Column (d) does not include the remaining $10,000,000 of the Award which the Award Agreement provides shall be payable in 2024 subject to and in accordance with the terms of the Award.

          For Mr. Gosin, the $6,500,000 in column (d) for 2023 represents the $5,000,000 discretionary cash bonus paid to Mr. Gosin in 2023 and approved by the Compensation Committee on December 12, 2023 and the $1,500,000 cash bonus Mr. Gosin received with respect to 2023 pursuant to the terms of the Gosin Employment Agreement, and the $1,500,000 in column (d) for 2022 represents the cash bonus Mr. Gosin received with respect to 2022 pursuant to the terms of the Gosin Employment Agreement.

(2)      Column (e) does not include units, or the monetization thereof, that have previously appeared in prior years and were reflected in column (g) of the table for each of those prior years at their full notional dollar values. Accordingly, the subsequent monetization of these units previously reported at full notional value does not appear again in column (e).

          See “Compensation Discussion and Analysis — Vesting, Replacement and Exchange Right Grants in 2023,” “Compensation Discussion and Analysis — Replacement and Exchange Right Grants in 2022,” “Compensation Discussion and Analysis — Replacement and Exchange Right Grants in 2021,” “Compensation Discussion and Analysis — Replacement and Exchange Right Grants Related to the 2021 Equity Event” and “Compensation Discussion and Analysis — Standing Policy for Mr. Lutnick” for a discussion of the monetization events relating to these previously reported units.

(3)      The 2023 amount of $40,000,000 under column (e) for Mr. Gosin represents the fair value at the time of grant of 4,581,902 non-exchangeable Newmark Holdings NPSUs granted in 2023 to Mr. Gosin at $8.73 per unit (which was the price of our Class A common stock on February 10, 2023), which had a schedule for the grant of exchange rights pursuant to the terms of the Gosin Employment Agreement. These awards are presented in their totality in calendar year 2023 in accordance with SEC rules but were attributed ratably by the Compensation Committee to Mr. Gosin’s compensation with respect to each of calendar years 2022, 2023, 2024 and 2025. See “— Employment Agreements — Gosin Employment Agreement” below for more information, including regarding the criteria and schedule for the grant of exchange rights to these units.

          The 2022 amount of $5,650,000 under column (e) for Mr. Rispoli represents the fair value at the time of grant of the 750,000 Newmark RSUs granted to Mr. Rispoli in connection with the execution of the Rispoli Employment Agreement on September 29, 2022. The award consisted of: (i) 100,000 Newmark RSUs granted as consideration for entering into the Rispoli Employment Agreement, (ii) 400,000 Newmark RSUs presented in their totality in calendar year 2022 in accordance with SEC rules but attributed ratably by the Compensation Committee to Mr. Rispoli’s compensation with respect to each of calendar years 2022, 2023, 2024, and 2025, and (iii) 250,000 RSUs presented in their totality in calendar year 2022 in accordance with SEC rules but attributed ratably by the Compensation Committee to Mr. Rispoli’s compensation with respect to each of calendar years 2022, 2023, 2024, 2025, and 2026. See “— Employment Agreements — Rispoli Employment Agreement” below for more information, including the schedule for the vesting of these RSUs. Information regarding the assumptions used in computing the fair value of the RSUs is included in “Note 27. Compensation” to the consolidated financial statements included in Part II, Item 8 of the 2023 10-K.

          The 2021 amount of $5,025,000 under column (e) for Mr. Lutnick represents the value of the redemption of (i) 227,141 Newmark Holdings PPSUs at the determination price of $10.05 per PPSU in connection with the 2021 Equity Event; and (ii) 272,859 Newmark Holdings PPSUs at the determination price of $10.05 per PPSU in connection with the monetization approved by the Compensation Committee on December 21, 2021. These PPSUs were only redeemable for cash, which was used for tax payments, and were granted to Mr. Lutnick in exchange for certain long-term incentive awards in the form of NPPSUs awarded to Mr. Lutnick in 2019, which were not previously included under column (g) at full notional value.

          In addition to the above, column (e) does not include the April 14, 2022 redemption of Mr. Gosin’s 905,371 BGC Holdings HDUs that were redeemed for a cash payment of $3,521,893 based upon a price of $3.89 per unit, which was the closing price of BGC Partners’ Class A common stock on April 14, 2022, as the redemption of such HDUs was not a compensation event.

(4)      The awards represented in column (g) for 2023 were approved on March 7, 2024, with additional adjustments to Mr. Rispoli’s award approved on March 26, 2024. The approval and issuance of the equity portions of the awards were effective April 1, 2024 and reflect a stock price of $10.00 per share (the closing price of $10.83 as of March 7, 2024 as adjusted by the then applicable exchange ratio of 0.9231) and reflect the bonus awards to our named executive officers (“NEOs”) under our Incentive Plan. For 2023, Mr. Lutnick’s Incentive Plan bonus was paid $4,000,000 in cash and $5,000,000 in the form of 500,000 non-exchangeable Newmark Holdings PSUs at $10 per unit; Mr. Rispoli’s bonus was paid $500,000 in cash; and Mr. Merkel’s bonus was paid $500,000 in cash and $500,000 in the form of 25,000 non-exchangeable Newmark Holdings PSUs and 25,000 non-exchangeable Newmark Holdings PPSUs at $10.00 per unit.

          For 2022, Mr. Lutnick’s Incentive Plan bonus was paid $4,000,000 in cash and $5,000,000 in the form of 772,798 non-exchangeable Newmark Holdings PSUs at $6.47 per unit; Mr. Rispoli’s bonus was paid $500,000 in cash; and Mr. Merkel’s bonus was paid $500,000 in cash and $500,000 in the form of 38,640 non-exchangeable Newmark Holdings PSUs and 38,640 non-exchangeable Newmark Holdings PPSUs at $6.47 per unit.

          For 2021, Mr. Lutnick’s Incentive Plan bonus was paid $4,000,000 in cash and $5,000,000 in the form of 162,549 non-exchangeable Newmark Holdings PSUs and 162,549 non-exchangeable Newmark Holdings PPSUs at $15.38 per unit; Mr. Gosin’s Incentive Plan bonus was paid $5,250,000 in cash and $6,250,000 in the form of 203,186 non-exchangeable Newmark Holdings PSUs and 203,186 non-exchangeable Newmark Holdings PPSUs at $15.38 per unit; Mr. Rispoli’s bonus was paid $416,667 in cash and $583,333 in the form of 18,964 non-exchangeable Newmark Holdings PSUs and 18,964 non-exchangeable Newmark Holdings PPSUs at $15.38 per unit; and Mr. Merkel’s bonus was paid $500,000 in cash and $500,000 in the form of 16,255 non-exchangeable Newmark Holdings PSUs and 16,255 non-exchangeable Newmark Holdings PPSUs at $15.38 per unit.

(5)      Mr. Gosin receives the use of a car and driver in connection with Mr. Gosin’s duties. Such personal benefits had an aggregate incremental cost of approximately $113,061 in 2021, $113,426 in 2022 and $238,735 in 2023. The use of a car and driver for Mr. Gosin was reduced in 2021 and 2022 due to the impact of the COVID-19 pandemic.

(6)      For 2022, Mr. Gosin received commissions in the amount of $646 payable in connection with brokerage transactions. This amount was paid in $65 in cash and $581 in the form of 1,519 non-exchangeable Newmark Holdings NPSUs.

(7)      The amount reflected as compensation for 2022 in the Summary Compensation Table excludes $10,000,000 awarded to Mr. Gosin pursuant to the Gosin Employment Agreement that the Compensation Committee attributed to compensation year 2022 when determining his compensation. Including this amount, Mr. Gosin’s total compensation for 2022 was $12,614,072. This $10,000,000 amount represented 25% of the 4,581,902 non-exchangeable Newmark Holdings NPSUs issued in 2023 to Mr. Gosin at $8.73 (which was the price of our Class A common stock on February 10, 2023). The grant date fair value of these 4,581,902 NPSUs is presented in its totality in calendar year 2023 in accordance with SEC rules but was attributed ratably by the Compensation Committee to Mr. Gosin’s compensation with respect to each of calendar years 2022, 2023, 2024 and 2025. Under applicable SEC rules, because the entire award of Newmark Holdings NPSUs was made in 2023 and provided a schedule for the grant of exchange rights to such NPSUs, it had a grant date fair value in 2023 of $40,000,000, which is reflected as compensation for 2023 in the Summary Compensation Table. See “— Employment Agreements — Gosin Employment Agreement” below for more information.

(8)      The amount in column (c) for 2021 for Mr. Rispoli reflects a salary rate of $700,000 from January through March 2021, and a salary rate of $750,000 for March through December 2021.

Grants of Plan-Based Awards

The following table shows all grants of plan-based awards to the named executive officers in 2023:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Estimated Possible Payouts Under Non Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Grant Awards: Number of Shares of Stock or Units(2) (#)	All Other Grant Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Howard W. Lutnick		—	—	25,000,000	—	—	—	—	—	—	—
Barry M. Gosin		—	—	25,000,000	—	—	—	—	—	—	—
	2/10/2023	—	—	—	—	—	—	4,581,902	—	—	40,000,000
Michael J. Rispoli		—	—	25,000,000	—	—	—	—	—	—	—
Stephen M. Merkel		—	—	25,000,000	—	—	—	—	—	—	—

____________

(1)      The amounts in column (e) reflect the maximum possible individual payment under the Incentive Plan. During 2023, there were no specific minimum and target levels under the Incentive Plan. The $25,000,000 maximum amount was the maximum annual amount available for payment to any one executive officer under the Incentive Plan for 2023, and our Compensation Committee retained negative discretion to award less than this amount. Actual amounts paid to each named executive officer for 2023 are set forth in column (g) of the Summary Compensation Table.

(2)      On February 10, 2023, Mr. Gosin executed the Gosin Employment Agreement, pursuant to which he received an aggregate of 4,581,902 non-exchangeable NPSUs which will receive exchange rights as scheduled in his employment agreement, and which had an aggregate grant date fair value of $40,000,000. See “Compensation Discussion and Analysis — 2024 Amended and Restated Gosin Employment Agreement” above and “— Employment Agreements — Gosin Employment Agreement” below for more information, including regarding the criteria and schedule for the grant of exchange rights to these units.

Outstanding Equity Awards at Fiscal Year End

None of the named executive officers held any unexercised options as of December 31, 2023. The following table shows all exchangeable units representing a right to acquire shares of our Class A common stock and unvested RSUs held by each of the named executive officers as of December 31, 2023:

	Option Awards					Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options/ Exchangeable Units Exercisable/ Exchangeable (#)(1)	(c) Number of Securities Underlying Unexercised Options/ Exchangeable Units Unexercisable/ Unexchangeable (#)(2)	(d) Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	(e) Option Exercise Price ($)	(f) Option Expiration Date	(g) Number of Shares or Units of Stock That Have Not Vested (#)(4)	(h) Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	(i) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(j) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Howard W. Lutnick	828,008	—	—	—	—	—	—	—	—
Barry M. Gosin	734,212	—	—	—	—	—	—	—	—
Michael J. Rispoli	25,127	—	—	—	—	—		—	—
	—	—	—	—	—	735,710	8,063,382	—	—
Stephen M. Merkel	—	—	—	—	—	—	—	—	—

____________

(1)      The numbers in column (b) represent the number of shares of Class A common stock issuable if the exchangeable Newmark Holdings spin-off units, granted in connection with the Spin-Off (“SPUs”), PSUs, and APSUs held by our NEOs, which may be exchanged at any time on a 1:0.9231 basis (based on the exchange ratio as of December 31, 2023 for shares of Newmark’s Class A common stock, subject to adjustment and the terms of the Separation and Distribution Agreement), are exchanged. As of December 29, 2023, the closing market price of a share of Class A common stock was $10.96.

          For Mr. Lutnick, column (b) represents 810,609 exchangeable Newmark Holdings PSUs, and 86,377 exchangeable SPUs held as of December 31, 2023, which if exchanged at the exchange ratio as of December 31, 2023 for shares of Newmark’s Class A common stock, would be exchanged for 828,008 shares.

          For Mr. Gosin, column (b) represents 611,167 exchangeable Newmark Holdings PSUs, 123,336 exchangeable Newmark Holdings APSUs, and 60,873 exchangeable Newmark Holdings SPUs held as of December 31, 2023, which if exchanged at the exchange ratio as of December 31, 2023 for shares of Newmark’s Class A common stock, would be exchanged for 734,212 shares.

          For Mr. Rispoli, column (b) represents 26,784 exchangeable Newmark Holdings PSUs, and 436 exchangeable Newmark Holdings SPUs held as of December 31, 2023, which if exchanged at the exchange ratio as of December 31, 2023 for shares of Newmark’s Class A common stock, would be exchanged for 25,127 shares.

          As of December 31, 2023, the executives held the following non-exchangeable Newmark Holdings PSUs, NPSUs or APSUs that are eligible to be granted exchange rights into Newmark Class A common stock: Mr. Lutnick: 1,462,450 units; Mr. Gosin: 5,477,827 units (inclusive of the non-exchangeable units described below in footnote (3)); Mr. Rispoli: 61,295 units; and Mr. Merkel: 103,632 units.

          As of December 31, 2023, Messrs. Rispoli and Merkel did not hold any non-exchangeable Newmark Holdings NPSUs/NPPSUs that are eligible to be replaced by non-exchangeable Newmark Holdings PSUs/PPSUs, which in turn would be eligible to be granted exchange rights for shares of Newmark Class A common stock or cash.

(2)      Column (c) does not include non-exchangeable Newmark Holdings PPSUs held as of December 31, 2023 because they did not represent a right to acquire our Class A common stock. As of December 31, 2023, the non-exchangeable Newmark Holdings PPSUs held by the named executive officers were as follows: Mr. Lutnick: 81,275 units; Mr. Gosin: 0 units; Mr. Rispoli: 61,295 units; and Mr. Merkel: 103,632 units.

(3)      For Mr. Gosin, column (d) excludes (i) the aggregate of 2,301,721 non-exchangeable PSUs that Mr. Gosin received in conversion of 2,290,951 NPSUs, as adjusted by the then current exchange ratio, pursuant to the Gosin Employment Agreement on April 1, 2023 and December 31, 2023; and (ii) the 2,290,951 NPSUs remaining from the award of 4,581,902 NPSUs that Mr. Gosin received on February 10, 2023. These PSUs began receiving exchange rights in ratable portions on December 31, 2023, in accordance with the terms and conditions as set forth in the Gosin Employment Agreement. See “— Employment Agreements — Gosin Employment Agreement” below for more information and the schedule of the grant of exchange rights to these units.

(4)      Mr. Rispoli’s unvested 735,710 Newmark RSUs had an aggregate market value of $8,063,382 as of December 31, 2023, based on the closing price of our Class A common stock of $10.96 on December 29, 2023. See “— Employment Agreements — Rispoli Employment Agreement” for more information on the vesting schedule of these RSUs.

Option Exercises and Stock Vested

During 2023, Newmark had no outstanding stock options and no options were exercised by any of the named executive officers. During 2023, certain RSUs held by Mr. Rispoli vested during pursuant to the terms of the Rispoli Employment Agreement, as detailed in the following table:

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on Vesting (#)	Value realized on vesting ($)(1)
Michael J. Rispoli	—	—	14,290	$91,885

____________

(1)      Represents the fair market value of Mr. Rispoli’s 14,290 shares of Class A common stock that vested on October 1, 2023 pursuant to the terms of the RSUs issued under his employment agreement, calculated based upon the closing price of the Company’s Class A common stock on October 1, 2023, which was $6.43. See “— Employment Agreements — Rispoli Employment Agreement” for more information on the vesting schedule of these RSUs.

Potential Payments upon Termination and Change in Control

The following table provides information regarding the estimated amounts payable to the named executive officers listed below if the specified events had occurred on December 31, 2023 under their change in control and other agreements, described below, as in effect on December 31, 2023. Mr. Merkel is not eligible for additional benefits upon termination or a change in control. All amounts are determined, where applicable, using the $10.96 closing market price of our Class A common stock as of December 29, 2023, in accordance with SEC rules, and the exchange ratio of 0.9231 as of December 31, 2023. All amounts, including estimated vesting of compensation and tax gross-up payments, are subject to the specific terms and conditions set forth in the applicable change in control or other agreements and applicable law. Terms used below are as defined in the applicable agreement:

Name	Base Salary	Bonus ($)	Earned but Unpaid Commissions	Lump- Sum Payment	Non- Compete Payments ($)	Vesting of Equity Compensation ($)	Welfare Benefit Continuation ($)	Tax Gross- Up Payment ($)	Total ($)
Howard W. Lutnick(1)(2)(3)
Termination of Employment in connection with a Change in Control	2,000,000	18,000,000	—	—	—	16,045,864	125,697	—	36,171,561
Extension of Employment in connection with a Change in Control/Subsequent Termination without Cause within Three Years.	1,000,000	9,000,000	—	—	—	16,045,864	125,697	—	26,171,561
Termination of Employment without Cause or involuntary removal from the position of Chairman on or after a Change in Control.	—	10,000,000	—	—	—	—	—	—	10,000,000
Barry M. Gosin(4)(5)(6)(7)
Termination of Employment due to death or disability prior to a Change in Control	1,000,000	1,500,000	—	—	2,000,000	32,242,242	—	—	36,742,242
Termination of Employment without Cause during the term of the Employment Agreement other than death or disability	1,000,000	4,500,000	—	—	2,000,000	57,351,051	134,807	—	64,985,858
Termination of Employment without Cause in connection with a Change in Control or retirement	1,000,000	—	—	12,500,000	2,000,000	57,351,051	134,807	—	72,985,858
Michael Rispoli(8)(9)
Termination of Employment without Cause in connection with a Change in Control	—	—	—	1,500,000	—	9,395,648	28,754	—	10,924,402

____________

(1)      Mr. Lutnick is also entitled to a tax gross-up for excess parachute payments, if any, that would be due in respect of the impact a Change in Control would have on certain of his outstanding partnership units as stated in footnote (1). There is no aggregate tax-gross up payment upon either a termination of employment, or upon an extension of employment, in connection with a Change in Control due when calculated based upon the equity compensation in footnote (2), base salary, bonus, and welfare benefit continuation as of December 31, 2023.

(2)      If a Change in Control occurred on December 31, 2023 and Mr. Lutnick elected to terminate his employment prior to such time, Mr. Lutnick would have had the right to receive a lump sum cash payment in an amount equal to the product of (i) two and (ii) the sum of (A) his annual base salary of $1,000,000 and (B) his prior year annual bonus of $9,000,000. If a Change in Control occurred on December 31, 2023 and Mr. Lutnick did not so elect, and again in the subsequent event that, during the three-year period immediately following a Change in Control, Mr. Lutnick’s employment is terminated without Cause (other than by reason of his death or Disability), in each instance Mr. Lutnick would have the right to receive a lump sum cash payment in an amount equal to the sum of his annual base salary of $1,000,000 and his prior year annual bonus of $9,000,000.

          Immediately prior to a Change in Control, Mr. Lutnick would have had the right to receive (i) replacement of any partnership units ineligible for exchange rights with new partnership units eligible for such exchange rights; (ii) grants of immediately exercisable exchange rights into stock or cash, as applicable, with respect to any non-exchangeable limited partnership units (including those replacement units described in clause (i)); and (iii) the immediate lapse of any restrictions on transferability of any shares of restricted stock and vesting of any restricted stock units held by him at such time.

          As of December 31, 2023, Mr. Lutnick held 1,462,450 non-exchangeable PSUs. Based on the closing price of Newmark Class A common stock of $10.96 on December 29, 2023 and the exchange ratio of 0.9231 as of December 31, 2023 with respect to the distribution earning units (i.e., the exchange ratio is not applicable to the NPSUs), the aggregate fair value of the shares and cash underlying such grants would have been $14,795,864.

          As of December 31, 2023, Mr. Lutnick held 81,275 PPSUs with a determination amount of $1,250,000.

          As of December 31, 2023, Mr. Lutnick did not hold any shares of our restricted stock or restricted stock units. See “— Change of Control Agreements.”

(3)      Subject to and in accordance with the terms of Mr. Lutnick’s 2021 one-time Award, in the event of (i) a termination of Mr. Lutnick’s employment by the Company without Cause or (ii) an involuntary removal of Mr. Lutnick from the position of Chairman of the Board on or after the occurrence of a Change in Control, any amounts not vested will immediately become fully vested. The provisions of the Change of Control Agreement do not apply to Mr. Lutnick’s Award.

(4)      Upon a termination of Mr. Gosin due to death or permanent physical disability, (i) any unpaid Cash Bonus amount due with respect to a completed calendar year shall be paid in full; (ii) any unpaid Cash Bonus amount due with respect to the calendar year in which the date of termination occurs shall be paid pro-rata for the period of January 1 of such year to the date of termination; (iii) a prorated number of NPSUs issued as the Deferred Comp Bonus Advance and scheduled to convert into PSUs on the next Conversion Date will so convert (and any remaining NPSUs subject to the Deferred Comp Bonus Advance shall be forfeited); and (iv) Mr. Gosin’s then non-exchangeable units, but excluding any portion of the Deferred Comp Bonus Advance in NPSU form, will, as determined by the General Partner of Newmark Holdings and as adjusted by the then-current exchange ratio, as applicable, be (y) redeemed for cash or stock ratably over the first (1st) through third (3rd) anniversaries of such termination or (z) exchanged into restricted shares of stock and become transferable ratably over the first (1st) through third (3rd) anniversaries of such termination. See “— Employment Agreements — Gosin Employment Agreement” below.

            As of December 31, 2023, Mr. Gosin held 5,477,827 non-exchangeable units, of which 3,186,877 were not a portion of the Deferred Comp Bonus Advance in NPSU form. Based on the closing price of our Class A common stock of $10.96 on December 29, 2023 and the exchange ratio of 0.9231 as of December 31, 2023 with respect to the distribution earning units (i.e., the exchange ratio is not applicable to the NPSUs), the value of the monetization of his units would have been $32,242,184.

(5)      Upon a termination of Mr. Gosin’s employment without Cause, Mr. Gosin shall receive (i) any unpaid Cash Bonus amounts on the originally scheduled payment dates; and (ii) Mr. Gosin’s then non-exchangeable units will, as determined by the General Partner of Newmark Holdings and adjusted by the then-current exchange ratio, as applicable, be (y) redeemed for cash or stock ratably over the first (1st) through third (3rd) anniversaries of such termination or (z) exchanged into restricted shares of stock and become transferable ratably over the first (1st) through third (3rd) anniversaries of such termination. See “— Employment Agreements — Gosin Employment Agreement” below.

          As of December 31, 2023, Mr. Gosin held 5,477,827 non-exchangeable units. Based on the closing price of our Class A common stock of $10.96 on December 29, 2023 and the exchange ratio of 0.9231 as of December 31, 2023 with respect to the distribution earning units (i.e., the exchange ratio is not applicable to the NPSUs), the value of the monetization of his units would have been $57,351,051.

(6)      In the event that, during the three-year period immediately following a Change of Control, Mr. Gosin’s employment is terminated without Cause, Mr. Gosin would have the right to receive: (i) a lump sum cash payment of $12,500,000; and (ii) Mr. Gosin’s then non-exchangeable units will, as determined by the General Partner of Newmark Holdings and adjusted by the then-current exchange ratio, as applicable, be (y) redeemed for cash or stock ratably over the first (1st) through third (3rd) anniversaries of such termination or (z) exchanged into restricted shares of stock and become transferable ratably over the first (1st) through third (3rd) anniversaries of such termination. See “— Employment Agreements — Gosin Employment Agreement” below.

          As of December 31, 2023, Mr. Gosin held 5,477,827 non-exchangeable units. Based on the closing price of our Class A common stock of $10.96 on December 29, 2023 and the exchange ratio of 0.9231 as of December 31, 2023 with respect to the distribution earning units (i.e., the exchange ratio is not applicable to the NPSUs), the value of the monetization of his units would have been $57,351,051.

(7)      As of December 31, 2023, following a termination of Mr. Gosin’s employment for any reason, he would be eligible to receive a monthly cash payment equal to $83,333 in exchange for his compliance with non-compete obligations for 24 months. See “— Employment Agreements — Gosin Employment Agreement” below for more information.

(8)      Upon a Change of Control as of December 31, 2023, (i) any PSUs or PPSUs held by Mr. Rispoli will be redeemed for cash or stock ratably over the first through third anniversaries of such Change of Control, or exchanged into restricted stock that becomes transferable ratably over the first through third anniversaries of such Change of Control, in each case as adjusted by the then-current exchange ratio and determined by Newmark Holdings, and (ii) any then-unvested RSUs held by Mr. Rispoli that would not otherwise vest under their terms by the third anniversary of such Change of Control will vest into stock or cash ratably over the first through third anniversaries of such Change of Control, provided that Mr. Rispoli remains employed and in good standing pursuant to the employment agreement. See “— Change of Control Agreements.”

          As of December 31, 2023, Mr. Rispoli held 61,295 non-exchangeable PSUs. Based on the closing price of our Class A common stock of $10.96 on December 29, 2023 and the exchange ratio of 0.9231 as of December 31, 2023, the value of monetization of his units would have been $620,132.

          As of December 31, 2022, Mr. Rispoli held 61,293 PPSUs with a determination amount of $712,134.

          As of December 31, 2023, Mr. Rispoli held 735,710 RSUs. Based on the closing price of Class A common stock of $10.96 on December 29, 2023, these 750,000 RSUs had a value of $8,063,382.

(9)      Additionally, in the event that, during the three-year period immediately following a change of control, Mr. Rispoli’s employment is terminated without Cause, Mr. Rispoli will be entitled to a lump-sum payment of $1,500,000 subject to delivery by Mr. Rispoli to the Company of an irrevocable release of claims in favor of the Company and its affiliates in customary form. See “— Employment Agreements — Rispoli Employment Agreement.”

Change of Control Agreements

On December 13, 2017, Mr. Lutnick entered into the Change of Control Agreement with us providing that, upon a change in control, all stock options, RSUs, restricted stock, and other awards based on shares of our Class A common stock held by him immediately prior to such change in control shall vest in full and become immediately exercisable, and all limited partnership units in Newmark Holdings shall, if applicable, vest in full and be granted immediately exchangeable exchange rights for shares of our Class A common stock. The Change of Control Agreement also contains provisions relating to the continuation of medical and life insurance benefits for two years following termination or extension of employment, as applicable.

Under the Change of Control Agreement, if a change in control of the Company occurs (which will occur in the event that none of Cantor or any of its affiliates has a controlling interest in us) and Mr. Lutnick elects to terminate his employment with us upon the change in control pursuant to a written notice of his resignation provided at any time prior to the change in control, he will receive a lump sum in cash of an amount equal to two times the sum of his annual base salary and his prior year’s annual bonus, and receive medical benefits for two years after the termination of his employment (provided that, if Mr. Lutnick becomes re-employed and is eligible to receive medical benefits under another employer-provided plan, the former medical benefits will be secondary to the latter). If a change in control occurs and (i) Mr. Lutnick does not so elect to terminate his employment with us or (ii) in the event that, during the three-year period following the change in control, his employment is terminated by us (other than by reason of his death or disability), he will receive a lump sum in cash of an amount equal to his annual base salary and his prior year’s annual bonus, and receive medical benefits (provided, in the event of (ii), that such medical benefits will be received for two years after the termination of his employment and provided, further, that if Mr. Lutnick becomes re-employed and is eligible to receive medical benefits under another employer-provided plan, the former medical benefits will be secondary to the latter). The Change of Control Agreement further provides for certain tax gross-up payments, provides for no duty of Mr. Lutnick to mitigate amounts due by seeking other employment and provides for payment of legal fees and expenses as a result of any dispute with respect to the Change of Control Agreement. The Change of Control Agreement further provides for indemnification of Mr. Lutnick in connection with a challenge thereof. In the event of death or disability, or termination in the absence of a change in control, Mr. Lutnick will be paid only his accrued salary to the date of death, disability, or termination. The Change of Control Agreement is terminable by the Company upon two years’ advance notice on or after the 10-year anniversary of the closing of the IPO.

As of the date hereof, Mr. Lutnick is party to a substantially similar change of control agreement with BGC.

On February 10, 2023, Mr. Gosin entered into an amended and restated employment agreement with Newmark OpCo and Newmark Holdings which replaced his prior employment agreement, as amended from time to time, effective as of December 1, 2017, and which includes certain change of control provisions. See the heading “— Employment Agreements — Gosin Employment Agreement” below for more information. On August 7, 2024, Mr. Gosin entered into a further amended and restated employment agreement, which includes certain change of control provisions. See the heading “Compensation Discussion and Analysis —2024 Amended and Restated Gosin Employment Agreement” above for more information.

On September 29, 2022, Mr. Rispoli entered into an employment agreement with Newmark OpCo and Newmark Holdings which includes certain change of control provisions. See the heading “— Employment Agreements — Rispoli Employment Agreement” below for more information.

2021 Lutnick Award Agreement

On December 27, 2021, the Compensation Committee approved the one-time bonus Award to Mr. Lutnick which was evidenced by the execution and delivery of the Award Agreement, dated December 28, 2021, and described in detail above under the heading “2021 Lutnick Award.” The provisions of the Change of Control Agreement do not apply to the Award.

Employment Agreements

Gosin Employment Agreement

On February 10, 2023, Mr. Gosin entered into the Gosin Employment Agreement with Newmark OpCo and Newmark Holdings, which replaced his prior employment agreement, as amended from time to time, effective as of December 1, 2017. In connection with the Gosin Employment Agreement, the Compensation Committee approved (i) for an initial term (the “Initial Term”) through at least 2024, with the term running through 2025, an annual cash bonus of $1,500,000; (ii) an upfront award of four tranches of 1,145,475 Newmark NPSUs each (calculated by dividing $10,000,000 by the Company’s stock price of $8.73 on February 10, 2023) attributable to each year of the term and (iii) the continued ability to receive discretionary bonuses, if any, subject to approval of the Compensation Committee. The Gosin Employment Agreement was in effect on December 31, 2023, and the discussion below is of the Gosin Employment Agreement as in effect on that date; however, the Gosin Employment Agreement was amended and restated on August 7, 2024 to, among other things, extend the Initial Term through December 31, 2026, accelerate the conversion of the NPSUs that otherwise would have converted into PSUs on December 31, 2024, per the table below, to shortly after the 2024 Gosin Employment Agreement Effective Date, and restate the circumstances under which Mr. Gosin may purchase or invest in real estate. See “Compensation Discussion and Analysis —2024 Amended and Restated Gosin Employment Agreement” for more information on the 2024 Gosin Employment Agreement.

In accordance with the Gosin Employment Agreement, Mr. Gosin’s 2023 non-exchangeable NPSUs award had the following features: (i) the non-exchangeable NPSUs shall convert into non-exchangeable PSUs, provided that, as of each applicable conversion date: (x) Newmark, inclusive of its affiliates, earns, in the aggregate, at least $10,000,000 in gross revenues in the calendar quarter in which the applicable award of PSUs is to be converted and (y) Mr. Gosin is still performing substantial services exclusively for Newmark or an affiliate, has not given notice of termination of his services except for circumstances set forth in the Gosin Employment Agreement, and has not breached his obligations under the Partnership Agreement; and (ii) such PSUs as converted from NPSUs shall become exchangeable in ratable portions as represented in the table below:

% of NPSUs Converted to PSUs	NPSU to PSU Effective Conversion Date	Distribution- Earning Date	Ratable Portion of the PSU Award Becoming Exchangeable Per Year	Effective Exchangeable Dates
25%	April 1, 2023	April 1, 2023	1/7th per year through December 31, 2025 (or December 31, 2024 should the Initial Term end December 31, 2024); 1/4th of the then-remaining balance per year thereafter	December 31 of 2023 – 2029 (or 2028 should Initial Term end December 31, 2024)
25%	December 31, 2023	January 1, 2024	Same as above	December 31 of 2024 – 2029 (or 2028 should Initial Term end December 31, 2024)
25%	December 31, 2024	January 1, 2025	Same as above	December 31 of 2025 – 2029 (or 2028 should Initial Term end December 31, 2024)
25% (Only applicable if Initial Term ends December 31, 2025)	December 31, 2025	January 1, 2026	1/4th per year	December 31 of 2026 – 2029

The Gosin Employment Agreement provides that Mr. Gosin’s yearly salary will be $1,000,000.

During Mr. Gosin’s term of employment, Newmark OpCo may terminate the Gosin Employment Agreement for “Cause,” as defined therein, without further obligation, or due to Mr. Gosin’s death or disability. If Mr. Gosin is terminated without Cause (other than due to Mr. Gosin’s death or disability), (i) he shall be entitled to receive, subject to his execution and delivery of a customary release, (x) his salary through the remainder of the term of employment and (y) any unpaid cash bonus amounts on the originally scheduled payment dates and (ii) Mr. Gosin’s then non-exchangeable partnership units will, as determined by the General Partner of Newmark OpCo, be (a) redeemed for cash or stock ratably over the first (1st) through third (3rd) anniversaries of such termination; or (b) exchanged into restricted shares of stock and become transferable ratably over first (1st) through third (3rd) anniversaries of such termination (provided that, with respect to clauses (a) and (b), Mr. Gosin continues to satisfy the non-compete, non-solicitation and non-disparagement conditions set forth in the Gosin Employment Agreement through the applicable transfer date). If Mr. Gosin is terminated due to his death or permanent physical disability, (i) he shall be entitled to receive, subject to his execution of a customary release, (a) his salary through the date of termination, (b) any unpaid cash bonus amount due with respect to a completed calendar year paid in full and (c) any unpaid cash bonus amounts due with respect to the calendar year in which the date of termination occurs, paid pro-rata for the period of January 1 of such year to the date of termination, (ii) a prorated number of the NPSUs issued as described above and scheduled to convert into PSUs on the next conversion date will so convert (and any remaining NPSUs shall be forfeited), and (iii) Mr. Gosin’s PSUs (but excluding the NPSU award described above) will, as determined by the applicable General Partner, be (y) redeemed for cash or stock ratably over the first (1st) through third (3rd) anniversaries of such termination or (z) exchanged into restricted shares of stock and become transferable ratably over the first (1st) through third (3rd) anniversaries of such termination (provided that, with respect to clauses (y) and (z), in the case of disability, Mr. Gosin continues to satisfy the non-compete, non-solicitation and non-disparagement conditions set forth in the Gosin Employment Agreement through the applicable transfer date).

In the event of a change of control, which will occur if the Company is, or substantially all of the real estate brokerage and related businesses of the Company are, no longer controlled by Cantor, Mr. Lutnick, or a person or entity controlled by, controlling or under common control with Cantor, exclusive of limited ownership changes, the Gosin Employment Agreement provides that Mr. Gosin’s then non-exchangeable partnership units will, as determined by the applicable General Partner, be (a) redeemed for cash or stock ratably over the first (1st) through third (3rd) anniversaries of such change of control or (b) exchanged into restricted shares of stock and become transferable ratably over the first (1st) through third (3rd) anniversaries of such change of control or as soon as practicable thereafter, provided that Mr. Gosin remains employed in good standing through each applicable redemption or vesting or transfer date. Additionally, in the event that, during the three-year period immediately following a change of control, Mr. Gosin’s employment is terminated without Cause (as defined in the Gosin Employment Agreement), subject to Mr. Gosin’s execution and delivery of a customary release, Mr. Gosin will be entitled to a lump-sum payment of $12,500,000 and certain medical benefits as described in the Gosin Employment Agreement, and Mr. Gosin’s then non-exchangeable partnership units will, as determined by the applicable General Partner, be (y) redeemed for cash or stock ratably over the first (1st) through third (3rd) anniversaries of such termination or (z) exchanged into restricted shares of stock and become transferable ratably over the first (1st) through third (3rd) anniversaries of such termination (provided that, with respect to clauses (y) and (z), Mr. Gosin continues to satisfy the non-compete, non-solicitation and non-disparagement conditions set forth in the Gosin Employment Agreement through the applicable transfer date).

In the event of Mr. Gosin’s permanent retirement from the Company and the real estate brokerage industry, and only if Mr. Gosin is employed in good standing through the Initial Term, it is the current intention of the General Partner of Newmark Holdings that, subject to Mr. Gosin’s execution and delivery of a customary release, (i) Mr. Gosin will receive his cash bonus for the applicable year, (ii) Mr. Gosin’s then non-exchangeable partnership units held at the time of retirement (excluding the NPSU award described above) shall, at Mr. Gosin’s election, either be (a) as determined by the General Partner of Newmark Holdings, redeemed for cash or stock ratably over the first (1st) through fourth (4th) anniversaries of such retirement or (b) exchanged into restricted shares of stock or deferred cash upon such retirement and become transferable ratably over the first (1st) through fourth (4th) anniversaries of such retirement, and (iii) the NPSU award described above shall be treated in accordance with the conversion and exchangeability schedules described above; provided that Mr. Gosin continues to be retired and satisfy the non-compete, non-solicitation and non-disparagement conditions set forth in the documentation through the applicable transfer, redemption or distribution date.

The Gosin Employment Agreement provided for “Permitted Activities” that Mr. Gosin can engage in both during and following his employment, including conditions under which Mr. Gosin may purchase or invest in real estate, including with an institutional real estate fund, in certain non-competitive circumstances. Subject to the foregoing, the Gosin Employment Agreement provides that during Mr. Gosin’s term of employment and for a period of two (2) years thereafter, Mr. Gosin may not compete with the Company or any affiliate (subject to customary exceptions including ownership of less than 5% of the securities of a publicly traded competitor and certain investments in ownership of real property). Mr. Gosin also may not, during the non-compete period, solicit, entice away, perform services for or engage in any transaction or arrangement with, any clients or prospective clients of the Company or any affiliate. Subject to Mr. Gosin’s execution and delivery of a customary release, among other requirements, Mr. Gosin is entitled to receive $83,333.33 per month during the non-compete period (unless Mr. Gosin breaches the Gosin Employment Agreement, at which time any such payments will cease). Additionally, the Gosin Employment Agreement provides that during Mr. Gosin’s term of employment and for a period of five (5) years thereafter, Mr. Gosin may not solicit, hire, affiliate for profit with or retain for his benefit or the benefit of anyone other than the Company or any affiliate, the employment or other services of any employees, consultants or independent contractors of the Company or any affiliate.

Rispoli Employment Agreement

On September 29, 2022, Mr. Rispoli entered into the Rispoli Employment Agreement with Newmark OpCo and Newmark Holdings. In connection with the Rispoli Employment Agreement, the Compensation Committee approved the following for Mr. Rispoli: (i) an award of 500,000 Newmark RSUs, divided into tranches of 100,000 RSUs each that vest on a seven-year schedule as follows:

# of RSUs in First Award	Ratable Portion of the 100,000 Tranche Vesting Per Year	Vesting Dates
100,000	1/7th	October 1 of 2023 – 2029
100,000	1/7th	March 15 of 2024 – 2030
100,000	1/7th	March 15 of 2025 – 2031
100,000	1/7th	March 15 of 2026 – 2032
100,000	1/7th	March 15 of 2027 – 2033

and (ii) an award of 250,000 Newmark RSUs, divided into tranches of 50,000 RSUs each that vest on a seven-year schedule as follows:

% of Second Award	Ratable Portion of the 20% Vesting Per Year	Vesting Dates
20%	1/7th	March 15 of 2024 – 2030
20%	1/7th	March 15 of 2025 – 2031
20%	1/7th	March 15 of 2026 – 2032
20%	1/7th	March 15 of 2027 – 2033
20%	1/7th	March 15 of 2028 – 2034

The Rispoli Employment Agreement provides that Mr. Rispoli’s yearly salary will remain at $850,000. Under the Rispoli Employment Agreement, Mr. Rispoli is provided an initial term of employment of five (5) years, and thereafter the term of employment will be extended automatically for successive one-year periods unless either party notifies the other party in writing at least ninety (90) days prior to the expiration of the initial term of employment or any renewal period of such party’s intention not to extend the term of employment.

In the event of a change of control, which will occur if the Company is, or substantially all of the real estate brokerage and related businesses of the Company are, no longer controlled by Cantor, Mr. Lutnick, or a person or entity controlled by, controlling or under common control with Cantor, exclusive of limited ownership changes (i) Mr. Rispoli’s then-non-exchangeable Newmark Holdings units will be redeemed for cash or stock ratably over the first through third anniversaries of such change of control, or exchanged into restricted stock that becomes transferable ratably over the first through third anniversaries of such change of control, in each case as adjusted by the then-current exchange ratio and determined by Newmark Holdings, and (ii) Mr. Rispoli’s then-unvested Newmark RSUs that would not otherwise vest under their terms by the third anniversary of such change of control will vest into stock or cash ratably over the first through third anniversaries of such change of control or as soon as practicable thereafter, provided that Mr. Rispoli remains employed and in good standing pursuant to the Rispoli Employment Agreement. Additionally, in the event that, during the three-year period immediately following a change of control, Mr. Rispoli’s employment is terminated without Cause (as defined in the Rispoli Employment Agreement), Mr. Rispoli will be entitled to a lump-sum payment of $1,500,000 and certain medical benefits as described in the Rispoli Employment Agreement in addition to the awards described above, with such additional payments and benefits being subject to delivery by Mr. Rispoli to the Company of an irrevocable release of claims in favor of the Company and its affiliates in customary form.

The Rispoli Employment Agreement provides that Mr. Rispoli may not (i) compete with the Company or its affiliates or solicit clients or prospective clients of the Company or any affiliate for a period of two (2) years after the termination of his employment, or (ii) solicit or hire employees or certain former employees of the Company or any affiliate to leave their employment of or to discontinue the supply of their services to the Company or any affiliate for a period of three (3) years after the termination of his employment. The Rispoli Employment Agreement also contains customary confidentiality and non-disparagement provisions.

2023 Principal Executive Officer Pay Ratio

The following information contains the relationship of the median annual total compensation of employees and brokers of Newmark and its subsidiaries to the annual total compensation of Mr. Lutnick, our Executive Chairman and principal executive officer (“PEO”).

For 2023, we used the same median employee we used in 2022 as permitted by the SEC. Our median employee was an Administrative Assistant in the United States. There has been no change in organizational structure, employee demographics or any employee compensation arrangements that would significantly affect our ability to use the previously identified median employee for this disclosure.

The pay ratio for the annual total compensation of the median employee to the principal executive officer was calculated for the 2023 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and the pay ratio was determined to be as follows:

•        the annual total compensation of the median employee of the Company (other than the Executive Chairman) was $94,417;

•        the annual total compensation of the Executive Chairman, as reported in the Summary Compensation Table, was $20,000,000; and

•        the ratio of the annual total compensation of the Executive Chairman to the median employee of the Company was approximately 212 to 1.

The foregoing comparison includes the payment to Mr. Lutnick of his 2023 tranche of his Award in the amount of $10,000,000. If the 2023 tranche of his Award is excluded for the year, his annual total compensation would have been $10,000,000 and the ratio of the annual total compensation of the Executive Chairman to the median employee of the Company would have been approximately 106 to 1.

As an additional comparison, the pay ratio for the annual total compensation of the median employee to Mr. Gosin, our Chief Executive Officer, calculated on the same basis was approximately 506 to 1. For 2023, this ratio calculation includes the $40,000,000 aggregate grant date fair value of Mr. Gosin’s award under the Gosin Employment Agreement which was presented in its totality in our Summary Compensation Table for calendar year 2023 in accordance with SEC rules but was attributed ratably by the Compensation Committee to Mr. Gosin’s compensation with respect to each of calendar years 2022, 2023, 2024 and 2025. See “— Employment Agreements — Gosin Employment Agreement” for more information.

Pay Versus Performance

We are required by SEC rules to disclose information regarding the relationship between compensation actually paid to Mr. Lutnick, our PEO and NEOs other than the PEO (the “non-PEO NEOs”) and the financial performance of the Company. The following table sets forth additional compensation information for Mr. Lutnick and the non-PEO NEOs, along with total shareholder return (“TSR”), net income, and the “Company Selected Measure,” which we have selected as Total Revenues, each for fiscal years 2020, 2021, 2022 and 2023. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnote (5) below sets forth the adjustments from the Total Compensation for the PEO and Average Total Compensation for the non-PEO NEOs reported in the Summary Compensation Table to arrive at the values presented for compensation actually paid for each of the fiscal years shown.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(5)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(2)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	Total Revenues(4)
					Total Shareholder Return	Peer Group Total Shareholder Return(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$20,000,000	$20,192,500	$16,862,912	$21,713,811	$85.30	$128.18	$62,375	$2,470,368
2022	$20,000,000	$20,263,064	$3,704,691	$3,683,250	$60.98	$106.86	$112,545	$2,705,527
2021	$35,025,000	$35,139,752	$5,281,796	$5,290,923	$141.69	$162.59	$978,134	$2,906,443
2020	$4,125,000	$4,135,112	$3,590,821	$3,622,332	$55.06	$95.11	$109,277	$1,904,998

____________

(1)      The PEO was Mr. Lutnick during all periods presented. The amount reported for Mr. Lutnick for 2021 includes $20,000,000 paid to Mr. Lutnick in 2021 in connection with the one-time Award which was approved by the Compensation Committee on December 27, 2021 in consideration of his success in managing certain aspects of the Company’s performance as its PEO and Chairman. Mr. Lutnick has purchased Newmark Class A common stock with the after-tax proceeds of the initial tranche of the Award. The amount reported for Mr. Lutnick for 2022 includes $10,000,000 paid to Mr. Lutnick for the 2022 tranche of the Award. The amount reported for Mr. Lutnick for 2023 includes $10,000,000 paid to Mr. Lutnick for the 2023 tranche of the Award. For further information on the Award, see “Compensation Discussion and Analysis — 2021 Lutnick Award.”

(2)      The non-PEO NEOs in fiscal years 2023, 2022, 2021 and 2020 consisted of Messrs. Gosin, Rispoli and Merkel. Average Compensation actually paid to non-PEO NEOs in the table above includes (i) the $5,650,000 aggregate grant date fair value of Mr. Rispoli’s award under the Rispoli Employment Agreement which was presented in its totality in our Summary Compensation Table for calendar year 2022 in accordance with SEC rules but was attributed ratably by the Compensation Committee to Mr. Rispoli’s compensation with respect to each of calendar years 2022, 2023, 2024, 2025, and 2026, and (ii) the $40,000,000 aggregate grant date fair value of Mr. Gosin’s award under the Gosin Employment Agreement which was presented in its totality in our Summary Compensation Table for calendar year 2023 in accordance with SEC rules but was attributed ratably by the Compensation Committee to Mr. Gosin’s compensation with respect to each of calendar years 2022, 2023, 2024 and 2025. See “— Employment Agreements” for more information.

(3)      The peer group consists of CBRE Group, Inc., Colliers International Group, Inc., Jones Lang LaSalle Incorporated, Savills plc and Cushman & Wakefield plc. The returns of the peer group companies have been weighted according to their U.S. dollar stock market capitalization for purposes of arriving at a peer group average. TSR is calculated as the cumulative total stockholder return, on a gross dividend reinvestment basis, of $100 invested in shares of each of the Company and the peer group invested on December 31, 2019.

(4)      The Company selected Total Revenues to be the most important financial performance measure that is not otherwise required to be disclosed in the table above used by the Company to link compensation actually paid to its NEOs for the most recently completed fiscal year to its performance. While Total Revenues was chosen for this table, our executive compensation programs use a balanced portfolio of measures to drive short and long-term objectives aligned with our strategy and stockholder interests as further described in our Compensation Discussion and Analysis above.

(5)      For each year, “Compensation Actually Paid to PEO” in column (c) and “Average Compensation Actually Paid to Non-PEO NEOs” in column (e) reflect the following adjustments from Total Compensation amounts reported in the Summary Compensation Table (all amounts are averages for the non-PEO NEOs). As described in the footnotes to the Summary Compensation Table, these adjustments do not include Newmark Holdings units that were the subject of dollar-denominated awards under the Incentive Plan included in column (g) of the Summary Compensation Table at full notional value and not subsequently reportable as “Equity Awards.”

Adjustments to Determine Compensation Actually Paid to PEO	2023	2022	2021	2020
Deduction for change in actuarial present value of accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table	—	—	—	—
Increase for aggregate of service cost and prior service cost for all defined benefit and actuarial pension plans reported in the Summary Compensation Table	—	—	—	—
Deduction for amounts reported under the “Equity Awards” column in the Summary Compensation Table	—	—	$(5,025,000)	—
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	—	—	—
Increase for fair value of stock and option awards granted during the year that are outstanding and unvested as of year-end	—	—	—	—
Increase/deduction for change in fair value as of year-end (from prior year-end) of stock and option awards granted in any prior year that were outstanding and unvested as of year-end	—	—	—	—
Increase for fair value as of vesting date of stock and option awards granted and vested in the same year	—	—	$5,025,000	—
Increase/deduction for change in fair value as of vesting date (from prior year-end) of stock and option awards granted in any prior year for which all vesting conditions were satisfied during the year or at year-end	—	—	—	—
Deduction for fair value as of prior year-end of stock and option awards granted in any prior year that were forfeited during the year	—	—	—	—
Increase for dollar value of any dividends or other earnings paid on stock or option awards in the year prior to the vesting date that are not otherwise included in total compensation for the year	$192,500	$263,063.78	$114,752.04	$10,111.72
Total Adjustments	$192,500	$263,063.78	$114,752.04	$10,111.72
Adjustments to Determine Average Compensation Actually Paid to Non-PEO NEOs	2023	2022	2021	2020
Deduction for change in actuarial present value of accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table	—	—	—	—
Increase for aggregate of service cost and prior service cost for all defined benefit and actuarial pension plans reported in the Summary Compensation Table	—	—	—	—
Deduction for amounts reported under the “Equity Awards” column in the Summary Compensation Table	$(13,333,333)	$(1,883,333)	—
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	—	—	—	—
Increase for fair value of stock and option awards granted during the year that are outstanding and unvested as of year-end	$16,778,558	$1,860,833	—
Increase/deduction for change in fair value as of year-end (from prior year-end) of stock and option awards granted in any prior year that were outstanding and unvested as of year-end	$733,258	—	—	—
Increase for fair value as of vesting date of stock and option awards granted and vested in the same year	$645,924	—	—	—
Increase/deduction for change in fair value as of vesting date (from prior year-end) of stock and option awards granted in any prior year for which all vesting conditions were satisfied during the year or at year-end	$(7,336)	—	—	—
Deduction for fair value as of prior year-end of stock and option awards granted in any prior year that were forfeited during the year	—	—	—	—
Increase for dollar value of any dividends or other earnings paid on stock or option awards in the year prior to the vesting date that are not otherwise included in total compensation for the year	$33,829	$1,059	$9,127	$31,511
Total Adjustments	$4,850,899	$(21,441)	$9,127	$31,511

Analysis of the Information Presented in the Pay Versus Performance Table

While we utilize several performance measures to align executive compensation with Company performance, not all of those measures are presented in the Pay Versus Performance table set forth above. Moreover, in determining the compensation of our executive officers, our Compensation Committee considers a holistic view of a variety of factors, both qualitative and quantitative, consistent with our periodic overall goals and therefore we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. See “Compensation Discussion and Analysis — Compensation Philosophy” for more information.

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between (1) compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs and (2) the Company’s performance with respect to TSR, net income and Total Revenues, our Company Selected Measure:

TSR.    The graphs below show the relationship between (1) compensation actually paid to our PEO and the average of compensation actually paid to our non-PEO NEOs and our cumulative TSR and (2) our cumulative TSR and peer group TSR, over the four fiscal years ended December 31, 2023.

**Compensation Actually Paid vs TSR**

Compensation Actually Paid ($000s)
$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Total Shareholder Return
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
2020
2021
2022
2023
$55.06
$141.69
$60.98
$85.30
$4,135
$35,140
$20,263
$20,193
$3,622
$5,291
$3,683
$21,714
Compensation actually paid to PEO (Left Axis)
Average compensation actually paid to Non-PEO (Left Axis)
TSR (Right Axis)

Note: “Compensation actually paid to PEO” in the table above includes $20,000,000 paid to Mr. Lutnick in 2021, $10,000,000 paid to Mr. Lutnick in 2022 and $10,000,000 paid to Mr. Lutnick in 2023 in connection with the Award. “Average compensation actually paid to Non-PEO” in the table above includes the $5,650,000 aggregate grant date fair value of Mr. Rispoli’s award under the Rispoli Employment Agreement in 2022 and the $40,000,000 aggregate grant date fair value of Mr. Gosin’s award under the Gosin Employment Agreement in 2023.

Net Income.    The graph below shows the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs and net income, as reported in our consolidated financial statements, over the four fiscal years ended December 31, 2023.

Compensation Actually Paid vs Net Income
Compensation Actually Paid ($000s)
$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$978,134
$35,140
$20,263
$21,714
$20,193
$109,277
$5,291
$112,545
$4,135
$3,683
$62,375
$3,622
2020
2021
2022
2023
Compensation actually paid to PEO (Left Axis)
Average compensation actually paid to Non-PEO (Left Axis)
Net Income (Right Axis)

Note: “Compensation actually paid to PEO” in the table above includes $20,000,000 paid to Mr. Lutnick in 2021, $10,000,000 paid to Mr. Lutnick in 2022 and $10,000,000 paid to Mr. Lutnick in 2023 in connection with the Award. “Average compensation actually paid to Non-PEO” in the table above includes the $5,650,000 aggregate grant date fair value of Mr. Rispoli’s award under the Rispoli Employment Agreement in 2022 and the $40,000,000 aggregate grant date fair value of Mr. Gosin’s award under the Gosin Employment Agreement in 2023.

Company Selected Measure (CSM).    The graph below shows the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs and our Total Revenues over the four fiscal years ended December 31, 2023.

Compensation Actually Paid vs Total Revenues (CSM)
Compensation Actually Paid ($000s)
Total Revenues ($000s)
$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
2020
2021
2022
2023
$1,904,998
$2,906,443
$2,705,527
$2,470,368
$35,140
$20,263
$21,714
$20,193
$4,135
$3,622
$5,291
$3,683
Compensation actually paid to PEO (Left Axis)
Average compensation actually paid to Non-PEO (Left Axis)
Total Revenues (Right Axis)

Note: “Compensation actually paid to PEO” in the table above includes $20,000,000 paid to Mr. Lutnick in 2021, $10,000,000 paid to Mr. Lutnick in 2022 and $10,000,000 paid to Mr. Lutnick in 2023 in connection with the Award. “Average compensation actually paid to Non-PEO” in the table above includes the $5,650,000 aggregate grant date fair value of Mr. Rispoli’s award under the Rispoli Employment Agreement in 2022 and the $40,000,000 aggregate grant date fair value of Mr. Gosin’s award under the Gosin Employment Agreement in 2023.

Performance Measures Tabular List

The table below lists our most important performance measures, including the Company Selected Measure, used to link compensation actually paid for our NEOs to Company performance for the fiscal year ended December 31, 2023. The performance measures included in this table are not ranked by relative importance.

Performance Measures

Total Revenues
Pre-tax Adjusted Earnings
Origination and Mortgage Broker Market Share
Catalyst Transactions and Hires, Acquisitions, and Strategy Development
Fees from Management Services, Servicing, and Other
Retentive Compensation Considerations
Significant Client Transaction Volumes

Compensation of Directors

Directors who are also our employees do not receive additional compensation for serving as director. The compensation schedule for our non-employee directors is as follows:

•        an annual cash retainer of $100,000;

•        an annual stipend for the chair of our Compensation Committee of $15,000;

•        an annual stipend for the chair of our ESG Committee of $15,000; and

•        an annual stipend for the chair of our Audit Committee of $25,000.

We also pay each non-employee director $2,000 for each meeting of our Board of Directors and $1,000 for each meeting of a Committee of our Board actually attended, whether in person or by telephone. Additional fees may be paid for service or special ad hoc committees from time to time. Under our policy, none of our non-employee directors is to be paid more than $3,000 in the aggregate for attendance at meetings held on the same date. Only one meeting of our Board and Committees shall occur on each calendar day for which payment shall be provided. Non-employee directors may also receive additional per diem fees for services as a director at the rate of $1,000 per day, with a limit of $5,000 per matter, for additional time spent on Board or Committee matters as directed from time to time by our Board. Non-employee directors also are reimbursed for all out-of-pocket expenses incurred in attending meetings of our Board or its Committees on which they serve. From time to time, our Board and Committees may receive an additional stipend for service on other special committees or similar service.

In addition to the cash compensation described above, under our current policy, upon the appointment or initial election of a non-employee director, we grant to such non-employee director RSUs equal to the value of shares of our Class A common stock that could be purchased for $70,000 at the closing price of our Class A common stock on the trading date of the appointment or initial election of the non-employee director (rounded down to the next whole share). These RSUs vest equally on each of the first two anniversaries of the grant date, provided that the non-employee director is a member of our Board at the opening of business on such dates.

Thereafter, we expect to annually grant to each non-employee director RSUs equal to the value of shares of our Class A common stock that could be purchased for $50,000 on the date of his or her reelection in consideration for services provided. These RSUs will vest equally on each of the first two anniversaries of the grant date, provided that the non-employee director is a member of our Board at the opening of business on such dates.

2023 Director Compensation Payments

The table below summarizes the compensation paid to our non-employee directors for the year ended December 31, 2023.

(a) Name(1)	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)(2)	(d) Option Awards ($)(3)	(e) Non-Equity Incentive Plan Compensation ($)	(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(g) All Other Compensation ($)	(h) Total ($)
Virginia S. Bauer Director	168,000	50,000	—	—	—	—	218,000
Jay Itzkowitz Director	153,000	50,000	—	—	—	—	203,000
Kenneth A. McIntyre Director	193,000	50,000	—	—	—	—	243,000

____________

(1)      Howard Lutnick, our Executive Chairman, is not included in this table as he is an employee of our Company and thus received no compensation for his services as director. The compensation received by Mr. Lutnick as an employee of our Company is shown in the Summary Compensation Table. This table includes compensation paid with respect to 2023.

(2)      Reflects the grant date fair value of RSUs granted on October 5, 2023 to each of Messrs. McIntyre and Itzkowitz and Ms. Bauer. More information with respect to the calculation of these amounts is included in the notes to our consolidated financial statements included in Part II, Item 8 of the 2023 10-K. As of December 31, 2023, Mr. McIntyre had 14,735 RSUs outstanding, Ms. Bauer had 11,494 RSUs outstanding and Mr. Itzkowitz had 12,491 RSUs outstanding.

(3)      No options were granted to non-employee directors in 2023. As of December 31, 2023, none of the non-employee directors had any options outstanding.

Compensation Committee Interlocks and Insider Participation

During 2023, the Compensation Committee consisted of Ms. Bauer and Messrs. McIntyre and Itzkowitz. Ms. Bauer has served as Chair since April 29, 2021. All of the members who served on the Committee during 2023 were independent directors. No member of the Committee had any relationship with the Company during 2023 pursuant to which disclosure would be required under applicable SEC rules. With the exception of Mr. Lutnick, during 2023, none of our executive officers served as a member of the board of directors or the compensation committee, or similar body, of a corporation where any of its executive officers served on our Committee or on our Board. Mr. Lutnick serves on the board of directors of BGC but does not serve on BGC’s compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 8, 2024, with respect to the beneficial ownership of our Class A common stock and Class B common stock by: (1) each stockholder, or group of affiliated stockholders, that owns more than 5% of any class of our outstanding capital stock; (2) each of the named executive officers; (3) each director; and (4) the executive officers and directors as a group. Unless otherwise indicated in the footnotes, the principal address of each of the stockholders, executive officers and directors identified below is located at 125 Park Avenue, New York, New York 10017. Shares of our Class B common stock are convertible into shares of our Class A common stock at any time at the discretion of the holder on a one-for-one basis. Accordingly, a holder of Class B common stock is deemed to be the beneficial owner of an equal number of shares of our Class A common stock for the purposes of this table. In addition, certain of the limited partnership interests of Newmark Holdings will be exchangeable with us for shares of our Class A common stock or shares of our Class B common stock equal to the exchange ratio (which was 0.9248 as of August 8, 2024, but is subject to adjustment as set forth in the Separation and Distribution Agreement). The table and footnotes below are based on a one-to-0.9248 exchange ratio. See “Certain Relationships and Related Transactions, and Director Independence — Amended and Restated Newmark Holdings Limited Partnership Agreement — Exchanges.”

As of August 8, 2024, Cantor is obligated to distribute an aggregate of 7,309,410 shares of our Class A common stock consisting of (i) 6,494,114 shares to certain partners of Cantor to satisfy certain of Cantor’s deferred stock distribution obligations provided to such partners on April 1, 2008 (the “April 2008 distribution rights shares”), and (ii) 815,296 shares to certain partners of Cantor to satisfy certain of Cantor’s deferred stock distribution obligations provided to such partners on February 14, 2012 in connection with Cantor’s payment of previous quarterly partnership distributions (the “February 2012 distribution rights shares” and, together with the April 2008 distribution rights shares, the “distribution rights shares”), all of which can be distributed within 60 days of August 8, 2024. Certain partners elected to receive their shares and others elected to defer receipt of their shares until a future date. As a result, certain of these distribution rights shares are included both in the number of shares beneficially owned directly by Cantor, and indirectly by CFGM and Mr. Lutnick as a result of their control of Cantor, and in the number of shares beneficially owned directly by CFGM, Mr. Lutnick and the other recipients of distribution rights shares, resulting in substantial duplications in the number of shares set forth in the table below. Once Cantor delivers these 7,309,410 distribution rights shares, these shares will no longer be reflected as beneficially owned directly by Cantor and indirectly by CFGM and Mr. Lutnick as a result of their control of Cantor. Instead, beneficial ownership of the shares will only be reported by CFGM and Mr. Lutnick to the extent of their direct holdings of the shares, and Mr. Lutnick’s indirect holdings as a result of his control of KBCR Management Partners, LLC (“KBCR”) and LFA LLC (“LFA”), and by the other recipients of the distribution rights shares.

	Class B Common Stock				Class A Common Stock
Name	Shares		%		Shares		%
5% Beneficial Owners(1):
Cantor Fitzgerald, L.P.	45,828,977	(2)	99.2	(3)	45,828,977	(4)	23.4	(5)
CF Group Management, Inc.(6)	46,182,303	(7)	100.0	(3)	47,207,915	(8)	24.0	(9)
The Vanguard Group(1)	—		—		19,772,699		13.2
BlackRock, Inc.(1)	—		—		10,573,671		7.1
Executive Officers and Directors(1):
Executive Officers
Howard W. Lutnick(10)	46,182,303	(11)	100.0	(3)	61,119,522	(12)	29.9	(13)
Barry M. Gosin	—		—		4,924,186	(14)	3.3	(15)
Stephen M. Merkel	—		—		18,748	(16)	*
Michael J. Rispoli	—		—		83,841	(17)	*
Directors
Virginia S. Bauer	—		—		45,937	(18)	*
Kenneth A. McIntyre	—		—		26,678	(19)	*
Jay Itzkowitz	—		—		28,587	(20)	*
All executive officers and directors as a group (7 persons)	46,182,303		100.0	(3)	66,247,499		32.4	(21)

____________

*        Less than 1%

(1)      Based upon information supplied by directors, executive officers and 5% beneficial owners in filings under Sections 13(d) and 16(a) of the Exchange Act. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)      Consists of (a) 20,932,207 shares of our Class B common stock held directly and (b) 24,896,770 shares of our Class B common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership units held by Cantor.

(3)      Percentage based on (a) 21,285,533 shares of our Class B common stock outstanding as of August 8, 2024 and (b) 24,896,770 shares of our Class B common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership units held by Cantor.

(4)      Consists of (a) 20,932,207 shares of our Class A common stock acquirable upon conversion of 20,932,207 shares of our Class B common stock held directly by Cantor and (b) 24,896,770 shares of our Class A common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership units held by Cantor.

(5)      Percentage based on (a) 149,627,959 shares of our Class A common stock outstanding as of August 8, 2024, (b) 20,932,207 shares of our Class A common stock acquirable upon conversion of 20,932,207 shares of our Class B common stock held by Cantor, and (c) 24,896,770 shares of our Class A common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership units held by Cantor.

(6)      CFGM is the managing general partner of Cantor.

(7)      Consists of (a) 353,326 shares of our Class B common stock held by CFGM, (b) 20,932,207 shares of our Class B common stock held by Cantor, and (c) 24,896,770 shares of our Class B common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership units held by Cantor.

(8)      Consists of (a) 353,326 shares of our Class A common stock acquirable upon conversion of 353,326 shares of our Class B common stock held by CFGM, (b) 951,076 April 2008 distribution rights shares receivable by CFGM, receipt of which has been deferred, (c) 74,536 February 2012 distribution rights shares receivable by CFGM, receipt of which has been deferred, (d) 20,932,207 shares of our Class A common stock acquirable upon conversion of 20,932,207 shares of our Class B common stock held by Cantor, and (e) 24,896,770 shares of our Class A common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership units held by Cantor.

(9)      Percentage based on (a) 149,627,959 shares of our Class A common stock outstanding as of August 8, 2024, (b) 21,285,533 shares of our Class A common stock acquirable upon conversion of 21,285,533 shares of our Class B common stock held by Cantor and CFGM, (c) 24,896,770 shares of our Class A common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership units held by Cantor, (d) 951,076 April 2008 distribution rights shares receivable by CFGM, receipt of which has been deferred, and (e) 74,536 February 2012 distribution rights shares receivable by CFGM, receipt of which has been deferred.

(10)    Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM and also the trustee of an entity that is the sole shareholder of CFGM. CFGM is the managing general partner of Cantor.

(11)    Consists of (a) 353,326 shares of our Class B common stock held by CFGM, (b) 20,932,207 shares of our Class B common stock held by Cantor, and (c) 24,896,770 shares of our Class B common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership units held by Cantor.

(12)    Mr. Lutnick’s holdings consist of:

(i)      2,330,973 shares of our Class A common stock held directly;

(ii)     241,000 shares of our Class A common stock held in Mr. Lutnick’s 401(k) Plan account;

(iii)    4,138,721 shares of our Class A common stock held in various trust, retirement and custodial accounts consisting of (a) 907,803 shares held by a trust for the benefit of descendants of Mr. Lutnick and his immediate family (the “Trust”), of which Mr. Lutnick’s wife is one of two trustees and Mr. Lutnick has limited powers to remove and replace such trustees, (b) 112,405 shares held in a Keogh retirement account for Mr. Lutnick, (c) 249,498 shares held by trust accounts for the benefit of Mr. Lutnick and members of his immediate family, (d) 1,328,153 shares held in Mr. Lutnick’s personal asset trust, of which he is the sole trustee, (e) 13,268 shares held in other retirement accounts, (f) 7,827 shares held in custodial accounts for the benefit of certain members of Mr. Lutnick’s family under the Uniform Gifts to Minors Act, (g) 4,139 shares held in other retirement accounts for Mr. Lutnick’s spouse, and (h) 1,515,628 shares held in Mr. Lutnick’s grantor retained annuity trust;

(iv)    353,326 shares of our Class A common stock acquirable upon conversion of 353,326 shares of our Class B common stock held by CFGM;

(v)      20,932,207 shares of our Class A common stock acquirable upon conversion of 20,932,207 shares of our Class B common stock held by Cantor;

(vi)    24,896,770 shares of our Class A common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership interests held by Cantor;

(vii)   3,591,626 April 2008 distribution rights shares receivable by Mr. Lutnick, receipt of which has been deferred;

(viii)  571,238 February 2012 distribution rights shares receivable by Mr. Lutnick, receipt of which has been deferred;

(ix)    951,076 April 2008 distribution rights shares receivable by CFGM, receipt of which has been deferred;

(x)      74,536 February 2012 distribution rights shares receivable by CFGM, receipt of which has been deferred;

(xi)    746,955 April 2008 distribution rights shares receivable by the Trust, receipt of which has been deferred;

(xii)   950,057 April 2008 distribution rights shares receivable by KBCR, by virtue of Mr. Lutnick being the managing member of KBCR, which is a non-managing General Partner of Cantor, receipt of which has been deferred;

(xiii)  133,587 February 2012 distribution rights shares receivable by KBCR, receipt of which has been deferred;

(xiv)  75,077 April 2008 distribution rights shares receivable by LFA, receipt of which has been deferred;

(xv)    7,512 February 2012 distribution rights shares receivable by LFA, receipt of which has been deferred;

(xvi)  278,772 shares of our Class A common stock owned of record by KBCR;

(xvii) 16,557 shares of our Class A common stock owned of record by LFA; and

(xviii)829,533 shares of Class A common stock acquirable upon exchange of 896,987 Newmark Holdings exchangeable limited partnership units by Mr. Lutnick.

These amounts include an aggregate of 7,309,410 distribution rights shares consisting of (a) 6,494,114 April 2008 distribution rights shares and (b) 815,296 February 2012 distribution rights shares, which may generally be issued to such partners upon request.

(13)    Percentage based on (a) 149,627,959 shares of our Class A common stock outstanding as of August 8, 2024, (b) 21,285,533 shares of our Class A common stock acquirable upon conversion of 21,285,533 shares of our Class B common stock held by Cantor and CFGM, (c) 24,896,770 shares of Class A common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership interests held by Cantor, (d) 3,591,626 April 2008 distribution rights shares receivable by Mr. Lutnick, receipt of which has been deferred, (e) 571,238 February 2012 distribution rights shares receivable by Mr. Lutnick, receipt of which has been deferred, (f) 951,076 April 2008 distribution rights shares receivable by CFGM, receipt of which has been deferred, (g) 74,536 February 2012 distribution rights shares receivable by CFGM, receipt of which has been deferred, (h) 746,955 April 2008 distribution rights shares receivable by the Trust, receipt of which has been deferred, (i) 950,057 April 2008 distribution rights shares receivable by KBCR, receipt of which has been deferred, (j) 133,587 February 2012 distribution rights shares receivable by KBCR, receipt of which has been deferred, (k) 75,077 April 2008 distribution rights shares receivable by LFA, receipt of which has been deferred, (l) 7,512 February 2012 distribution rights shares receivable by LFA, receipt of which has been deferred, and (m) 829,533 shares of our Class A common stock acquirable upon exchange of 896,987 Newmark Holdings exchangeable limited partnership units by Mr. Lutnick.

(14)    Mr. Gosin’s holdings consists of (a) 4,188,622 shares of our Class A common stock held directly, and (b) 735,564 shares of our Class A common stock acquirable upon exchange of 795,376 Newmark Holdings exchangeable limited partnership units.

(15)    Percentage based on (a) 149,627,959 shares of our Class A common stock outstanding as of August 8, 2024, and (b) 735,564 shares of our Class A common stock acquirable upon exchange of 795,376 Newmark Holdings exchangeable limited partnership units held by Mr. Gosin.

(16)    Mr. Merkel’s holdings consist of (a) 4,461 shares of our Class A common stock held directly, (b) 2,901 shares of our Class A common stock held in trusts for the benefit of the Mr. Merkel’s immediate family, of which Mr. Merkel’s spouse is the sole trustee of each trust and Mr. Merkel has the power to remove and replace such trustee, and (c) 11,386 shares of our Class A common stock held in Mr. Merkel’s 401(k) Plan account.

(17)    Mr. Rispoli’s holdings consists of (a) 44,378 shares of our Class A common stock held directly, (b) 25,173 shares of our Class A common stock acquirable upon exchange of 27,220 Newmark Holdings exchangeable limited partnership units, and (c) 14,290 shares of our Class A common stock receivable pursuant to 14,290 RSUs held directly.

(18)    Ms. Bauer’s holdings consist of (a) 42,932 shares of our Class A common stock held directly, and (b) 3,005 shares of our Class A common stock receivable pursuant to 3,005 RSUs held directly.

(19)    Mr. McIntyre’s holdings consist of (a) 23,673 shares of our Class A common stock held directly, and (b) 3,005 shares of our Class A common stock receivable pursuant to 3,005 RSUs held directly.

(20)    Mr. Itzkowitz’s holdings consist of (a) 22,341 shares of our Class A common stock held directly, and (b) 6,246 shares of our Class A common stock receivable pursuant to 6,246 RSUs held directly.

(21)    Percentage based on (a) 149,627,959 shares of our Class A common stock outstanding as of August 8, 2024, (b) 21,285,533 shares of our Class A common stock acquirable upon conversion of 21,285,533 shares of our Class B common stock, (c) 24,896,770 shares of our Class A common stock acquirable upon exchange of 26,921,248 Newmark Holdings exchangeable limited partnership units held by Cantor, (d) 1,590,269 shares of our Class A common stock acquirable upon exchange of 1,719,582 Newmark Holdings exchangeable limited partnership units held by our executive officers and directors, (e) 3,591,626 April 2008 distribution rights shares receivable by Mr. Lutnick, receipt of which has been deferred, (f) 571,238 February 2012 distribution rights shares receivable by Mr. Lutnick, receipt of which has been deferred, (g) 951,076 April 2008 distribution rights shares receivable by CFGM, receipt of which has been deferred, (h) 74,536 February 2012 distribution rights shares receivable by CFGM, receipt of which has been deferred, (i) 746,955 April 2008 distribution rights shares receivable by the Trust, receipt of which has been deferred, (j) 950,057 April 2008 distribution rights shares receivable by KBCR, receipt of which has been deferred, (k) 133,587 February 2012 distribution rights shares receivable by KBCR, receipt of which has been deferred, (l) 75,077 April 2008 distribution rights shares receivable by LFA, receipt of which has been deferred, (m) 7,512 February 2012 distribution rights shares receivable by LFA, receipt of which has been deferred, (n) 14,290 shares of Class A common stock receivable pursuant to 14,290 RSUs held directly by Mr. Rispoli, (o) 3,005 shares of Class A common stock receivable pursuant to 3,005 RSUs held directly by Ms. Bauer, (p) 3,005 shares of Class A common stock receivable pursuant to 3,005 RSUs held directly by Mr. McIntyre, and (q) 6,246 shares of Class A common stock receivable pursuant to 6,246 RSUs held directly by Mr. Itzkowitz.

Equity Compensation Plan Information as of December 31, 2023

	Number of securities to be issued upon exercise of outstanding restricted stock units, options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity Plan (approved by security holders)	12,699,783	$9.32	304,161,111
Equity compensation plans not approved by security holders	—	—	—
Total	12,699,783	$9.32	304,161,111

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees incurred by us for audit and other services rendered by Ernst & Young, during the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Audit fees	$3,867,768	$3,453,830
Audit-related fees	311,600	311,600
Tax fees	1,599,300	1,541,940
All other fees	—	—
Total	$5,778,668	$5,307,370

“Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and internal control over financial reporting, including audit fees for the Company’s employee benefit plan. Audit-related fees includes fees for registration statements. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the other categories.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

During 2023, our Audit Committee specifically approved the appointment of Ernst & Young to be our independent auditors for the year ended December 31, 2023. Ernst & Young was also approved to perform reviews of our quarterly financial reports within the year ended December 31, 2023 and certain other audit-related services such as accounting consultations. Pursuant to our Audit Committee Charter, the Committee will pre-approve audit services, internal control-related services and permitted non-audit services to be performed for us by Ernst & Young.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) is made up solely of independent directors, as defined under applicable Nasdaq Global Select Stock Market and Securities and Exchange Commission (“SEC”) rules, and it operates under a written Charter adopted by the Board and the Committee. The composition of the Committee, the attributes of its members and its responsibilities, as reflected in its Charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its Charter and its performance on an annual basis. A copy of the Audit Committee Charter is available on the Company’s website at ir.nmrk.com/esg/governance under the heading “Audit Committee Charter,” or upon written request from the Company free of charge.

As described more fully in its Charter, the primary function of the Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control over financial reporting and audit process. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal control over financial reporting; and procedures designed to ensure compliance with accounting standards, and applicable laws and regulations. The Company’s independent registered public accounting firm (the “Auditors”) is responsible for performing an independent audit of the Company’s annual consolidated financial statements, and a review of its quarterly consolidated financial statements, in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), and an independent audit of the Company’s internal control over financial reporting and on the effectiveness of such control.

The Committee has the sole authority to appoint or replace the Auditors and is directly responsible for the oversight of the scope of the Auditors’ role and the determination of its compensation. We are submitting the appointment of Ernst & Young for the year ending December 31, 2024 to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board and the Committee will reconsider the appointment. Even if the appointment of Ernst & Young is ratified, the Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of the Company and its stockholders.

Although each of the members of the Committee has experience that qualifies him or her as an audit committee financial expert, none of the Committee members is currently a professional accountant or auditor, and the Committee’s functions are not intended to duplicate or to certify the activities of management and the Auditors, nor can the Committee certify that the Auditors are “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the Auditors on the basis of the information it receives, discussions with management and the Auditors, and the experience of the Committee’s members in business, financial and accounting matters.

The Committee has an annual agenda that includes reviewing the Company’s financial statements, internal control, and audit matters, as well as related-party transactions. The Committee meets each quarter with management and the Auditors to review the Company’s interim financial results before the publication of the Company’s quarterly and annual financial results press releases, and periodically in executive sessions. Management’s and the Auditors’ presentations to and discussions with the Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the Auditors.

In accordance with Committee policy and the requirements of law, all services to be provided by the Auditors and their affiliates are subject to pre-approval by the Committee. This includes audit services, audit-related services, and any permitted non-audit tax and other services. In addition, the Committee regularly evaluates the performance and independence of the Auditors. Accordingly, the Committee has reviewed and pre-approved all services provided by Ernst & Young subsequent to the firm’s engagement in connection with our IPO in December 2017.

In fulfilling its responsibilities, the Committee has met and held discussions with management and Ernst & Young regarding the fair and complete presentation of the Company’s financial results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Committee has met to review and discuss the Company’s annual audited and quarterly consolidated financial statements for the fiscal year ended December 31, 2023 (including the disclosures contained in the Company’s Annual Report on Form 10-K filed with the SEC under the heading “Part II — Item 8 — Financial Statements and Supplementary Data” and Quarterly Reports on Form 10-Q filed with the SEC under the heading “Part I — Item 1 — Financial Statements (unaudited)”) with management and Ernst & Young. The Committee also reviewed and discussed with management, the internal auditors, and Ernst & Young the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, namely, management’s annual report on the Company’s internal control over financial reporting.

The Committee has discussed with Ernst & Young the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees” (AS 1301). In addition, the Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the communications of Ernst & Young with the Committee concerning independence, and has discussed with Ernst & Young the firm’s independence from the Company and management, including all relationships between the firm and the Company or its management. The Committee also has considered whether the provision of permitted non-audit services by Ernst & Young is compatible with maintaining the firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024.

Dated: September 6, 2024

THE AUDIT COMMITTEE
Kenneth A. McIntyre, Chair
Virginia S. Bauer
Jay Itzkowitz

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are asking stockholders to ratify the appointment of Ernst & Young as our independent registered public accounting firm at the Annual Meeting. Representatives of Ernst & Young are expected to participate in the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Our Amended and Restated Bylaws (“Bylaws”) do not require that the stockholders ratify the appointment of Ernst & Young as our independent auditors for fiscal year 2024. However, we are submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board and the Audit Committee will reconsider the appointment. Even if the appointment of Ernst & Young is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of the Company and its stockholders. At this time, the Board and the Audit Committee believe that the continued retention of Ernst & Young to serve as our independent auditors is in the best interest of the Company and its stockholders.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the majority of the Total Voting Power voted by stockholders entitled to vote on the proposal is required to approve this proposal to ratify the appointment of Ernst & Young. Abstentions will have no effect on the vote.

RECOMMENDATION OF OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE

OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND THAT ALL STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

PROPOSAL 3 — APPROVAL OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to sound compensation governance and recognizes the interest of stockholders in executive compensation matters. On an annual basis, we provide our stockholders with an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narratives of this Proxy Statement.

This stockholder advisory vote will not be binding on the Company, the Board, or the Compensation Committee. Nevertheless, the Board and the Compensation Committee will take into account the outcome of the stockholder advisory vote when making future executive compensation decisions.

As discussed in our Compensation Discussion and Analysis, our executive compensation program, which is under the direction and control of our Compensation Committee, is designed to integrate our executive compensation with the achievement of our short-term and long-term business objectives and to assist us in attracting, motivating and retaining the highest quality executive officers and rewarding them for superior performance. Different components of our executive compensation program are geared to short-term and longer-term performance, with the goal of increasing stockholder value over the long term.

We believe that the compensation of our executive officers should reflect their success in attaining key corporate objectives, such as growth or maintenance of market position, success in attracting and retaining qualified brokers and other professionals, increasing or maintaining revenues and/or profitability, developing new products and marketplaces, completing acquisitions, dispositions, restructurings, and other value-enhancing transactions and integrating any such transactions, as applicable, meeting established goals for operating earnings, earnings per share and increasing the total return for stockholders, including stock price and dividend increases, and maintaining and developing customer relationships and long-term competitive advantage. We also believe that executive compensation should reflect achievement of individual managerial objectives established for specific executive officers at the beginning of the fiscal year as well as reflect specific achievements by such individuals over the course of the year. We further believe that specific significant events led by executives, including acquisitions, dispositions and other significant transactions, should be given significant weight. We believe that the performance of our executives in managing our Company, considered in light of general economic and specific Company, industry and competitive conditions, should be the basis for determining their overall compensation.

From time to time, our Compensation Committee also makes one-time awards in consideration of specific events and achievements, including, for example, the December 2021 Award to Mr. Lutnick in consideration of his delivering superior financial results and creating substantial value as described above under “Compensation Discussion and Analysis — 2021 Lutnick Award.” The 2021 Lutnick Award was the subject of two legal challenges, that have since been consolidated into a single action (the “Consolidated Action” (as defined herein)). See “Certain Relationships and Related Transactions, and Director Independence — Derivative Suit.”

We also believe that the compensation of our executive officers should not generally be based on the short-term performance of our Class A common stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long term, reflect our overall performance and, ultimately, the management of our Company by our executives. We believe that the long-term performance of our stock is reflected in executive compensation through the grant of awards, including limited partnership units and related exchange rights and cash settlement awards, restricted stock, RSUs, and other equity and partnership awards.

Stockholders are encouraged to read our Compensation Discussion and Analysis in this Proxy Statement for more detailed information about our executive compensation program and how it reflects our philosophy and is linked to our performance. The non-binding stockholder advisory vote on executive compensation is not intended to address any specific component of our executive compensation program; rather, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

We will ask our stockholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narratives.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the majority of the Total Voting Power voted by stockholders entitled to vote on the proposal is required to approve the resolution. Abstentions and broker non-votes will have no effect on the vote. The stockholder vote on executive compensation is advisory and, therefore, not binding on the Company, the Board of Directors, or the Compensation Committee. Nevertheless, the Board and the Committee will take into account the outcome of the stockholder advisory vote when making future executive compensation decisions.

RECOMMENDATION OF OUR BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

OUR BOARD OF DIRECTORS AND COMPENSATION COMMITTEE RECOMMEND THAT ALL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE RESOLUTION.

PROPOSAL 4 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION TO THE EXTENT PERMITTED UNDER DELAWARE LAW

The State of Delaware, which is the Company’s state of incorporation, enacted legislation in August 2022 that enables Delaware companies to limit the liability of certain of their officers in limited circumstances. In light of this update, we are proposing to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit, nor would this exculpation shield such officers from liability for claims brought by or in the right of the Company, such as derivative claims.

The Board believes that there is a need for officers to receive the full protections from liability for breaches of the duty of care that are granted to directors under Delaware law. The nature of the role of directors and officers often requires them to make decisions on crucial matters in time-sensitive situations, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk for breaches of the duty of care would empower both directors and officers to exercise their best business judgment in furtherance of stockholder interests. In addition, as other companies continue to update their charters to provide for officer exculpation, failing to adopt the proposed amendment could negatively impact our ability to recruit and retain highly qualified officers who value the protection from potential exposure to liabilities, costs of defense, and other risks of proceedings that would be afforded by protection similar to that afforded by the proposed amendment.

Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, after thorough deliberation, the Board determined that it is in the best interests of the Company and our stockholders, and voted to approve and recommend to our stockholders that they approve, the amendment and restatement of Article VII of the Certificate of Incorporation as per below, and to amend and restate the Certificate of Incorporation to reflect this change:

Original:	As Amended:

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or amendment or modification of this Article VII by the stockholders of the Corporation or by changes in applicable law, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment or modification or adoption of such inconsistent provision.

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or amendment or modification of this Article VII by the stockholders of the Corporation or by changes in applicable law, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director or officer of the Corporation at the time of such repeal or amendment or modification or adoption of such inconsistent provision.

Immaterial Changes to Update References to BGC

The proposed Amended and Restated Certificate of Incorporation included as Appendix A to this Proxy Statement also reflects certain immaterial changes to our Certificate of Incorporation. These changes, which do not substantively affect stockholders’ rights, are to update references to BGC as a result of its Corporate Conversion. All changes in the proposed Amended and Restated Certificate of Incorporation included as Appendix A to this Proxy Statement other than the amendment of Article VII are such changes.

If our stockholders approve the proposed amendment and restatement of our Certificate of Incorporation, the Board intends to authorize the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State as soon as practicable, to become effective upon acceptance by the Delaware Secretary of State.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the majority of the Total Voting Power voted by stockholders entitled to vote on the proposal is required to approve the amendment and restatement of our Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as votes against the proposal.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION TO THE EXTENT PERMITTED UNDER DELAWARE LAW.

PROPOSAL 5 — APPROVAL OF THE AMENDED AND RESTATED NEWMARK GROUP, INC. LONG TERM INCENTIVE PLAN

We are asking our stockholders to approve a proposal to adopt an amendment and restatement of our Equity Plan (as proposed to be amended and restated, the “Amended and Restated Equity Plan”). The Equity Plan was initially established in December 2017. On August 26, 2024, our Compensation Committee recommended and our Board adopted, subject to stockholder approval at the Annual Meeting, a number of updates and technical amendments to the Equity Plan as described below, including an increase in the stock reserves by 100 million shares, so the aggregate number of shares of our Class A common stock (“Shares”) that may be delivered or cash settled pursuant to awards since the initial establishment of the Equity Plan shall not exceed 500 million, subject to adjustment.

Stockholder approval of the Amended and Restated Equity Plan is being sought in order to (i) meet Nasdaq listing requirements, (ii) allow for incentive stock options granted under the Amended and Restated Equity Plan to continue to meet the requirements of the Code, and (iii) conform to good corporate governance. If our stockholders approve the Amended and Restated Equity Plan, awards granted on or after the date on which the Amended and Restated Equity Plan is approved by our stockholders (the “2024 Equity Plan Amendment Effective Date”) will be governed by the terms of the Amended and Restated Equity Plan. Awards granted under the Equity Plan prior to the 2024 Equity Plan Amendment Effective Date will continue to be governed by the applicable terms of the Equity Plan and award agreements. As of August 8, 2024, an aggregate of 103.8 million Shares (or the cash equivalent) have been issued pursuant to awards granted under the Equity Plan since its inception, including Shares issued and cash awards settled in connection with the exchange or cash settlement of limited partnership units awarded under the Participation Plan and founding partner units and 12.2 million Shares are subject to presently outstanding awards (excluding non-exchangeable partnership units that may in the future be granted exchange rights under the Equity Plan), resulting in 284.0 million Shares available for future grants under the Equity Plan.

Description of Amendments to the Equity Plan

The Amended and Restated Equity Plan provides our Compensation Committee and management with great flexibility to award and compensate our directors, executive officers, and employees, including our brokers, managers and other professionals, through grants of restricted stock and other awards, as well as grants of exchange rights for non-exchangeable PSUs, LPUs, HDUs, and other Newmark Holdings limited partnership units awarded under the Newmark Holdings Participation Plan that are eligible to be made exchangeable, or to settle such units through the payment of cash settlement awards granted under the Amended and Restated Equity Plan. In addition, the Amended and Restated Equity Plan allows us to issue potential extraordinary compensatory grants to executives which could be based on performance measures, including stock price increases or other measures to be specified. Additionally, the Amended and Restated Equity Plan provides our Compensation Committee and management the ability to tailor future awards based on extraordinary transactions, acquisitions or expansions, or on large incentive awards granted in addition to or outside of our standard annual compensation framework. We believe that our interests and those of our stockholders are advanced by our directors’, officers’, employees’, and consultants’ continued ability to acquire or increase their proprietary interests in us through these awards under the Amended and Restated Equity Plan.

Our Compensation Committee and Board have approved a number of updates and technical amendments in connection with the Amended and Restated Equity Plan in order to meet flexible future requirements of our business, our ongoing performance criteria, and ability to attract, retain and motivate top quality directors, officers, employees, and consultants. The Compensation Committee and our Board have approved amendments to the Change in Control definition and related provisions, namely, to provide enhanced flexibility to the Board with respect to Change in Control vesting rights. With respect to future awards, vesting pursuant to a Change in Control will occur solely if provided by the Board or otherwise to the extent covered by any applicable award documentation and no longer as a default under the Amended and Restated Equity Plan. Awards granted prior to this amendment will retain these vesting provisions. Additionally, the amendments modify the definition of Change in Control to more closely align with our existing corporate agreements, including standardizing the threshold for Change in Control as 50% of the total voting power with respect to the election of our directors for each of the events as described in the Amended and Restated Equity Plan, eliminating the Change in Control trigger in the case of a change of the Board pursuant to which the majority of the members were on the Board at the time of the inception of the Equity Plan, or whose election or nomination was approved by members of the Board who served at the time of the inception of the Equity Plan, and clarifying the definition of “Permitted Holder” in the context of a Change in Control to align with our existing definition of Class B holders in its Certificate of Incorporation and similar definitions in its debt and credit instruments.

The Compensation Committee and our Board have also approved amendments to the performance-based award considerations in the Amended and Restated Equity Plan to more closely align with our compensation philosophy and practices as discussed in our Compensation Discussion and Analysis and to reflect the elimination of the performance-based compensation exception under Section 162(m) of the Code, which imposed specific procedural requirements.

When deciding on the number of Shares to be available for awards under the Amended and Restated Equity Plan, the Compensation Committee considered a number of factors, including Newmark’s compensation structure and strategy, the number of Shares currently available under the Equity Plan, our past Share usage, and the number of Shares needed for future grants. In order to maintain maximum flexibility in connection with grants of awards including restricted stock, exchange rights and cash settlement awards and awards related to acquisitions and new employees, and in order to maintain our unique partnership structure, the Compensation Committee and our Board have approved an amendment to increase the shares available for issuance under the Equity Plan from 400 million to 500 million. We believe that the availability of more Shares reserved for issuance or cash settlement under the Amended and Restated Equity Plan will ensure that there will continue to be a sufficient number of Shares with which to achieve our compensation strategy.

As of August 8, 2024, approximately 7,338 individuals were eligible to receive awards under the Equity Plan, including three non-employee directors, and 7,335 service providers (which includes employees, consultants, and four executive officers) of Newmark and any parent or subsidiary. Persons who have been offered employment by or have agreed to become a director of Newmark or any parent or subsidiary, and persons employed by any entity that the Compensation Committee reasonably expects to become a subsidiary of Newmark may also be granted awards under the Amended and Restated Equity Plan, but the number of such potential individuals is not quantifiable. Because our executive officers and non-employee directors are eligible to receive awards under the Amended and Restated Equity Plan, they may be deemed to have a personal interest in the approval of this Proposal.

As of August 8, 2024, an aggregate of 103.8 million Shares (or the cash equivalent) have been issued pursuant to awards granted under the Equity Plan since its inception, including Shares issued and cash awards settled in connection with the exchange or cash settlement of limited partnership units awarded under the Participation Plan and founding partner units and 12.2 million Shares are subject to presently outstanding awards (excluding non-exchangeable partnership units that may in the future be granted exchange rights under the Equity Plan). Absent an increase in the number of Shares reserved for issuance or cash settlement under the Amended and Restated Equity Plan to 500 million Shares, as of August 8, 2024, the present limit of 400 million Shares would allow for the grant of future awards relating to 284.0 million additional Shares. If the proposed amendment is approved by our stockholders, the aggregate number of Shares that could be delivered or cash settled upon the exercise or settlement of future awards under the Amended and Restated Equity Plan would be 384.0 million Shares.

As of August 8, 2024, the following executive officers held the following aggregate number of RSUs awarded to them under the Equity Plan and exchangeable and nonexchangeable partnership units awarded to them under the Participation Plan that are eligible to be made exchangeable or be exchanged (excluding those PPSUs and PLPUs and NPSUs which may not be made exchangeable for shares of our Class A common stock):

	Exchangeable Partnership Units	Non- Exchangeable Partnership Units	RSUs
Howard W. Lutnick, Executive Chairman(1)	896,987	1,962,450	—
Barry M. Gosin Chief Executive Officer(2)	795,376	5,570,971	—
Michael J. Rispoli Chief Financial Officer(3)	27,220	61,295	714,272
Stephen M. Merkel Chief Legal Officer(4)	—	128,632	—

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(1)      Mr. Lutnick’s holdings are comprised of (i) 810,609 exchangeable PSUs and 86,378 exchangeable SPUs and (ii) 1,962,450 non-exchangeable PSUs.

(2)      Mr. Gosin’s holdings are comprised of (i) 123,336 exchangeable APSUs, 611,167 exchangeable PSUs and 60,873 exchangeable SPUs; and (ii) 46,102 non-exchangeable APSUs, 1,145,529 NPSUs and 4,379,340 non-exchangeable PSUs. Excludes Mr. Gosin’s award of 1,694,915 NPSUs pursuant to the 2024 Amended and Restated Gosin Employment Agreement, which were not outstanding on August 8, 2024. See “Compensation Discussion and Analysis — 2024 Amended and Restated Gosin Employment Agreement” for more information on this award.

(3)      Mr. Rispoli’s holdings are comprised of (i) 26,784 exchangeable PSUs and 436 exchangeable SPUs; (ii) 61,295 non-exchangeable PSUs; and (iii) 714,272 RSUs.

(4)      Mr. Merkel’s holdings are comprised of 128,632 non-exchangeable PSUs.

The Compensation Committee and our Board have also approved certain other nonmaterial changes in the Amended and Restated Equity Plan to take into account current laws and regulations, including updating language and references in light of various amendments to the Code.

Description of the Amended and Restated Equity Plan

A copy of the full text of the Amended and Restated Equity Plan is attached as Appendix B hereto, and the following description of the Amended and Restated Equity Plan is only intended to be a summary of its key provisions. Such summary is not intended to be a complete description of the Amended and Restated Equity Plan and is qualified in its entirety by the actual text of the Amended and Restated Equity Plan, which is incorporated by reference herein in its entirety.

Purpose.    The purpose of the Amended and Restated Equity Plan is to provide a means for Newmark to attract, retain, motivate and reward directors, officers, employees, consultants and other service providers of Newmark, and to align the economic interests of participants with stockholders of Newmark.

Types of Awards.    Under the Amended and Restated Equity Plan, individual awards may take the form of: (i) stock options, including incentive stock options (“ISOs”); (ii) stock appreciation rights (“SARs”); (iii) restricted stock, consisting of Shares that are subject to restrictions on transferability and other possible restrictions, including forfeiture based upon the failure to satisfy specified conditions; (iv) deferred stock, representing the right to receive shares of our stock in the future (including RSUs); (v) bonus stock and awards in lieu of cash compensation; (vi) dividend equivalents, consisting of a right to receive cash, other awards or other property equal in value to dividends paid with respect to a specified number of Shares which may be paid, distributed or accrued in connection with any award (whether or not vested) issued under the Amended and Restated Equity Plan; (vii) other stock-based awards, consisting of awards denominated or payable in, or the value of which is based in whole or in part upon the market or book value of, Shares (including awards valued by reference to the value of securities of or the performance of specified subsidiaries of Newmark, awards granted under the Participation Plan that involve a limited partnership interest in Newmark Holdings, L.P. that is exchangeable for or otherwise represents a right to acquire Shares under the terms of that plan, and awards granted to provide Shares issuable upon the exchange of exchangeable compensatory Newmark Holdings, L.P. founding partner interests); or (viii) cash awards, whether or not the value of which is based, in whole or in part, by reference to the market or book value of Shares. The exercise price for which Shares may be acquired pursuant to the exercise of stock options and the grant price of SARs granted under the Amended and Restated Equity Plan may not be less than 100% of the fair market value of the Shares subject to such awards on the date of grant.

Limits on Transfer.    Awards and other rights granted under the Amended and Restated Equity Plan are generally not transferable by a participant, except by the laws of descent and distribution or to a beneficiary in the event of the participant’s death, unless permitted by the Compensation Committee.

Administration.    The Amended and Restated Equity Plan generally is administered by the Compensation Committee, except that the Board assumes the responsibilities of the Compensation Committee for purposes of grants of awards to members of the Compensation Committee and for purposes of determining the treatment of awards at the time of a Change in Control. In addition, the Board may perform any other function of the Compensation Committee under the Amended and Restated Equity Plan, to the extent permitted by law. Under the Amended and Restated Equity Plan, the Compensation Committee has the authority, among other things, to: (i) select the directors, officers, employees, consultants and other service providers entitled to be granted awards; (ii) determine the type or types of awards granted to each such person; (iii) determine the number of Shares or the amount of cash to which an award may relate; (iv) determine the other terms and conditions of any award, including any exercise price, grant price, or purchase price, any restrictions or conditions, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an award, and waivers or accelerations thereof, and performance conditions and waivers and modifications thereof; (v) determine whether, to what extent and under what circumstances an award may be settled, or the exercise price may be paid in cash, Shares, other awards, or other property, or otherwise be cancelled, forfeited, or surrendered; (vi) prescribe the form of award agreement for each participant; (vii) adopt, amend, suspend, waive, and rescind any rules and regulations under the Amended and Restated Equity Plan; (viii) correct any defects, supply any omission, or reconcile any inconsistency in the Amended and Restated Equity Plan and construe and interpret the Amended and Restated Equity Plan, and any awards, award agreements, rules, regulations, or instruments thereunder; and (ix) make all other decisions as may be required under the terms of the Amended and Restated Equity Plan or as the Compensation Committee deems necessary and advisable to administer the Amended and Restated Equity Plan.

The Compensation Committee may delegate to officers or managers of Newmark (including its Chief Executive Officer) the authority to perform such functions as the Compensation Committee determines appropriate, subject to applicable law, regulation, and exchange rules. This delegation may be revoked at any time.

Eligibility.    Directors, officers and employees of Newmark, any parent or any subsidiary, and persons who provide consulting or other services to Newmark, any parent or any subsidiary are eligible to be granted awards under the Amended and Restated Equity Plan. In addition, persons who have been offered employment by, or agreed to become a director of, Newmark, any parent or any subsidiary, and persons employed by an entity that the Compensation Committee reasonably expects to become a subsidiary of Newmark, are eligible to be granted an award under the Amended and Restated Equity Plan.

Shares Subject to the Amended and Restated Equity Plan.    Subject to adjustment as described below, the Amended and Restated Equity Plan authorizes the delivery of up to 500 million Shares since the initial establishment of the Equity Plan pursuant to the exercise or settlement of awards (including, for the avoidance of doubt, awards granted prior to the 2024 Equity Plan Amendment Effective Date). Any cash awards that are valued by reference to a Share will be counted against the stock reserves under the Amended and Restated Equity Plan. Any Shares delivered pursuant to an award under the Amended and Restated Equity Plan may consist, in whole or in part, of authorized but unissued Shares, treasury stock, or from Shares that we acquire on the open market.

Adjustments.    In the event that the Compensation Committee determines that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Shares or other securities, dividend of Shares or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Amended and Restated Equity Plan, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares reserved and available for awards under the Amended and Restated Equity Plan; (ii) the number and kind of Shares of outstanding restricted stock or other outstanding awards in connection with which Shares have been issued; (iii) the number and kind of Shares that may be issued in respect of other outstanding awards; and (iv) the exercise price, grant price or purchase price relating to any award (or, if deemed appropriate, the Compensation Committee may cancel the outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Compensation Committee in its sole discretion). In addition, the Compensation Committee will make appropriate adjustments in the terms and conditions of, and the criteria included in, awards (including, without limitation, cancellation of unexercised or outstanding awards, with or without the payment of any consideration therefor or substitution of awards using stock of a successor or other entity) in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence and events constituting a Change in Control) affecting Newmark or its affiliates or the financial statements of Newmark or its affiliates, or in response to changes in applicable law, regulation, or accounting principles.

Performance-Based Awards.    The Amended and Restated Equity Plan permits the Compensation Committee to impose performance conditions with respect to any award, thereby requiring forfeiture of all or part of an award if performance objectives are not met, or linking the grant, exercisability or settlement of an award to the achievement of performance conditions. The performance objectives for awards may take into consideration corporate-wide or subsidiary, division, or operating unit financial, or other strategic measures, including one or more of the following measures: (i) pre-tax or after-tax net income; (ii) pre-tax or after-tax operating income; (iii) total or gross revenue or similar items; (iv) profit, earnings or other margins; (v) stock price, dividends and/or total stockholder return; (vi) EBITDA measures; (vii) cash flow(s); (viii) market share; (ix) pre-tax or after-tax earnings per share; (x) pre-tax or after-tax operating earnings per share; (xi) expenses; (xii) return on investment or equity; (xiii) environmental, social, sustainability and governance or similar criteria; or (xiv) strategic business criteria, consisting of one or more objectives based upon meeting specified revenue, market penetration or geographic business expansion goals, cost targets, goals relating to acquisitions or dispositions or divestitures or any combination thereof or similar objectives or criteria as determined by the Compensation Committee.

Change in Control.    Except as otherwise provided in any award agreement, the conditions and restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of any outstanding awards granted prior to the 2024 Equity Plan Amendment Effective Date will accelerate or otherwise lapse immediately prior to a Change in Control. With respect to awards granted under the Amended and Restated Equity Plan on or after the 2024 Equity Plan Amendment Effective Date, such conditions and restrictions will not accelerate or otherwise lapse upon a Change in Control, except as otherwise provided in any award agreement, or as provided by the Board.

For purposes of the Amended and Restated Equity Plan, “Change in Control” means:

•        any person, excluding Newmark, any “Permitted Holder” (as defined by the Amended and Restated Equity Plan) or any subsidiary or any employee benefit plan sponsored by any of the foregoing, becoming a beneficial owner of shares of Newmark’s common stock representing more than 50% of the total voting power with respect to the election of directors;

•        the consummation of a sale or other disposition of all or substantially all of Newmark’s consolidated assets to a person other than Newmark, any of its subsidiaries, or any other person where at least 50% of the total voting power of such person is beneficially owned by (i) the holders of outstanding voting securities of Newmark immediately prior to the transaction or (ii) Permitted Holders; or

•        the consummation of a merger, consolidation, recapitalization, reorganization, or the issuance of shares of Newmark’s stock in connection with the acquisition of the stock or assets of another entity; provided that, a Change in Control will not occur if Permitted Holders or the holders of outstanding voting securities of Newmark immediately prior to the transaction hold, as of immediately after the transaction, securities representing at least 50% of the total voting power with respect to the election of directors of Newmark, or its parents or any other person that succeeds to all or substantially all of Newmark’s business.

No Repricing.    The Amended and Restated Equity Plan includes a restriction providing that the Compensation Committee may not, without prior stockholder approval to the extent required under applicable law, regulation, or exchange rule, subsequently reduce the exercise price or grant price relating to any stock option or SAR or take such other actions as may be considered a “repricing” of such award under U.S. GAAP.

Loans in Connection with Awards.    Newmark may not, in connection with any award, extend, maintain, renew, guarantee or arrange for credit in the form of a personal loan to any participant who is a director or executive officer of Newmark. With the consent of the Compensation Committee, and subject at all times to, and only to the extent, if any, permitted under, applicable law and regulation and other binding obligations or provisions applicable to Newmark, Newmark may extend, maintain, renew, guarantee or arrange for credit in the form of a personal loan to a participant who is not a director or executive officer of Newmark in connection with any award, including, without limitation, the payment by such participant of any or all federal, state or local income or other taxes due in connection with any award.

Amendment; Termination.    The Amended and Restated Equity Plan is non-exclusive and creates no limitations on the Board or the Compensation Committee from adopting other compensatory arrangements. The Amended and Restated Equity Plan may be amended, altered, suspended, discontinued or terminated by the Board without stockholder approval unless such approval is required by law or regulation, including, without limitation, under the applicable rules of any stock exchange. The Compensation Committee may waive any conditions or rights, or amend, alter, suspend, discontinue or terminate any award granted under the Amended and Restated Equity Plan. However, no such change to the Amended and Restated Equity Plan or any award may, without the participant’s consent, materially impair the rights of the participant under an outstanding award, except as provided in the Amended and Restated Equity Plan or applicable award agreement.

Establishment of Sub-Plans.    The Board may from time to time establish one or more sub-plans under the Amended and Restated Equity Plan with respect to participants in particular jurisdictions as the Board deems necessary or advisable to comply with applicable law or regulation of such jurisdiction. The terms of any sub-plans cannot be otherwise inconsistent with the terms of the Amended and Restated Equity Plan.

Material Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Amended and Restated Equity Plan. This discussion is intended for the information of Newmark stockholders considering whether to consent to the Amended and Restated Equity Plan proposal and not as tax guidance to individuals who may participate in the Amended and Restated Equity Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign laws.

The grant of an option or SAR will create no tax consequences for the participant or for Newmark at the time of grant. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and Newmark will receive no deduction at that time. Upon exercising an option other than an ISO or SAR, the participant will generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable stock (or cash, as applicable) received. In each such case, Newmark will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of Shares acquired upon the exercise of an option, SAR, or other stock-based award in the nature of a purchase right generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of Shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to Newmark in connection with a disposition of Shares acquired upon exercise of an option or other award, except that Newmark will generally be entitled to a deduction (and the participant will recognize ordinary income) if Shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to RSUs, the participant will not recognize taxable income at the time of grant of the RSUs, and Newmark will not be entitled to a tax deduction at such time. When the participant receives cash or Shares upon the settlement of vested RSUs, the participant will generally recognize ordinary income equal to the cash or fair market value of any Shares delivered, and Newmark will be entitled to a corresponding deduction.

With respect to awards granted under the Amended and Restated Equity Plan that may be settled either in Shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture (including payment in respect of deferred stock), the participant will generally recognize ordinary income equal to the fair market value of stock or other property received. Newmark will generally be entitled to a tax deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture (including restricted stock), the participant will generally recognize ordinary income equal to the fair market value of the stock or other property received at the first time the stock or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. Newmark will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of the stock or other property rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such stock or property, the participant would not be entitled to any tax deduction, including a capital loss, for the value of the stock or property on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service (“IRS”) within 30 days after receipt of the stock or other property.

Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to each of certain “covered employees” as defined in Section 162(m) of the Code. This may result in all or a portion of the awards granted under the Amended and Restated Equity Plan to “covered employees” failing to be deductible by Newmark for federal income tax purposes.

Under Section 409A of the Code, an award under the Amended and Restated Equity Plan may be taxable to the participant at 20 percentage points above ordinary federal income tax rates at the time the award becomes vested, plus interest penalties, even if that is prior to the delivery of cash or Shares in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

The Amended and Restated Equity Plan provides that Newmark has the right to require participants to pay an amount necessary to satisfy our federal, state, local and foreign tax withholding obligations with respect to awards. Newmark may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. Unless the Compensation Committee determines otherwise, a participant may satisfy this withholding obligation by having Shares acquired pursuant to the award withheld, or by transferring to Newmark previously acquired Shares. In addition, the Amended and Restated Equity Plan permits the Compensation Committee to take any such other action as it deems necessary or advisable to enable Newmark, and any of its parents or subsidiaries to satisfy tax withholding and other tax obligations relating to an award.

Additional Information

Future benefits under the Amended and Restated Equity Plan generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable. The closing price of a Share on the Nasdaq as of August 26, 2024 was $13.77.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the majority of the Total Voting Power voted by stockholders entitled to vote on the proposal is required to approve the Amended and Restated Newmark Group, Inc. Long Term Incentive Plan. Abstentions and broker non-votes will have no effect on the vote.

RECOMMENDATION OF OUR BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

OUR BOARD OF DIRECTORS AND COMPENSATION COMMITTEE RECOMMEND THAT ALL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED NEWMARK GROUP, INC. LONG TERM INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review, Approval and Ratification of Transactions with Related Persons

The general policy of the Company and our Audit Committee is that all material transactions with a related party, including transactions with BGC and Cantor, the relationships between us and BGC and Cantor and agreements with related parties, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, including repurchases of Class A common stock or purchases of Newmark Holdings limited partnership interests or other equity interests in our subsidiaries, including from Cantor or our executive officers, are subject to prior review and approval by the Committee and its independent members, which will determine whether such transactions or proposals are fair and reasonable to the Company and its stockholders. In general, potential related-party transactions will be identified by our management and discussed with the Committee at their meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to the Committee with respect to each issue under consideration and decisions will be made by the Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, the Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors. Our policies and procedures regarding related-party transactions are set forth in our Audit Committee Charter and Code of Ethics, which are publicly available on our website at www.nmrk.com/esg/governance under the heading “Audit Committee Charter,” and under the heading “Code of Business Conduct and Ethics,” respectively. Related-party transactions with BGC are also reviewed by the BGC board and its audit committee under their own policies.

In December 2017, prior to our Separation and IPO, all intercompany arrangements and agreements that were previously approved by the audit committee of BGC Partners with respect to BGC Partners and its subsidiaries and Cantor and its subsidiaries were also approved by our Board of Directors with respect to the relationships between us and our subsidiaries and Cantor and its subsidiaries following our IPO on the terms and conditions approved by BGC’s audit committee during such time that our business was owned by BGC Partners. These arrangements include, but are not limited to, the following: (i) an authorization to provide Cantor real estate and related services, including real estate advice, brokerage, property or facilities management, valuation and advisory and other services; (ii) an authorization to enter into brokerage and similar agreements with respect to the provision of ordinary-course brokerage services in circumstances in which such entities customarily provide brokerage services to third-party customers; (iii) an authorization to enter into agreements with Cantor and/or its affiliates, to provide services, including finding and reviewing suitable acquisition or partner candidates, structuring transactions and negotiating and due diligence services in connection with acquisitions and other business strategies in commercial real estate and other businesses from time to time; and (iv) an arrangement to jointly manage exposure to changes in foreign exchange rates.

The following is a description of certain relationships and transactions that have existed or that we have entered into with our directors, executive officers, or stockholders who are known to us to beneficially own more than five percent of our Class A common stock or Class B common stock, including Cantor, and their immediate family members as well as certain other transactions. The following summary does not purport to describe all the terms of such agreements or transactions and is qualified in its entirety by reference to the complete text of these agreements, to the extent filed as exhibits to the 2023 10-K, our Amendment No. 1 to the 2023 10-K filed on Form 10-K/A or our other filings with the SEC. We urge you to read the full text of these agreements.

Transactions with Executive Officers

On January 2, 2024, Mr. Merkel sold 35,006 shares of Class A common stock to the Company in an exempt transaction made pursuant to Rule 16b-3 under the Exchange Act. The sale price per share of $10.85 was the closing price of a share of Class A common stock on January 2, 2024. The transaction was approved by the Audit and Compensation Committees of the Board and was made pursuant to the Company’s stock buyback authorization.

From time to time, the Compensation Committee generally approves monetization of previously issued and outstanding units and shares or the acceleration of RSUs or other awards in order to provide liquidity to the executives in accordance with applicable tax and accounting rules, taking into consideration the retentive impact of the remaining awards held by the executives. See “Compensation Discussion and Analysis — Transactions with Executive Officers and Directors” for more information.

Separation, Initial Public Offering, and Spin-Off Separation and Distribution Agreement

On December 13, 2017, prior to the closing of the IPO, BGC Partners, BGC Holdings, BGC U.S. OpCo, Newmark, Newmark Holdings, Newmark OpCo and, solely for the provisions listed therein, Cantor and BGC Global OpCo entered into the Separation and Distribution Agreement which sets forth the agreements among BGC Partners, Cantor, Newmark and their respective subsidiaries regarding, among other things:

•        the principal corporate transactions pursuant to which the BGC group transferred to the Newmark group the assets and liabilities of the BGC group relating to BGC’s Real Estate Services business, which we call the “Separation”;

•        the proportional distribution in the Separation of interests in Newmark Holdings to holders of interests in BGC Holdings;

•        the IPO and certain pre-IPO contributions of assets by BGC Partners to Newmark in exchange for additional shares thereof;

•        the assumption and repayment of indebtedness by the BGC group and the Newmark group, as further described below;

•        the Spin-Off, including the termination of certain arrangements between the BGC group and the Newmark group immediately prior thereto;

•        future access to information, records and personnel necessary or appropriate to comply with regulatory requests or inquiries, for the preparation of financial statements or tax returns, or to conduct litigation; and

•        other agreements governing the relationship between BGC, Newmark and Cantor.

Initial Public Offering

In December 2017, we completed our IPO of 23,000,000 shares of Class A common stock. Prior to the IPO, we were a wholly owned subsidiary of BGC Partners. We received approximately $295.4 million in aggregate net proceeds from the IPO, all of which we used to partially repay indebtedness under a certain term loan that we assumed from BGC Partners prior to the closing of our IPO.

New Newmark

To facilitate tax-free exchanges of the Newmark Holdings exchangeable limited partnership interests, Cantor has a one-time right, exercisable at any time after the second anniversary of the Spin-Off and otherwise subject to preserving the tax-free treatment of the Spin-Off to BGC Partners, at Newmark Holdings’ expense to (1) incorporate, or cause the incorporation of, a newly formed, wholly owned subsidiary of ours (which we refer to as “New Newmark”), (2) incorporate, or cause the incorporation of, a newly formed, wholly owned subsidiary of New Newmark (which we refer to as “New Newmark Sub”) and (3) cause the merger of New Newmark Sub with us, with the surviving corporation being a wholly owned subsidiary of New Newmark. In connection with such a merger, our Class A common stock and Class B common stock will each hold equivalent common stock in New Newmark, with identical rights to the applicable class of shares held prior to such merger. As a condition to such merger, we will have received an opinion of counsel, reasonably satisfactory to our Audit Committee, to the effect that such merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Cantor will indemnify us to the extent that we incur any material income taxes as a result of the transactions related to such merger.

Indemnification

Newmark OpCo agreed to indemnify, defend and hold harmless the Cantor and its subsidiaries (excluding any member of the BGC group or Newmark group, and including Mr. Lutnick and/or any of his immediate family members as so designated Mr. Lutnick and any trusts or other entities controlled by Mr. Lutnick, the

“Cantor group”), the BGC group and the Newmark group (other than Newmark OpCo and its subsidiaries) and each of their respective directors, officers, general partners, managers and employees, from and against all liabilities to the extent relating to, arising out of or resulting from:

•        the transferred liabilities;

•        the failure of any member of the Newmark group or any other person to pay, perform or otherwise promptly discharge any of the transferred liabilities in accordance with their terms, whether prior to, at or after the Separation;

•        any breach by any member of the Newmark group of the Separation and Distribution Agreement or any of the ancillary agreements, other than the transition services agreement or the administrative services agreement;

•        except to the extent relating to an excluded liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement or arrangement for the benefit of any member of the Newmark group by any member of the BGC group that survives following the Separation; and

•        any untrue statement or alleged untrue statement of a material fact in our registration statement on Form S-1 with respect to our IPO other than statements made explicitly in the name of a member of the BGC group (including the reasons of the board of directors of BGC Partners for the Separation) or specifically relating to the BGC group or the BGC businesses.

BGC U.S. OpCo and BGC Global OpCo agreed to indemnify, defend and hold harmless the Cantor group, the Newmark group and the BGC group (other than BGC U.S. OpCo, BGC Global OpCo and their respective subsidiaries) and each of their respective directors, officers, general partners, managers and employees from and against all liabilities to the extent relating to, arising out of or resulting from:

•        the excluded liabilities;

•        the failure of any member of the BGC group or any other person to pay, perform or otherwise promptly discharge any of the excluded liabilities in accordance with their terms, whether prior to, at or after the Separation;

•        any breach by any member of the BGC group of the Separation and Distribution Agreement or any of the ancillary agreements, other than the transition services agreement;

•        except to the extent relating to a transferred liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement or arrangement for the benefit of any member of the BGC group by any member of the Newmark group that survives following the Separation; and

•        any untrue statement or alleged untrue statement of a material fact in our registration statement on Form S-1 with respect to our IPO, but only with respect to statements made explicitly in the name of a member of the BGC group (including the reasons of the board of directors of BGC Partners for the Separation) or specifically relating to the BGC group or the BGC businesses.

The Separation and Distribution Agreement specified procedures with respect to claims subject to indemnification and related matters.

Employee Matters

In general, any employee of BGC Partners or its subsidiaries primarily engaged in the conduct of the Newmark business immediately prior to the Separation, except for those employees employed by BGC Partners primarily in corporate or executive level functions, was transferred to us. As promptly as practicable following each fiscal quarter, our management will provide a report to our Audit Committee specifying all of the founding partners who have been terminated by us. Our management will also give the Committee notice prior to such termination if the capital account underlying the Newmark Holdings founding partner interests held by a founding partner or, in the case of a series of related terminations, by a group of founding partners, exceeds $2.0 million on the date of termination.

In connection with the Spin-Off, the compensation committee of the board of directors of BGC Partners had the exclusive authority to determine the treatment of restricted stock awards and RSU awards outstanding under the BGC Equity Plan. BGC Partners restricted stock awards participated in the distribution as if such holder held unrestricted shares of BGC Partners common stock, and following the Spin-Off, any shares of Newmark common stock issued in respect of restricted BGC Partners common stock remained subject to any vesting, lapse or forfeiture restrictions applicable to the restricted BGC Partners shares prior to the Spin-Off. RSU awards outstanding under the BGC Equity Plan were adjusted so that each holder of a BGC Partners RSU award continued to hold a BGC RSU award covering BGC Partners Class A common shares, but also received a Newmark RSU award covering Newmark Class A common shares on an “as distributed basis” in order to reflect the impact of the Spin-Off on the pre-Spin-Off BGC Partners RSU awards. Such RSUs generally have the same terms, including vesting terms, as the pre-Spin-Off BGC Partners RSU awards, subject to any adjustments made by the compensation committee of the board of directors of BGC Partners.

Exchange Agreement

In connection with the Separation on December 13, 2017, we entered into the exchange agreement, which provides BGC Partners, Cantor, CFGM and any other qualified Class B holder entitled to hold Class B common stock under our Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) with the right to exchange at any time and from time to time, on a one-to-one basis, shares of our Class A common stock now owned or subsequently acquired by such persons for shares of our Class B common stock, up to the number of shares of Class B common stock that are authorized but unissued under our certificate of incorporation. Our Audit Committee and Board of Directors have determined that the exchange agreement is in the best interests of Newmark and its stockholders because, among other things, it will help ensure that Cantor retains its exchangeable limited partnership units in Newmark Holdings, which is the same partnership in which Newmark’s partner employees participate, thus continuing to align the interests of Cantor with those of the partner employees.

The Spin-Off

On November 30, 2018, BGC Partners completed the Spin-Off to its stockholders of all of the shares of our common stock owned by BGC Partners as of immediately prior to the effective time of the Spin-Off, with shares of our Class A common stock distributed to the holders of shares of BGC Partners’ Class A common stock (including directors and executive officers of BGC Partners) of record as of the close of business on November 23, 2018 (the “Spin-Off Record Date”), and shares of our Class B common stock distributed to the holders of shares of BGC Partners’ Class B common stock (consisting of Cantor and CFGM as holders of record as of the close of business on the Spin-Off Record Date).

On November 30, 2018, BGC Partners also caused its subsidiary, BGC Holdings, to distribute pro rata all of the 1,458,931 exchangeable limited partnership units of Newmark Holdings held by BGC Holdings immediately prior to the effective time of the BGC Holdings distribution to its limited partners entitled to receive distributions on their BGC Holdings units (including Cantor and executive officers of BGC Partners) who were holders of record of such units as of the Spin-Off Record Date. The Newmark Holdings units distributed to BGC Holdings partners in the BGC Holdings distribution are exchangeable for shares of Newmark Class A common stock, and in the case of the 449,917 Newmark Holdings units received by Cantor also for shares of Newmark Class B common stock, at the applicable exchange ratio (subject to adjustment).

Following the Spin-Off and the BGC Holdings distribution, BGC Partners ceased to be our controlling stockholder, and BGC Partners and its subsidiaries no longer held any shares of our common stock or other equity interests in us or our subsidiaries. Cantor continues to control Newmark and its subsidiaries following the Spin-Off and the BGC Holdings distribution.

Amended and Restated Newmark Holdings Limited Partnership Agreement

On December 13, 2017, we entered into the Amended and Restated Agreement of Limited Partnership of Newmark Holdings, which we refer to as the “Newmark Holdings limited partnership agreement,” and which is described below.

Management

Newmark Holdings is managed by its general partner, which is a wholly owned subsidiary of Newmark. Through our ownership of the general partner of Newmark Holdings, we hold the Newmark Holdings general partnership interest and the Newmark Holdings special voting limited partnership interest, which entitles us to control Newmark Holdings and to remove and appoint the general partner of Newmark Holdings.

Under the Newmark Holdings limited partnership agreement, the Newmark Holdings general partner manages the business and affairs of Newmark Holdings. However, Cantor’s consent is required for amendments to the Newmark Holdings limited partnership agreement; to decrease distributions to Newmark Holdings’ limited partners to less than 100% of net income received by Newmark Holdings (other than with respect to selected extraordinary items as described below), to transfer any Newmark OpCo partnership interests beneficially owned by Newmark Holdings and to take any other actions that may adversely affect Cantor’s exercise of its co-investment rights to acquire Newmark Holdings limited partnership interests, its right to purchase Newmark Holdings founding partner interests and its right to exchange the Newmark Holdings exchangeable limited partnership interests. Cantor’s consent is also required in connection with transfers of Newmark Holdings limited partnership interests by other limited partners and the issuance of additional Newmark Holdings limited partnership interests outside of the Participation Plan or certain other limited circumstances.

The Newmark Holdings limited partnership agreement also provides that Newmark Holdings, in its capacity as the general partner of Newmark OpCo, requires Cantor’s consent to amend the terms of the Newmark OpCo limited partnership agreement (as defined below) or take any other action that may interfere with Cantor’s exercise of its co-investment rights to acquire Newmark Holdings limited partnership interests (and the corresponding investment in Newmark OpCo by Newmark Holdings) or its rights to exchange the Newmark Holdings exchangeable limited partnership interests. Founding/working partners and limited partnership unit holders do not have any voting rights with respect to their ownership of Newmark Holdings limited partnership interests, other than limited consent rights concerning certain amendments to the terms of the Newmark Holdings limited partnership agreement.

Classes of Interests in Newmark Holdings

Newmark Holdings has the following outstanding interests:

•        a general partnership interest, which is held indirectly by us;

•        a special voting limited partnership interest, which is held indirectly by us and which entitles us to remove and appoint the general partner of Newmark Holdings;

•        Newmark Holdings exchangeable limited partnership interests, which are held by Cantor;

•        Newmark Holdings founding partner interests, which are limited partnership interests that were issued in the Separation in respect of BGC Holdings founding partner interests (which were issued to certain partners in connection with the 2008 separation of BGC Partners from Cantor);

•        Newmark Holdings limited partnership interests and units, including REU and AREU interests and working partner interests (including RPU, ARPU, PSI, PSE, APSI, PSU, APSU, HDU, LPU and NPSU interests and Preferred Units (as defined below)); and

•        Preferred Units (“Preferred Units”), which are working partner units that may be awarded to holders of, or contemporaneous with the grant of, PSUs, PSIs, PSEs, LPUs, REUs, RPUs and AREUs and which carry the same name as the underlying unit, with the insertion of an additional “P” to designate them as Preferred Units. Preferred Units cannot be made exchangeable into shares of Class A common stock, and they can only be exchanged for cash, at the determination price on the date of grant. Newmark Holdings founding/working partner interests are divided into a number of different classes of Newmark Holdings units underlying such partner’s Newmark Holdings founding partner interests and Newmark Holdings working partner interests, respectively. Each class of Newmark Holdings units held by founding/working partners (other than certain non-participating units) generally entitles the holder to receive a pro rata share of the distributions of income received by Newmark Holdings. See “— Distributions” below. The terms of each class of limited partnership interests vary and are described in the Newmark Holdings limited partnership agreement.

The general partner of Newmark Holdings may determine the total number of authorized Newmark Holdings units.

Any authorized but unissued Newmark Holdings units may be issued:

•        pursuant to the Separation or as otherwise contemplated by the Separation and Distribution Agreement or the Newmark Holdings limited partnership agreement;

•        to Cantor and members of the Cantor group (1) in connection with a reinvestment in Newmark Holdings or (2) in the event of a termination or bankruptcy of a founding/working partner or limited partnership unit holder or the redemption of a founding/working partner interest or limited partnership unit pursuant to the Newmark Holdings limited partnership agreement;

•        with respect to Newmark Holdings founding/working partner interests, to an eligible recipient, which means any limited partner or member of the Cantor group or any affiliate, employee service provider or partner thereof, in each case as directed by a Newmark Holdings exchangeable limited partner majority in interest (provided that such person or entity is not primarily engaged in a business that competes with Newmark Holdings or its subsidiaries);

•        as otherwise agreed by the general partner and a Newmark Holdings exchangeable limited partner interest majority in interest;

•        pursuant to the Participation Plan;

•        to any then-current founding/working partner or limited partnership unit holder pursuant to the Newmark Holdings limited partnership agreement; or

•        to any Newmark Holdings partner in connection with a conversion of an issued unit and interest into a different class or type of unit and interest.

In the event that Newmark Holdings redeems outstanding units under certain circumstances, our Audit Committee has authorized management to sell to the members of the Cantor group exchangeable units equal in number to such redeemed units at a price per exchangeable unit to be determined based on an average daily closing price of the Class A common stock.

The Newmark Holdings limited partnership agreement provides that (1) where either current, terminating or terminated partners are permitted by us to exchange any portion of their founding partner units and Cantor consents to such exchangeability, we will offer to Cantor the opportunity for Cantor to purchase the same number of new exchangeable limited partnership interests in Newmark Holdings at the price that Cantor would have paid for the founding partner units had we redeemed them; and (2) the exchangeable limited partnership interests to be offered to Cantor pursuant to clause (1) above would be subject to, and granted in accordance with, applicable laws, rules and regulations then in effect.

Exchanges

Each unit of the Newmark Holdings limited partnership interests held by Cantor is generally exchangeable with us for a number of shares of Class B common stock (or, at Cantor’s option or if there are no additional authorized but unissued shares of Class B common stock, a number of shares of Class A common stock) equal to the current exchange ratio. The exchange ratio was initially one, but is subject to adjustment as set forth in the Separation and Distribution Agreement and was 0.9248 as of August 8, 2024.

The Newmark Holdings founding partner interests (which were issued in the Separation to holders of BGC Holdings founding partner interests, who received such founding partner interests in connection with the separation of BGC Partners from Cantor in 2008) will not be exchangeable with us unless (1) Cantor reacquires such interests from Newmark Holdings upon termination or bankruptcy of the founding partners or redemption of their units (which it has the right to do under certain circumstances), in which case such interests will be exchangeable with us for Class A common stock or Class B common stock as described above or (2) Cantor determines that such interests can be exchanged by such founding partners with us for Class A common stock, in which case each such Newmark Holdings unit will be exchangeable with us for a number of shares of our Class A common stock equal to the then-current exchange ratio, on terms and conditions to be determined by Cantor. Once a Newmark Holdings founding partner interest becomes exchangeable, such founding partner interest is automatically exchanged upon a termination or bankruptcy with us for our Class A common stock.

In particular, Cantor has provided that 211,668 Newmark Holdings founding partner interests will be exchangeable with us for a number of shares of Class A common stock equal to the then-current exchange ratio, in accordance with the terms of the Newmark Holdings limited partnership agreement.

We provide exchangeability for partnership units into shares of our Class A common stock in connection with (1) our partnership redemption, compensation and restructuring programs, (2) other incentive compensation arrangements and (3) business combination transactions.

Working partner interests will not be exchangeable with us unless otherwise determined by us with the written consent of a Newmark Holdings exchangeable limited partnership interest majority in interest, in accordance with the terms of the Newmark Holdings limited partnership agreement.

The limited partnership units will only be exchangeable for Class A common stock in accordance with the terms and conditions of the grant of such units, which terms and conditions will be determined in our sole discretion, as the general partner of Newmark Holdings, with the written consent of the Newmark Holdings exchangeable limited partnership interest majority in interest with respect to the grant of any exchange right, in accordance with the terms of the Newmark Holdings limited partnership agreement.

We refer to BGC Holdings units outstanding as of immediately prior to the Separation and Newmark Holdings units issued in the Separation in respect of such BGC Holdings units as “legacy BGC Holdings units” and “legacy Newmark Holdings units,” respectively. As described above under “Executive Compensation — Introduction — Effect of BGC’s Corporate Conversion on Executive Compensation,” all BGC Holdings units held by Newmark employees and executive officers (including all legacy BGC Holdings units) were redeemed or exchanged through a series of transactions prior to and in connection with the Corporate Conversion. As a result of the closing of BGC’s Corporate Conversion on July 1, 2023, there are no longer any BGC Holdings units outstanding.

Notwithstanding the foregoing, to the extent that legacy Newmark Holdings were not exchangeable as of immediately after the Separation, the determination of whether to grant an exchange right with respect to such legacy Newmark Holdings units will be made as follows:

•        if the legacy Newmark Holdings units are held by an employee of the BGC group providing services solely to the BGC group, then BGC Group shall make such determination;

•        if the Newmark Holdings units are held by an employee of the Newmark group providing services solely to the Newmark group, then Newmark shall make such determination; and

•        if the legacy Newmark Holdings units are held by an employee of the BGC group, the Newmark group or the Cantor group providing services to both the BGC group and the Newmark group, then BGC Group shall make such determination to the extent that the grant of the exchange right relates to compensation for services by such employee to the BGC group, and Newmark shall make such determination to the extent that the grant of the exchange right relates to compensation for services by such employee to the Newmark group. Grants of exchangeability may be made at any time in the discretion of the relevant service recipient, and future grant practices may differ from prior practices, including without limitation in connection with performance achievement, changes in incentive arrangements, accounting principles, and tax laws (including deductibility of compensation) and other applicable laws.

Prior to the completion of the Corporate Conversion, BGC Holdings limited partnership interests and Newmark Holdings limited partnership interests were each entitled to receive cash distributions from BGC Holdings and Newmark Holdings, respectively, in accordance with the terms of such partnership’s respective limited partnership agreement; holders of Newmark Holdings limited partnership interests continue to be entitled to receive cash distributions from Newmark Holdings.

Upon our receipt of any Newmark Holdings exchangeable limited partnership interest, or Newmark Holdings founding partner interest, working partner interest or limited partnership unit that is exchangeable, pursuant to an exchange, such interest being so exchanged will cease to be outstanding and will be automatically and fully cancelled, and such interest will automatically be designated as a Newmark Holdings regular limited partnership interest, will have all rights and obligations of a holder of Newmark Holdings regular limited partnership interests and will cease to be designated as a Newmark Holdings exchangeable interest, or Newmark Holdings founding partner interest, working partner interest or limited partnership unit that is exchangeable, and will not be exchangeable.

With each exchange, our direct and indirect interest in Newmark OpCo will proportionately increase, because immediately following an exchange, Newmark Holdings will redeem the Newmark Holdings unit so acquired for the Newmark OpCo limited partnership interest underlying such Newmark Holdings unit.

In addition, upon a transfer of a Newmark Holdings exchangeable limited partnership interest that is not permitted by the Newmark Holdings limited partnership agreement (see “— Transfers of Interests” below), such interest will cease to be designated as a Newmark Holdings exchangeable limited partnership interest and will automatically be designated as a regular limited partnership interest.

In the case of an exchange of an exchangeable limited partnership interest or a founding partner interest (or portion thereof), the aggregate capital account of the Newmark Holdings unit so exchanged will equal a pro rata portion of the total aggregate capital account of all exchangeable limited partnership units and founding partner units then outstanding, reflecting the portion of all such exchangeable limited partnership units and founding partner units then outstanding represented by the unit so exchanged. The aggregate capital account of such exchanging partner in such partner’s remaining exchangeable limited partnership units and/or founding partner units will be reduced by an equivalent amount. If the aggregate capital account of such partner is insufficient to permit such a reduction without resulting in a negative capital account, the amount of such insufficiency will be satisfied by reallocating capital from the capital accounts of the exchangeable limited partners and the founding partners to the capital account of the unit so exchanged, pro rata based on the number of units underlying the outstanding exchangeable limited partnership interests and the founding partner interests or based on other factors as determined by a Newmark Holdings exchangeable limited partnership interest majority in interest.

In the case of an exchange of an REU interest or working partner interest or portion thereof, the aggregate capital account of the Newmark Holdings units so exchanged will equal the capital account of the REU interest or working partner interest (or portion thereof), as the case may be, represented by such Newmark Holdings units.

We agreed to reserve, out of our authorized but unissued Class B common stock and Class A common stock, a sufficient number of shares of Class B common stock and Class A common stock to effect the exchange of all then-outstanding Newmark Holdings exchangeable limited partnership interests, Newmark Holdings founding/working partner interests, if exchangeable, and Newmark Holdings limited partnership units, if exchangeable, into shares of Class B common stock or Class A common stock pursuant to the exchanges and a sufficient number of shares of Class A common stock to effect the exchange of shares of Class B common stock issued or issuable in respect of exchangeable Newmark Holdings limited partnership interests (subject, in each case, to the maximum number of shares authorized but unissued under our certificate of incorporation as then in effect). We have agreed that all shares of Class B common stock and Class A common stock issued in an exchange will be duly authorized, validly issued, fully paid and non-assessable and will be free from preemptive rights and free of any encumbrances.

The Company also provides for exchangeability of certain working partner units without a capital account for other working partner units with a capital account in connection with compensatory arrangements.

Distributions

The profit and loss of Newmark OpCo are generally allocated based on the total number of Newmark OpCo units outstanding. The profit and loss of Newmark Holdings are generally allocated based on the total number of Newmark Holdings units outstanding. The minimum distribution for each RPU interest issued after the IPO is $0.005 per quarter.

Pursuant to the terms of the Newmark Holdings limited partnership agreement, distributions by Newmark Holdings to its partners may not be decreased below 100% of net income received by Newmark Holdings from Newmark OpCo (other than with respect to selected extraordinary items with respect to founding/working partners or limited partnership unit holders, such as the disposition directly or indirectly of partnership assets outside of the ordinary course of business) unless we determine otherwise, subject to Cantor’s consent (as the holder of the Newmark Holdings exchangeable limited partnership interest majority in interest).

In addition, the Newmark Holdings general partner, with the consent of Cantor, as holder of a majority of the Newmark Holdings exchangeable limited partnership interests, in its sole and absolute discretion, may direct Newmark Holdings, upon a founding/working partner’s or a limited partnership unit holder’s death, retirement, withdrawal from Newmark Holdings or other full or partial redemption of Newmark Holdings units, to distribute to such partner (or to his or her personal representative, as the case may be) a number of publicly traded shares or an amount of other property that the Newmark Holdings general partner determines is appropriate in light of the goodwill associated with such partner and his, her or its Newmark Holdings units, such partner’s length of service, responsibilities and contributions to Newmark Holdings and/or other factors deemed to be relevant by the Newmark Holdings general partner.

In the discretion of the Newmark Holdings general partner, distributions with respect to selected extraordinary transactions, as described below, may be withheld from the founding/working partners and the limited partnership unit holders and distributed over time subject to the satisfaction of conditions set by us, as the general partner of Newmark Holdings, such as continued service to us. These distributions that may be withheld relate to income items from nonrecurring events, including, without limitation, items that would be considered “extraordinary items” under GAAP and recoveries with respect to claims for expenses, costs and damages (excluding any recovery that does not result in monetary payments to Newmark Holdings) attributable to extraordinary events affecting Newmark Holdings.

Cantor’s Right to Purchase Exchangeable Newmark Holding Limited Partnership Interests Upon Redemption or Exchange of Newmark Holdings Founding Partner Interests

The terms of the Newmark Holdings founding partner interests are substantially the same as the terms of the BGC Holdings founding partner interests. There are no Newmark Holdings founding partner interests outstanding other than from the mathematical carryover from the BGC Holdings founding partner interests (i.e., the Newmark Holdings founding partner interests distributed in the Separation in respect of the outstanding BGC Holdings founding partner interests). No holder of Newmark Holdings founding partner interests is currently employed by us.

Cantor has a right to purchase from Newmark Holdings exchangeable limited partnership interests in the event that any Newmark Holdings founding partner interests that have not become exchangeable are redeemed by Newmark Holdings upon termination or bankruptcy of a founding partner or upon mutual consent of the general partner of Newmark Holdings and Cantor. Cantor has the right to purchase such Newmark Holdings exchangeable limited partnership interests at a price equal to the lesser of (1) the amount that Newmark Holdings would be required to pay to redeem and purchase such Newmark Holdings founding partner interests and (2) the amount equal to (a) the number of units underlying such founding partner interests, multiplied by (b) the exchange ratio as of the date of such purchase, multiplied by (c) the then-current market price of our Class A common stock. Cantor may pay such price using cash, publicly traded shares or other property, or a combination of the foregoing. If Cantor (or the other member of the Cantor group acquiring such limited partnership interests, as the case may be) so purchases such limited partnership interests at a price equal to clause (2) above, neither Cantor nor any member of the Cantor group nor Newmark Holdings nor any other person is obligated to pay Newmark Holdings or the holder of such founding partner interests any amount in excess of the amount set forth in clause (2) above.

In addition, the Newmark Holdings limited partnership agreement provides that (1) where either current, terminating or terminated partners are permitted by us to exchange any portion of their founding partner units and Cantor consents to such exchangeability, we will offer to Cantor the opportunity for Cantor to purchase the same number of new exchangeable limited partnership interests in Newmark Holdings at the price that Cantor would have paid for exchangeable limited partnership interests in the event we had redeemed the founding partner units; and (2) the exchangeable limited partnership interests to be offered to Cantor pursuant to clause (1) above would be subject to, and granted in accordance with, applicable laws, rules and regulations then in effect.

If Cantor acquires any units as a result of the purchase or redemption by Newmark Holdings of any founding partner interests, Cantor will be entitled to the benefits (including distributions) of the units it acquires from the date of termination or bankruptcy of the applicable founding partner. In addition, any such units will be exchangeable by Cantor for a number of shares of our Class B common stock or, at Cantor’s election, shares of our Class A common stock, in each case, equal to the then-current exchange ratio, on the same basis as the limited partnership interests held by Cantor, and will be designated as Newmark Holdings exchangeable limited partnership interests when acquired by Cantor. The exchange ratio was initially one but is subject to adjustment as set forth in the Separation and Distribution Agreement and was 0.9248 as of August 8, 2024. This may permit Cantor to receive a larger share of income generated by our business at a less expensive price than through purchasing shares of our Class A common stock, which is a result of the price payable by Cantor to Newmark.

On April 17, 2023, Cantor purchased from Newmark Holdings an aggregate of (i) 309,631 exchangeable limited partnership interests for aggregate consideration of $1,282,265 as a result of the redemption of 309,631 founding partner interests, and (ii) 38,989 exchangeable limited partnership interests for aggregate consideration of $166,364 as a result of the exchange of 38,989 founding partner interests.

On June 30, 2023, Cantor purchased from Newmark Holdings an aggregate of 74,026 exchangeable limited partnership interests for aggregate consideration of $310,976 as a result of the redemption of 74,026 founding partner interests.

As of June 30, 2024 there were 297,183 founding partner interests in Newmark Holdings remaining which Newmark Holdings had the right to redeem or exchange and with respect to which Cantor would have the right to purchase an equivalent number of exchangeable limited partnership interests following such redemption or exchange.

Newmark Holdings Working Partner Interests and Newmark Holdings Limited Partnership Units

Cantor has a right to purchase any Newmark Holdings working partner interests or Newmark Holdings limited partnership units (in each case that have not become exchangeable), as the case may be, that are redeemable by Newmark Holdings if Newmark Holdings elects to transfer the right to purchase such interests to a Newmark Holdings partner rather than redeem such interests itself. Cantor has the right to purchase such interests on the same terms that such Newmark Holdings partner would have a right to purchase such interests.

Newmark from time to time may enter into various compensatory arrangements with partners, including founding partners who hold non-exchangeable founding partner units that Cantor has not elected to make exchangeable into shares of Class A common stock. These arrangements, which may be entered into prior to or in connection with the termination of such partners, include but are not limited to the grant of shares or other awards under the Equity Plan, payments of cash or other property, or partnership awards under the Participation Plan or other partnership adjustments, which arrangements may result in the repayment by such partners of any partnership loans or other amounts payable to or guaranteed by Cantor earlier than might otherwise be the case, and for which Newmark may incur compensation charges that it might not otherwise have incurred had such arrangements not been entered into.

Partner Obligations

Each of the founding/working partners and each of the limited partnership unit holders is subject to certain partner obligations, which we refer to as “partner obligations.” The partner obligations constitute an undertaking by each of the founding/working partners and each of the limited partnership unit holders that they have a duty of loyalty to Newmark Holdings and that, during the period from the date on which a person first becomes a partner through the applicable specified period following the date on which such partner ceases, for any reason, to be a partner, not to, directly or indirectly (including by or through an affiliate):

•        breach a founding/working partner’s or limited partnership unit holder’s, as the case may be, duty of loyalty to Newmark Holdings, through the two-year period following the date on which such partner ceases, for any reason, to be a founding/working partner or limited partnership unit holder;

•        while a founding/working partner or limited partnership unit holder and through the six (6)-month anniversary of the termination of such founding/working partner or limited partnership unit holder, engage in, represent in any way, or be connected with (as partner, director, officer, employee, consultant, or active participant, in each case, other than on a de minimis basis) any activity, practice or act with a Competing Business if: (1) it involves a Client or Client Representative and a service that is the same or similar to a service such partner provided for a Protected Affiliate; (2) it involves (y) a product, product line or type, or service of a Protected Affiliate (including any for which it took substantial steps to offer prior to the termination of such partner), and (z) a service that is the same or similar to a service the founding/working partner or limited partnership unit holder provided for a Protected Affiliate within a geographic market covering where the founding/working partner or limited partnership unit holder and/or the Protected Affiliate provided services or had responsibilities and/or within a 100-mile radius of any Client, Client Representative, Protected Affiliate, or Partner while a Partner; or (3) the Partner had substantial confidential information of the Newmark Holdings or a Protected Affiliate and the disclosure of such information to the Competing Business is likely to be inevitable;

•        while a founding/working partner or limited partnership unit holder and through the six (6)-month anniversary of the termination of such founding/working partner or limited partnership unit holder, solicit any of the customers of a Protected Affiliate for purposes of engaging in a Competing Business;

•        while a founding/working partner or limited partnership unit holder and through the first (1st)-year anniversary of the termination of such founding/working partner or limited partnership unit holder, induce such customers or their employees to reduce their volume of business with, terminate their relationship with, or otherwise adversely affect their relationship with, a Protected Affiliate;

•        while a founding/working partner or limited partnership unit holder and through the second (2nd)-year anniversary of the termination of such founding/working partner or limited partnership unit holder, solicit, induce, or influence, or attempt to solicit, induce, or influence, any person who was an employee, member, partner, or consultant of a Protected Affiliate or an affiliate to terminate his/her/their employment or association with any such Protected Affiliate or affiliate or hire, employ, engage (including as a consultant or partner), or otherwise enter into a Competing Business with any such person;

•        while a founding/working partner or limited partnership unit holder and through the fourth (4th)-year anniversary of the termination of such founding/working partner or limited partnership unit holder, make or participate in the making of (including through the limited partner’s or any of its affiliates’ respective agents and representatives) any comments to the media (print, broadcast, electronic or otherwise) that are disparaging regarding Newmark or the senior executive officers of Newmark or are otherwise contrary to the interests of Newmark as determined by the Newmark Holdings general partner in its sole and absolute discretion; or

•        except as permitted with respect to corporate opportunities and fiduciary duties in the Newmark Holdings limited partnership agreement (see “— Corporate Opportunity; Fiduciary Duty” below) take advantage of, or provide another person with the opportunity to take advantage of, a Newmark “corporate opportunity” (as such term would apply to Newmark Holdings if it were a corporation), including opportunities related to intellectual property, which for this purpose requires granting Newmark a right of first refusal to acquire any assets, stock or other ownership interest in a business being sold by any partner or affiliate of such partner if an investment in such business would constitute a “corporate opportunity” (as such term would apply to Newmark Holdings if it were a corporation), that has not been presented to and rejected by Newmark or that Newmark rejects but reserves for possible further action by Newmark in writing, unless otherwise consented to by the Newmark Holdings general partner in writing in its sole and absolute discretion, or otherwise take any action to harm, that harms or that reasonably could be expected to harm, Newmark for a two-year period following the date on which a founding/working partner or a limited partnership unit holder, as the case may be, ceases, for any reason, to be a founding/working partner or a limited partnership unit holder, as the case may be, including any breach of its confidentiality obligations.

A founding/working partner or limited partnership unit holder is considered to have engaged in a “Competitive Activity” if such partner (including by or through his, her or its affiliates), during the applicable restricted period, engages in one of the following activities, which we collectively refer to as the “Competitive Activities”:

(1)    at any time while a founding/working partner or limited partnership unit holder and through the second (2nd)-year anniversary of the termination of such partner, directly or indirectly, or by action in concert with others, solicits, induces, or influences, or attempts to solicit, induce or influence, any other partner, employee, member, partner or consultant of Cantor, Newmark or any member of the Cantor group or affiliated entity to terminate its employment or other business arrangements with Cantor, Newmark or any member of the Cantor group or affiliated entity, or to engage in any Competing Business or hires, employs, engages (including as a consultant or partner) or otherwise enters into a Competing Business with any such person;

(2)    at any time while a founding/working partner or limited partnership unit holder and through the second (2nd)-year anniversary of the termination of such partner, solicits any of the customers of Cantor, Newmark or any member of the Cantor group or affiliated entity (or any of their employees), induces such customers or their employees to reduce their volume of business with, terminate their relationship with or otherwise adversely affect their relationship with, Cantor, Newmark or any member of the Cantor group or affiliated entity; or

(3)    at any time while a founding/working partner or limited partnership unit holder and through the second (2nd)-year anniversary of the termination of such partner, engages in, represents in any way, or is connected with (as partner, director, officer, employee, consultant, or active participant, in each case, other than on a de minimis basis) any activity, practice or act with a Competing Business if: (1) it involves a Client or Client Representative and a service that is the same or similar to a service the founding/working partner or limited partnership unit holder provided for a Protected Affiliate; (2) it involves (y) a product, product line or type, or service of a Protected Affiliate (including any for which it took substantial steps to offer prior to the termination of such founding/working partner or limited partnership unit holder), and (z) a service that is the same or similar to a service the founding/working partner or limited partnership unit holder provided for a Protected Affiliate within a geographic market covering where the Partner and/or the Protected Affiliate provided services or had responsibilities and/or within a 100-mile radius of any Client, Client Representative, Protected Affiliate, or founding/working partner or limited partnership unit holder while a founding/working partner or limited partnership unit holder; or (3) the founding/working partner or limited partnership unit holder had substantial confidential information of Cantor, Newmark or any member of the Cantor group or affiliated entity and the disclosure of such information to the Competing Business is likely to be inevitable.

Notwithstanding anything to the contrary, and unless Cantor determines otherwise, none of such partner obligations apply to any founding/working partner or limited partnership unit holder that is also a Cantor Company. “Cantor Company” means Cantor or any of its affiliates (other than, if applicable, Newmark and any of our subsidiaries). Such partners are exempt from these partner obligations. Other defined terms used above are as defined in the LPA Amendment, as defined below.

The determination of whether a founding/working partner or limited partnership unit holder has breached his or her partner obligations will be made in good faith by the Newmark Holdings general partner in its sole and absolute discretion, which determination will be final and binding. If a founding/working partner or a limited partnership unit holder breaches his, her or its partner obligations, then, in addition to any other rights or remedies that the Newmark Holdings general partner may have, and unless otherwise determined by the Newmark Holdings general partner in its sole and absolute discretion, Newmark Holdings will redeem all of the units held by such partner for a redemption price equal to their base amount, and such partner will have no right to receive any further distributions, or payments of cash, stock or property, to which such partner otherwise might be entitled.

A founding/working partner or a limited partnership unit holder, as the case may be, will become a bankrupt partner upon (a) making an assignment for the benefit of creditors, (b) filing a voluntary petition in bankruptcy, (c) the adjudication of such partner as bankrupt or insolvent, or the entry against such partner of an order for relief in any bankruptcy or insolvency proceeding; provided that such order for relief or involuntary proceeding is not stayed or dismissed within 120 days, (d) the filing by such partner of a petition or answer seeking for himself, herself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy statute, law or regulation, (e) the filing by such partner of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of that nature, or (f) the appointment of or seeking of the appointment of (in each case by any person) a trustee, receiver or liquidator of it or of all or any substantial part of the properties of such founding/working partner. With respect to a corporate founding/working partner, bankruptcy will also include the occurrence of any of the foregoing events with respect to the beneficial owner of the majority of the stock of such partner. Notwithstanding the foregoing, no event constitutes a bankruptcy of a founding/working partner or limited partnership unit holder, as the case may be, unless the Newmark Holdings general partner so determines in its sole and absolute discretion.

Transfers of Interests

The Newmark Holdings limited partnership agreement contains restrictions on the transfer of interests in Newmark Holdings. In general, a partner may not transfer or agree or otherwise commit to transfer all or any portion of, or any rights, title and interest in and to, its interest in Newmark Holdings, except in the circumstances described in the Newmark Holdings limited partnership agreement.

Amendments

The Newmark Holdings limited partnership agreement cannot be amended except with the approval of each of the general partner and the exchangeable limited partners (by the affirmative vote of a Newmark Holdings exchangeable limited partnership interest majority in interest) of Newmark Holdings. In addition, the Newmark Holdings limited partnership agreement cannot be amended to:

•        alter the interest of any partner in the amount or timing of distributions or the allocation of profits, losses or credits, if such alteration would either materially adversely affect the economic interest of a partner or would materially adversely affect the value of interests, without the consent of the partners holding at least two-thirds of all units, in the case of an amendment applying in substantially similar manner to all classes of interests, or two-thirds in interest of the affected class or classes of the partners, in the case of any other amendment; or

•        alter the special voting limited partner’s ability to remove a general partner.

The general partner of Newmark Holdings may authorize any amendment to correct any technically incorrect statement or error apparent on the face thereof in order to further the parties’ intent or to correct any formality or error or incorrect statement or defect in the execution of the Newmark Holdings limited partnership agreement.

Corporate Opportunity; Fiduciary Duty

The Newmark Holdings limited partnership agreement contains similar corporate opportunity provisions to those included in our certificate of incorporation with respect to Newmark, BGC and/or Cantor and their respective representatives. See “— Potential Conflicts of Interest and Competition with BGC and Cantor.”

Parity of Interests

The Newmark Holdings limited partnership agreement provides that it is the non-binding intention of Newmark Holdings and each of the partners of Newmark Holdings that the aggregate number of Newmark OpCo units held by Newmark Holdings and its subsidiaries (other than Newmark OpCo and its subsidiaries) at a given time divided by the aggregate number of Newmark Holdings units issued and outstanding at such time is at all times equal to one, which ratio is referred to herein as the “Newmark Holdings ratio.” It is the non-binding intention of each of the partners of Newmark Holdings and of Newmark Holdings that there be a parallel issuance or repurchase transaction by Newmark Holdings in the event of any issuance or repurchase by Newmark OpCo of Newmark OpCo units to or held by Newmark Holdings so that the Newmark Holdings ratio at all times equals one.

First Amendment to Newmark Holdings Limited Partnership Agreement

On March 10, 2023, Newmark Holdings entered into an amendment to the Newmark Holdings limited partnership agreement (the “LPA Amendment”). The LPA Amendment revises certain restrictive covenants pertaining to the “Partner Obligations” and “Competitive Activity” provisions in the Newmark Holdings limited partnership agreement. Specifically, the LPA Amendment (i) reduces the length of the post-termination period during which a partner must refrain from soliciting or doing business with customers, soliciting employees, engaging in a “Competing Business” (as defined therein), or otherwise refraining from harming the partnership; and (ii) revises the scope of the non-compete provisions under the “Partner Obligations” and “Competitive Activity” provisions in the Newmark Holdings limited partnership agreement to cover “Competing Businesses” for which a partner performs the same or similar services as provided to a “Protected Affiliate” (as defined therein) and (a) involving a product, product line or type, or service of a “Protected Affiliate” within a specific geographic area, (b) involving a “Client” or a “Client Representative” (each as defined therein) of a Protected Affiliate, or (c) for which the disclosure of confidential information is likely to be inevitable. The LPA Amendment was approved by the Company’s Board of Directors and Audit and Compensation Committees.

Amended and Restated Limited Partnership Agreement of Newmark OpCo

On December 13, 2017, we entered into the Amended and Restated Agreement of Limited Partnership of Newmark OpCo, which we refer to as the “Newmark OpCo limited partnership agreement,” and which is described below.

Management

Newmark OpCo is managed by its general partner, which is owned by Newmark Holdings. The Newmark OpCo general partner holds the Newmark OpCo general partnership interest and the Newmark OpCo special voting limited partnership interest, which entitles the holder thereof to remove and appoint the general partner of Newmark OpCo and serve as the general partner of Newmark OpCo, which entitles Newmark Holdings (and thereby, Newmark) to control Newmark OpCo, subject to limited consent rights of Cantor and to the rights of Newmark Holdings as the special voting limited partner. Newmark Holdings holds its Newmark OpCo general partnership interest through a Delaware limited liability company, Newmark Holdings, LLC.

Cantor’s “consent rights” means that Newmark Holdings, in its capacity as general partner of Newmark OpCo, is required to obtain Cantor’s consent to amend the terms of the Newmark OpCo limited partnership agreement or take any other action that may adversely affect Cantor’s exercise of its co-investment rights to acquire Newmark Holdings limited partnership interests (and the corresponding investment in Newmark OpCo by Newmark Holdings) or right to exchange Newmark Holdings exchangeable limited partnership interests.

Classes of Interests in Newmark OpCo

Newmark OpCo has the following outstanding interests:

•        a general partnership interest, which is held indirectly by Newmark Holdings;

•        limited partnership interests, which are held by Newmark and Newmark Holdings; and

•        a special voting limited partnership interest, which is held indirectly by Newmark Holdings and which entitles the holder thereof to remove and appoint the general partner of Newmark OpCo.

The general partner of Newmark OpCo determines the aggregate number of authorized units in Newmark OpCo.

Any authorized but unissued units in Newmark OpCo may be issued:

•        to Newmark and/or Newmark Holdings and members of their group, as the case may be, in connection with an investment in Newmark OpCo;

•        to Newmark Holdings or members of its group in connection with a redemption pursuant to the Newmark Holdings limited partnership agreement;

•        as otherwise agreed by each of the general partner and the limited partners (by affirmative vote of the limited partners holding a majority of the units underlying limited partnership interests outstanding of Newmark OpCo (except that if Newmark Holdings and its group holds a majority in interest and Cantor and its group holds a majority of units underlying the Newmark Holdings exchangeable limited partnership interests, then “majority of interest” means Cantor) (which we refer to as a “Newmark OpCo majority in interest”));

•        to Newmark or Newmark Holdings in connection with a grant of equity by Newmark or Newmark Holdings; and

•        to any Newmark OpCo partner in connection with a conversion of an issued unit and interest into a different class or type of unit and interest.

There will be no additional classes of partnership interests in Newmark OpCo.

Distributions

The profit and loss of Newmark OpCo is generally allocated based on the total number of Newmark OpCo units outstanding.

Transfers of Interests

The Newmark OpCo partnership agreement contains restrictions on the transfer of interests in Newmark OpCo. In general, a partner may not transfer or agree or otherwise commit to transfer all or any portion of, or any rights, title and interest in and to, its interest in Newmark OpCo, except in the circumstances described in the Newmark OpCo limited partnership agreement.

Amendments

The Newmark OpCo limited partnership agreement cannot be amended except with the approval of each of the general partner and the limited partners (by the affirmative vote of a Newmark OpCo majority in interest) of Newmark OpCo. In addition, the Newmark OpCo limited partnership agreement cannot be amended to:

•        alter the interest of any partner in the amount or timing of distributions or the allocation of profits, losses or credits, if such alteration would either materially adversely affect the economic interest of a partner or would materially adversely affect the value of interests, without the consent of the partners holding at least two-thirds of all units, in the case of an amendment applying in a substantially similar manner to all classes of interests, or two-thirds in interest of the affected class or classes of the partners, in the case of any other amendment; or

•        alter the special voting limited partner’s ability to remove a general partner.

The general partner of Newmark OpCo may authorize any amendment to correct any technically incorrect statement or error in order to further the parties’ intent or to correct any formality or error or defect in the execution of the Newmark OpCo limited partnership agreement.

Corporate Opportunity; Fiduciary Duty

The Newmark OpCo limited partnership agreement contains similar corporate opportunity provisions to those included in our certificate of incorporation with respect to Newmark and/or Newmark Holdings and their respective representatives. See “— Potential Conflicts of Interest and Competition with BGC and Cantor.”

Parity of Interests

The Newmark OpCo limited partnership agreement provides that, at the election of Newmark, in connection with a repurchase of our Class A common stock or similar actions, Newmark OpCo will redeem and repurchase from Newmark a number of units in Newmark OpCo equivalent to the number of shares of Class A common stock repurchased by Newmark in exchange for cash in the amount of the gross proceeds to be paid in connection with such stock repurchase.

Adjustment to Exchange Ratio

Each unit of an exchangeable Newmark Holdings limited partnership interest will be exchangeable with Newmark for a number of shares of Newmark common stock equal to the exchange ratio. The exchange ratio was initially one, but is subject to adjustment as set forth in the Separation and Distribution Agreement and was 0.9248 as of August 8, 2024.

For reinvestment, acquisition or other purposes, Newmark may determine to distribute to its stockholders a smaller percentage than Newmark Holdings distributes to its equity holders (excluding tax distributions from Newmark Holdings) of cash that it receives from Newmark OpCo. In such circumstances, the Separation and Distribution Agreement provides that the exchange ratio will be reduced to reflect the amount of additional cash retained by Newmark as a result of the distribution of such smaller percentage, after the payment of taxes (which we refer to as “Reinvestment Cash”).

The Separation and Distribution Agreement provides that in the event that there shall be any Reinvestment Cash (as defined in the Separation and Distribution Agreement) in any fiscal quarter, the exchange ratio shall be adjusted so that it shall be equal to (i) the number of fully diluted outstanding shares of Newmark common stock (as defined in the Separation and Distribution Agreement) as of immediately prior to such adjustment, divided by (ii) the sum of (A) the number of fully diluted outstanding shares of Newmark common stock as of immediately prior to such adjustment, plus (B) the Adjustment Factor (as defined below) for such fiscal quarter, plus (C) the sum of the aggregate Adjustment Factors for all prior fiscal quarters following the initial public offering of Newmark Class A common stock, where:

•        the Adjustment Factor shall be equal to the Reinvestment Cash divided by the Newmark Current Market Price (as defined in the Separation and Distribution Agreement) as of the day prior to the date on which the adjustment to the exchange ratio is made for such fiscal quarter; provided that

•        if, in any subsequent fiscal quarter, the exchange ratio shall be further adjusted and the Newmark Current Market Price as of the day prior to the date on which such further adjustment is made is greater than the Newmark Current Market Price used in the bullet above, then the Adjustment Factor for such prior fiscal quarter shall be re-calculated using such greater Newmark Current Market Price.

Use of Reinvestment Cash

We receive significant tax benefits from the partnership structure of Newmark OpCo and Newmark Holdings. Specifically, in connection with an exchange of an exchangeable Newmark Holdings limited partnership interest with Newmark for shares of Newmark common stock, Newmark OpCo receives a tax deduction. We, in turn, benefit from the majority of this tax deduction as a result of our ownership interest in Newmark OpCo. In a typical up-C structure, we would normally receive a much smaller portion of these tax benefits.

In light of these tax benefits and the fact that the exchange ratio is adjusted downward if there is any Reinvestment Cash, and in order to induce the holder of a majority of the Newmark exchangeable limited partnership interest to consent to the partnership structure, we have agreed in the Separation and Distribution Agreement that, to the extent that there is any Reinvestment Cash, we will contribute such cash to Newmark OpCo as an additional capital contribution with respect to our existing limited partnership interest in Newmark OpCo, unless we and the holder of a majority of the Newmark exchangeable limited partnership interests agree otherwise.

Reinvestments in Newmark OpCo by Newmark; Co-Investment Rights; Distributions to Holders of Our Common Stock and to Newmark Holdings Limited Partners

In order to maintain our economic interest in Newmark OpCo, the Separation and Distribution Agreement provides that any net proceeds received by us from any subsequent issuances of our common stock (other than upon exchange of Newmark Holdings exchangeable limited partnership interests) will be, unless otherwise determined by our Board of Directors, contributed to Newmark OpCo in exchange for Newmark OpCo limited partnership interests consisting of a number of Newmark OpCo units that will equal the number of shares of our common stock issued divided by the exchange ratio as of immediately prior to the issuance of such shares.

In addition, we may elect to purchase from Newmark OpCo a number of Newmark OpCo units through cash or non-cash consideration. The investment price will be based on the then-applicable market price for shares of our Class A common stock. In the future, from time to time, we also may use cash on hand and funds received from distributions, loans or other payments from Newmark OpCo to purchase shares of common stock or Newmark Holdings exchangeable limited partnership interests.

In the event that we acquire any additional Newmark OpCo limited partnership interests from Newmark OpCo, Cantor would have the right to cause Newmark Holdings to acquire additional Newmark OpCo limited partnership interests from Newmark OpCo up to the number of Newmark OpCo units that would preserve Cantor’s relative indirect economic percentage interest in Newmark OpCo compared to our and BGC’s aggregate interests immediately prior to the acquisition of such additional Newmark OpCo units by us or BGC, and Cantor would acquire an equivalent number of additional Newmark Holdings limited partnership interests to reflect such relative indirect interest. The purchase price per Newmark OpCo unit for any such Newmark OpCo limited partnership interests issued indirectly to Cantor pursuant to its co-investment rights will be equal to the price paid by us per Newmark OpCo unit. Any such Newmark Holdings limited partnership interests issued to Cantor will be designated as exchangeable limited partnership interests.

Cantor will have 10 days after the related issuance of Newmark OpCo limited partnership interests to elect such reinvestment and will have to close such election no later than 120 days following such election.

In addition, the Participation Plan provides for issuances, in the discretion of our Compensation Committee or its designee, of Newmark Holdings limited partnership interests to current or prospective working partners and executive officers of Newmark. Any net proceeds received by Newmark Holdings for such issuances generally will be contributed to Newmark OpCo in exchange for Newmark OpCo limited partnership interests consisting of a number of Newmark OpCo units equal to the number of Newmark Holdings limited partnership interests being issued so that the cost of such compensation award, if any, is borne pro rata by all holders of the Newmark OpCo units, including by us. Any Newmark Holdings limited partnership interests acquired by the working partners, including any such interests acquired at preferential or historical prices that are less than the prevailing fair market value of our Class A common stock, will be designated as Newmark Holdings working partner interests and will generally receive distributions from Newmark OpCo on an equal basis with all other limited partnership interests.

Newmark Holdings will not have the right to acquire limited partnership interests in Newmark OpCo other than in connection with an investment by Cantor as described above or in connection with issuances of Newmark Holdings interests to the working partners and executive officers under the Participation Plan.

Amendment No. 1 to Newmark OpCo Limited Partnership Agreement

The Newmark OpCo limited partnership agreement was amended, effective as of December 13, 2017, on March 14, 2018 to adjust certain allocations to certain partnership-owned entities.

Second Amendment and Restatement of Newmark OpCo Limited Partnership Agreement

On June 19, 2018, Newmark OpCo amended and restated its limited partnership agreement in connection with certain transactions described under “Nasdaq Monetization Transaction” in the 2023 10-K.

Third Amendment and Restatement of Newmark OpCo Limited Partnership Agreement

On September 26, 2018, Newmark OpCo amended and restated its limited partnership agreement in connection with certain transactions described under “Nasdaq Monetization Transaction” in the 2023 10-K.

Administrative Services Agreement

On December 13, 2017, we entered into an administrative services agreement with Cantor which is described below.

The administrative services agreement had an initial term of three years, starting on the date of the Separation. Thereafter, the administrative services agreement renews automatically for successive one-year terms, unless any party provides written notice to the other parties of its desire to terminate the agreement at least 120 days before the end of any such year ending during the initial or extended term, in which event the administrative services agreement will end with respect to the terminating party on the last day of such term. In addition, any particular service provided under the administrative services agreement may be cancelled by the receiving party, with at least 90 days’ prior written notice to the providing party, with no effect on the other services. The terminating party will be charged a termination fee equal to the costs incurred by the party providing services as a result of such termination, including any severance or cancellation fees.

Cantor is entitled to continued use of hardware and equipment it used prior to the date of the administrative services agreement on the terms and conditions provided, even in the event we terminate the administrative services agreement, although there is no requirement to repair or replace such hardware or equipment.

During the term of the administrative services agreement, the parties will provide administrative and technical support services to each other, including:

•        administration and benefits services;

•        employee benefits, human resources and payroll services;

•        financial and operations services;

•        internal auditing services;

•        legal related services;

•        risk and credit services;

•        accounting and general tax services;

•        office space;

•        personnel, hardware and equipment services;

•        communication and data facilities;

•        facilities management services;

•        promotional, sales and marketing services;

•        procuring of insurance coverage; and

•        any miscellaneous services to which the parties reasonably agree.

The administrative services agreement includes provisions for allowing a provider or affiliate to arrange for a third-party to provide for the services.

In consideration for the services provided, the providing party generally charges the other party an amount (including any applicable taxes) equal to (1) the direct cost that the providing party incurs in performing those services, including third-party charges incurred in providing services, plus (2) a reasonable allocation of other costs determined in a consistent and fair manner so as to cover the providing party’s appropriate costs or in such other manner as the parties agree. For the year ended December 31, 2023, allocated expenses were $27.2 million for these services. For the six months ended June 30, 2024, allocated expenses were $14.2 million for these services.

The administrative services agreement provides that the services recipient generally indemnifies the services provider for liabilities that it incurs arising from the provision of services other than liabilities arising from fraud or willful misconduct of the service provider.

Tax Matters Agreement

On December 13, 2017, BGC Partners, BGC Holdings, BGC U.S. OpCo, Newmark, Newmark Holdings and Newmark OpCo entered into a tax matters agreement in connection with the Separation that governs the parties’ respective rights, responsibilities and obligations after the Separation with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Spin-Off and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes and tax benefits, the preparation and filing of tax returns, the control of audits and other tax proceedings, tax elections, assistance and cooperation in respect of tax matters, procedures and restrictions relating to the Spin-Off, if any, and certain other tax matters.

In addition, the tax matters agreement imposes certain restrictions on Newmark and its subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that will be designed to preserve the tax-free status of the Spin-Off and certain related transactions. The tax matters agreement provides special rules to allocate tax liabilities in the event the Spin-Off, together with certain related transactions, is not tax-free, as well as any tax liabilities incurred in connection with the Separation. In general, under the tax matters agreement, each party is expected to be responsible for any taxes imposed on BGC Partners or Newmark that arise from the failure of the Spin-Off, together with certain related transactions, to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Code, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the tax matters agreement.

Tax Receivable Agreement

On December 13, 2017, Cantor and Newmark entered into a tax receivable agreement which is described below.

Certain interests in Newmark Holdings may be exchanged in the future for a number of shares of Newmark Class A common stock or shares of Newmark Class B common stock equal to the exchange ratio (which was 0.9248 as of August 8, 2024), but is subject to adjustments as set forth in the Separation and Distribution Agreement. See above under “— Adjustment to Exchange Ratio.” Certain of these exchanges could result in increases to our share of the tax basis of the tangible and intangible assets of Newmark OpCo that otherwise would not have been available, although the IRS may challenge all or part of that tax basis increase, and a court could sustain such a challenge by the IRS. These increases in tax basis, if sustained, may reduce the amount of tax that we would otherwise be required to pay in the future.

Our tax receivable agreement with Cantor also provides for the payment by us to Cantor of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of these increases in tax basis and of certain other tax benefits related to its entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. It is expected that we will benefit from the remaining 15% of cash savings, if any, in income tax that we realize. Pursuant to the tax receivable agreement, we will determine, after consultation with Cantor, the extent to which we are permitted to claim any such tax benefits, and such tax benefits will be taken into account in computing any cash savings so long as our accountants agree that it is at least more likely than not that such tax benefit is available.

Pursuant to the tax receivable agreement, 20% of each payment that would otherwise be made by us will be deposited into an escrow account until the expiration of the statute of limitations for the tax year to which the payment relates. If the IRS successfully challenges the availability of any tax benefit and determines that a tax benefit is not available, we will be entitled to receive reimbursements from Cantor for amounts we previously paid under the tax receivable agreement and Cantor will indemnify us and hold us harmless with respect to any interest or penalties and any other losses in respect of the disallowance of any deductions which gave rise to the payment under the tax receivable agreement (together with reasonable attorneys’ and accountants’ fees incurred in connection with any related tax contest, but the indemnity for such reasonable attorneys’ and accountants’ fees shall only apply to the extent Cantor is permitted to control such contest). Any such reimbursement or indemnification payment will be satisfied first from the escrow account (to the extent funded in respect of such payments under the tax receivable agreement).

For purposes of the tax receivable agreement, cash savings in income and franchise tax will be computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no depreciation or amortization deductions available to us that were attributable to an increase in tax basis (or any imputed interest) as a result of an exchange. The tax receivable agreement will continue until all such tax benefits have been utilized or have expired, unless we (with the approval by a majority of our independent directors) exercise our right to terminate the tax receivable agreement for an amount based on an agreed value of payments remaining to be made under the agreement, provided that if we and Cantor cannot agree upon a value, the agreement will remain in full force and effect. The actual amount and timing of any payment under the tax receivable agreement will vary depending on a number of factors, including the nature of the interests exchanged, the timing of exchanges, the extent to which such exchanges are taxable and the amount and timing of our income.

Any amendment to the tax receivable agreement will be subject to approval by a majority of our independent directors.

Registration Rights Agreement

In connection with the Separation, on December 13, 2017, we entered into a registration rights agreement with BGC Partners and Cantor which provided Cantor, BGC Partners and their respective affiliates (prior to the Spin-Off) and Cantor and its affiliates (after the Spin-Off) registration rights with respect to shares of our Class A common stock, including shares issued or to be issued upon exchange of the Newmark Holdings exchangeable limited partnership interests held by Cantor, shares of our Class A common stock issued or issuable in respect of or in exchange for any shares of our Class B common stock and any other shares of our Class A common stock that may be acquired by Cantor or its affiliates (the “Registration Rights Agreement”). We refer to these shares as “registrable securities,” and we refer to the holders of these registrable securities as “holders.”

The Registration Rights Agreement provides that each holder is entitled to unlimited piggyback registration rights with respect to its registrable securities, meaning that each holder can include its registrable securities in registration statements filed by us, including registration effected by us for security holders other than holders, subject to certain limitations. The Registration Rights Agreement also grants Cantor unlimited demand registration rights requiring that we register registrable securities held by Cantor and take all actions reasonably necessary or desirable to expedite or facilitate the disposition of registrable securities. Our obligation to effect demand registration rights will not be relieved to the extent we effect piggyback registration rights.

We will pay the costs incident to our compliance with the Registration Rights Agreement but the holders will pay for any underwriting discounts or commissions or transfer taxes associated with all such registrations.

We have agreed to indemnify the holders (and their directors, officers, agents and each other person who controls a holder under Section 15 of the Securities Act of 1933, as amended (the “Securities Act”)) registering shares pursuant to the Registration Rights Agreement against certain losses, expenses and liabilities under the Securities Act, common law or otherwise. Holders will similarly indemnify us but such indemnification will be limited to an amount equal to the net proceeds received by such holder under the sale of registrable securities giving rise to the indemnification obligation.

Derivative Suits

On August 5, 2022, Robert Garfield filed a complaint in the Delaware Court of Chancery, captioned Robert Garfield v. Howard W. Lutnick, et al. (Case No. 2022-0687) (the “Garfield action”), against the members of the Board and Mr. Lutnick in his capacity as Chairman of the Board and controlling stockholder. This derivative complaint alleges that in connection with the December 2021 bonus Award, payable over a three-year period, granted to Mr. Lutnick: (i) the Board breached its fiduciary duty, (ii) neither the Award nor the approval process employed by the Compensation Committee were entirely fair to the Company and its stockholders, and (iii) the members of the Compensation Committee did not exercise independent judgment. The complaint alleges that Mr. Lutnick breached his fiduciary duty as Chairman and controlling shareholder by forcing the Company to grant the Award and by accepting it. The complaint seeks rescission of the Award and other compensation, as well as damages and other relief.

On October 7, 2022, Cardinal Capital Management, LLC filed a complaint in the Delaware Court of Chancery, captioned Cardinal Capital Management, LLC v. Howard W. Lutnick, et al. (Case No. 2022-0909-SG) (the “Cardinal action”), against Mr. Lutnick, the members of the Compensation Committee in 2021, who were Virginia S. Bauer, Kenneth A. McIntyre and Michael Snow as members of the Compensation Committee, and Barry Gosin, Michael Rispoli and Stephen Merkel, as Newmark’s executive officers. The derivative complaint alleges that in connection with the Company’s June 2021 partnership units exchange for Mr. Lutnick and Officers (as such term is defined in the Cardinal action) and the December 2021 bonus Award, payable over a three-year period, granted to Mr. Lutnick: (i) the Compensation Committee and Officers breached their fiduciary duties and wasted corporate assets; and (ii) Mr. Lutnick and the Officers were unjustly enriched. The complaint also alleges that Mr. Lutnick breached his fiduciary duty as Chairman and controlling shareholder, and wasted corporate assets, by forcing the Company to grant the Award and by accepting it. The complaint seeks recoupment of the partnership units exchange and the bonus Award, as well as damages and other relief.

On December 13, 2022, the Delaware Court of Chancery entered an order consolidating the Garfield and Cardinal actions into a single, consolidated action (Consolidated C.A. No. 2022-0687) (the “Consolidated Action”) deemed to have commenced on August 5, 2022, when the Garfield action was filed. On January 10, 2023, plaintiffs filed a consolidated amended complaint, whose claims, as well as requested relief, mirror the claims and relief sought in the Cardinal action in all material respects. The Company’s position is that the partnership units exchange was appropriate and in the best interests of the Company, and that the bonus Award was properly approved by the Compensation Committee comprised of independent directors (which does not include Mr. Lutnick) after careful consideration of his contributions to the Company, including the Company’s superior financial results, and following an extensive process that included advice from independent legal counsel and an independent compensation consultant. The Company believes the Consolidated Action has no merit. However, as with any litigation, the outcome cannot be determined with certainty. The Consolidated Action is in the discovery phase. Trial is scheduled for July 2025.

Other Legal Proceedings

On March 9, 2023, a purported class action complaint was filed against Cantor, BGC Holdings, and Newmark Holdings in the U.S. District Court for the District of Delaware (Civil Action No. 1:23-cv-00265). The collective action, which was filed by seven former limited partners on their own behalf and on behalf of other similarly situated limited partners, alleges a claim for breach of contract against all defendants on the basis that the defendants failed to make payments due under the relevant partnership agreements. Specifically, the plaintiffs allege that the non-compete and economic forfeiture provisions upon which the defendants relied to deny payment are unenforceable under Delaware law. The plaintiffs allege a second claim against Cantor and BGC Holdings for antitrust violations under the Sherman Antitrust Act of 1890, as amended (the “Sherman Act”), on the basis that the Cantor and BGC Holdings partnership agreements constitute unreasonable restraints of trade. In that regard, the plaintiffs allege that the non-compete and economic forfeiture provisions of the Cantor and BGC Holdings partnership agreements, as well as restrictive covenants included in partner separation agreements, cause anticompetitive effects in the labor market, insulate Cantor and BGC Holdings from competition, and limit innovation. The plaintiffs seek a determination that the case may be maintained as a class action, an injunction prohibiting the allegedly anticompetitive conduct, and monetary damages of at least $5,000,000. The Company believes the lawsuit has no merit. However, as with any litigation, the outcome cannot be determined with certainty. Defendants filed a motion to dismiss and in response, on May 31, 2023, plaintiffs filed an Amended Class Action Complaint alleging similar allegations as a basis for claims for breach of contract and violation of the Sherman Act. Defendants moved to dismiss the amended complaint. On February 23, 2024, plaintiffs filed a Second Amended Complaint, repleading claims for violation of federal antitrust laws and challenging economic forfeiture and non-compete obligations as violative of federal competition law. Defendants have filed a motion to dismiss the Second Amended Complaint. The motion is fully briefed as of May 2024 and a decision is forthcoming.

Potential Conflicts of Interest and Competition with BGC and Cantor

Various conflicts of interest between and among us, BGC and Cantor may arise in the future in a number of areas relating to our past and ongoing relationships, including potential acquisitions of businesses or properties, the election of new directors, payment of dividends, incurrence of indebtedness, tax matters, financial commitments, marketing functions, indemnity arrangements, service arrangements, issuances of capital stock, sales or distributions of shares of our common stock and the exercise by Cantor of control over our management and affairs.

Cantor, directly through its ownership of shares of our Class A common stock and Class B common stock, and Mr. Lutnick, indirectly through his control of Cantor, are each able to exercise control over our management and affairs and all matters requiring stockholder approval, including the election of our directors and determinations with respect to acquisitions and dispositions, as well as material expansions or contractions of our business, entry into new lines of business and borrowings and issuances of our Class A common stock and Class B common stock or other securities. Cantor’s voting power may also have the effect of delaying or preventing a change of control of us. This control will also be exercised because Cantor is controlled by CFGM, its managing general partner, and, ultimately, by Mr. Lutnick, who serves as our Executive Chairman. Mr. Lutnick is also the Chairman of the board of directors and Chief Executive Officer of BGC Group, Cantor, and CFGM as well as the trustee of an entity that is the sole shareholder of CFGM.

Cantor’s and Mr. Lutnick’s ability to exercise control over us could create or appear to create potential conflicts of interest. Conflicts of interest may arise between us and Cantor in a number of areas relating to our past and ongoing relationships, including:

•        potential acquisitions and dispositions of businesses;

•        the issuance, acquisition or disposition of securities by us;

•        the election of new or additional directors to our Board of Directors;

•        the payment of dividends by us (if any), distribution of profits by Newmark OpCo and/or Newmark Holdings and repurchases of shares of our Class A common stock or purchases of Newmark Holdings limited partnership interests or other equity interests in our subsidiaries, including from Cantor or our executive officers, other employees, partners and others;

•        any loans to or from us or Cantor;

•        business operations or business opportunities of ours and Cantor’s that would compete with the other party’s business opportunities;

•        intellectual property matters;

•        business combinations involving us; and

•        the nature, quality and pricing of administrative services and transition services to be provided to or by BGC Group or Cantor or their respective affiliates.

Potential conflicts of interest could also arise if we decide to enter into any new commercial arrangements with Cantor in the future or in connection with Cantor’s desire to enter into new commercial arrangements with third parties.

We also expect Cantor to manage its ownership of us so that it will not be deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) including by maintaining its voting power in us above a majority absent an applicable exemption from the Investment Company Act. This may result in conflicts with us, including those relating to acquisitions or offerings by us involving issuances of shares of our Class A common stock, or securities convertible or exchangeable into shares of Class A common stock, that would dilute Cantor’s voting power in us.

In addition, Cantor has from time to time in the past and may in the future consider possible strategic realignments of its own businesses and/or of the relationships that exist between and among Cantor and its other affiliates and us. Any future material related-party transaction or arrangement between Cantor and its other affiliates and us is subject to the prior approval by our Audit Committee, but generally does not require the separate approval of our stockholders, and if such stockholder approval is required, Cantor may retain sufficient voting power to provide any such requisite approval without the affirmative consent of our other stockholders. Further, our regulators may require the consolidation, for regulatory purposes, of Cantor and/or its other affiliates and us or require other restructuring of the group. There is no assurance that such consolidation or restructuring would not result in a material expense or disruption to our business.

Cantor has existing real estate-related businesses, and Newmark and Cantor are partners in a real estate-related joint venture, CF Real Estate Finance Holdings, L.P. (“Real Estate LP”). While these businesses do not currently compete with Newmark, it is possible that, in the future, real estate-related opportunities in which Newmark would be interested may also be pursued by Cantor and/or Real Estate LP, and Real Estate LP may conduct activities in any real estate-related business or asset-backed securities-related business or any extensions thereof and ancillary activities thereto. For example, Cantor’s commercial lending business has historically offered conduit loans to the multifamily market. While conduit loans have certain key differences versus multifamily agency loans, such as those offered by our real estate capital markets business, there can be no assurance that Cantor’s and/or Real Estate LP’s lending businesses will not seek to offer multifamily loans to our existing and potential multifamily customer base.

Moreover, the service of officers or partners of Cantor as our executive officers and directors, and those persons’ ownership interests in and payments from Cantor and its affiliates, could create conflicts of interest when we and those directors or executive officers are faced with decisions that could have different implications for us and them.

We also have entered into agreements that provide certain rights to the holder of a majority of the Newmark Holdings exchangeable limited partnership interest, which is currently Cantor. For example, the Separation and Distribution Agreement provides that dividends for a year to our common stockholders that are 25% or more of our post-tax Adjusted Earnings per fully diluted share for such year shall require the consent of the holder of a majority of the Newmark Holdings exchangeable limited partnership interests. In addition, the Separation and Distribution Agreement requires Newmark to contribute any Reinvestment Cash, as an additional capital contribution with respect to its existing limited partnership interest in Newmark OpCo, unless Newmark and the holder of a majority of the Newmark Holdings exchangeable limited partnership interests agree otherwise. It is possible that Cantor, as the holder of a majority of the Newmark Holdings exchangeable limited partnership interest, will not agree to a higher dividend percentage or a different use of Reinvestment Cash, even if doing so might be more advantageous to the Newmark stockholders.

Our agreements and other arrangements with BGC and Cantor, including the Separation and Distribution Agreement, may be amended upon agreement of the parties to those agreements and approval of our Audit Committee. During the time that we are controlled by Cantor, Cantor may be able to require us to agree to amendments to these agreements. We may not be able to resolve any potential conflicts, and, even if we do, the resolution may be less favorable to us than if we were dealing with an unaffiliated party.

In order to address potential conflicts of interest between or among BGC, Cantor and their respective representatives and us, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve BGC and/or Cantor and their respective representatives, and our powers, rights, duties and liabilities and those of our representatives in connection therewith. Our certificate of incorporation provides that, to the greatest extent permitted by law, no Cantor Company or BGC Partners Company, each as defined in our certificate of incorporation, or any of the representatives, as defined in our certificate of incorporation, of a Cantor Company or BGC Partners Company will, in its capacity as our stockholder or affiliate, owe or be liable for breach of any fiduciary duty to us or any of our stockholders. In addition, to the greatest extent permitted by law, none of any Cantor Company, BGC Partners Company or any of their respective representatives will owe any duty to refrain from engaging in the same or similar activities or lines of business as us or our representatives or doing business with any of our or our representatives’ clients or customers. If any Cantor Company, BGC Partners Company or any of their respective representatives acquires knowledge of a potential transaction or matter that may be a corporate opportunity (as defined in our certificate of incorporation) for any such person, on the one hand, and us or any of our representatives, on the other hand, such person will have no duty to communicate or offer such corporate opportunity to us or any of our representatives, and will not be liable to us, any of our stockholders or any of our representatives for breach of any fiduciary duty by reason of the fact that they pursue or acquire such corporate opportunity for themselves, direct such corporate opportunity to another person or do not present such corporate opportunity to us or any of our representatives, subject to the requirement described in the following sentence. If a third-party presents a corporate opportunity to a person who is both our representative and a representative of a BGC Partners Company and/or a Cantor Company, expressly and solely in such person’s capacity as our representative, and such person acts in good faith in a manner consistent with the policy that such corporate opportunity belongs to us, then such person will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as our representative with respect to such corporate opportunity, provided that any BGC Partners Company, any Cantor Company or any of their respective representatives may pursue such corporate opportunity if we decide not to pursue such corporate opportunity.

No contract, agreement, arrangement or transaction between any BGC Partners Company, any Cantor Company or any of their respective representatives, on the one hand, and us or any of our representatives, on the other hand, will be void or voidable solely because any BGC Partners Company, any Cantor Company or any of their respective representatives has a direct or indirect interest in such contract, agreement, arrangement or transaction, and any BGC Partners Company, any Cantor Company or any of their respective representatives (i) shall have fully satisfied and fulfilled its duties and obligations to us and our stockholders with respect thereto; and (ii) shall not be liable to us or our stockholders for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, if:

•        such contract, agreement, arrangement or transaction is approved by our Board of Directors or any committee thereof by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

•        such contract, agreement, arrangement or transaction is approved by our stockholders by the affirmative vote of a majority of the voting power of all of our outstanding shares of capital stock entitled to vote thereon, excluding from such calculation shares of capital stock that are beneficially owned (as such term is defined in Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act) by a BGC Partners Company or a Cantor Company; or

•        such contract, agreement, arrangement or transaction, judged according to the circumstances at the time of the commitment, is fair to us.

While the satisfaction of the foregoing conditions shall be sufficient to show that any BGC Partners Company, any Cantor Company or any of their respective representatives (i) shall have fully satisfied and fulfilled its duties and obligations to us and our stockholders with respect thereto; and (ii) shall not be liable to us or our stockholders for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, none of the foregoing conditions shall be required to be satisfied for such showing.

Our directors who are also directors or officers of any BGC Partners Company, any Cantor Company or any of their respective representatives may be counted in determining the presence of a quorum at a meeting of our Board of Directors or of a committee that authorizes such contract, agreement, arrangement or transaction.

Shares of our common stock owned by any BGC Partners Company, any Cantor Company or any of their respective representatives may be counted in determining the presence of a quorum at a meeting of stockholders called to authorize such contract, agreement, arrangement or transaction. Our directors who are also directors or officers of any BGC Partners Company, any Cantor Company or any of their respective representatives shall not owe or be liable for breach of any fiduciary duty to us or any of our stockholders for any action taken by any BGC Partners Company, any Cantor Company or their respective representatives, in their capacity as our stockholder or affiliate.

For purposes of the above:

•        “BGC Partners Company” means BGC Partners or any of its affiliates (other than us and our subsidiaries);

•        “Cantor Company” means Cantor or any of its affiliates (other than us and our subsidiaries);

•        “representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person; and

•        “corporate opportunity” means any business opportunity that we are financially able to undertake, that is, from its nature, in our lines of business, is of practical advantage to us and is one in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a BGC Partners Company or a Cantor Company or any of their respective representatives, as the case may be, will be brought into conflict with our self-interest.

Transactions by Cantor with Newmark in Equity Securities

Our Board of Directors has determined that Cantor is a “deputized” director of the Company for purposes of Rule 16b-3 under the Exchange Act with respect to the transactions contemplated by the Separation and the Spin-Off and other transactions from time to time. Rule 16b-3 exempts from the short-swing profits liability provisions of Section 16(b) of the Exchange Act certain transactions in an issuer’s securities between the issuer or its majority-owned subsidiaries and its officers and directors in certain situations, including if, among other things, the transaction is approved in advance by the issuer’s board of directors or a disinterested committee of the issuer’s board of directors. The Rule 16b-3 exemption extends to any such transactions by an entity beneficially owning more than 10% of a class of an issuer’s equity securities if the entity is a “deputized” director because it has a representative on the issuer’s board of directors. Our Board’s intent in determining that Cantor is a “deputized” director is that acquisitions or dispositions by Cantor of shares of our common stock or interests in our common stock from or to us or its majority-owned subsidiaries will be eligible for the Rule 16b-3 exemption from the short-swing profits liability provisions of Section 16(b) of the Exchange Act.

Transactions with Cantor Commercial Real Estate Company, L.P. (“CCRE”)

Newmark services loans for CCRE on a “fee for service” basis, generally prior to a loan’s sale or securitization, and for which no mortgage servicing rights are recognized. Newmark recognized servicing revenues (excluding interest and placement fees) from servicing rights purchased from CCRE on a “fee for service” basis of $2.7 million for the year ended December 31, 2023, which were included as part of “Management services, servicing fee and other” in the consolidated statements of operations included in Part II, Item 8 of the 2023 10-K. Newmark recognized servicing revenues (excluding interest and placement fees) from servicing rights purchased from CCRE on a “fee for service” basis of $1.1 million for the six months ended June 30, 2024, which were included as part of “Management services, servicing fee and other” in the consolidated statements of operations included in Part II, Item 8 of the 2023 10-K.

On July 22, 2019, Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) made a $146.6 million commercial real estate loan to a single-purpose company in which Mr. Gosin owns a 19% interest. This loan is secured by the single-purpose company’s interest in property in Pennsylvania that is subject to a ground lease. While CCRE Lending initially provided the full loan amount, on August 16, 2019, a third-party bank purchased approximately 80% of the loan value from CCRE Lending, with CCRE Lending retaining approximately 20%. This loan matures on August 6, 2029, and is payable monthly at a fixed interest rate of 4.38% per annum. Newmark provided certain commercial loan brokerage services to the borrower in the ordinary course of its business, and the borrower paid Newmark a fee, as the broker of the loan, of $0.7 million. The Audit Committee approved the commercial loan brokerage services and the related fee amount received.

Berkeley Point and Real Estate LP

On September 8, 2017, pursuant to a transaction agreement (which we refer to as the “BP transaction agreement”) with Cantor, CCRE, the general partner of CCRE, Real Estate LP and CF Real Estate Holdings GP, LLC, the general partner of Real Estate LP (which we refer to as the “Real Estate LP general partner”), BGC Partners purchased from CCRE all of the outstanding membership interests of Berkeley Point. The total consideration for the acquisition of Berkeley Point was $875 million, subject to certain adjustments. Concurrently with the acquisition of Berkeley Point, (i) BGC Partners invested $100 million of cash in Real Estate LP for approximately 27% of the capital of Real Estate LP, and (ii) Cantor contributed approximately $267 million of cash for approximately 73% of the capital of Real Estate LP.

As part of the Separation prior to the completion of the Newmark IPO, the BGC group contributed to Newmark its $100.0 million investment in Berkeley Point and Real Estate LP to Newmark. Real Estate LP conducted activities in real estate related businesses and asset backed securities related business and extensions thereof and ancillary activities thereto. Newmark held a redemption option in which Real Estate LP would redeem in full Newmark’s investment in Real Estate LP in exchange for Newmark’s capital account balance in Real Estate LP as of such time.

In December 2022, the Audit Committee authorized a subsidiary of Newmark to rescind its July 20, 2022 written notice exercising the optional redemption of its 27.2% ownership interest in Real Estate LP and amend the joint venture agreement between Newmark and Real Estate LP to provide for a redemption option for this investment after July 1, 2023, with proceeds to be received within 20 days of the redemption notice. A payment of a $44,000 administrative fee was made to Newmark in connection with such amendment. On July 1, 2023, Newmark exercised its redemption option and received payment of $105.5 million from Cantor during the year ended December 31, 2023, terminating Newmark’s interest in Real Estate LP.

Additional Terms of the BP Transaction Agreement

The BP transaction agreement included customary representations, warranties and covenants, including covenants related to intercompany referral arrangements among Cantor, Newmark and their respective subsidiaries. These referral arrangements provided for profit-sharing and fee-sharing arrangements at various rates depending on the nature of a particular referral. The parties had further agreed that, subject to limited exceptions, for so long as a member of the Newmark group maintains an investment in Real Estate LP, Real Estate LP and the Cantor group will seek certain government-sponsored and government-funded loan financing exclusively through Berkeley Point. This obligation terminated with the termination of Newmark’s interest in Real Estate LP.

Redemption of BGC Holdings HDUs in Connection with Corporate Conversion

In connection with the Corporate Conversion, on May 18, 2023, Mr. Lutnick’s 1,474,930 BGC Holdings HDUs were redeemed for a cash capital account payment of $9.1 million, $7.0 million of which was paid by Newmark, with the remainder paid by BGC. The $7.0 million HDU liability was included in “Accrued Compensation” in the consolidated statements of cash flows included in Item 8 of the 2023 10-K and Part I, Item 1 in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 8, 2024, and related to services provided by Mr. Lutnick to Newmark prior to the Spin-Off. Newmark recorded the related compensation expense and took the compensation tax deductions in prior years.

Acquisition of Spring11 Ownership Interest from Cantor

In February 2023, Newmark’s subsidiary, Newmark S11 Holdings, LLC (“Newmark S11”) entered into an equity purchase agreement with CFS11 Holdings, LLC (“CFS11”), a subsidiary of Cantor, pursuant to which Newmark acquired CFS11’s 33.78% ownership interest in Newmark S11 LP, LLC, the joint venture that owns a controlling interest in Spring11 Holdings, LP (“Spring11”), for a total purchase price of $11,530,598. CFS11’S 33.78% ownership in Newmark S11 LP, LLC was 25.62% of Spring11’s economic interest. The transaction, which also included Newmark S11 buying the remaining noncontrolling interests from other third-party owners on substantially the same terms, resulted in Newmark S11 owning 100% of Spring11. The CFS11 transaction was approved by the Audit Committee.

Related Party Payables

Payables to related parties were $6.7 million as of June 30, 2024.

Market Making and Related-Party Borrowings

Market-Making Transactions

On March 25, 2022, we filed an immediately effective registration statement on Form S-3, pursuant to which our broker-dealer affiliate Cantor Fitzgerald & Co. (“CF&Co”) or other broker-dealer affiliates of ours could make offers and sales of our 6.125% Senior Notes due 2023 in connection with ongoing market-making transactions which may occur from time to time. This registration statement replaced a prior market-making registration statement that has expired. The 6.125% Senior Notes due 2023 matured on November 15, 2023 and are no longer outstanding.

CF Secured Borrowing Facility

On August 2, 2021, Newmark OpCo, entered into a Master Repurchase Agreement (the “Repurchase Agreement”) with CF Secured, LLC (“CF Secured”), an affiliate of Cantor, pursuant to which Newmark may seek, from time-to-time, to execute short-term secured financing transactions. Repurchase agreements effect equity financing. The Company, under the Repurchase Agreement, may seek to sell securities owned by the Company to CF Secured and agrees to repurchase those securities on a date certain at a repurchase price generally equal to the original purchase price plus interest. The Repurchase Agreement is subject to ongoing compliance with various covenants and contains customary events of default. If an event of default occurs, the repurchase date for each transaction under the Repurchase Agreement may be accelerated to the date of default. For events of default relating to insolvency and receivership, the repurchase date for each transaction under the Repurchase Agreement is automatically accelerated to the date of default.

Pursuant to the Repurchase Agreement, the Company and CF Secured agreed to enter into a repurchase transaction, wherein CF Secured would deliver the cash of such repurchase transaction to the Company on an overnight basis at an initial rate of 0.95% per annum (approximately 1.00% less expensive than rates then applicable to Newmark’s revolving credit facility), and the Company would deliver to CF Secured the number of Nasdaq Shares as collateral so that the market value of such shares equaled 130% of such cash proceeds. The Nasdaq Shares were marked to market daily, and the minimum maintenance margin requirement, if the share price declined, would have been 120% of such cash proceeds. The Company will be required to transfer additional collateral (securities and/or cash) in the event of a margin percentage decline below 120%.

The initial repurchase transaction was executed on August 2, 2021 and consisted of Newmark receiving $260 million in cash and delivering 1,818,000 Nasdaq Shares as collateral. The repurchase transaction could be rolled over daily (or for a term greater than one day at a time), subject to terms mutually acceptable to the Company and CF Secured, including the rate and minimum margin requirement, both of which could fluctuate based upon general funding rates and other factors in the repurchase funding market.

Pursuant to this agreement, as of December 31, 2021 the Company had 866,791 Nasdaq Shares pledged in the amount of $182.0 million, against which Newmark received $140.0 million. As of December 31, 2022, Newmark repaid an amount of $140.0 million to CF Secured. As of December 31, 2023 and June 30, 2024, there were no repurchase agreements being used or securities loaned.

The Repurchase Agreement is, and related initial repurchase transaction was, on market terms and rates, and both were approved by our Audit Committee.

Intercompany Credit Agreement with Cantor

On November 30, 2018, Newmark entered into an unsecured credit agreement with Cantor (the “Cantor Credit Agreement”). The Cantor Credit Agreement provides for each party to issue loans to the other party at the lender’s discretion. Pursuant to the Cantor Credit Agreement, the parties and their respective subsidiaries (with respect to Cantor, other than BGC and its subsidiaries) may borrow up to an aggregate principal amount of $250.0 million from each other from time to time at an interest rate which is the higher of Cantor’s or Newmark’s short-term borrowing rate then in effect, plus 1.0%.

On December 20, 2023, Newmark entered into a first amendment to the Cantor Credit Agreement (the “First Cantor Credit Agreement Amendment”). Pursuant to the First Cantor Credit Agreement Amendment, Cantor agreed to make certain loans to Newmark from time to time in an aggregate outstanding principal amount of up to $150.0 million under the Cantor Credit Agreement (the “Newmark Revolving Loans”). The Newmark Revolving Loans have substantially the same terms as other loans under the Cantor Credit Agreement, except that until April 15, 2024, the Newmark Revolving Loans would bear interest at a rate equal to 25 basis points less than the interest rate borne by the revolving loans made pursuant to the Amended and Restated Credit Agreement, dated as of March 10, 2022 by and among Newmark, as borrower, certain subsidiaries of Newmark, as guarantors, Bank of America, N.A., as administrative agent and the lenders from time to time party thereto, as may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Facility”). Unlike other loans made under the Cantor Credit Agreement, Cantor may demand repayment of the Newmark Revolving Loans prior to the final maturity date of the Cantor Credit Agreement upon three business days’ prior written notice. Also on December 20, 2023, Newmark drew $130.0 million of Newmark Revolving Loans, and used the proceeds to repay the $130.0 million balance then outstanding under the Credit Facility. As of December 31, 2023, there were $130.0 million of borrowings outstanding under the Cantor Credit Agreement. As of June 30, 2024, there were no borrowings under the Cantor Credit Facility. On January 12, 2024, the outstanding balance under the Cantor Credit Agreement was repaid with the proceeds of the offering of the 7.500% Senior Notes, as defined below. While the Newmark Revolving Loans were outstanding, we paid $0.5 million of interest to Cantor.

7.500% Senior Notes

On January 12, 2024, the Company issued $600.0 million aggregate principal amount of its 7.500% Senior Notes due 2029 (the “7.500% Senior Notes”) in a private offering exempt from the registration requirements of the Securities Act. The 7.500% Senior Notes are general unsecured obligations of the Company. The 7.500% Senior Notes bear interest at a rate of 7.500% per year, payable in cash on January 12 and July 12 of each year, commencing July 12, 2024. The 7.500% Senior Notes will mature on January 12, 2029. The Company may redeem some or all of the 7.500% Senior Notes at any time or from time to time for cash at certain “make-whole” redemption prices (as set forth in the supplemental indenture related to the 7.500% Senior Notes). If a “Change of Control Triggering Event” (as defined in the supplemental indenture related to the 7.500% Senior Notes) occurs, holders may require the Company to purchase all or a portion of their 7.500% Senior Notes for cash at a price equal to 101% of the principal amount of the 7.500% Senior Notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.

Cantor, the Company’s majority stockholder, purchased $125.0 million aggregate principal amount of 7.500% Senior Notes from the initial purchasers in the offering, which purchase was approved by the Audit Committee, and thus far has received $4,687,500 in interest payments on the 7.500% Senior Notes that it holds. The initial carrying value of the 7.500% Senior Notes was $594.7 million, net of the initial purchasers’ discounts and estimated offering expenses, of which $0.5 million were underwriting fees payable to CF&Co. The Company used the net proceeds from the issuance of the notes to, among other things, repay all $130.0 million then-outstanding under the Cantor Credit Agreement.

In connection with the initial issuance of the 7.500% Senior Notes, the Company entered into a Registration Rights Agreement, dated as of January 12, 2024 (the “7.500% Senior Notes Registration Rights Agreement”) providing customary registration rights to purchasers of the 7.500% Senior Notes, pursuant to which the Company agreed to file a registration statement with the SEC with respect to an offer to exchange the 7.500% Senior Notes which were issued in the private offering for substantially similar notes registered under the Securities Act. On June 10, 2024, the Company offered to exchange up to $475.0 million aggregate principal amount of its $600.0 million aggregate principal amount of outstanding 7.500% Senior Notes for an equivalent amount of 7.500% Senior Notes registered under the Securities Act. The exchange offer expired on July 17, 2024. The Company did not receive any cash proceeds as a result of the exchange offer.

In the 7.500% Senior Notes Registration Rights Agreement, the Company also agreed to file a registration statement for the resale of 7.500% Senior Notes held by holders who were ineligible to participate in the exchange offer. Under applicable interpretations provided by the Staff of the SEC, because Cantor is an affiliate of the Company, it could not participate in the exchange offer. Accordingly, on August 8, 2024, the Company filed a registration statement on Form S-3 pursuant to which Cantor, or its successors, assigns, and direct and indirect transferees, may resell their 7.500% Senior Notes from time to time. The Company will not receive any of the proceeds from the resale of the 7.500% Senior Notes, and the selling securityholders will pay any underwriting discounts and commissions, brokerage commissions, and transfer taxes, if any, applicable to the notes sold by them. As of August 26, 2024, Cantor held $125.0 million of 7.500% Senior Notes.

Also on August 8, 2024, the Company filed a registration statement on Form S-3 pursuant to which CF&Co and other affiliates of the Company may make offers and sales of the 7.500% Senior Notes in connection with ongoing market-making transactions which may occur from time to time. Such market-making transactions in these securities may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. Neither CF&Co, nor any of our other affiliates, has any obligation to make a market in our securities, and CF&Co or any such other affiliate may discontinue market-making activities at any time without notice. The Company does not receive any proceeds from market making-activities in the 7.500% Senior Notes by CF&Co or any other affiliates.

Financial Advisor Agreement

In November 2018, the Audit Committee authorized Newmark to enter into an engagement agreement with CF&Co and its affiliates to act as financial advisor in connection with one or more third-party business combination transactions as requested by Newmark on behalf of its affiliates from time to time on specified terms, conditions and fees.

Government Sponsored Enterprise (“GSE”) Loan and Related Party Limits

In February 2019, the Audit Committee authorized Newmark and its subsidiaries to originate and service GSE loans to Cantor and its affiliates (other than BGC) and service loans originated by Cantor and its affiliates (other than BGC) on prices, rates and terms no less favorable to Newmark and its subsidiaries than those charged by third parties. The authorization is subject to certain terms and conditions, including but not limited to: (i) a maximum amount up to $100.0 million per loan, (ii) a $250.0 million limit on loans that have not yet been acquired or sold to a GSE at any given time, and (iii) a separate $250.0 million limit on originated Fannie Mae loans outstanding to Cantor at any given time. There were no such transactions during the year ended December 31, 2023 or the six months ended June 30, 2024.

Services Agreement with CFE Dubai

In May 2020, the Audit Committee authorized Newmark & Company Real Estate, Inc. (“Newmark & Co.”), a subsidiary of Newmark, to enter into an agreement with Cantor Fitzgerald Europe (DIFC Branch) (“CFE Dubai”) pursuant to which CFE Dubai will employ and support an individual who is a resident of Dubai in order to enhance Newmark’s capital markets platform, in exchange for a fee. CFE Dubai and Newmark & Co. negotiated a Services Agreement memorializing the arrangement between the parties (the “Services Agreement”). The Services Agreement provides that Newmark & Co. will reimburse CFE Dubai for the individual’s fully allocated costs, plus a mark-up of seven percent (7%). In addition, the Audit Committee authorized the Company and its subsidiaries to enter into similar arrangements in respect of any jurisdiction, in the future, with Cantor and its subsidiaries, provided that the applicable agreements contain customary terms for arrangements of this type and that the mark-up charged by the party employing one or more individuals for the benefit of the other is between 3% and 7.5%, depending on the level of support required for the employed individual(s). There were no such transactions during the year ended December 31, 2023 or the six months ended June 30, 2024.

Services Agreement with Cantor Fitzgerald Europe for the Provision of Real Estate Investment Banking Services

On February 21, 2024, the Audit Committee authorized Newmark Holdings Limited (“NHL”), a subsidiary of Newmark, to enter into an agreement with Cantor Fitzgerald Europe (“CFE”) pursuant to which CFE will employ and support an individual to enhance Newmark’s capital markets platform by providing real estate investment banking services for the benefit of Newmark’s client. Under this agreement, NHL will reimburse CFE for the individual’s fully allocated costs, plus a mark-up of seven percent (7%) and CFE will be entitled to ten percent (10%) of revenues generated by such individual on behalf of Newmark. In addition, the Audit Committee authorized NHL to include additional individuals to perform such services on substantially the same terms; provided that, in any case, the mark-up charged for such additional individuals is between 3.0% and 7.5%, depending on the level of support required for such individuals. Newmark did not recognize any revenues from this agreement for the six months ended June 30, 2024

Sublease to Cantor Fitzgerald, L.P.

In January 2022, Cantor entered into an agreement to sublease excess space from RKF Retail Holdings LLC, a subsidiary of Newmark, for a period of six months until June 30, 2022 at a rate of $0.1 million per month. In July 2022, the sublease was extended for one year to June 30, 2023. In June 2023, the sublease was extended for three months to September 30, 2023. As of December 31, 2023 the sublease had been terminated. Newmark received $0.7 million for the year ended December 31, 2023.

Transactions Related to Ordinary Course Real Estate Services

On November 4, 2020, our Audit Committee authorized entities in which executive officers have a non-controlling interest to engage Newmark to provide ordinary course real estate services to them as long as Newmark’s fees are consistent with the fees that Newmark ordinarily charges for these services. There were no such transactions during the year ended December 31, 2023 or the six months ended June 30, 2024.

Knotel Assets

As part of the acquisition of Knotel, Inc. on March 24, 2021, we assigned the rights to acquire certain Knotel, Inc. assets to a subsidiary of Cantor, on the terms that if the subsidiary monetized the sale of these assets, we would receive 10% of the proceeds of the sale after the subsidiary recoups its investment in the assets.

Employment Matter

On June 28, 2021, Newmark hired a son of our Executive Chairman as a full-time employee, providing for salary, bonus, reimbursement of ordinary course expenses and travel, and a potential profit participation consistent with other entrepreneurial arrangements in the event of certain liquidity events related to businesses developed by him. This employment arrangement was approved by the Audit Committee. For 2023, total compensation under the arrangement was approximately $400,000.

Service Transactions with Executive Officers

From time to time, the Company has provided brokerage services to entities in which Mr. Gosin holds an ownership interest, and from time to time the Company has engaged entities in which Mr. Gosin holds an ownership interest for secretarial and janitorial services. These relationships are generally reviewed against third party rates for similar services and are entered into on an arms-length basis, and Mr. Gosin does not direct the engagement of these entities.

Debt Repurchase Program

On June 16, 2020, our Board of Directors and Audit Committee authorized a debt repurchase program for the repurchase by us of up to $50.0 million of our 6.125% Senior Notes due 2023 that were then outstanding and any future debt securities issued by us thereafter (collectively, “Company debt securities”). Repurchases of Company debt securities, if any, are expected to reduce future cash interest payments, as well as future amounts due at maturity or upon redemption.

Under the authorization, we may make repurchases of Company debt securities for cash from time to time in the open market or in privately negotiated transactions upon such terms and at such prices as management may determine. Additionally, we are authorized to make any such repurchases of Company debt securities through CF&Co (or its affiliates), in its capacity as agent or principal, or such other broker-dealers as management shall determine to utilize from time to time upon customary market terms or commissions.

The timing and amount of Company debt securities repurchased under the program, if any, will be at the discretion of management, and will depend on the optimal uses of capital as determined by management, available cash, market conditions, the cost to repurchase such securities as compared to other forms of debt repayment (including debt under our Credit Facility), and other considerations. Therefore, there can be no assurance as to the aggregate principal amount of Company debt securities, if any, repurchased. We may discontinue the repurchase program at any time. As of December 31, 2023 and June 30, 2024, Newmark had $50.0 million remaining from its debt repurchase authorization.

Share Repurchase Program

On February 10, 2022, our Board of Directors and Audit Committee authorized repurchases of Newmark Class A common stock and purchases of limited partnership interests or other equity interests in Newmark’s subsidiaries up to $400.0 million. This authorization includes repurchases of shares or purchase of units from executive officers, other employees and partners, including of BGC and Cantor, as well as other affiliated persons or entities. From time to time, Newmark may actively continue to repurchase shares and/or purchase units. During the year ended December 31, 2023, Newmark repurchased 5.8 million shares of Class A common stock at an average price of $6.47 per share. During the six months ended June 30, 2024, Newmark repurchased 9.0 million shares of Class A common stock at an average price of $10.34 per share. As of December 31, 2023 and June 30, 2024, Newmark had $354.9 million and $262.2 million, respectively, remaining from its share repurchase and unit purchase authorization.

Referral Fees to Cantor

In September 2021, the Audit Committee authorized Newmark and its subsidiaries to pay referral fees to Cantor and its subsidiaries (other than us and our subsidiaries) in respect of referred business, pursuant to ordinary course arrangements in circumstances where Newmark would customarily pay referral fees to unrelated third parties and where we are paying a referral fee to Cantor in an amount that is no more than the applicable percentage rate set forth in our intra-company referral policies, as then in effect, with such fees to be at referral rates no less favorable to us than would be paid to unrelated third parties. There were no such transactions during the year ended December 31, 2023 or the six months ended June 30, 2024.

Placement Agent Authorization with CF&Co

On August 8, 2023, our Audit Committee authorized us to engage CF&Co as a non-exclusive placement agent on behalf of us or our subsidiaries in connection with certain capital markets transactions (with the ability to also mandate certain third-party banks as additional advisors and co-placement agents alongside CF&Co), pursuant to customary terms and conditions, including percentage of proceeds, and provided the terms are no less favorable to us than terms that an unaffiliated third-party investment bank would provide to us in similar transactions.

EXPENSES OF SOLICITATION

The total cost of the proxy solicitation will be borne by us. In addition to through the mail, proxies may be solicited by our directors and officers by personal interviews, telephone, or e-mail. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to the beneficial owners of shares of Common Equity entitled to vote at the Annual Meeting and that such banks, brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their out-of-pocket expenses. If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur.

2025 STOCKHOLDER PROPOSALS

If a stockholder desires to present a proposal for inclusion in next year’s proxy statement for our 2025 annual meeting of stockholders (assuming such meeting were to take place on approximately the same date as the 2024 meeting), the proposal must be submitted in writing to us for receipt not later than May 9, 2025. Additionally, to be included in the 2025 proxy materials, proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act. Stockholders who wish to raise a proposal, including nominations for the election of directors, for consideration at our 2025 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should comply with our Bylaws and deliver to us a copy of their proposal by May 9, 2025. In addition to satisfying the requirements of the advance notice provisions of our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide us with the information required by Rule 14a-19(b) under the Exchange Act. If a stockholder fails to timely provide such notice, the respective proposal need not be addressed in the proxy materials and the proxies may exercise their discretionary voting authority if the proposal is raised at the 2025 annual meeting. In all cases, proposals should be sent to Newmark Group, Inc., 125 Park Avenue, New York, New York 10017, Attention: Corporate Secretary.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

The Company may satisfy SEC rules regarding delivery of Notices of Internet Availability of Proxy Materials, proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company will deliver only one Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address and one proxy statement and annual report to multiple stockholders who share an address, and who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from impacted stockholders prior to the mailing date.

We undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and/or the 2023 Annual Report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies, or you currently receive separate copies and would prefer to receive a single copy, at a shared address of proxy statements or annual reports either now or in the future, please contact the Company via letter directed to Newmark Group, Inc., 125 Park Avenue, New York, NY 10017, Attention: Corporate Secretary or phone at (212) 372-2000. If your stock is held through a broker or bank and you prefer to receive separate copies, or you currently receive separate copies and would prefer to receive a single copy, at a shared address of proxy statements or annual reports either now or in the future, please contact such broker or bank.

DELINQUENT SECTION 16(a) REPORTS

Under the securities laws of the United States, our directors, executive officers and any person holding more than 10% of our Class A common stock, are required to file initial forms of ownership of our Class A common stock and reports of changes in that ownership with the SEC. Based solely on our review of the copies of such forms received by us with respect to 2023 and 2024 through the date hereof, the Company believes that all reports were filed on a timely basis with respect to transactions in 2023 and 2024 through the date hereof, except that Mr. Lutnick filed a Form 4 two days late to report a charitable gift made on July 17, 2023.

CODE OF ETHICS AND WHISTLEBLOWER POLICY

Our Board of Directors has adopted a Code of Ethics that applies to members of our Board of Directors, our executive officers, other officers and our covered employees globally. The Code of Ethics is publicly available on our website at www.nmrk.com/esg/governance under the heading “Code of Business Conduct and Ethics.” If we amend or grant any waiver from a provision of our Code of Ethics that applies to our executive officers, we intend to publicly disclose such amendment or waiver by posting information about such amendment or waiver on our website.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has established our Whistleblower Policy, which sets forth procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, or auditing matters, and for the confidential, anonymous reporting of employee concerns regarding questionable accounting or auditing matters. The Chief Legal Officer and the Corporate Secretary, and his, her or their designees and the Chair of the Audit Committee will direct the investigation of any such complaints in accordance with the procedures. Our Whistleblower Policy is publicly available on our website at www.nmrk.com/esg/governance under the heading “Whistleblower Complaint and Investigation Procedures for Accounting, Internal Controls, Auditing Matters and Employment and Labor Practices.” Information available on our website is not incorporated herein by reference.

MISCELLANEOUS

Our Board knows of no other business to be presented at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

YOU ARE URGED TO CAST YOUR VOTE AS INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.

By Order of the Board of Directors,

CAROLINE A. KOSTER
Corporate Secretary

New York, New York

September 6, 2024

APPENDIX A
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEWMARK GROUP, INC.

Newmark Group, Inc., a corporation (the “Corporation”) duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify the following:

1. The name of the corporation is Newmark Group, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 18, 2016, and the original name of the Corporation was NRE Delaware, Inc. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 2017 (as amended and restated, the “Amended and Restated Certificate of Incorporation”).

3. This Second Amended and Restated Certificate of Incorporation (hereinafter referred to as this “Certificate of Incorporation”), which both restates and amends the provisions of the Amended and Restated Certificate of Incorporation, was duly adopted in accordance with Sections 242 and 245 of DGCL.

4. Pursuant to Sections 242 and 245 of the DGCL the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

Article I
NAME OF CORPORATION

The name of the corporation is Newmark Group, Inc.

Article II
REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Article III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be incorporated and organized under the DGCL.

Article IV
STOCK

Section 1. Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion, Five Hundred and Fifty Million (1,550,000,000) shares, consisting of (i) Fifty Million (50,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the “Preferred Stock”), and (ii) One Billion, Five Hundred Million (1,500,000,000) shares of Common Stock (the “Common Stock”), of which One Billion (1,000,000,000) shares are designated as Class A Common Stock, par value one cent ($0.01) per share (the “Class A Common Stock”), and Five Hundred Million (500,000,000) shares are designated as Class B Common Stock, par value one cent ($0.01) per share (the “Class B Common Stock”). Shares of Class B Common Stock that are converted into shares of Class A Common Stock shall be retired and not reissued. Shares of Class B Common Stock shall be issued only to (1) BGC Group, (2) Cantor, (3) any entity controlled by BGC Group, by Cantor or by Howard W. Lutnick and (4) Howard W. Lutnick, his spouse, his estate, any of his descendants, any of his relatives, or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relatives (the foregoing persons described in (1), (2), (3) and (4), the “Qualified Class B Holders”). For purposes of this Certificate of Incorporation, (a) “BGC Group” means BGC Group, Inc., a Delaware corporation, or any successor to BGC Group, Inc., including by way of merger, consolidation or sale of all or substantially all of its assets, (b) “BGC Partners” means BGC Partners, Inc., a Delaware corporation and (c) “Cantor” means Cantor Fitzgerald, L.P., a Delaware limited partnership, or any successor to Cantor Fitzgerald, L.P., including by way of merger, consolidation or sale of all or substantially all of its assets.

Section 2. Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation (the “Board of Directors”) as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

Section 3. Common Stock.

(a) Voting.

(1) At each annual or special meeting of stockholders, and for all other purposes, (A) each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock; and (B) each holder of record of shares of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock.

(2) Except as otherwise required by law and this Certificate of Incorporation, and subject to the rights of holders of any series of Preferred Stock of the Corporation that may be issued from time to time, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as a single class on all matters voted on by the stockholders of the Corporation.

(3) None of the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock shall have cumulative voting rights.

(b) Dividends; Stock Splits.

(1) Subject to the rights of the holders of shares of any series of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(2) If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or other voting securities or options or warrants to purchase shares of Common Stock or other voting securities or securities convertible into or exchangeable for shares of Common Stock or other voting securities) is paid on the shares of Class A Common Stock or the shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be paid on shares of Class A Common Stock or shares of Class B Common Stock, as the case may be, in an equal amount per share. If at any time a dividend or other distribution payable in shares of Common Stock or options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock is paid on shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution shall also be paid on shares of Class A Common Stock or shares of Class B Common Stock, as the case may be; provided, however, that, for this purpose, if shares of Class A Common Stock or other voting securities, or options or warrants to purchase shares of Class A Common Stock or other voting securities or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities, are paid on shares of Class A Common Stock, and shares of Class B Common Stock or voting securities identical to the other securities paid on the shares of Class A Common Stock (except that voting securities paid on the Class B Common Stock may have up to ten (10) times the number of votes per share as voting securities paid on the Class A Common Stock) or options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share, such dividend or other distribution shall be deemed to be a like dividend or distribution. In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class A Common Stock or Class B Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

(c) Conversion Rights.

(1) Voluntary Conversion of Class B Common Stock. Each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder of such share of Class B Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock to be converted shall present a written notice that the holder elects to convert such shares of Class B Common Stock, to the extent specified in such notice, and, if such shares are evidenced by certificate(s), surrender such certificate(s), during usual business hours at the principal executive offices of the Corporation, or if any agent for the registration or transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being hereinafter called the “Transfer Agent”), then at the office of the Transfer Agent. Such notice shall also state the name or names (with addresses) in which the shares of Class A Common Stock which shall be issuable upon such conversion shall be issued. If required by the Corporation, any shares of Class B Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by the holder of such shares or his, her or its duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of such shares of Class B Common Stock as aforesaid, the Corporation shall issue and deliver at such office to such holder, or on his or her written order, the number of full shares of Class A Common Stock issuable upon the conversion of such shares. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation or the Transfer Agent, as applicable, and, if such shares are evidenced by certificate(s), such certificate(s) representing such shares shall have been surrendered (subject to receipt by the Corporation or the Transfer Agent, as applicable, within thirty (30) days thereafter of any required instruments of transfer as aforesaid), and the person or persons in whose name or names shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

(2) Unconverted Shares. If less than all of the shares of Class B Common Stock evidenced by a certificate or certificates surrendered to the Corporation (in accordance with such procedures as the Board of Directors may determine) are converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Class B Common Stock which are not converted without charge to the holder.

(3) Conversion Rights of Class A Common Stock. Holders of shares of Class A Common Stock shall not have the right to convert such shares into shares of Class B Common Stock, unless such right is provided for by the Corporation pursuant to an agreement (it being understood that the Corporation shall have provided such right to certain of the Qualified Class B Holders pursuant to Section 4.01(d) of the Separation and Distribution Agreement, dated as of December 13, 2017 by and among BGC Partners, BGC Holdings, L.P., BGC Partners, L.P., the Corporation, Newmark Holdings, L.P., Newmark Partners, L.P., and for certain purposes, Cantor Fitzgerald, L.P. and BGC Global Holdings L.P., and pursuant to a letter agreement, dated as of December 13, 2017, by and among the Corporation, BGC Partners and Cantor Fitzgerald, L.P.).

(4) Reservation of Shares of Class A Common Stock and Class B Common Stock. The Corporation hereby reserves, and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock and Class B Common Stock, for the purposes of effecting conversions of Class B Common Stock and exchanges of Exchange Right Interests (as defined in the Amended and

Restated Agreement of Limited Partnership of Newmark Holdings, L.P., a Delaware limited partnership (as amended from time to time, the “Newmark Holdings Partnership Agreement”)) pursuant to the Newmark Holdings Partnership Agreement, such number of duly authorized shares of Class A Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and the exchange of all outstanding Exchange Right Interests. The Corporation covenants that all the shares of Class A Common Stock and Class B Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable.

(d) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

(e) Rights Otherwise Identical. Except as expressly set forth in this Certificate of Incorporation, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

Section 4. Options, Warrants and Other Rights. The Board of Directors is authorized to create and issue options, warrants and other rights from time to time entitling the holders thereof to purchase securities or other property of the Corporation or any other entity, including any class or series of stock of the Corporation or any other entity and whether or not in connection with the issuance or sale of any securities or other property of the Corporation, for such consideration (if any), at such times and upon such other terms and conditions as may be determined or authorized by the Board of Directors and set forth in one or more agreements or instruments. Among other things and without limitation, such terms and conditions may provide for the following:

(a) adjusting the number or exercise price of such options, warrants or other rights or the amount or nature of the securities or other property receivable upon exercise thereof in the event of a subdivision or combination of any securities, or a recapitalization, of the Corporation, the acquisition by any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government (each, a “Person”) of beneficial ownership of securities representing more than a designated percentage of the voting power of any outstanding series, class or classes of securities, a change in ownership of the Corporation’s securities or a merger, statutory share exchange, consolidation, reorganization, sale of assets or other occurrence relating to the Corporation or any of its securities, and restricting the ability of the Corporation to enter into an agreement with respect to any such transaction absent an assumption by another party or parties thereto of the obligations of the Corporation under such options, warrants or other rights;

(b) restricting, precluding or limiting the exercise, transfer or receipt of such options, warrants or other rights by any Person that becomes the beneficial owner of a designated percentage of the voting power of any outstanding series, class or classes of securities of the Corporation or any direct or indirect transferee of such a Person, or invalidating or voiding such options, warrants or other rights held by any such Person or transferee; and

(c) permitting the Board of Directors (or certain directors specified or qualified by the terms of the governing instruments of such options, warrants or other rights) to redeem, terminate or exchange such options, warrants or other rights.

This Section 4 of Article IV shall not be construed in any way to limit the power of the Board of Directors to create and issue options, warrants or other rights.

Article V
STOCKHOLDERS

Section 1. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the Bylaws so provide.

Section 2. Any action to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.

Section 3. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or, if the Chairman of the Board is unavailable, by any Chief Executive Officer of the Corporation or by the holders of a majority of the voting power of the Class B Common Stock.

Article VI
AMENDMENTS TO BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to make, adopt, amend and repeal the Bylaws of the Corporation pursuant to a resolution approved by a majority of the Board of Directors or by unanimous written consent. The stockholders may make, adopt, amend, and repeal the Bylaws of the Corporation only with, and in addition to any other vote required by law, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation present in person or by proxy and entitled to vote thereon.

Article VII
EXCULPATION

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or amendment or modification of this Article VII by the stockholders of the Corporation or by changes in applicable law, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director or officer of the Corporation at the time of such repeal or amendment or modification or adoption of such inconsistent provision.

Article VIII
INDEMNIFICATION AND INSURANCE

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this Article VIII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 of Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses, including attorneys’ fees, incurred in defending any such proceeding in advance of its final disposition;

provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of Article VIII hereof is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment or other modification of this Article VIII shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Article IX
CORPORATE OPPORTUNITY; CERTAIN TRANSACTIONS

Section 1. To the greatest extent permitted by law:

(a) None of any BGC Group Company, any Cantor Company or any of their respective Representatives shall, in its capacity as a stockholder or affiliate of the Corporation, owe or be liable for breach of any fiduciary duty to the Corporation or any of its stockholders. In taking any action, making any decision or exercising any discretion with respect to the Corporation, each BGC Group Company, Cantor Company and their respective Representatives shall, in its capacity as a stockholder or affiliate of the Corporation, be entitled to consider such interests and factors as it desires, including its own interests and those of its Representatives, and shall have no duty or obligation to give any consideration to the interests of or factors affecting the Corporation, the Corporation’s stockholders or any other person. Each BGC Group Company, Cantor Company and their respective Representatives shall have no duty or obligation to abstain from participating in any vote or other action of the Corporation, or any board, committee or similar body of any of the foregoing. None of any BGC Group Company, any Cantor Company or any of their respective Representatives shall violate a duty or obligation to the Corporation or the Corporation’s stockholders merely because such person’s conduct furthers such person’s own interest. Any BGC Group Company, any Cantor Company or any of their respective Representatives may lend money to, and transact other business with, the Corporation and its Representatives. The rights and obligations of any such person who lends money to, contracts with, borrows from or transacts business with the Corporation or any of its Representatives are the same as those of a person who is not involved with the Corporation or any of its Representatives, subject to other applicable law. No contract, agreement, arrangement or transaction between any BGC Group Company, any Cantor Company or any of their respective Representatives, on the one hand, and the Corporation or any of its Representatives, on the other hand, shall be void or voidable solely because any BGC Group Company, any Cantor Company or any of their respective Representatives has a direct or indirect interest in such contract, agreement, arrangement or transaction, and any BGC Group Company, any Cantor Company or any of their respective Representatives (i) shall have fully satisfied and fulfilled its duties and obligations to the Corporation and its stockholders with respect thereto; and (ii) shall not be liable to the Corporation or its stockholders for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, if:

(1) such contract, agreement, arrangement or transaction is approved by the Board of Directors or any committee thereof by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

(2) such contract, agreement, arrangement or transaction is approved by the stockholders of the Corporation by the affirmative vote of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, excluding from such calculation shares of capital stock that are beneficially owned (as such term is defined in Rule 16a-1(a)(2) promulgated by the SEC under the U.S. Securities and Exchange Act of 1934, as amended) by a BGC Group Company or a Cantor Company, respectively; or

(3) such contract, agreement, arrangement or transaction, judged according to the circumstances at the time of the commitment, is fair to the Corporation;

it being understood that, although each of (1), (2) and (3) above shall be sufficient to show that any BGC Group Company, any Cantor Company or any of their respective Representatives (i) shall have fully satisfied and fulfilled its duties and obligations to the Corporation and its stockholders with respect thereto; and (ii) shall not be liable to the Corporation or its stockholders for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, none of (1), (2) or (3) above shall be required to be satisfied for such showing.

Directors of the Corporation who are also directors or officers of any BGC Group Company, any Cantor Company or any of their respective Representatives may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes such contract, agreement, arrangement or transaction. Shares of Common Stock owned by any BGC Group Company, any Cantor Company or any of their respective Representatives may be counted in determining the presence of a quorum at a meeting of stockholders called to authorize such contract, agreement, arrangement or transaction. Directors of the Corporation who are also directors or officers of any BGC Group Company, any Cantor Company or any of their respective Representatives shall not owe or be liable for breach of any fiduciary duty to the Corporation or any of its stockholders for any action taken by any BGC Group Company, Cantor Company or their respective Representatives, in their capacity as a stockholder or affiliate of the Corporation.

Nothing herein contained shall prevent any BGC Group Company, any Cantor Company or any of their respective Representatives from conducting any other business, including serving as an officer, director, employee, or stockholder of any corporation, partnership or limited liability company, a trustee of any trust, an executor or administrator of any estate, or an administrative official of any other business or not-for-profit entity, or from receiving any compensation in connection therewith.

(b) None of any BGC Group Company, any Cantor Company or any of their respective Representatives shall owe any duty to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation and its Representatives or (ii) doing business with any of the Corporation’s or its Representatives’ clients or customers, in each case regardless of whether such BGC Group Company, Cantor Company or Representative is also a Representative of the Corporation. In the event that any BGC Group Company, any Cantor Company or any of their respective Representatives acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity for any BGC Group Company, any Cantor Company or any of their respective Representatives, on the one hand, and the Corporation or any of its Representatives, on the other hand, such BGC Group Company, Cantor Company or Representatives, as the case may be, shall have no duty to communicate or offer such Corporate Opportunity to the Corporation or any of its Representatives, regardless of whether such BGC Group Company, Cantor Company or Representative is also a Representative of the Corporation, subject to Section 1(c) of this Article IX. None of any BGC Group Company, any Cantor Company or any of their respective Representatives shall be liable to the Corporation, any of its stockholders or any of its Representatives for breach of any fiduciary duty by reason of the fact that any BGC Group Company, any Cantor Company or any of their respective Representatives pursues or acquires such Corporate Opportunity for itself, directs such Corporate Opportunity to another person or does not present such Corporate Opportunity to the Corporation or any of its Representatives, regardless of whether such BGC Group Company, Cantor Company or Representative is also a Representative of the Corporation, subject to Section 1(c) of this Article IX.

(c) If a third party presents a Corporate Opportunity to a person who is both a Representative of the Corporation and a Representative of a BGC Group Company and/or a Cantor Company, expressly and solely in such person’s capacity as a Representative of the Corporation, and such person acts in good faith in a manner consistent with the policy that such Corporate Opportunity belongs to the Corporation, then such person (i) shall be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to the Corporation as a Representative of the Corporation with respect to such Corporate Opportunity, (ii) shall not be liable to the Corporation, any of its stockholders or any of its Representatives for breach of fiduciary duty by reason of such person’s action or inaction with respect to such Corporate Opportunity, (iii) shall be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, the Corporation’s best interests, and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom; provided that any BGC Group Company, any Cantor Company or any of their respective Representatives may pursue such Corporate Opportunity if the Corporation shall decide not to pursue such Corporate Opportunity. If a Corporate Opportunity is either (1) presented to a person who is not both a Representative of the Corporation and a Representative of a BGC Group Company and/or a Cantor Company, or (2) presented to such person not expressly and solely in such person’s capacity as a Representative of the Corporation, then, in each case, such person shall not be obligated to present such Corporate Opportunity to the Corporation or to act as if such Corporate Opportunity belongs to the Corporation, and such person (i) shall be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to the Corporation as a Representative of the Corporation with respect to such Corporate Opportunity, (ii) shall not be liable to the Corporation, any of its stockholders or any of its Representatives for breach of fiduciary duty by reason of such person’s action or inaction with respect to such Corporate Opportunity, (iii) shall be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, the Corporation’s best interests, and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom.

Section 2. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Section 3. For purposes of this Article IX:

(a) “BGC Group Company” means BGC Group or any of its affiliates (other than the Corporation and its subsidiaries).

(b) “Cantor Company” means Cantor or any of its affiliates (other than the Corporation and its subsidiaries).

(c) “Corporate Opportunity” means any business opportunity that the Corporation is financially able to undertake, that is, from its nature, in the Corporation’s lines of business, is of practical advantage to the Corporation and is one in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a BGC Group Company or a Cantor Company or any of their respective Representatives, as the case may be, will be brought into conflict with the Corporation’s self-interest.

(d) “Corporation” means the Corporation and any of its affiliates (other than any BGC Group Company or any Cantor Company).

(e) “Representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person.

Section 4. Neither the alteration, amendment, termination, expiration or repeal of this Article IX nor the adoption of any provision inconsistent with this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

Article X
AMENDMENTS TO CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law and by this Certificate of Incorporation, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that (a) any amendment or repeal of Article VII or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; (b) the rights of any series of Preferred Stock shall not be amended after the issuance of shares of such series of Preferred Stock except in accordance with the terms of the certificate of designations for such series of Preferred Stock and the requirements of applicable law; (c) the number of authorized shares of Class B Common Stock may not be increased or decreased and the rights of the Class B Common Stock (including the rights set forth in this clause (c)) may not be amended, altered, changed or repealed, without the approval of the holders of a majority of the voting power of all outstanding shares of Class B Common Stock (it being understood that an amendment that increases or decreases the number of authorized shares of Class B Common Stock shall not require the separate approval of the holders of a majority of the voting power of all of the outstanding shares of Class A Common Stock); and (d) except as set forth in the following sentence, the rights of the Class A Common Stock (including the rights set forth in this clause (d)) may not be amended, altered, changed or repealed in a manner that is disproportionately materially adverse as compared to other holders of capital stock of the Corporation, without the approval of the holders of a majority of the voting power of all of the outstanding shares of Class A Common Stock. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of Section 242(b)(2) of the DGCL.

Article XI
EXCLUSIVE FORUM

Unless the Board of Directors otherwise determines, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a duty or obligation owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or its stockholders, including any claim alleging aiding and abetting of such a breach, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee or agent of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

Article XII
CERTAIN BUSINESS COMBINATIONS

Section 1. The Corporation elects not to be governed by Section 203 of the DGCL.

Section 2. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock of the Corporation outstanding (but not the outstanding voting stock of the Corporation owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

(c) at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the outstanding voting stock of the Corporation which is not owned by the interested stockholder;

(d) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three (3) year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or

(e) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one (1) of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an interested stockholder during the previous three (3) years or who became an interested stockholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one (1)) who were directors prior to any person becoming an interested stockholder during the previous three (3) years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one (1) transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than twenty (20) days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this paragraph.

Section 3. For purposes of this Article XII, references to:

(a) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means: (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 2 of this Article XII is not applicable to the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one (1)

transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; (iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such, (B) pursuant to a merger under Section 251(g) of the DGCL, (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all stockholders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such, (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all stockholders of said stock, or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)-(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation; (iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent (20%) or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XII, as an agent, bank, broker, nominee, custodian or trustee for one (1) or more owners who do not individually or as group have control of such entity.

(e) “Exempted Person” means any Qualified Class B Holder, any of such person’s respective affiliates, any “group” of which any such persons is a part under Rule 13d-5 of the Exchange Act, any member of such group or any direct transferee of such person that receives fifteen percent (15%) or more of the voting stock of the Corporation pursuant to such transfer.

(f) “interested stockholder” means any person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation; or (ii) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three (3)-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (x) any Exempted Person or (y) any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided that with respect to clause (y) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates: (i) beneficially owns such stock, directly or indirectly; or (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(h) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(i) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(j) “voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this [•] day of [•], 2024.

NEWMARK GROUP, INC.
By:
Name:	[•]
Title:	[•]

APPENDIX B
AMENDED AND RESTATED
NEWMARK GROUP, INC. LONG TERM INCENTIVE PLAN
(effective as of [•], 2024)

1. Purpose. The purpose of this Amended and Restated Newmark Group, Inc. Long Term Incentive Plan (the “Plan”) is to advance the interests of Newmark Group, Inc., a Delaware corporation (the “Company”) and its stockholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Company and its affiliates, to enable such persons to acquire or increase a proprietary interest in the Company, and to promote a closer identity of interests between such persons and the Company’s stockholders. This Plan will be effective as of [•], 2024 (the “2024 Effective Date”). Changes made pursuant to this amendment and restatement shall apply to Awards (as defined below) granted on or after the 2024 Effective Date, and Awards granted prior to the 2024 Effective Date shall continue to be governed by the applicable Award Agreements and the terms of the Plan without giving effect to changes made pursuant to this Plan amendment and restatement.

2. Definitions. The definitions of Awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock (including RSUs), Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, Other Stock-Based Awards and cash Awards, are as set forth in Section 6 of the Plan. Such Awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a)     “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(b)    “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c)     “Board” means the Board of Directors of the Company.

(d)    A “Change in Control” shall be deemed to have occurred on:

(i)     the date on which any “person” or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), excluding the Company, any Permitted Holder or any Subsidiary or any employee benefit plan sponsored by any of the foregoing, shall become a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares of common stock of the Company representing more than 50% of the total voting power with respect to the election of directors; or

(ii)    the consummation of a sale or other disposition of all or substantially all of the Company’s consolidated assets to a Person other than (A) the Company, (B) any Subsidiary of the Company or (C) any other Person where at least 50% of the total voting power of such Person is beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by (i) the holders of outstanding voting securities of the Company immediately prior to the transaction or (ii) Permitted Holders; or

(iii)   the consummation of a merger, consolidation, recapitalization, reorganization, or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity; provided, however, that a Change in Control shall not occur under this clause (iii) if Permitted Holders or the holders of outstanding voting securities of the Company immediately prior to the transaction hold, as of immediately after the transaction, securities representing at least 50% of the total voting power with respect to the election of directors of the Company, the parent of the Company or any other Person that succeeds to all or substantially all of the Company’s business.

Notwithstanding the foregoing, a transaction will not be deemed to result in a Change in Control if (a) Cantor Fitzgerald, L.P. becomes a wholly owned subsidiary of a holding company and (b) (i) the holders of the voting capital stock of such holding company immediately following that transaction are substantially the same as the holders of Cantor Fitzgerald, L.P.’s voting partnership interests immediately prior to that transaction or (ii) the Permitted Holders are the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing at least 50% of the total voting power of the voting capital stock of such holding company.

(e)     “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(f)     “Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

(g)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(h)    “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that, if the Stock is listed on a national securities exchange, the Fair Market Value of such Stock on a given date shall be based upon the closing market price or, if unavailable, the average of the closing bid and asked prices per share of the Stock at the end of regular trading on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

(i)     “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(j)     “Parent” means any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that controls the Company as of the 2024 Effective Date, either directly or indirectly through one or more intermediaries.

(k)    “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(l)     “Permitted Holder” means: (i) Cantor Fitzgerald, L.P., (ii) any Person controlled by Cantor Fitzgerald, L.P. or by Howard W. Lutnick, (iii) Howard W. Lutnick, his spouse, his estate, any of his descendants, any of his relatives, or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relatives.

(m)   “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, and shall be deemed to include any successor provisions thereto.

(n)    “Stock” means the Company’s Class A common stock, par value $0.01 per share, and such other securities as may be substituted for Stock pursuant to Section 4(b).

(o)    “Subsidiary” means each entity that is controlled by the Company or a Parent, either directly or indirectly through one or more intermediaries.

3. Administration.

(a)     Authority of the Committee. Except as otherwise provided below or with respect to determinations under Section 7(f)(ii) at the time of a Change in Control which shall be exclusively within the purview of the Board, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)     to select persons to whom Awards may be granted;

(ii)    to determine the type or types of Awards to be granted to each such person;

(iii)   to determine the number of Awards to be granted, the number of shares of Stock or the amount of cash to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, without limitation, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine, and all other matters to be determined in connection with an Award;

(iv)   to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v)    to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically or at the election of the Committee or at the election of the Participant;

(vi)   to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including, without limitation, lock-ups and other transfer restrictions), including, without limitation, conditioning the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

(vii)  to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)   to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(x)    to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee, and, to the extent permitted under applicable law and regulation, the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b)    Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be taken in its sole discretion and shall be final, conclusive and binding on all persons, including the Company, its Parent and Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the

Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law, regulation and exchange rules.

(c)     Limitation of Liability; Indemnification. Each member of the Committee and any officer or employee of the Company acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company, its Parent or Subsidiaries, the Company’s independent registered public accounting firm or any legal counsel or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4. Stock Subject to Plan.

(a)     Amount of Stock Reserved; Share Usage. The aggregate number of shares of Stock delivered pursuant to Awards granted under the Plan since its inception shall not exceed 500 million shares, subject to adjustment as provided in Section 4(b), all of which may be shares of Stock subject to ISOs. If an Award valued by reference to a share of Stock is settled in cash, the number of shares to which such Award relates shall be deemed to have been delivered for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf.

(b)    Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for ISOs, (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Awards in connection with which shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award, or, if deemed appropriate, the Committee may make provision for the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that, in the event of a transaction with respect to which stockholders of the Company receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Stock pursuant to such transaction over the exercise price of such Option or SAR shall be deemed conclusively valid). In addition, the Committee shall make appropriate adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, with or without the payment of any consideration therefor, and substitution of Awards using stock of a successor or other entity) in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence and events constituting a Change in Control) affecting the Company, its Parent or any Subsidiary or the financial statements of the Company, its Parent or any Subsidiary, or in response to changes in applicable law, regulation, or accounting principles.

(c)     Repricing. As to any Award granted as an Option or an SAR, the Committee may not, without prior stockholder approval to the extent required under applicable law, regulation or exchange rule, subsequently reduce the exercise or grant price relating to such Award, or take such other action as may be considered a repricing of such Award under generally accepted accounting principles.

5. Eligibility. Directors, officers and employees of the Company or its Parent or any Subsidiary, and persons who provide consulting or other services to the Company, its Parent or any Subsidiary deemed by the Committee to be of substantial value to the Company or its Parent or Subsidiaries, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by, or agreed to become a director of, the Company, its Parent or any Subsidiary, and persons employed by or providing services to an entity that the Committee reasonably expects to become a Subsidiary of the Company, are eligible to be granted an Award under the Plan.

6. Specific Terms of Awards.

(a)     General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise or settlement thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including, without limitation, terms and conditions requiring forfeiture of Awards or of the cash, Stock, other Awards or other property received by the Participant in payment or settlement of Awards, in the event of termination of employment or service of the Participant, or in the case of the Participant’s violation of Company policies, restrictions or other requirements. Except as expressly provided by the Committee (including for purposes of complying with the requirements of the Delaware General Corporation Law relating to lawful consideration for the issuance of shares), no consideration other than services shall be required as consideration for the grant (but not the exercise or settlement) of any Award.

(b)    Options. The Committee is authorized to grant options to purchase Stock (including “reload” options automatically granted to offset specified exercises of Options) on the following terms and conditions (“Options”):

(i)     Exercise Price. The exercise price of one share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that the price of one share of Stock which may be purchased upon the exercise of an Option shall not be less than 100% of the Fair Market Value of one share of Stock on the date of grant of such Option.

(ii)    Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted under applicable law and regulation), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants.

(iii)   Termination of Employment or Service. The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant’s termination of his or her employment or service relationship with the Company, its Parent or any Subsidiary. Unless otherwise determined by the Committee, (A) during any period that an Option is exercisable following termination of employment, it shall be exercisable only to the extent it was exercisable upon such termination of employment or service, and (B) if such termination of employment or service is for cause, as determined by the Committee unless the Participant’s employment or service agreement otherwise defines cause (in which case, cause shall be determined in accordance with such employment or service agreement), all Options held by the Participant shall immediately terminate.

(iv)   Options Providing Favorable Tax Treatment. The Committee may grant Options that may afford a Participant with favorable treatment under the tax laws applicable to such Participant, including, without limitation, ISOs. If shares of Stock acquired by exercise of an ISO are sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Company may impose such procedures as it determines necessary or advisable to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.

(c)     Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights on the following terms and conditions (“SARs”):

(i)     Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be not less than 100% of the Fair Market Value of one share of Stock on the date of grant.

(ii)    Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which shares of Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. “Limited SARs” that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(d)    Restricted Stock. The Committee is authorized to grant shares of Stock that are subject to restrictions based on continued employment or service on the following terms and conditions (“Restricted Stock”):

(i)     Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. A Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote Restricted Stock and the right to receive dividends paid thereon, except to the extent expressly provided or waived under the terms of any Award Agreement relating to the Restricted Stock, including any restrictions, conditions or other limitations on the right of the Participant to receive, waive or retain dividends paid with respect to such Restricted Stock.

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(iii)   Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate, in which case the Participant shall be required to have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)   Dividends. Dividends paid on Restricted Stock may be either paid at the dividend payment date in cash or in unrestricted shares of Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends may be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

(e)     Deferred Stock, Including RSUs. The Committee is authorized to grant units representing the right to receive shares of Stock at a future date (“Deferred Stock”), including units denominated in Stock that may be settled in Stock or cash equal to the Fair Market Value of the Stock as determined by the Committee (“RSUs”), subject to the terms of the applicable Award Agreement, including vesting conditions:

(i)     Award of Deferred Stock, Including RSUs. Delivery of Stock shall occur upon expiration of the deferral period specified for an Award of Deferred Stock, including RSUs, by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock, including RSUs, shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine. The Committee may, prior to or at the time of grant, condition the grant or vesting of Deferred Stock, including RSUs, (A) upon the continued service of the Participant, (B) upon the attainment of performance conditions and/or the continued service of the Participant, or (C) upon such other conditions as determined by the Committee. An Award of Deferred Stock, including RSUs, shall be settled as and when the Award vests, at a later time specified by the Committee in the applicable Award Agreement, or, if permitted by the Committee, as elected by the Participant.

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or any period to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock, including RSUs) all Deferred Stock, including RSUs, that are at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock, including RSUs, will be waived in whole or in part in the event of termination resulting from specified causes or such other circumstances as may be determined by the Committee.

(f)     Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares of Stock as a bonus, or to grant shares of Stock or other Awards in satisfaction of Company obligations to pay cash under other plans or compensatory arrangements.

(g)    Dividend Equivalents. The Committee is authorized to grant awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free-standing basis or in connection with any other Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional share of Stock, Awards or other investment vehicles, and be subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Dividend Equivalents may be paid, distributed or accrued in connection with any Award, whether or not vested.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law and regulation, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the Fair Market Value, book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). An award granted under the Newmark Holdings, L.P. Participation Plan that involves a limited partnership interest in Newmark Holdings, L.P. that is exchangeable for or otherwise represents a right to acquire Stock in accordance with Section 4.5 of that plan shall also constitute an Other Stock-Based Award within the meaning of this Section 6(h). In addition, Awards granted to provide shares of Stock issuable upon the exchange of exchangeable compensatory Newmark Holdings, L.P. founding partner interests shall constitute Other Stock-Based Awards within the meaning of this Section 6(h). The Committee shall determine the terms and conditions (including vesting criteria) of Other Stock-Based Awards. Stock issued pursuant to such an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)     Cash Awards. The Committee may grant cash Awards under this Section 6(i) that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of the Plan as the Committee shall determine, including as an element of or supplement to any other Award under the Plan, whether or not valued in whole or in part by reference to, or otherwise based on, or related to Stock. With respect to a cash Award subject to achievement of certain performance criteria, the performance criteria to be achieved during any performance period and the length of the performance period may be determined by the Committee upon the grant of such cash Award. Unless otherwise determined or waived by the Committee, the failure to achieve any vesting criteria applicable to a cash Award, including any performance criteria, shall result in the forfeiture of such Award; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to cash Award, will be waived in whole or in part in the event of termination resulting from specified causes or such other circumstances as may be determined by the Committee.

7. Certain Provisions Applicable to Awards.

(a)     Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, as determined by the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, its Parent or Subsidiaries or any business entity acquired or to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company, its Parent or Subsidiaries. Awards granted in addition to or in tandem with other Awards, awards or rights may be granted either as of the same time as or a different time from the grant of such other Awards, awards or rights.

(b)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c)     Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, its Parent or Subsidiaries upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d)    Loans in Connection with an Award. The Company may not, in connection with any Award, extend, maintain, renew, guarantee or arrange for credit in the form of a personal loan to any Participant who is a director or executive officer of the Company (within the meaning of the Exchange Act); provided, however, that, with the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under applicable law and regulation and other binding obligations or provisions applicable to the Company, the Company may extend, maintain, renew, guarantee or arrange for credit in the form of a personal loan to a Participant who is not such a director or executive officer in connection with any Award, including the payment by such Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan hereunder and to determine the amount, terms and provisions of any such loan, including, without limitation, the interest rate to be charged in respect of any such loan, whether the loan is to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

(e)     Performance-Based Awards. The Committee may designate any Award, the grant, exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award. Business criteria used by the Committee in establishing performance objectives for Awards may be based on or take into consideration corporate-wide or Subsidiary, division or operating unit financial, or other strategic measures including (but not limited to) one or more of the following:

(i)     pre-tax or after-tax net income,

(ii)    pre-tax or after-tax operating income,

(iii)   total or gross revenue or similar items,

(iv)   profit, earnings or other margins,

(v)    stock price, dividends, and/or total stockholder return,

(vi)   EBITDA measures,

(vii)  cash flow(s),

(viii) market share,

(ix)   pre-tax or after-tax earnings per share,

(x)    pre-tax or after-tax operating earnings per share,

(xi)   expenses,

(xii)  return on investment or equity,

(xiii) environmental, social and governance, sustainability, or similar criteria, or

(xiv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, or geographic business expansion goals, cost targets, goals relating to acquisitions or dispositions or divestitures or any combination thereof or similar objectives or criteria as determined by the Committee.

The levels of performance required with respect to such business criteria may be expressed on an absolute and/or relative basis (including constant currency or similar adjustments), may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions and/or operating units)

and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, without limitation, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets. The determination may be on a GAAP or non-GAAP basis. Performance objectives may differ for such Awards to different Participants. The Committee may specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, adjust the performance objectives applicable to any given Award.

(f)     Impact of a Change in Control.

(i)     Existing Awards. Notwithstanding anything contained herein to the contrary, except as set forth in an Award Agreement, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of Awards outstanding granted prior to the 2024 Effective Date (“Existing Award”) shall accelerate or otherwise lapse immediately prior to a Change in Control and shall otherwise have the same terms pursuant to the Plan prior to the 2024 Effective Date.

(ii)    Future Awards. Unless otherwise specified in the Award Agreement or provided by the Board (which authority for such determinations at the time of a Change in Control may not be delegated to the Committee), all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award that is not an Existing Award shall not accelerate or otherwise lapse immediately prior to a Change in Control as a result of the Change in Control and such Award shall remain in effect in accordance with its terms.

8. General Provisions.

(a)     Issuance of Stock; Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver shares of Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable federal or state securities law, any requirement under exchange rule or any other law, regulation, rules or contractual obligation of the Company until the Company is satisfied that such laws, requirements, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, requirements, rules, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b)    Limitations on Transferability. Awards and other rights under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms and conditions as then may be permitted by the Committee. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all of the terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions determined by the Committee, whether imposed at or subsequent to the grant or transfer of the Award.

(c)     No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, its Parent or any Subsidiary, nor shall it interfere in any way with the right of the Company, its Parent or any Subsidiary to terminate any employee’s employment or other person’s service at any time or with any right of the Board or stockholders to remove any director. Unless otherwise specified in the applicable Award Agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award, and (ii) any Participant who is employed by or performs services for a Parent or a Subsidiary shall be considered to have terminated employment or service for purposes of an Award if such Parent or Subsidiary no longer qualifies as a Parent or Subsidiary, unless such Participant remains employed by the Company, a Parent, or a Subsidiary.

(d)    Taxes. The Company, its Parent and Subsidiaries are authorized to withhold from any delivery of shares of Stock in connection with an Award, any cash, dividends or other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem necessary or advisable to enable the Company, its Parent and Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(e)     Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or stock exchange rule, and the Board may otherwise determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him or her (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement). Notwithstanding the foregoing, the Board or the Committee may take any action, including, without limitation, actions affecting or terminating outstanding Awards if and to the extent permitted by the Plan or applicable Award Agreement. The Board or the Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Participants resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or advisable to comply with applicable law or regulation of such jurisdiction.

(f)     No Rights to Awards; No Stockholder Rights. No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until a share of Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)    Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other compensatory arrangements as it may deem necessary or advisable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i)     Company Policies. For the avoidance of doubt, all Awards made under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

(j)     No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k)    Compliance with Law and Regulation.

(i)     With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with applicable provisions of Rule 16b-3. In addition, it is the intent of the Company that ISOs comply with applicable provisions of Section 422 of the Code. The Committee may revoke any Award if it is contrary to law, regulation, exchange rule or modify an Award to bring it into compliance with any applicable law, regulation or exchange rule.

(ii)    This Plan and Awards are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code, it is intended that the Plan be interpreted and administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that otherwise would be payable by reason of a Participant’s “separation from service” (within the meaning of Section 409A of the Code) during the six-month period immediately following such separation from service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s separation from service or any earlier date permitted by Section 409A of the Code. If the Participant dies following the separation from service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate due to the Participant’s death, subject to the Company’s receipt from such representative or estate of such documentation as reasonably requested by the Company.

(l)     Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(m)   Plan Termination. The Plan shall continue in effect until terminated by the Board.

NEWMARK GROUP, INC. 125 PARK AVENUE NEW YORK, NY 10017 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on October 16, 2024 for shares held directly and by 11:59 P.M. Eastern Time on October 14, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NMRK2024 You may participate in the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be NO physical location at which stockholders may attend the meeting. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on October 16, 2024 for shares held directly and by 11:59 P.M. Eastern Time on October 14, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V55367-P14485 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NEWMARK GROUP, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following nominees: 1.                        Election of Directors Nominees: 01) Howard W. Lutnick 02) Virginia S. Bauer 03) Kenneth A. McIntyre 04) Jay Itzkowitz To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Approval of the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024. 3. Approval, on an advisory basis, of executive compensation. 4. Approval of the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to provide for officer exculpation to the extent permitted under Delaware law. 5. Approval of the Amended and Restated Newmark Group, Inc. Long Term Incentive Plan. NOTE: To vote by mail, please sign, date and return a proxy card using the enclosed envelope. To vote by Internet before the meeting date, please visit www.proxyvote.com, and follow the instructions. To vote via the Internet during the meeting, please visit www.virtualshareholdermeeting.com/NMRK2024, and follow the instructions. To vote by telephone, call 1-800-690-6903 and then follow the instructions. In addition, the proxy holders may vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Internet Availability of Proxy Materials and Proxy Statement and Annual Report are available at www.proxyvote.com. V55368-P14485 Newmark Group, Inc. 2024 Annual Meeting of Stockholders – October 17, 2024 The undersigned hereby appoints Howard W. Lutnick and Joshua Davis, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Class A common stock (par value $0.01 per share) and Class B common stock (par value $0.01 per share) of Newmark Group, Inc. (the "Company") that the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders of the Company to be held online on October 17, 2024, commencing at 11:00 a.m. (Eastern Time), and at any adjournment or postponement thereof. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL LISTED NOMINEES AS DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, AND "FOR" PROPOSAL 5. Continued and to be signed on reverse side